EXHIBIT 99.1

EXECUTION COPY
Deal CUSIP 19872EAA2
Facility CUSIP 19872EAB0

AMENDED AND RESTATED LOAN AGREEMENT
among
COLUMBIANA CENTRE, LLC, FALLEN TIMBERS SHOPS, LLC, GRAND TETON MALL, LLC, MAYFAIR MALL, LLC, MONDAWMIN BUSINESS TRUST, NORTH TOWN MALL, LLC, OAKWOOD HILLS MALL, LLC, OAKWOOD SHOPPING CENTER, LLC, PIONEER PLACE, LLC, PDC-EASTRIDGE MALL L.L.C., PDC-RED CLIFFS MALL L.L.C., RED CLIFFS PLAZA, LLC, RIVER HILLS MALL, LLC, SOONER FASHION MALL, L.L.C., SOUTHWEST DENVER LAND L.L.C., SOUTHWEST PLAZA L.L.C. and BRASS MILL CENTER MALL, LLC,
as Borrowers,

and
THE LENDERS PARTY HERETO,
as Lenders,
and
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent,
and
U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Bookrunners,
and
WELLS FARGO BANK, N.A.,
as Syndication Agent,
and
TORONTO DOMINION (TEXAS) LLC, BANK OF AMERICA, N.A., THE BANK OF NEW YORK MELLON, MUFG UNION BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents
and
AAREAL CAPITAL CORPORATION, GOLDMAN SACHS BANK USA and MORGAN STANLEY BANK, N.A.,
as Senior Managing Agents
Date: As of April 25, 2016

i

Section 14.3	Defaults	132
Section 14.4	Rights as a Lender	134
Section 14.5	Expense Reimbursement; Indemnification	135
Section 14.6	Non-Reliance on Administrative Agent and Other Lenders	135
Section 14.7	Failure to Act	135
Section 14.8	Resignation and Removal of Administrative Agent	136
Section 14.9	Consents Under Loan Documents	136
Section 14.10	Authorization	137
Section 14.11	Defaulting Lenders	137
Section 14.12	Liability of Administrative Agent	138
Section 14.13	Secured Hedge Agreements	138
Section 14.14	Transfer of Agency Function	138
Section 14.15	No Advisory or Fiduciary Responsibility	138

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	Individual Properties and Allocated Loan Amounts
EXHIBIT B	List of Competitors of Parent Guarantor
EXHIBIT C	Form of Note
EXHIBIT D	Form of Assignment and Acceptance
EXHIBIT E	Form of Notice for Conversions and Continuations
EXHIBIT F	Form of Subordination of Management Agreement
EXHIBIT G	Form of Alteration Indemnity
EXHIBIT H	Form of Assignment of Rents and Leases
EXHIBIT I	Form of Environmental Indemnity Agreement
EXHIBIT J	Form of Guarantor/Indemnitor Accession Agreement
EXHIBIT K	Form of Borrower Accession Agreement
EXHIBIT L	Form of Borrowing Request
EXHIBIT M	Form of Affiliated Solar Lease

SCHEDULE 1	Commitments
SCHEDULE 1.1	Legal Description of Mayfair Office Component
SCHEDULE 1.2	Legal Description of Mayfair Retail Component
SCHEDULE 1.3	Legal Description of Pioneer Place
SCHEDULE 1.5	Legal Description of Southwest Office Component
SCHEDULE 1.6	Legal Description of Southwest Retail Component
SCHEDULE 1.8	SPE Provisions
SCHEDULE 1.9	Legal Description of Maryland Office Component
SCHEDULE 1.10	Legal Description of Maryland Retail Component
SCHEDULE 2.4(1)	Wire Instructions
SCHEDULE 2.6	Designated Release Parcels
SCHEDULE 6.1	Rent Roll
SCHEDULE 6.1(4)	Tenant Allowances
SCHEDULE 6.3	Leasing Guidelines
SCHEDULE 6.3(3)	Subordination, Non-Disturbance and Attornment Agreement
SCHEDULE 6.5	Unfunded Tenant Allowances

v

SCHEDULE 7.3	Litigation
SCHEDULE 7.4	Assessments
SCHEDULE 7.6(1)	Non-Conforming Uses
SCHEDULE 7.6(3)	Condemnation
SCHEDULE 7.8	Retirement Plans
SCHEDULE 7.23	Separate Tax Lots
SCHEDULE 7.27	Organizational Chart
SCHEDULE 7.28	Reciprocal Easement Agreements
SCHEDULE 7.30	TIF Agreements
SCHEDULE 7.31	Ground Leases
SCHEDULE 7.32	Condominium Documents
SCHEDULE 9.26	Financial Covenants

AMENDED AND RESTATED LOAN AGREEMENT
This Amended and Restated Loan Agreement (as amended, modified or supplemented from time to time, this “Agreement”) is dated as of April 25, 2016 among COLUMBIANA CENTRE, LLC, a Delaware limited liability company, FALLEN TIMBERS SHOPS, LLC, a Delaware limited liability company, GRAND TETON MALL, LLC, a Delaware limited liability company, MAYFAIR MALL, LLC, a Delaware limited liability company, MONDAWMIN BUSINESS TRUST, a Maryland business trust, NORTH TOWN MALL, LLC, a Delaware limited liability company, OAKWOOD HILLS MALL, LLC, a Delaware limited liability company, OAKWOOD SHOPPING CENTER, LLC, a Delaware limited liability company, PIONEER PLACE, LLC, a Delaware limited liability company, PDC-EASTRIDGE MALL L.L.C., a Delaware limited liability company, PDC-RED CLIFFS MALL L.L.C., a Delaware limited liability company, RED CLIFFS PLAZA, LLC, a Delaware limited liability company, RIVER HILLS MALL, LLC, a Delaware limited liability company, SOONER FASHION MALL, L.L.C., a Delaware limited liability company, SOUTHWEST DENVER LAND L.L.C., a Delaware limited liability company, SOUTHWEST PLAZA L.L.C., a Delaware limited liability company and BRASS MILL CENTER MALL, LLC, a Delaware limited liability company, as the borrowers (collectively, “Borrowers” and each, a “Borrower”); each of the lenders listed on the signature pages hereof as the lenders and each lender that becomes a “Lender” after the date hereof pursuant to Section 12.23(2); U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers and Bookrunners; and U.S. BANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”).
RECITALS
A.     Pursuant to that certain Loan Agreement dated as of April 26, 2013, as amended by that certain First Amendment to Loan Agreement dated as of July 23, 2013 and that certain Second Amendment to Loan Agreement dated as of August 1, 2014, among General Growth Properties, Inc., as borrower, the entities listed on the signature pages thereof, as guarantors, each of the lenders from time to time party thereto, Royal Bank of Canada (using its RBC Capital Markets brand name) and U.S. Bank National Association, as arrangers, and U.S. Bank National Association, as administrative agent (as amended, the “Existing Loan Agreement”), the lenders party thereto advanced certain loans to Parent Guarantor;
B.    Borrowers have requested that the Lenders amend and restate the Existing Loan Agreement and the Lenders are willing to do so on the terms and conditions set forth herein;
C.    Borrowers are assuming all obligations of General Growth Properties, Inc., as the borrower under the Existing Loan Agreement; and
D.    This Agreement is an amendment and restatement of the Existing Loan Agreement in its entirety, all documents, instruments or agreements creating security interests or liens in favor of the “Administrative Agent” or “Lenders” as defined in the Existing Loan Agreement and securing the obligations thereunder continue to secure the Obligations under this Agreement, and this amendment and restatement does not represent a novation with respect to the rights and “Obligations” under the Existing Loan Agreement.
NOW, THEREFORE, in consideration of the making of the Loan by Lenders and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto agree to amend and restate the Existing Loan Agreement as follows:

ARTICLE 1
CERTAIN DEFINITIONS
Section 1.1     Certain Definitions. As used herein, the following terms have the meanings indicated:

“Acceptable Counterparty” means (a) USBNA, (b) Wells Fargo, (c) any Lender, or (d) any Third Party Counterparty that has, at the time of execution of such Hedge Agreement, a long term unsecured debt rating of at least “A” by S&P, “A” by Fitch or “A2” by Moody’s.
“Acceptable Indemnitor” means each of the Guarantors.
“Acceptable Survey” means a current as‑built land title survey prepared by a licensed surveyor in the State where the Substitution Acquired Property, the Anchor Parcel or the Substitution Released Property, as applicable, are located, in substantially the same form as the surveys delivered to Administrative Agent in connection with the Loans on or prior to the Closing Date, certified to Administrative Agent and the title company that issued the applicable Title Insurance Policy and otherwise reasonably acceptable in all material respects to Administrative Agent and the title company that issued the applicable Title Insurance Policy.
“Access Laws” has the meaning assigned to such term in Section 9.16.
“Acquired Anchor Parcel” means one or more Anchor Parcels acquired by a Borrower after the Closing Date in accordance with the terms and conditions of Section 2.6(5).
“Acquisition Date” has the meaning assigned to such term in Section 2.6(5)(a).
“Additional Costs” has the meaning assigned to such term in Section 2.9(1)(a).
“Administrative Agent” has the meaning assigned to such term in the recital of parties to this Agreement.
“Advance” has the meaning assigned to such term in Section 2.1(1)(a).
“Advance Date” has the meaning assigned to such term in Section 2.8(6).
“Advanced Amount” has the meaning assigned to such term in Section 14.11(2).
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership, membership or other ownership interests of any other Person (in each case, other than as a limited partner or non‑managing member of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer, trustee or employee of a Loan Party.
“Agreement” has the meaning assigned to such term in the recital of parties to this Agreement.
“Allocable Amount” has the meaning assigned to such term in Section 12.34.
“Allocated Loan Amount” means, for each Individual Property, the amount set forth on Exhibit A attached hereto.

“Alteration” means any demolition, alteration, replacement, installation, improvement or expansion of or to any Individual Property or any portion thereof.
“Alteration Indemnity” means an indemnity agreement in the form attached hereto as Exhibit G from an Acceptable Indemnitor and otherwise satisfying the requirements of Section 9.14.
“Alteration Threshold” means, as to each Individual Property, an amount equal to the greater of (x) ten percent (10%) of the original Allocated Loan Amount for the applicable Individual Property and (y) $3,000,000; provided, however, that with respect to (a) Mayfair Mall, the Alteration Threshold shall be calculated based on the sum of the aggregate Allocated Loan Amount for the Mayfair Retail Component plus the Allocated Loan Amount for the Mayfair Office Component until such time as the Mayfair Office Component is released pursuant to Section 2.6(1), which following such release shall be calculated based on the Allocated Loan Amount for only the Mayfair Retail Component; (b) the Maryland Property, the Alteration Threshold shall be calculated based on the aggregate Allocated Loan Amount for the Maryland Retail Component plus the Allocated Loan Amount for the Maryland Office Component until such time as the Maryland Office Component is released pursuant to Section 2.6(1), which following such release shall be calculated based on the Allocated Loan Amount for only the Maryland Retail Component, and (c) Southwest Mall, the Alteration Threshold shall be calculated based on the aggregate Allocated Loan Amount for the Southwest Retail Component plus the Allocated Loan Amount for the Southwest Office Component until such time as the Southwest Office Component is released pursuant to Section 2.6(1), which following such release shall be calculated based on the Allocated Loan Amount for only the Southwest Retail Component.
“Anchor Parcel” means any parcel of land, together with the improvements thereon located, that (a) is adjacent to and constitutes an integral part of the shopping center of which the Individual Property is a part, (b) is not owned by a Borrower on the Closing Date and (c) is not a Substitution Acquired Property.
“Annual Budget” means the operating budget or forecast for the subject fiscal year, including all planned Capital Expenditures, for the applicable Individual Property prepared by the applicable Borrower, which budget or forecast may change periodically (unless the Annual Budget is an Approved Annual Budget) in accordance with the standard practices of Parent Guarantor and its Affiliates.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its subsidiaries (if any) from time to time concerning or relating to bribery, corruption or money laundering.
“Anti‑Terrorism Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), as amended, supplemented, replaced or modified from time to time.
“Applicable Interest Rate” has the meaning assigned to such term in Section 2.3(1).
“Applicable Laws” means all existing and future federal, State and local laws, orders, ordinances, governmental rules and regulations and court orders applicable to any Loan Party, any Individual Property and/or the Loans and the transactions contemplated by the Loan Documents.
“Applicable Margin” means, (a) with respect to Base Rate Loans, 75 basis points (0.75%) per annum; and (b) with respect to LIBOR Loans, 175 basis points (1.75%) per annum, provided, however, that for so long as a Strike Event Period is continuing and Borrower has elected the Strike Interest Rate Option in accordance with Section 9.26(1), the Applicable Margin shall be (i) with respect to Base Rate Loans, 225 basis points (2.25%) per annum; and (ii) with respect to LIBOR Loans, 325 basis points (3.25%) per annum.

“Appraisal” means an appraisal of an Individual Property obtained by Administrative Agent, prepared by an appraiser reasonably satisfactory to Administrative Agent, which appraisal must also (a) satisfy the requirements of Title XI of the Federal Institution Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder (including the appraiser with respect thereto) and (b) be otherwise in form and substance reasonably satisfactory to Administrative Agent.
“Appraisal Election” has the meaning set forth in Section 2.5(4).
“Approved Annual Budget” has the meaning set forth in Section 8.1(3).
“Approved Entity” means Parent Guarantor or any wholly owned Affiliate of Parent Guarantor (other than de minimus preferred shares or limited partnership interests owned by Persons other than Parent Guarantor).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business.
“Arranger” means each of USBNA and Wells Fargo Securities, LLC, in its respective capacity as a joint lead arranger, provided that for purposes of granting or denying any consents or approvals allotted to such Person hereunder in its capacity as an Arranger (i) Wells Fargo Securities, LLC shall no longer be an “Arranger” hereunder from and after such time as either (x) the aggregate principal amount of the Loans held individually by three or more other Lenders (for such purposes, Affiliates of each Lender shall be treated as the same Lender) exceed the aggregate principal amount of the Loans held by Wells Fargo and any Affiliate of Wells Fargo, or (y) the aggregate principal amount of the Loans held by Wells Fargo and any Affiliate of Wells Fargo is less than 10% of the aggregate outstanding principal amount of the Loans, and (ii) USBNA shall no longer be an “Arranger” hereunder from and after such time as USBNA is no longer serving as Administrative Agent.
“Assignment and Acceptance” means an Assignment and Acceptance, duly executed by the parties thereto, in substantially the form of Exhibit D hereto (or such other form in substitution thereof reasonably acceptable to Administrative Agent) and consented to by Administrative Agent in accordance with Section 12.23(2).
“Assignment of Leases” means, collectively, those certain first priority Amended and Restated Assignments of Rents and Leases or Assignments of Rents and Leases, executed by the applicable Borrower for the benefit of Administrative Agent (on behalf of the Lenders), and pertaining to the Leases, as the same may be modified or amended from time to time.
“Assumed Capital Expenditures” means, with respect to any Individual Property at any date of determination, an amount equal to $0.15 per square foot of owned, gross leaseable area of such Individual Property per annum.
“Award” means any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” has the meaning assigned to such term in the definition of Bankruptcy Law.
“Bankruptcy Law” means any applicable law governing a proceeding of the type referred to in Section 10.10 or Section 10.11 or Title 11, U.S. Code (the “Bankruptcy Code”), or any similar foreign, federal or state law for the relief of debtors.
“Bankruptcy Party” has the meaning assigned to such term in Section 10.10.
“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Rate for such day plus 1/2 of 1% per annum, (b) the Prime Rate for such day and (c) except during any period of time during which a notice to suspend LIBOR Loans under Section 2.9(1)(a) is in effect, the one-month LIBOR Rate plus 1% per annum. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.
“Base Rate Loans” means Loans that bear interest at rates based upon the Base Rate.
“Board of Directors” means the board of managers of the Condominium.
“Borrower” and “Borrowers” each has the meaning assigned to such term in the recital of parties to this Agreement.
“Borrower Party” means Parent Guarantor, any Borrower, any General Partner or Managing Member, as the case may be, in any Borrower, and any General Partner in any partnership that is a General Partner in any Borrower, at any level.
“Borrower Payment” has the meaning assigned to such term in Section 12.34.
“Borrowing Request” has the meaning assigned to such term in Section 2.1(1)(b).
“Breakage Costs” has the meaning assigned to such term in Section 2.9(5).
“Business Day” means (a) any day other than a Saturday, a Sunday, or other day on which commercial banks located in New York City are authorized or required by law to remain closed and (b) in connection with a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Borrowers with respect to any such borrowing, payment, prepayment or Conversion, the term “Business Day” shall also exclude a day on which banks are not open for dealings in Dollar deposits in the London interbank market.
“Calculated Debt Service” means, for any specified period of time, assumed debt service payments equal to the greater of (a) and (b), where (a) is an amount equal to the aggregate amount of principal and interest payments that would be due in respect of the Loans during such period using an interest rate equal to 6.50% per annum and a thirty (30) year amortization schedule, and where (b) is the aggregate amount of interest and principal, if any, that would be due under the Loans during such period based upon the amount of interest and principal, if any, payable by Borrower during such period as provided for in this Agreement (provided, however, for the purpose of this clause (b), such calculations shall take into account the benefit of any Hedge Agreements in effect during the most recently ended period in question and shall result in an imputed amount, rather than the actual payments by Borrower of principal and interest on the outstanding principal amount during such period); provided, however, that solely for the purposes of calculating the Debt Service Coverage Ratio pursuant to Section 2.5, Calculated Debt Service means an amount equal to the greatest of (i) the amount calculated pursuant to clause (a) above, (ii) the amount calculated pursuant to clause (b) above and (iii) an amount equal to the aggregate principal and interest payments that would be due in respect of the Loans during such period assuming constant monthly payments, a thirty (30) year amortization schedule and an interest rate determined by Administrative Agent as of the date of such calculation equivalent to the yield, calculated by linear interpolation (rounded upwards to the next 1/1,000 of 1%), on United States Treasury obligations having maturities as close as possible to ten (10) years from the date of such calculation, plus two hundred basis points (2.00%) per annum. All of such calculations shall be confirmed by Administrative Agent.

“Capital Expenditures” means, for any period, any amount applicable to any Individual Property expended for items capitalized under GAAP (including, as applicable, expenditures for building improvements or major repairs).
“Cash Collateral Account” has the meaning assigned to such term in the Cash Management Agreement.
“Cash Management Account” has the meaning assigned to such term in the Cash Management Agreement.
“Cash Management Agreement” means that certain Amended and Restated Cash Management Agreement to be executed, dated and delivered by each Borrower, Administrative Agent (on behalf of the Lenders) and the Cash Management Bank on the Closing Date, as the same may be modified, amended and/or supplemented and in effect from time to time.
“Cash Management Bank” means USBNA, and its successors and assigns in such capacity.
“Casualty” has the meaning assigned to such term in Section 3.3(a).
“Casualty Consultant” has the meaning assigned to such term in Section 3.2(2)(c).
“Casualty Retainage” has the meaning assigned to such term in Section 3.2(2)(d).
“Change” has the meaning ascribed to such term in Section 2.9(1)(b).
“Change of Control” means (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than Brookfield Asset Management Inc. and its Affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 40% of the total voting power of the then outstanding voting stock of Parent Guarantor; or (ii) during any period of twelve (12) consecutive months ending after the Closing Date, individuals who at the beginning of any such twelve (12) month period constituted the board of directors of Parent Guarantor (together with any new directors whose election by such board or whose nomination for election by the shareholders of Parent Guarantor was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Parent Guarantor then in office (other than  vacancies); or (iii) Parent Guarantor shall cease to own, directly or indirectly, more than fifty percent (50%) of the Equity Interests of GGPLP or Nimbus.
“Closing Date” means the date of this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral Pool Trigger” has the meaning assigned to such term in Section 9.26(2).
“Collateral Pool Trigger Cure Amount” has the meaning assigned to such term in Section 9.26(2).

“Columbiana Center” means the Individual Property known as Columbiana Center located in Columbia, South Carolina.
“Commitment” means, as to each Lender, the obligation of such Lender to make a Loan in a principal amount up to but not exceeding the amount set opposite the name of such Lender on Schedule 1 under the caption “Commitment” or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 12.23(2), as specified in the applicable Assignment and Acceptance pursuant to which such assignment is effected.
“Commitment Letter” means that certain letter dated as of April 14, 2016 among the Arrangers and Parent Guarantor.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Competitor of Parent Guarantor” means any Person identified on Exhibit B attached hereto and their respective successors and assigns.
“Condemnation” means a temporary or permanent taking by any Governmental Authority (including any transfer made in lieu of or in anticipation of the exercise of such taking) as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Individual Property or any part thereof.
“Condemnation Proceeds” has the meaning assigned to such term in Section 3.2(2).
“Condominium” means the condominium known as Pioneer Place Condominium formed pursuant to the Condominium Documents.
“Condominium Charges” means all of the common charges or other amounts payable by the applicable Borrower as a unit owner under the Condominium Documents.
“Condominium Documents” means those certain documents more particularly described on Schedule 7.32 attached hereto.
“Consent Request Date” has the meaning assigned to such term in Section 12.2(4).
“Continue”, “Continuation” and “Continued” refer to the continuation pursuant to Section 2.2 of (a) a LIBOR Loan from one Interest Period to the next Interest Period or (b) a Base Rate Loan at the Base Rate.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities or other Equity Interests, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convert”, “Conversion” and “Converted” refer to a conversion pursuant to the terms of this Agreement of one Type of Loan(s) into another Type of Loan(s), which may be accompanied by the transfer by a Lender (at its sole and absolute discretion) of a Loan from one Lending Installation to another.
“Corporate Revolver” means that certain Fourth Amended and Restated Credit Agreement, dated as of October 30, 2015, among Parent Guarantor, GGPLP, GGP Nimbus, LP, GGPLP Real Estate 2010 Loan Pledgor Holding, LLC, GGPLPLLC 2010 Loan Pledgor Holding, LLC, GGPLP 2010 Loan Pledgor Holding, LLC, GGPLP L.L.C. and GGP Operating Partnership, LP, as borrowers (collectively, the “Corporate Revolver Borrower”), the other loan parties thereto from time to time, Wells Fargo Bank, National Association, as administrative agent, and the lenders and other financial institutions party thereto from time to time, as the same may be hereafter amended, modified, restated, supplemented or replaced from time to time.

“Corporate Revolver Borrower” has the meaning assigned thereto in the definition of Corporate Revolver.
“Corporate Revolver Event of Default” means an Event of Default (as defined in the Corporate Revolver, but exclusive of any such Event of Default resulting from a failure of the Corporate Revolver Borrower to satisfy the Financial Covenants) has occurred and is continuing under the Corporate Revolver.
“Corporate Revolver Guarantor” means a “Guarantor” as such term is defined in the Corporate Revolver.
“Corporate Revolver Lenders” means the lenders party to the Corporate Revolver from time to time.
“Cure Amount” means a Low DSCR Cure Amount, Strike Conditions Cure Amount or Collateral Pool Trigger Cure Amount, as applicable.
“Cure Deposit Account” has the meaning set forth in the Cash Management Agreement.
“Cure Event” means (a) if the applicable Trigger Event is an Event of Default, Required Lenders have waived in writing such Event of Default, (b) if the applicable Trigger Event is a Low DSCR Trigger Event, a Low DSCR Cure Event has occurred, (c) if the applicable Trigger Event is a Financial Covenants Trigger Event, a Financial Covenants Cure Event has occurred, or (d) if the applicable Trigger Event is a Corporate Revolver Event of Default, either (y) the Corporate Revolver Lenders have waived such Corporate Revolver Event of Default under the Corporate Revolver (and Administrative Agent shall have received evidence of the same that is reasonably satisfactory to Administrative Agent) or (z) the Corporate Revolver Borrower has cured such Corporate Revolver Event of Default (either by (i) the cure of the applicable Corporate Revolver Event of Default under the Corporate Revolver or (ii) the execution by Persons comprising the Corporate Revolver Borrower (or their Affiliates) of a substitute corporate facility in an aggregate amount of at least $500,000,000 (and Administrative Agent shall have received evidence of the same that is reasonably satisfactory to Administrative Agent).
“Debt” means the outstanding principal amount set forth in, and evidenced by, this Agreement and the Notes, together with all interest accrued and unpaid thereon, and all other sums due to Administrative Agent and the Lenders in respect of the Loans under the Notes, this Agreement, the Mortgage or any other Loan Document.
“Debt Service” means with respect to any particular period of time or any particular date, scheduled principal, if any, and interest payments due and payable during such period or on such date, as applicable, under the Notes.
“Debt Service Account” has the meaning ascribed to such term in Section 4.1(1).
“Debt Service Coverage Ratio” means, for the period of time for which the calculation is being made, the ratio of (a)(i) Net Operating Income for all Properties for the immediately preceding twelve (12) month period plus (ii) without duplication of amounts in clause (i) above, Qualifying Lease NOI minus (iii) the Assumed Capital Expenditures for all Properties, to (b) Calculated Debt Service for such period; provided that until April 25, 2017, Net Operating Income for the Southwest Plaza Retail Component and the Southwest Plaza Office Component shall be annualized based on Net Operating Income for such Property determined as of the most recently ended calendar quarter. The Debt Service Coverage Ratio shall be calculated by Borrowers in a manner reasonably acceptable to Administrative Agent based upon the most recent financial reports required to have been submitted by Borrowers under Section 8.1, which determination shall be conclusive in the absence of manifest error. For the purposes of calculating the Debt Service Coverage Ratio, in no event shall Net Operating Income for any Individual Property be less than zero.

“Default Rate” means a rate per annum that is equal to the lesser of (a) the Maximum Legal Rate or (b) the Applicable Interest Rate with respect to such Loan plus 2%.
“Defaulting Lender” means (i) any Lender that has failed for two or more Business Days to comply with its obligations under this Agreement to make (x) a Loan or (y) any other payment, in each case when due hereunder (each, a “funding obligation”), unless such Lender has notified Administrative Agent and Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such notice), (ii) any Lender that has notified Administrative Agent or Borrowers in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such writing or statement relates to such Lender’s funding obligations hereunder and states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such notice or public statement), (iii) any Lender that has, for three or more Business Days after written request of Administrative Agent or Borrowers, failed to confirm in writing to Administrative Agent and Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iii) upon Administrative Agent’s and Borrowers’ receipt of such written confirmation), or (iv) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (iv) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender upon notification of such determination by Administrative Agent to Borrowers and the Lenders.
“Designated Release Parcels” means Release Parcels identified on Schedule 2.6.
“Dollars” and “$” means lawful money of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any of (i) a commercial bank organized under the laws of the United States, or any State thereof, and having (x) total assets in excess of $1,500,000,000 and (y) a combined capital and surplus of at least $500,000,000; (ii) a commercial bank organized under the laws of any other country or a political subdivision of any such country, and having (x) total assets in excess of $1,500,000,000 and (y) a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or the United States; (iii) a life insurance company organized under the laws of any State of the United States, or organized under the laws of any country and licensed as a life insurer by any State within the United States and having admitted assets of at least $1,500,000,000; (iv) a nationally recognized investment banking company or other financial institution in the business of making loans, or an Affiliate thereof (other than any Person which is directly or indirectly a Borrower Party or directly or indirectly an Affiliate of any Borrower Party) organized under the laws of any State of the United States, and licensed or qualified to conduct such business under the laws of any such State and having (1) total assets of at least $1,500,000,000 and (2) a net worth of at least $500,000,000; (v) an Approved Fund having total assets in excess of $500,000,000; or (vi) a Related Entity of either Arranger.

“Endorsement” means an endorsement to an existing Title Insurance Policy, in form and substance reasonably acceptable to Administrative Agent.
“Enforcement Action” means any (a) judicial or non‑judicial foreclosure proceeding, the exercise of any power of sale, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against the collateral for the Loans or any Borrower Party, including the taking of possession or control of all or any portion of any Individual Property or any other collateral for the Loans, or (b) acceleration of, or demand or action taken in order to collect, all or any Obligations under the Loan Documents (other than giving of notices of default and statements of overdue amounts).
“Environmental Indemnity” means, collectively, each Amended and Restated Environmental Indemnity Agreement or Environmental Indemnity Agreement executed by the applicable Borrower and the Guarantors in favor of Administrative Agent and each of the Lenders, to be executed, dated and delivered to Administrative Agent (on behalf of the Lenders), as the same may be modified, amended and/or supplemented and in effect from time to time.
“Environmental Laws” has the meaning assigned to such term in the Environmental Indemnity.
“Environmental Report” means the Phase I environmental report with respect to an applicable Individual Property received by Administrative Agent in connection with the origination of the Loans.
“Equipment” has the meaning assigned to such term in the Mortgage.
“Equity Interest” means, with respect to any Person, any and all capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Equity Transfer” has the meaning assigned to such term in Section 9.1(1).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Article 10.
“Excess Cash Release Conditions” shall mean (a) in the case of a Low DSCR Trigger Event, (i) a Low DSCR Cure Event has occurred or (ii)(x) no other Trigger Event has occurred and is continuing and (y) the Debt Service Coverage Ratio is greater than or equal to 1.15:1.00; (b) in the case of a Financial Covenants Trigger Event, (i) a Financial Covenants Cure Event has occurred or (ii)(x) no other Trigger Event has occurred and is continuing, (y) the Debt Service Coverage Ratio is greater than or equal to 1.35:1.00 and (z) such Financial Covenants Trigger Event has not been in effect for more than two consecutive calendar quarters and (c) in the case of any other Trigger Event, (i) the applicable Cure Event for such Trigger Event has occurred, (ii) no other Trigger Event has occurred and is continuing and (iii) the Debt Service Coverage Ratio has been greater than 1.25:1.00 for at least one calendar quarter.

“Exchange Act” has the meaning assigned to such term in the definition of “Change of Control”.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest becomes illegal.
“Executive Order” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.
“Existing Commitment” with respect to a Lender, means such Lender’s “Commitment” (as defined in the Existing Loan Agreement), if any.
“Existing Lender” means a “Lender” as defined in the Existing Loan Agreement.
“Existing Loan” means a “Loan” as defined in the Existing Loan Agreement.
“Existing Loan Agreement” has the meaning assigned to such term in the recitals to this Agreement.
“Existing Note” with respect to a Lender, means such Lender’s “Note” as defined in the Existing Loan Agreement.
“Extended Maturity Date” has the meaning assigned to such term in Section 2.5.
“Extension Fee” means an amount, payable as set forth in Section 2.5(9), with respect to each Extension Option, equal to 0.125% of the outstanding principal amount of the Loans as of (a) the first day of the first Extension Period (with respect to the first Extension Option) and (b) the first day of the second Extension Period (with respect to the second Extension Option).
“Extension Notice” has the meaning assigned to such term in Section 2.5(1).
“Extension Options” has the meaning assigned to such term in Section 2.5.
“Extension Period” has the meaning assigned to such term in Section 2.5.
“Extraordinary Revenues” means income received by any Borrower in connection with the ownership of its applicable Individual Property which is nonrecurring in nature such as Lease Buyout Payments received by such Borrower. Extraordinary Revenues shall not include Rents from Seasonal Leases.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, an analogous rate determined by the Administrative Agent in its sole discretion with reference to another commercially available source or sources designated by the Administrative Agent; provided, however, that in no circumstance shall the Federal Funds Rate be less than 0% per annum.
“Fee Letter” means any separate letter agreement with respect to certain fees payable by Borrowers in connection with the Loans, executed and delivered by Borrower or Parent Guarantor and to which Administrative Agent, an Arranger or any Lender is a party, as the same may be modified or amended from time to time.
“Financial Covenants” means the covenants set forth on Schedule 9.26 hereof.
“Financial Covenants Cure Event” means the Corporate Revolver Borrower shall be in compliance with the Financial Covenants for a period of at least two (2) consecutive calendar quarters (and Administrative Agent shall have received evidence of the same that is reasonably satisfactory to Administrative Agent), provided that for the avoidance of doubt, if a Financial Covenants Trigger Event has occurred and is continuing and either the Strike DSCR or the Strike LTV is in effect, Borrowers must comply with either clause (i) or clause (ii) of Section 9.26(1).
“Financial Covenants Trigger Event” means that the Corporate Revolver Borrower, as of the end of any calendar quarter, shall not be in compliance with the Financial Covenants.
“Fitch” means Fitch, Inc.
“Flood Insurance” has the meaning assigned to such term in Section 3.1(1)(g).
“Flood Prone Area” has the meaning assigned to such term in Section 3.1(1)(g).
“Force Majeure” means any of the following: (a) acts of declared or undeclared war by a foreign enemy; (b) terrorist acts; (c) riots; (d) casualty or condemnation; (e) floods or hurricanes; (f) earthquakes; (g) acts of God; (h) governmental preemption in the case of a national emergency; (i) unavailability of materials to the extent not within the reasonable control of any Borrower or Guarantor; (j) strikes, lockouts or other labor trouble and (k) any other event or circumstance not within the reasonable control of any Borrower or Guarantor, but “Force Majeure” shall not include delays, stoppage or any other interference caused by insolvency, bankruptcy or any lack of funds of any Borrower Party. If any Borrower claims a Force Majeure event, such Borrower shall provide Administrative Agent with notice of such Force Majeure event upon such Borrower obtaining knowledge of the same and such Borrower shall take all commercially reasonable steps to ameliorate or eliminate the effects of such Force Majeure event and such Borrower shall provide notice to Administrative Agent as soon as such Force Majeure event has ended.
“Form W‑8BEN” has the meaning assigned to such term in Section 2.9(6).
“Form W‑8BEN-E” has the meaning assigned to such term in Section 2.9(6).

“Form W‑8ECI” has the meaning assigned to such term in Section 2.9(6).
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“General Partner” means, with respect to any Borrower that is a general or limited partnership, the person executing such Borrower’s partnership agreement or limited partnership agreement as general partner and its successors thereunder as general partner of such Borrower as permitted under the Loan Documents.
“GGPLP” means GGP Limited Partnership, a Delaware limited partnership.
“GGPLP L.L.C.” means GGPLP L.L.C., a Delaware limited liability company.
“Governmental Authority” means any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, federal, state or local, or foreign having jurisdiction over the matter or matters in question (including any supra‑national bodies such as the European Central Bank or the European Union).
“Ground Leases” means those certain leases more particularly described on Schedule 7.31 attached hereto.
“Ground Rent” means any rent, additional rent or other charge payable by the tenants under the Ground Leases.
“Guarantor” means Parent Guarantor and any subsidiary of Parent Guarantor that it is a Corporate Revolver Borrower or a Corporate Revolver Guarantor. The parties hereto acknowledge that as of the Closing Date the Guarantors consist of Parent Guarantor, GGP, LLC, GGP Real Estate Holding I, Inc., GGP Real Estate Holding II, Inc., GGP Limited Partnership II, GGPLP, GGPLP 2010 Loan Pledgor Holding, LLC, GGPLP L.L.C., GGPLPLLC 2010 Loan Pledgor Holding, LLC, GGPLP Real Estate, Inc., GGPLP Real Estate 2010 Loan Pledgor Holding, LLC, GGP Nimbus, L.P. and GGP Operating Partnership, LP.
“Guarantor/Indemnitor Accession Agreement” means a supplement to each Guaranty and each Environmental Indemnity entered into by a Corporate Revolver Borrower or a Corporate Revolver Guarantor, in substantially the form of Exhibit J hereto.
“Guaranty” means, collectively or individually as the context may require, the Payment Guaranty and the Recourse Guaranty, in each case as the same may be modified, amended and/or supplemented and in effect from time to time.
“Hazardous Substances” has the meaning assigned to such term in the Environmental Indemnity.
“Hedge Agreement” means any interest rate swap or interest rate cap agreement between Borrowers and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies, as the same may be modified, amended and/or supplemented and in effect from time to time.
“Hedge Agreement Pledge” means, collectively, (a) that certain Assignment, Pledge and Security Agreement dated as of the Closing Date by Borrowers to Administrative Agent (on behalf of the Lenders) and (b) any other assignment, pledge and security agreement executed and delivered by Borrowers to Administrative Agent (on behalf of the Lenders) at any other time Borrowers elect or are required to enter into an Hedge Agreement, covering Borrowers’ right, title and interest in and to any such Hedge Agreement, as each may be modified, amended and/or supplemented and in effect from time to time.

“Improvements” has the meaning assigned to such term in the Mortgage.
“Increasing Lender” has the meaning assigned to such term in Section 2.15.
“Indebtedness” means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners, members (or other equity holders) or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.
“Indemnified Party” has the meaning set forth in Section 9.12.
“Independent Director” or “Independent Manager” or if any Borrower is a Maryland statutory trust, “Independent Trustee” means a natural Person with at least three (3) years of employment experience who is provided by National Corporate Research, C T Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors, independent managers or independent trustees, as applicable, another nationally-recognized company reasonably approved by Administrative Agent, in each case that is not an Affiliate of the applicable Borrower and that provides professional independent directors, independent managers or independent trustees, as applicable, and other corporate services in the ordinary course of its business, and which individual is duly appointed as Independent Director, Independent Manager or Independent Trustee, as applicable, of such Borrower and is not, and has never been, and will not while serving as Independent Director, Independent Manager or Independent Trustee, as applicable, of such Borrower be, any of the following: (a) an equityholder, director or manager (with the exception of serving as an Independent Director or Independent Manager or, if such Borrower is a Maryland statutory trust, Independent Trustee, as applicable, of such Borrower), officer, employee, partner, member, attorney or counsel of such Borrower or an Affiliate of such Borrower; (b) a creditor, customer, supplier or other Person who derives any of its purchases or revenues from its activities with such Borrower or an Affiliate of Borrower; (c) a Person controlling, controlled by or under common control with such Borrower or any Affiliate of such Person or any such equityholder, partner, member, creditor, customer, supplier or other Person; or (d) a member of the immediate family by blood, marriage or otherwise, of any such equityholder, director, manager, officer, employee, partner, member, creditor, customer, supplier or other Person. A natural Person who satisfies the foregoing definition (other than clause (b)) shall not be disqualified from serving as an Independent Director or Independent Manager or, or if such Borrower is a Maryland statutory trust, Independent Trustee, as applicable, of such Borrower if such individual is an Independent Director or Independent Manager or Independent Trustee, if any Borrower is a Maryland statutory trust, as applicable, provided by a nationally‑recognized company that provides professional Independent Directors or Independent Managers or Independent Trustees, and that also provides other corporate services in the ordinary course of its business to such Borrower and/or its Affiliates or if such individual receives customary director’s fees for so serving, subject to the limitation on fees set forth below. A natural Person who otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director or Independent Manager or Independent Trustee, as applicable, of such Borrower if such individual is at the time of initial appointment, or at any time while serving as an Independent Director or Independent Manager or Independent Trustee, as applicable, of such Borrower, an Independent Director or Independent Manager or Independent Trustee, as applicable, of one or more “Single Purpose Entities” that are Affiliates of such Borrower (other than any entity that owns a direct or indirect Equity Interest in such Borrower) if such natural Person is an Independent Director or Independent Manager or Independent Trustee, as applicable, provided by a nationally‑recognized company that provides professional Independent Directors or Independent Managers or Independent Trustees, or such individual does not derive more than 5% of his or her annual income from serving as a director or manager, as applicable, of such Borrower or an Affiliate of such Borrower for that year.

“Individual Property” means (a) each property identified on Exhibit A attached hereto and (b) each Substitution Acquired Property which becomes subject to the lien of the Mortgage, in each case together with the Improvements thereon and all Personal Property owned by the applicable Borrower and encumbered by the Mortgage, all rights pertaining to such Property and Improvements as more particularly described in the Mortgage and all Acquired Anchor Parcels pertaining to such Individual Property. For the avoidance of doubt, an Individual Property shall not include any Released Property from and after the date such Released Property has been released in accordance with Section 2.6.
“Initial Maturity Date” means April 25, 2019.
“Insurance Account” has the meaning ascribed to such term in Section 4.1(1).
“Insurance Premiums” has the meaning assigned to such term in Section 3.1(3).
“Insurance Proceeds” has the meaning assigned to such term in Section 3.2(2).
“Intellectual Property Security Agreement” means that certain Amended and Restated Intellectual Property Security Agreement, dated as of the date hereof, made by Borrowers in favor of Administrative Agent.
“Interest Period” means, with respect to any LIBOR Loan, a period of one (1), two (2), three (3) or six (6) months or, if available from all of the Lenders, seven (7) days, commencing on the date such LIBOR Loan is made, on the Business Day selected by Borrowers pursuant to Section 2.8(5), on the day such LIBOR Loan is Converted from a Base Rate Loan or (in the event of a Continuation) on the last day of the immediately preceding Interest Period for such Loan and ending on the day which corresponds numerically to such date one (1), two (2), three (3) or six (6) months thereafter or on the seventh day thereafter, as applicable, provided that (i) each Interest Period of one (1), two (2), three (3) or six (6) months that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day, provided that if the Maturity Date would otherwise fall on a day that is not a Business Day, the Maturity Date shall be the immediately preceding Business Day; provided further that, other than with respect to Interest Periods of seven days, if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day; (iii) no Interest Period for a LIBOR Loan shall have a duration of less than one month (or, if available from all of the Lenders, seven days) and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall bear interest at the Base Rate plus the Applicable Margin for Base Rate Loans; (iv) in no event shall any Interest Period extend beyond the Maturity Date; (v) there may be no more than five (5) separate Interest Periods in respect of LIBOR Loans outstanding from each Lender at any one time; and (vi) with respect to the Payment Date occurring in May, 2016, the Interest Period shall be the period commencing on the Closing Date and ending on May 3, 2016.
“Interest Rate Hedge Period” has the meaning assigned to such term in the Hedge Agreement Pledge.
“Key Properties” means (a) Columbiana Centre, (b) Mayfair Retail and (c) Pioneer Place.

“Lease Buyout Payments” means Lease buy‑out payments made by tenants in connection with any surrender, cancellation or termination of its respective Lease.
“Lease Term Sheet” means a term sheet with the applicable tenant which contains all of the economic and other material terms and conditions for a proposed Lease in such detail that is reasonably acceptable to Administrative Agent.
“Leases” means any lease, sublease or subsublease (at any level), letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
“Leasing Guideline Schedule” means a leasing guideline schedule delivered to and approved by Administrative Agent on or prior to the date hereto and attached hereto as Schedule 6.3.
“Legal Requirements” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including the Executive Order, the Patriot Act, Anti-Corruption Laws and applicable Sanctions) affecting Lenders, any Borrower or any Individual Property or any part thereof or the construction, use, Alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, Licenses and authorizations issued by Governmental Authorities relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any Borrower, at any time in force affecting any Borrower or any Individual Property or any part thereof, including any which may (i) require repairs, modifications or Alterations in or to any Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.
“Lender” means, collectively, each Person who has issued a Commitment with respect to the Advance or the portion of the Loan advanced under the Existing Loan Agreement and assumed by Borrowers pursuant to Section 2.1(1) and each other Person who becomes a “Lender” hereunder pursuant to Section 12.23, together with their respective successors and assigns in such capacity.
“Lender Insolvency Event” means that, other than in connection with an Undisclosed Administration, (a) the Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (c) such Lender or its Parent Company has become the subject of a Bail-in Action. Notwithstanding the above, a Lender Insolvency Event shall not occur solely by virtue of the ownership or acquisition of any Equity Interest in the applicable Lender or any direct or indirect Parent Company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Lending Installation” means, with respect to a Lender or Administrative Agent, and, in the case of each Lender, for each Type of Loan, the office, branch, subsidiary or affiliate of such Lender or Administrative Agent listed on the signature pages hereof or such other office, branch, subsidiary or affiliate of such Lender or the Administrative Agent as such Lender or Administrative Agent may specify in a notice to Borrower and, in the case of a Lender, in a notice to Administrative Agent, by which its Loans of such Type are to be made and maintained.

“Letter of Credit” means a clean, irrevocable and unconditional standby letter of credit that is (1) (a) issued in favor of Administrative Agent (on behalf of the Lenders) in the amount of any cash required pursuant to the terms of this Agreement or any other Loan Document, (b) issued by an issuer having a paying office in the City of New York and having a long term unsecured debt rating with respect thereto of “A” or better by S&P (or any equivalent rating from Moody’s) or such other issuer as shall be approved by Administrative Agent in its sole and absolute discretion, (c) drawable, in whole or in part from time to time, by Administrative Agent upon the presentment to the issuer of a clean sight‑draft demanding such payment, (d) an “evergreen” letter of credit that initially has an expiration date of at least one (1) year from the date of deposit and is automatically renewed from year to year or one which does not expire until at least thirty (30) Business Days after the current scheduled Maturity Date, (e) freely assignable by Administrative Agent at no cost and expense and (f) otherwise reasonably satisfactory to Administrative Agent or (2) subject to clause (b) above, otherwise in form and substance satisfactory to Administrative Agent.
“LIBOR Base Rate” means the greater of (a) zero percent (0.0%) and (b) the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) appearing on the applicable Reuters Screen (or on any successor or substitute page on such screen), such rate rounded upwards, if necessary, to the nearest 1/1000 of 1%, as of 11:00 a.m. (London time) for such Interest Period two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if the applicable Reuters Screen (or any successor or substitute page) is not available to Administrative Agent for any reason, the applicable LIBOR Base Rate for the relevant Interest Period shall instead be the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as reported by any other generally recognized financial information service selected by Administrative Agent, such rate rounded upwards, if necessary, to the nearest 1/1000 of 1%, as of 11:00 a.m. (London time) for such Interest Period two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such interest settlement rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) is available to the Administrative Agent, the applicable LIBOR Base Rate for the relevant Interest Period shall instead be a comparable rate reasonably selected by Administrative Agent having a maturity equal to such Interest Period.
“LIBOR Rate” means with respect to any LIBOR Loan and a particular Interest Period, (i) for the first Interest Period (i.e., ending May 3, 2016) 0.399% per annum, and (ii) for each Interest Period thereafter, the quotient of (a) the LIBOR Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period. Administrative Agent’s internal records of applicable interest rates shall be determinative in the absence of manifest error.
“LIBOR Loans” means Loans that bear interest at rates based on rates referred to in the definition of “LIBOR Rate”. No LIBOR Loan may be less than $5,000,000.
“Licenses” means all certifications, permits, licenses franchises, qualifications, or other governmental authorizations, including certificates of completion and occupancy permits, required for the legal use, occupancy and operation of each Individual Property in the manner in which such Individual Property is currently used, occupied and operated.
“Lien” means, with respect to any Individual Property, any interest, or claim therein securing an obligation owed to, or a claim by, any Person other than the owner of such Individual Property, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a Lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, Leases and other title exceptions and encumbrances affecting any Individual Property.

“Loan Documents” means: (a) this Agreement, (b) the Notes, (c) the Payment Guaranty, (d) the Recourse Guaranty, (e) the Mortgage, (f) the Assignment of Leases, (g) the Subordination of Management Agreement, if, as and when delivered, (h) the Environmental Indemnity, (i) the Hedge Agreement Pledge, (j) the Cash Management Agreement, (k) each Lockbox Agreement, (l) the Uniform Commercial Code financing statements, (m) such assignments of Management Agreements, contracts and other rights as may be required under the Commitment Letter or otherwise requested by Administrative Agent, (n) the Fee Letter, (o) the Intellectual Property Security Agreement, (p) the Substitute Loan Documents, if, as and when delivered, (q) each Secured Hedge Agreement, (r) all other documents evidencing, securing, governing or otherwise pertaining to the Loans, and (s) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.
“Loan Parties” means, collectively, Borrowers and the Guarantors.
“Loan Transactions” has the meaning assigned to such term in Section 2.8(4).
“Loan to Value Ratio” means the ratio, as of a particular date, in which the numerator is equal to the then outstanding principal balance of the Debt and the denominator is equal to the aggregate “as‑is” appraised value of all Remaining Individual Properties as set forth in the most recent Appraisals of the Remaining Individual Properties.
“Loans” means the loans to be made by the Lenders to Borrowers under this Agreement and all other amounts evidenced or secured by the Loan Documents.
“Lockbox Account” has the meaning assigned to such term in the Cash Management Agreement.
“Lockbox Agreement” means, collectively, each Amended and Restated Account Control Agreement (with Lockbox Services) among the applicable Borrower, Administrative Agent and the applicable Lockbox Bank pertaining to the applicable Lockbox Account, as the same may be modified, amended and/or supplemented and in effect from time to time.
“Lockbox Bank” means USBNA, Wells Fargo, PNC Bank, National Association or such other bank or other financial institution reasonably acceptable to Administrative Agent.
“Losses” has the meaning set forth in Section 9.12.
“Low DSCR Cure Amount” means the amount which, if such amount had been applied as a repayment of the Loan prior to the end of the immediately preceding calendar quarter, would have resulted in a Debt Service Coverage Ratio equal to or greater than 1.20:1.00 for the trailing twelve (12) month period measured as of the end of the immediately preceding calendar quarter.
“Low DSCR Cure Event” means that (a) the Debt Service Coverage Ratio for the trailing twelve (12) month period shall be equal to or in excess of 1.20:1.00 for a period of at least two (2) consecutive calendar quarters (and Administrative Agent shall have received evidence of the same reasonably acceptable to Administrative Agent) or (b) Borrowers have paid to Administrative Agent an amount equal to the Low DSCR Cure Amount in accordance with Section 3.3 of the Cash Management Agreement to prepay the Loans.

“Low DSCR Trigger Event” means that the Debt Service Coverage Ratio for the trailing twelve (12) month period measured as of the end of any calendar quarter is less than 1.20:1.00.
“Low DSCR Trigger Period” means the period of time commencing on the occurrence of a Low DSCR Trigger Event and ending on the occurrence of a Low DSCR Cure Event.
“Management Agreement” means with respect to any Individual Property, a property management agreement in form and substance reasonably acceptable to the Administrative Agent between a Qualified Manager and the applicable Borrower with respect to the management of such Individual Property by such Manager entered into in accordance with the terms of this Agreement or the other Loan Documents.
“Manager” means with respect to any Individual Property, the property manager engaged by the applicable Borrower, which property manager must be a Qualified Manager.
“Managing Member” means, with respect to any Borrower that is a limited liability company, the Person executing such Borrower’s operating agreement or limited liability company agreement as managing member and its successors thereunder as managing member of such Borrower as permitted under the Loan Documents.
“Maryland Office Component” means the portion of Individual Property known as Mondawmin Mall located Baltimore, Maryland consisting of an office tower and further described on Schedule 1.9 attached hereto.
“Maryland Property” means the Individual Property known as Mondawmin Mall, located in Baltimore, Maryland.
“Maryland Retail Component” means the Individual Property known as Mondawmin Mall located in Baltimore, Maryland, other than the Maryland Office Component and further described on Schedule 1.10 attached hereto.
“Material Adverse Effect” means a material adverse effect, as determined by Administrative Agent in its reasonable judgment and discretion, on (a)(i) all Individual Properties, taken together, or (ii) any Key Property, or (iii) any Individual Property or Individual Properties having in the aggregate an Allocated Loan Amount of $50,000,000 or more, (b) the business, operations, financial condition, prospects, liabilities or capitalization of Parent Guarantor or any Borrower or Borrowers, as applicable, owning (X) all Individual Properties, taken together, (Y) any Key Property or (Z) any Individual Property or Individual Properties having in the aggregate an Allocated Loan Amount of $50,000,000 or more, (c) the ability of one or more Borrowers owning any Individual Property or Individual Properties having in the aggregate an Allocated Loan Amount of $50,000,000 or more, to perform its or their obligations under any of the Loan Documents to which it is or they are a party, including the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith, (d) the ability of the Guarantors, as a whole, to perform their obligations under any of the Loan Documents to which they are a party, (e) the validity or enforceability of any of the Loan Documents and the rights and remedies of the Lenders and Administrative Agent under any of the Loan Documents or (f) either (i) the value of, or cash flow (on a forecasted basis) from (A) all Individual Properties, taken together, or (B) any Key Property, or (C) any Individual Property or Individual Properties having in the aggregate an Allocated Loan Amount of $50,000,000 or more, or (ii) the ongoing Operating Revenues and Operating Expenses of (x) all Individual Properties, taken together, or (y) any Key Property, or (z) any Individual Property or Individual Properties having in the aggregate an Allocated Loan Amount of $50,000,000 or more.
“Material Contract” means (a) each contract to which a Borrower is a party involving aggregate consideration payable to or by such Borrower in an amount of $5,000,000 or more per annum or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower Parties, taken as a whole, and (b) each contract to which any Borrower or any subsidiary thereof is a party if a breach of such contract beyond all applicable notice and cure periods or a termination thereof could reasonably be expected to result in a Material Adverse Effect. Without limitation of the foregoing, the Management Agreements (if any), the Ground Leases, the Material Leases, the TIF Agreements and the Reciprocal Easement Agreements, in each case, relating to and affecting any of the Individual Properties shall be deemed to be Material Contracts hereunder. Notwithstanding the foregoing, Leases other than Material Leases at Individual Properties shall not be deemed to comprise Material Contracts hereunder.

“Material Lease” means any Lease that demises 25,000 rentable square feet or more of the applicable Individual Property.
“Maturity Date” means the earlier of (a) the Initial Maturity Date or upon an exercise of the first Extension Option set forth in Section 2.5, the first Extended Maturity Date, or upon the exercise of the second Extension Option set forth in Section 2.5, the second Extended Maturity Date or (b) any date on which all of the Loans are required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.
“Maximum Deductible” means, except as otherwise set forth in Section 3.1(1), $500,000.
“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Mayfair Mall” means the Mayfair Office Component and the Mayfair Retail Component.
“Mayfair Office Component” means the Individual Property known as Mayfair Office (together with its associated parking) located in Wauwatosa, Wisconsin that consists of office towers and is further described on Schedule 1.1 attached hereto.
“Mayfair Retail Component” means the Individual Property known as Mayfair Mall located in Wauwatosa, Wisconsin, other than the Mayfair Office Component and further described on Schedule 1.2 attached hereto.
“Monthly Debt Service Deposit” has the meaning set forth in the Cash Management Agreement.
“Monthly Insurance Premium Deposit” has the meaning set forth in the Cash Management Agreement.
“Monthly Operating Expense Deposit” has the meaning set forth in the Cash Management Agreement.
“Monthly Replacement Reserve Deposit” has the meaning set forth in the Cash Management Agreement.
“Monthly Tax Deposit” has the meaning set forth in the Cash Management Agreement.
“Moody’s” means Moody’s Investors Services, Inc. and any successor thereto.
“Mortgage” means collectively or individually as the context may require, each first priority (a)(i) Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, (ii) Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and (iii) Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, in each case executed by the applicable Borrower in favor of Administrative Agent (on behalf of the Lenders), encumbering the applicable Individual Property, including each Parallel Note Mortgage, (b) Substitute Mortgage, if, as, and when executed pursuant to the provisions of Section 2.6(4)(b)(viii) with respect to a Substitution Acquired Property by the applicable Borrower in favor of Administrative Agent (on behalf of the Lenders) encumbering the applicable Substitution Acquired Property and (c) any Mortgage delivered with respect to an Acquired Anchor Parcel pursuant to the provisions of Section 2.6(5)(e) by the applicable Borrower in favor of Administrative Agent (on behalf of the Lenders) encumbering the applicable Acquired Anchor Parcel and, in the case of each of (a)-(c), any amendments, modifications, renewals, substitutions, consolidations, severances and replacements thereof.

“Mortgage Assignment Property” means each of (a) the Individual Property known as Sooner Mall located in Norman, Oklahoma and (b) the Individual Property known as River Hills Mall located in Mankato, Minnesota.
“Named Properties” means the properties identified in Exhibit A as the Named Properties.
“Net Operating Income” means, with respect to any Individual Property, the amount by which Operating Revenues for such Individual Property exceed Operating Expenses for such Individual Property.
“Net Proceeds” has the meaning assigned to such term in Section 3.2(2).
“Net Proceeds Deficiency” has the meaning assigned to such term in Section 3.2(2)(f).
“New Lender” has the meaning assigned to such term in Section 2.15.
“Nimbus” means GGP Nimbus, LP, a Delaware limited partnership.
“Non‑Consenting Lender” has the meaning assigned to such term in Section 12.2(4).
“Notes” means, collectively, each of the promissory notes made by Borrowers payable to each Lender as provided for in Section 2.1(4), and all promissory notes delivered in substitution or exchange therefor, in each case as the same may be consolidated, replaced, severed, split, modified, amended or extended from time to time.
“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy or insolvency proceeding. Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that Administrative Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party, provided that in no event shall the Excluded Swap Obligations constitute the Obligations of any Loan Party under the Loan Documents.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Officer’s Certificate” means a certificate delivered to Administrative Agent by Parent Guarantor or the applicable Borrower which is signed by a Responsible Officer of Parent Guarantor or such Borrower, as applicable.
“Operating Account” has the meaning ascribed to such term in Section 2.7(2).
“Operating Expense Account” has the meaning ascribed to such term in Section 4.1(1).
“Operating Expenses” means, with respect to each Individual Property, the total of all expenditures by the related Borrower, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of such Individual Property for the applicable period, including utilities, repairs and maintenance (other than repairs or maintenance which are Capital Expenditures), Insurance Premiums, Other Charges, license fees, Taxes, payments under TIF Agreements, advertising expenses, management fees equal to the greater of (x) two and one‑half percent (2.5%) of Operating Revenues from such Individual Property and (x) the actual management fees payable in respect of such Individual Property, payroll and related taxes, computer processing charges, operational equipment or other lease payments permitted by this Agreement, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures, contributions to the Reserve Funds applicable to such Individual Property and sales, use and occupancy or other taxes on receipts required to be accounted for by the applicable Borrower to any Governmental Authority.
“Operating Revenues” means, with respect to each Individual Property, all income, computed in accordance with GAAP, derived from the ownership and operation of such Individual Property from whatever source, including Rents (other than, except to the extent Operating Revenues have already been adjusted in accordance with GAAP to account for the same as a bad debt expense, Rents received from tenants who are subject to a bankruptcy proceeding or more than sixty (60) days past due with respect to any Rent payments), utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass‑throughs or other reimbursements paid by tenants under Leases of any nature but excluding Extraordinary Revenues (other than Lease Buyout Payments which shall be included in Operating Revenues in an amount equal to the monthly rent that would have otherwise been due under the terminated Lease until such termination payment is fully utilized or the applicable portion of such Individual Property is re‑leased, but in no event shall Lease Buyout Payments included in Operating Revenues at any one time exceed five percent (5%) of Operating Revenues), sales, use and occupancy or other taxes on receipts required to be accounted for by the applicable Borrower to any Governmental Authority, refunds and uncollectible accounts, proceeds from occasional sales of obsolete furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards (other than Awards for temporary takings), unforfeited security deposits, utility and other similar deposits and any disbursements to the applicable Borrower from the Reserve Funds. Operating Revenues shall not be diminished as a result of the Mortgage or the creation of any intervening estate or interest in any Individual Property or any part thereof. In calculating Operating Revenues, the effects, if any, of “straight lining” of Rents shall be eliminated.
“Other Charges” means all maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the applicable Individual Property, now or hereafter levied or assessed or imposed against the applicable Individual Property or any part thereof.
“Other Property” means an Individual Property other than a Named Property or a Key Property.
“Parallel Note” means an amended and restated promissory note executed by River Hills Mall, LLC and Sooner Fashion Mall, L.L.C. and made payable to Administrative Agent for the ratable benefit of the Lenders in a principal amount equal to no less than $139,958,000.

“Parallel Note Mortgages” means (a) the Mortgage encumbering the Individual Property known as Sooner Mall, located in Norman, Oklahoma and (b) the Mortgage encumbering the Individual Property known as River Hills Mall, located in Mankato, Minnesota; each securing a portion of the Parallel Note in the amount specified on the face of such Mortgage.
“Parcel Substitution” has the meaning assigned to such term in Section 2.6(6)(a).
“Parcel Substitution Date” has the meaning assigned to such term in Section 2.6(6)(b).
“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Parent Guarantor” means General Growth Properties, Inc., a Delaware corporation.
“Partial Release” has the meaning assigned to such term in Section 2.6(1)(a).
“Partial Release Date” has the meaning assigned to such term in Section 2.6(1)(a)(i).
“Partial Release Factor” means with respect to each (a) Named Property, 100%, (b) Key Property, 120% and (c) Other Property, 110%.
“Partial Release Price” means, (a) with respect to each Individual Property, an amount equal to the product of (i) the Allocated Loan Amount for such Individual Property and (ii) the Partial Release Factor and (b) with respect to each Release Parcel, (i) if such Release Parcel was valued such that it represents a portion of the appraised value shown in the Appraisal most recently delivered to or obtained by Administrative Agent in respect of the related Individual Property attributable to such Release Parcel, an amount equal to the product of (x) the pro rata portion of the value of such Individual Property attributable to such Release Parcel, which such value shall be allocated to the Release Parcel in accordance with relative gross leaseable area and (y) the Partial Release Factor corresponding to the related Individual Property and (ii) if such Release Parcel was not so valued, then zero.
“Participant” has the meaning assigned to such term in Section 12.23(3)(a).
“Participant Register” has the meaning assigned to such term in Section 12.23(3)(c).
“Patriot Act” means, collectively, all Applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107 56), as amended from time to time, and any successor statute.
“Payment Date” means the first Business Day of each calendar month.
“Payment Guaranty” means that certain Repayment Guaranty, dated as of the date hereof, from the Guarantors for the benefit of Administrative Agent, on behalf of the Lenders, as the same may be modified, amended and/or supplemented and in effect from time to time.
“Payor” has the meaning assigned to such term in Section 2.8(6).
“Permitted Encumbrances” means collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to each Individual Property or any part thereof, (c) Liens, if any, for Taxes and Other Charges imposed by any Governmental Authority not yet due or delinquent, (d) Liens with respect to purchases of equipment or Leases of equipment entered into by the applicable Borrower, as lessee, in the ordinary course of business of owning and operating the applicable Individual Property and permitted (if applicable) by the SPE Provisions which Liens shall only encumber the equipment which was the subject of such purchase or Lease, (e) Liens being contested by the applicable Borrower in accordance with the terms of this Agreement or the other Loan Documents, (f) Liens which are expressly permitted under the terms of this Agreement or the other Loan Documents, and (g) such other title and Survey exceptions as Administrative Agent has approved or may approve in writing in Administrative Agent’s sole discretion.

“Permitted Investments” has the meaning set forth in the Cash Management Agreement.
“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.
“Personal Property” has the meaning set forth in the Mortgage.
“Physical Conditions Report” means a report prepared by a company reasonably satisfactory to Administrative Agent regarding the physical condition of each Individual Property, reasonably satisfactory in form and substance to Agent.
“Pioneer Place” means the Individual Property known as Pioneer Place, located in Portland, Oregon (other than the “office unit” described in the Condominium Documents and the related parking appurtenant to such unit) and further described on Schedule 1.4 attached hereto.
“Policy” and “Policies” have the meanings assigned to such terms in Section 3.1(2).
“Post‑Foreclosure Plan” has the meaning set forth in Section 14.3(5).
“Potential Default” means the occurrence of any event which, if not cured by Borrowers within the applicable cure periods (if any) set forth in Article 10, would constitute an Event of Default.
“Pre-Approval Letter” means that certain letter dated as of the date hereof, from Borrower to Administrative Agent relating to certain pre-approved Alterations.
“Prepayment Account” has the meaning assigned to such term as set forth in Section 2.4(5).
“Prepayment Premium” means an amount equal to, subject to Section 2.4, (a) 1.00% of the amount of any voluntary or mandatory prepayments made hereunder during the period from the Closing Date through and including April 24, 2017 and (b) zero ($0) with respect to any prepayment made at any time after April 24, 2017. Notwithstanding the foregoing, with respect to any voluntary or mandatory prepayments made hereunder (other than prepayments made in connection with the release of any Key Property pursuant to Section 2.6), no Prepayment Premium shall be payable on the first $500,000,000 (in the aggregate and including payment of any Cure Amount) prepaid in connection with such prepayments, provided that a Prepayment Premium shall be payable in connection with any such prepayments in excess of $500,000,000 in the aggregate to the extent that such prepayments are permitted pursuant to Section 2.6(1)(a).
“Prime Rate” means from time to time, the rate of interest established by USBNA as its prime commercial lending rate, it being understood that such prime commercial rate is a reference rate and does not necessarily represent the lowest or best rate being charged by USBNA to any customer; provided, however, that in no circumstance shall the Prime Rate be less than 0% per annum.

“Prohibited Person” means any Person (a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order, (b) that is owned or controlled by, or acting for or on behalf of, any Person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order, (c) with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order, (d) who is known to Borrower to commit, threaten or conspire to commit or support “terrorism”, as defined in the Executive Order, (e) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treasury.gov/ofac/downloads/t11sdn.pdf, or at any replacement website or other replacement official publication of such list, (f) who is known to Borrower or any Property Guarantor to be an Affiliate of a Person listed above, (g) that is operating, organized or resident in a Sanctioned Country, (h) that is an agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (i) that is 50% or more owned, in the aggregate, directly or indirectly, by any of the above.
“Prohibited Transfer” has the meaning assigned to such term in Section 9.1(1).
“Properties” means, collectively, each and every Individual Property which is subject to the terms of this Agreement.
“Property” means, as the context may require, the Properties or an Individual Property.
“Property Documents” has the meaning assigned to such term in Section 9.1(7).
“Property Specific Event of Default” has the meaning set forth in Section 10.21.
“Property Substitution” has the meaning set forth in Section 2.6(4)(a).
“Property Substitution Date” has the meaning set forth in Section 2.6(4)(b)(i).
“Property Transfer” has the meaning assigned to such term in Section 9.1(1)(a).
“Proposed Lender” has the meaning assigned to such term in Section 2.9(7).
“Public Shareholders” means any (i) Person that owns Equity Interests in the subject entity that are traded on a national or international securities exchange such as the New York Stock Exchange, (ii) a Person holding a convertible debt debenture issued by an Approved Entity (or Affiliate of an Approved Entity) and (iii) any Person holding a limited partnership interest or other Equity Interest in a subsidiary Affiliate of Parent Guarantor which is convertible into shares of Parent Guarantor or are de minimis outside Equity Interests issued in a subsidiary of Parent Guarantor for purposes of satisfying REIT requirements.
“Purchasing Lender” has the meaning assigned to such term in Section 2.15.
“Qualified Insurer” has the meaning assigned to such term in Section 3.1(2).
“Qualified Manager” means (a) with respect to any Individual Property, the applicable Borrower, (b) Parent Guarantor or any Affiliate of Parent Guarantor other than the applicable Borrower that, in each case, has entered into a Management Agreement and a Subordination of Management Agreement or (c) any Person reasonably acceptable to Administrative Agent retained by the applicable Borrower to manage one or more Individual Properties that has entered into a Management Agreement and a Subordination of Management Agreement.
“Qualified Pledgee” means one or more of the following: (a) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that such entity (i) has total assets (in name or under management) in excess of $1,500,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $500,000,000; and (ii) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties, (b) an entity reasonably approved in writing by Administrative Agent.

“Qualifying Lease” means, for purposes of determining Qualifying Lease NOI, a fully executed Lease (including any amendments thereto) where the tenant thereunder is not in occupancy as of the date of determination of Qualifying Lease NOI but that provides that the applicable tenant shall take occupancy of the space demised by such Lease by no later than six months following the date of determination of Qualifying Lease NOI.
“Qualifying Lease NOI” means Net Operating Income, determined on an annualized basis, attributable to Qualifying Leases; provided that the amount of Net Operating Income with respect to any Qualifying Lease shall be reduced by the amount of free rent provided to the tenant thereunder for any period in excess of three months; provided further that (other than with respect to the Southwest Retail Component and the Southwest Office Component), Qualifying Lease NOI shall be limited to 5% of total Net Operating Income and any excess over such amount shall be excluded from the calculation of Qualifying Lease NOI.
“Rating Agencies” means each of S&P, Moody’s, and Fitch, and any other nationally recognized statistical rating agency which has been approved by Administrative Agent and Arrangers.
“Reciprocal Easement Agreement” means, individually or collectively, as the case may be, those certain agreements more specifically identified on Schedule 7.28.
“Recourse Guaranty” means that certain Non-Recourse Carveout Guaranty, dated as of the date hereof, from the Guarantors for the benefit of Administrative Agent, on behalf of the Lenders, as the same may be modified, amended and/or supplemented and in effect from time to time.
“Register” has the meaning assigned to such term as set forth in Section 12.23(5).
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System of the United States of America (or any successor), as the same may be modified and supplemented and in effect from time to time.
“Regulatory Change” means, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including Regulation D), the adoption or making after such date of any interpretation, guideline, directive or request (whether or not, in each case, having the force of law and whether or not failure to comply therewith would be unlawful) by any court, Governmental Authority, quasi‑governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any change after the date hereof in any interpretation, promulgation, implementation or administration thereof by any court, Governmental Authority, quasi‑governmental authority, central bank or comparable agency charged with the interpretation or administration thereof.
“REIT” means a Person that is qualified to be treated for tax purposes as a real estate investment trust under Sections 856‑860 of the Internal Revenue Code.
“Related Entity” means, as to any Person, (a) any Affiliate of such Person, (b) any other Person into which, or with which, such Person is merged, consolidated or reorganized, or which is otherwise a successor to such Person by operation of law, or which acquires all or substantially all of the assets of such Person, (c) any other Person which is a successor to the business operations of such Person and engages in substantially the same activities, or (d) any Affiliate of the Persons described in clauses (b) and (c) of this definition.

“Release Parcel” has the meaning set forth in Section 2.6(2).
“Released Property” has the meaning assigned to such term in Section 2.6(1)(a)(i).
“Remaining Individual Property” means, at any given time, each Individual Property then encumbered by the Lien of a Mortgage and the other Security Documents.
“Remaining Property” has the meaning set forth in Section 2.6(2)(k).
“Rent Roll” has the meaning assigned to such term in Section 6.1(1).
“Rents” means, with respect to each Individual Property, all rents (including percentage rents and rents from Seasonal Leases), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of the applicable Borrower or its agents or employees from any and all sources arising from or attributable to such Individual Property, and proceeds, if any, from business interruption or other loss of income insurance.
“Replacement Reserve Account” has the meaning ascribed to such term in Section 4.1(1).
“Replacement Reserve Fund” has the meaning ascribed to such term in Section 4.1(7).
“Replacements” has the meaning ascribed to such term in Section 4.1(7).
“Requesting Lender” has the meaning assigned to such term in Section 2.9(7).
“Required Amortization Amount” means, on any date of determination, the amount, as calculated by Administrative Agent, equal to the principal component of the constant monthly payments required to fully amortize, over a term of thirty (30) years from the Closing Date, a loan in an amount equal to the total outstanding principal amount of the Loans immediately following the funding thereof on the Closing Date, calculated based on an annual interest rate of 6.0% and such thirty (30) year amortization schedule.  Administrative Agent shall recalculate the Required Amortization Amount from time to time upon any repayment of any portion of the outstanding principal balance of the Loans, by applying the amount of principal repaid to reduce the amount of each amortization payment payable after such date under such thirty (30) year amortization schedule a pro rata basis (in accordance with the ratio of the principal amount being prepaid on such date to the total outstanding principal amount of the Loans immediately prior to such prepayment), and any principal repayments in connection with a release of an Individual Property in excess of the applicable Allocated Loan Amount shall be credited on a dollar-for-dollar basis against future Required Amortization Amounts.
“Required Lenders” means Lenders holding more than 50% of the aggregate outstanding principal amount of the Loans.
“Required Payment” has the meaning assigned to such term in Section 2.8(6).
“Reserve Account Collateral” has the meaning assigned to such term in Section 4.2(1).
“Reserve Accounts” means the Tax Account, the Insurance Account, the Debt Service Account, the Operating Expense Account, the Replacement Reserve Account and the Rollover Account.

“Reserve Funds” means the funds in the Tax Account, the Insurance Account, the Debt Service Account, the Operating Expense Account, the Replacement Reserve Fund and the Rollover Reserve Fund.
“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.
“Responsible Officer” means, with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, chief legal officer, treasurer or vice president‑finance of such Person.
“Restoration” means the repair and restoration of any Individual Property after a Casualty or Condemnation as nearly as possible to the condition such Individual Property was in immediately prior to such Casualty or Condemnation, with such Alterations as may be reasonably approved by Administrative Agent.
“Risk‑Based Capital Guidelines” has the meaning ascribed to such term in Section 2.9(1)(b).
“Rollover Account” has the meaning ascribed to such term in Section 4.1(1).
“Rollover Reserve Fund” has the meaning ascribed to such term in Section 4.1(8).
“S&P” means Standard & Poor’s Financial Services LLC, a division of McGraw-Hill Financial Inc., and any successor thereto.
“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Seasonal Leases” means license, occupancy or similar agreements entered into by the applicable Borrower in the ordinary course of operating any Individual Property (provided that multi‑property agreements including the Individual Property shall not be disqualified) currently used as a shopping mall, including license, occupancy or other agreements, if any, for kiosks, push‑carts and other similar merchandising methods, sponsorship, advertising and promotional methods.
“Secured Hedge Agreement” means any Hedge Agreement that (i) is provided by a Lender or an Affiliate of a Lender and (ii) Borrowers have elected, in their sole discretion, by provision of notice to the Administrative Agent, to be secured by the collateral for the Loans. For the avoidance of doubt, Borrowers shall have the right, at their option, to enter into a Hedge Agreement with a Lender or an affiliate of a Lender or a Third-Party Counterparty that, in each case, is either unsecured or secured by collateral other than the collateral for the Loans.
“Secured Hedge Bank” means any Lender or Affiliate thereof in its capacity as a party to a Secured Hedge Agreement, whether or not such Lender or Affiliate ceases to be a Lender or Affiliate after entering into such Secured Hedge Agreement; provided, however, that so long as any Lender is a Defaulting Lender, neither such Lender nor any Affiliate of such Lender will be a Secured Hedge Bank with respect to any Hedge Agreement entered into while such Lender was a Defaulting Lender.
“Security Accounts” means, collectively, the Lockbox Accounts, the Cash Management Account, the Cure Deposit Account, the Cash Collateral Account and the Reserve Accounts.

“Security Documents” means collectively, the Mortgage, the Assignment of Leases, the Hedge Agreement Pledge, the Lockbox Agreement, the Cash Management Agreement, any other Loan Document creating or perfecting a security interest in favor of Administrative Agent, and all Uniform Commercial Code financing statements related thereto.
“Selling Lender” has the meaning assigned to such term in Section 2.15.
“Single Purpose Entity” means any Person that complies with the SPE Provisions.
“Site Assessment” means an environmental engineering report for each Individual Property prepared by an engineer engaged by Administrative Agent at Borrowers’ expense, and in a manner reasonably satisfactory to Administrative Agent, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Substances on or about the applicable Individual Property, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice.
“Southwest Office Component” means the portion of Individual Property known as Southwest Mall located in Littleton, Colorado consisting of an office tower and further described on Schedule 1.5 attached hereto.
“Southwest Retail Component” means the Individual Property known as Southwest Mall located in Littleton, Colorado other than the Southwest Office Component and further described on Schedule 1.6 attached hereto.
“SPE Provisions” has the meaning specified in the definition of SPE Requirements.
“SPE Requirements” means the obligation of each Borrower to (a) comply with Sections 7.13 and 9.7, and (b) the obligation of each Borrower and each General Partner to at all times include in its constitutive documents the provisions set forth in Schedule 1.8 hereto, with such variations approved by Administrative Agent or its counsel as may be appropriate in consideration of the given context (the “SPE Provisions”) as such provisions are modified solely for the purposes of conforming to the defined terms in the applicable constitutive documents.
“Special Advance Lender” has the meaning assigned to such term in Section 14.11(1).
“State” means, with respect to each Individual Property, the state of or commonwealth in which the applicable Individual Property or any part thereof is located.
“Stated Reason” has the meaning assigned to such term in Section 6.4(1).
“Strike Conditions” has the meaning assigned to such term in Section 9.26(1).
“Strike Conditions Cure Amount” has the meaning assigned to such term in Section 9.26(1).
“Strike DSCR” has the meaning assigned to such term in Section 9.26(1).
“Strike Event Period” shall commence at such time as (i) a Financial Covenants Trigger Event has occurred and is continuing and (ii) the Strike Conditions are not satisfied and shall continue until either (y) the Strike Conditions have been satisfied for two (2) consecutive calendar quarters or (z) a Financial Covenants Cure Event has occurred.
“Strike LTV” has the meaning assigned to such term in Section 9.26(1).

“Subordination of Management Agreement” means an assignment of management agreement and subordination of management fees among the applicable Borrower, Manager and Administrative Agent (on behalf of the Lenders) in the form attached hereto as Exhibit F if, as and when required to be delivered in accordance with this Agreement, as modified, amended and/or supplemented and in effect from time to time.
“Substitute ALR” has the meaning set forth in the definition of “Substitute Loan Documents.”
“Substitute Environmental Indemnity” has the meaning set forth in the definition of “Substitute Loan Documents.”
“Substitute Loan Documents” means, with respect to the acquisition by a Borrower of an Substitution Acquired Property, a Substitution Acquired Parcel or an Acquired Anchor Parcel, (a) an executed and acknowledged deed of trust or mortgage (or, if customary in the State, a spreader agreement which spreads the Lien of an existing Mortgage to the Substitution Acquired Property, the Substitution Acquired Parcel or the Acquired Anchor Parcel, as applicable) (the “Substitute Mortgage”), (b) an assignment of leases and rents (or a spreader agreement which spreads the Lien of an existing Assignment of Leases to the Substitution Acquired Property, the Substitution Acquired Parcel or the Acquired Anchor Parcel, as applicable) (the “Substitute ALR”), (c) an executed Environmental Indemnity, or amendment to an existing Environmental Indemnity, with respect to such Substitution Acquired Property, Substitution Acquired Parcel or Acquired Anchor Parcel (the “Substitute Environmental Indemnity”) and (d) a UCC‑1 fixture filing with respect to the Substitution Acquired Property, Substitution Acquired Parcel or the Acquired Anchor Parcel, as applicable, together with a letter from the applicable Borrower countersigned by a title insurance company acknowledging receipt of such Substitute Mortgage, Substitute ALR and UCC‑1 fixture filing and agreeing to record or file, as applicable, such Substitute Mortgage, Substitute ALR and, with regard to the UCC‑1 fixture filing, if recordation or a system of filing is accepted or established in the applicable jurisdiction, the UCC‑1 fixture filing in the real estate records for the county in which the Substitution Acquired Property, the Substitution Acquired Parcel or the Acquired Anchor Parcel, as applicable, is located so as to effectively create upon such recording and filing valid and enforceable Liens upon the Substitution Acquired Property, the Substitution Acquired Parcel or the Acquired Anchor Parcel, as applicable, of the requisite priority, in favor of Administrative Agent (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. The Substitute Mortgage, Substitute ALR, Substitute Environmental Indemnity and UCC‑1 fixture filing shall be the same in form and substance as the counterparts of such documents executed and delivered on the Closing Date with respect to the relevant jurisdiction, subject to modifications reasonably approved by Administrative Agent reflecting the Substitution Acquired Property, the Substitution Acquired Parcel or the Acquired Anchor Parcel, as applicable.
“Substitute Mortgage” has the meaning set forth in the definition of “Substitute Loan Documents.”
“Substitution Acquired Parcel” has the meaning assigned to such term in Section 2.6(6)(b).
“Substitution Acquired Property” has the meaning assigned to such term in Section 2.6(4)(b)(ii).
“Substitution Released Parcel” has the meaning assigned to such term in Section 2.6(6)(a).
“Substitution Released Property” has the meaning assigned to such term in Section 2.6(4)(a).
“Supermajority Lenders” means Lenders holding more than 66.66% of the aggregate outstanding principal amount of the Loans.
“Survey” means, with respect to each Individual Property, a current survey of such Individual Property, prepared by a surveyor licensed in the State and reasonably satisfactory to Administrative Agent and, if applicable, the company or companies issuing the Title Insurance Policy, and containing a certification of such survey reasonably satisfactory to Administrative Agent.

“Swap Obligation” means, with respect to any Borrower, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Syndication” has the meaning assigned to in Section 12.26.
“Tax Account” has the meaning ascribed to such term in Section 4.1(1).
“Taxes” means, with respect to each Individual Property, all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against such Individual Property or part thereof, together with all interest and penalties thereon.
“Terrorism Insurance” has the meaning assigned to such term in Section 3.1(2).
“Terrorism Insurance Required Amount” has the meaning assigned to such term in Section 3.1(2).
“Third‑Party Counterparty” means, collectively, one or more banks or insurance companies other than USBNA or any Lender.
“Third‑Party Hedge Agreement” has the meaning assigned to such term in the Hedge Agreement Pledge.
“Threshold Amount” means as to each Individual Property, an amount equal to five percent (5%) of the original principal amount of the Allocated Loan Amount applicable to such Individual Property.
“TIF Agreements” means, collectively, those certain agreements described on Schedule 7.30 attached hereto.
“Title Insurance Policy” means either (i) a new ALTA mortgagee title insurance policy in a form reasonably acceptable to Administrative Agent (or, if the applicable Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and reasonably acceptable to Administrative Agent) issued with respect to the applicable Individual Property and insuring the Lien of the Mortgage encumbering such Individual Property or (ii) with respect to a Title Insurance Policy issued in connection with the Existing Loan Agreement, an Endorsement to such Title Insurance Policy (or a marked, signed and redated commitment to issue such Endorsement or Title Insurance Policy reasonably acceptable to Administrative Agent) reasonably acceptable to Administrative Agent insuring the Lien of the Mortgage as a first‑priority mortgage or deed of trust lien on the applicable Individual Property, dated as of the Closing Date, providing coverage in the amount of the Allocated Loan Amount for such Individual Property. With respect to item (i) above, each new Title Insurance Policy shall (a) include customary endorsements (excluding zoning endorsements, to the extent that a zoning report for the applicable Individual Property reasonably satisfactory to Administrative Agent has been delivered to Administrative Agent with respect to such Individual Property) and be in amounts reasonably acceptable to Administrative Agent (but in no event in excess of the Allocated Loan Amount for such Individual Property), (b) be issued by one or more title insurers reasonably acceptable to Administrative Agent, (c) insure the applicable Mortgage to be a valid first priority Lien on the Individual Property described therein, free and clear of all defects (including mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances, and (d) provide for such coinsurance and direct access reinsurance (in the case of reinsurance, totaling not more than 10% of the aggregate face amount of all Title Insurance Policies issued with respect to Individual Properties) as Administrative Agent may deem reasonably necessary.

“Title Nominee” has the meaning set forth in Section 14.3(5).
“Trade Debt” has the meaning assigned to such term in Section 7.13(2)(e).
“Trade Debt Threshold Amount” means as to each Individual Property, an amount equal to five percent (5%) of the original Allocated Loan Amount applicable to such Individual Property.
“Transferee” has the meaning assigned to such term in Section 9.1(2)(c).
“Trigger Event” means the occurrence of either or any of the following events: (a) the occurrence and continuance of an Event of Default; (b) the occurrence of a Low DSCR Trigger Event; (c) a Financial Covenants Trigger Event; or (d) the occurrence and continuance of a Corporate Revolver Event of Default; provided, however, that such Trigger Event shall cease and terminate upon the occurrence of the applicable Cure Event.
“Type” has the meaning assigned to such term in Section 1.2.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the applicable State.
“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trust, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unfunded Tenant Allowances” means the amounts specifically set forth in any Lease as a payment to or reimbursement due to a tenant from the applicable Borrower for costs incurred to finish, “build out” or furnish such tenant’s applicable leased premises and/or for leasing commissions due or to become due in connection with the applicable Individual Property.
“Unliquidated Obligations” has the meaning assigned to such term in Section 12.34.
“Unpaid Amount” has the meaning assigned to such term in Section 14.11(2).
“USBNA” means U.S. Bank National Association.
“U.S. Obligations” means direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.
“U.S. Person” has the meaning ascribed to such term in Section 2.9(6)(a).
“U.S. Taxes” has the meaning ascribed to such term in Section 2.9(6)(a).
“Wells Fargo” means Wells Fargo Bank, National Association.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2    Types of Loans. Loans hereunder are distinguished by “Type”. The “Type” of a Loan refers to whether such Loan is a Base Rate Loan or a LIBOR Loan, each of which constitutes a Type.

ARTICLE 2

LOAN TERMS

Section 2.1    The Commitments, Loans and Notes.

(1)Loans. Each Borrower hereby assumes Parent Guarantor’s Obligations as Borrower under the Existing Loan Agreement. Without limiting Parent Guarantor’s obligations under the Guaranties, from and after the date hereof, Parent Guarantor shall be released from all of its obligations as a borrower under the Existing Loan Agreement. Each Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to Borrowers in Dollars in a principal amount up to but not exceeding the amount of the Commitment of such Lender; provided, however, that the $1,386,521,311 principal amount advanced and outstanding pursuant to the Existing Loan Agreement shall be deemed to be advanced under this Agreement and reallocated among the Lenders by Administrative Agent as set forth in Schedule I on the date hereof and in the manner described in Section 2.15, without the execution of any Assignment and Acceptance or any other documentation. Any additional Loans funded on the Closing Date shall be funded in one advance as more particularly set forth herein and repaid in accordance with this Agreement and the other Loan Documents. Any amount borrowed and repaid hereunder may not be reborrowed.

(a)Advance. On the date hereof, the Lenders shall make the advance of the Loans in an aggregate amount of $13,478,689 (the “Advance”). With respect to the Advance, Borrowers hereby acknowledge that they have directed Administrative Agent to disburse the funds to the title company issuing the Title Insurance Policies with respect to the Individual Properties, which funds shall be disbursed in accordance with the escrow instructions and settlement statement signed by Administrative Agent, Borrowers and such title company.

(b)Borrowing Request. Borrowers shall have requested the borrowing of the Advance on notice, given not later than 1:00 P.M. (New York City time) on the third Business Day prior to the Closing Date in the case of a borrowing consisting of LIBOR Loans, or not later than 1:00 P.M. (New York City time) on the date one Business Day prior to the Closing Date in the case of a borrowing consisting of Base Rate Loans, by Borrowers to Administrative Agent. Such request for a borrowing (a “Borrowing Request”) shall have been made by telephone, confirmed immediately in writing, in substantially the form of Exhibit N hereto (or such other form as may be reasonably acceptable to Administrative Agent), specifying therein the (i) requested Type of Loans comprising such borrowing, (ii) requested aggregate amount of such borrowing, and (iii) account details for the account in which the Advance should be deposited.

(2)Lending Offices. The Loans of each Lender shall be made and maintained at such Lender’s Lending Installation for Loans of such Type.

(3)Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

(4)Notes; Use of Proceeds of Loans.

(a)Loan Notes. The Loans made by each Lender shall be evidenced by a single promissory note of Borrowers substantially in the form of Exhibit C, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

(b)Endorsements on Notes. The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to Borrowers, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof, provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of Borrowers to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

(c)Substitution, Exchange and Subdivision of Notes. No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except pursuant to a release of a Borrower pursuant to Section 2.6(1)(a)(x), in connection with a Property Transfer to a Transferee pursuant to Section 9.1(2) or in connection with a permitted assignment of all or any portion of such Lender’s Commitment, Loans and Note pursuant to Sections 2.9 and 12.23 (and, if requested by any Lender, Borrowers agree to so substitute or exchange any Notes and enter into note splitter agreements in connection with any such permitted assignment).

(d)Loss, Theft, Destruction or Mutilation of Notes. In the event of the loss, theft or destruction of any Note, upon Borrowers’ receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrowers by the holder of such Note, or in the event of the mutilation of any Note, upon the surrender of such mutilated Note by the holder thereof to Borrowers, Borrowers shall execute and deliver to such holder a new replacement Note in lieu of the lost, stolen, destroyed or mutilated Note.

(e)Funding of Loans. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., New York City time, to the account of Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Administrative Agent will promptly make such Loans available to Borrowers by wire transfer of immediately available funds to an account in the United States designated by Borrowers in the applicable Borrowing Request. Each Lender may, at its option, make any Loan available to Borrowers by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided, however, that (i) any exercise of such option shall not affect the obligation of Borrowers in accordance with the terms of this Agreement and (ii) nothing in this sentence shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation or warranty by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)Use of Proceeds. The proceeds of the Loans shall be used by Borrowers to (i) pay fees and expenses relating to the Loans, (ii) fund general corporate purposes of Borrowers, including addressing capital needs of the Individual Properties, (iii) reimbursement of refinancing costs with respect to the Individual Property known as Brass Mill Center, and (iv) make distributions to direct and indirect holders of Equity Interests in Borrowers.

Section 2.2    Conversions or Continuations of Loans. Subject to Sections 2.8(4), 2.9(2) and 2.9(3), Borrowers shall have the right to Convert Loans of one Type into Loans of another Type, at any time or from time to time, provided that: (a) Borrowers shall give Administrative Agent notice of each such Conversion as provided in Section 2.8(5); (b) LIBOR Loans may be Converted only on the last day of an Interest Period for such Loans unless Borrowers comply with the terms of Section 2.9(5) and (c) subject to Sections 2.9(1) and 2.9(3), any Conversion of Loans shall be pro rata among the Lenders. Absent instructions from Borrowers to Convert Loans of one Type into Loans of another Type, Loans of one Type shall Continue as Loans of the same Type for the same duration. Absent instructions from Borrowers to select the duration of any Interest Period for any LIBOR Loan as provided in Section 2.8(5), such Loan, if outstanding as a LIBOR Loan, shall Continue as a LIBOR Loan with an Interest Period of one (1) month on the last day of the then-current Interest Period for such Loan or, if outstanding as a Base Rate Loan, shall remain as a Base Rate Loan. Notwithstanding the foregoing, and without limiting the rights and remedies of Administrative Agent and the Lenders under Article 11, in the event that any Event of Default exists, Administrative Agent may (and at the request of the Required Lenders shall) suspend the right of Borrowers to Convert any Loan into a LIBOR Loan, or to Continue any Loan as a LIBOR Loan for so long as such Event of Default exists, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans. In connection with any such Conversion, a Lender may (at its sole and absolute discretion) transfer a Loan from one Lending Installation to another. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by Borrowers, the Administrative Agent and such Lender.

Section 2.3    Interest Rate; Late Charge.

(1)Borrowers hereby promise to pay to Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan (which may be Base Rate Loans and/or LIBOR Loans) made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum (the “Applicable Interest Rate”):

a.during such periods as such Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin; and

b.during such periods as such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan for such Interest Period plus the Applicable Margin.

(2)Accrued interest on each Loan shall be payable (i) monthly in arrears on each Payment Date and (ii) in the case of any Loan, upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Default Rate shall be payable from time to time on demand.

(3)Notwithstanding anything to the contrary contained herein, after the Maturity Date and during any period when an Event of Default exists, at the discretion of Administrative Agent or at the direction of the Required Lenders, Borrowers shall pay to Administrative Agent for the account of each Lender interest at the applicable Default Rate on the outstanding principal amount of any Loan made by such Lender, any interest payments thereon not paid when due and on any other amount payable by Borrowers hereunder, under the Notes and any other Loan Documents.

(4)Promptly after the determination of any interest rate provided for herein or any change therein, Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrowers, but the failure of Administrative Agent to provide such notice shall not affect Borrowers’ obligation for the payment of interest on the Loans.

(5)In addition to any sums due under this Section 2.3, Borrowers shall pay to Administrative Agent for the account of the Lenders a late payment premium in the amount of two percent (2%) of (i) any payments of principal under the Loans made more than two days after the due date thereof (other than the repayment of the principal amount of the Loans on the Maturity Date), and (ii) any payments of interest or other sums under the Loans made more than five (5) days after the due date thereof, which late payment premium shall be due and payable with any such late payment or upon demand by Administrative Agent. Such late payment charge represents the reasonable estimate of Borrowers and the Lenders of a fair average compensation for the loss that may be sustained by the Lenders due to the failure of Borrowers to make timely payments. Such late charge shall be paid without prejudice to the right of Administrative Agent and the Lenders to collect any other amounts provided herein or in the other Loan Documents to be paid or to exercise any other rights or remedies under the Loan Documents. Notwithstanding anything contained herein to the contrary, with respect to any sums on which the Lenders are entitled to receive Default Interest, Lenders shall not be entitled to receive a late payment premium on such sums.

Section 2.4    Terms of Payment. The Loans shall be payable as follows:

(1)Interest. Beginning with the first Payment Date occurring after the Closing Date, Borrowers shall pay interest in arrears on each Payment Date in accordance with the wire transfer instructions set forth in Schedule 2.4(1) hereto (or such other instructions as Administrative Agent may from time to time provide to Borrowers) until all amounts due under the Loan Documents are paid in full. Borrowers shall aggregate the payments due under all outstanding Loans to all Lenders and make a single payment to Administrative Agent on each Payment Date.

(2)Principal Amortization. Prior to the first anniversary of the Closing Date, Borrowers shall not be required to pay amortization on the Loans. Commencing on the Payment Date occurring in May 2017 and for each Payment Date thereafter, Borrowers shall pay to Administrative Agent on each such Payment Date, in addition to the interest at the Applicable Interest Rate, an amount equal to the Required Amortization Amount (subject to any adjustments in accordance with the definition thereof), which amount shall be applied by Administrative Agent, provided that no Event of Default shall have occurred and be continuing, to reduce the outstanding principal amount of the Loans pro rata.

(3)Maturity. On the Maturity Date, Borrowers shall pay to Administrative Agent (on behalf of the Lenders) all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents.

(4)Optional Prepayments. Subject to the provisions of Sections 2.4(6) and 2.9(5), Borrowers shall have the right to prepay Loans in whole or in part, provided that: (a) Borrowers shall give Administrative Agent notice of each such prepayment as provided in Section 2.8(5) (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder), (b) Borrowers shall pay Administrative Agent the applicable Prepayment Premium, if any, and (c) partial prepayments shall be applied as set forth in Section 2.8(1)(b) and shall be in the minimum aggregate principal amounts specified in Section 2.8(4) or, if such prepayment is in connection with a Partial Release pursuant to Section 2.6, the amount prepaid shall not be less than the applicable Partial Release Price. Loans that are prepaid cannot be reborrowed. If concurrently during the existence of an Event of Default, payment of all or any part of the principal of the Loans is tendered by Borrower, a purchaser at foreclosure of any Property or any other Person prior to the first anniversary of the initial Closing Date (i) such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth in this Section 2.4(4) and (ii) Borrower, such purchaser at foreclosure or other Person shall pay a Prepayment Premium equal to 1.00% of the amount tendered, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents. Notwithstanding the foregoing, no Prepayment Premium shall be payable in connection with a payment of a Cure Amount.

(5)Mandatory Prepayments. If a Casualty or Condemnation shall occur with respect to any Individual Property, Borrowers, upon Borrowers’ or Administrative Agent’s receipt of the applicable Insurance Proceeds or Award, shall, unless Administrative Agent makes the Insurance Proceeds or Award available for a Restoration in accordance with Section 3.2, prepay the Loans, if required by the provisions of Article 3, on the dates and in the amounts specified therein (but subject to the provisions of Sections 2.4(6) and 2.9(5)). In the event that the application of a prepayment made in connection with this Section 2.4(5) would result in Breakage Costs, provided that an Event of Default shall not have occurred, such prepayment shall be held by Administrative Agent in an interest bearing account (the “Prepayment Account”) owned by Administrative Agent on behalf of the Lenders. Sums held in the Prepayment Account shall be invested in Permitted Investments directed by (i) Borrowers, if no Event of Default shall have occurred and be continuing, or (ii) Administrative Agent, if an Event of Default shall have occurred and be continuing, and shall be applied to the Loans in such manner as Administrative Agent shall determine will result in the least amount of Breakage Costs. Provided that no Event of Default shall have occurred and be continuing, all interest on the Prepayment Account shall be paid to Borrowers and Borrowers shall pay all taxes thereon. Borrowers shall be liable for any losses incurred in connection with funds held in the Prepayment Account to the extent that Borrowers are entitled to direct the investments of such funds in the Prepayment Account. None of Administrative Agent or the Lenders shall be liable to Borrowers for any loss or reinvestment income on amounts invested. Nothing in this Section 2.4(5) shall be deemed to limit any obligation of Borrowers under the Mortgage or any other Security Document, including any obligation to deliver to Administrative Agent pursuant to the Mortgage or any of the other Security Documents the Insurance Proceeds, Award or other compensation received in respect of any Casualty or Condemnation. No Prepayment Fee shall be due and payable in connection with any prepayment pursuant to this Section 2.4(5).

(6)Interest and Other Charges on Prepayment. If the Loans are prepaid, in whole or in part, pursuant to Section 2.4(4) or 2.4(5), each such prepayment shall be made on the prepayment date specified in the notice to Administrative Agent pursuant to Section 2.8(5), and (in every case) together with (a) the accrued and unpaid interest on the principal amount prepaid to the date of such prepayment and (b) any of the Breakage Costs payable to a Lender pursuant to Section 2.9(5) as a result of such prepayment while a LIBOR Rate is in effect; provided, however, that any such prepayment shall be applied first, to the prepayment of any portions of the outstanding principal amount that are Base Rate Loans and, second, to the prepayment of any portions of the outstanding principal amount that are LIBOR Loans applying such sums first to LIBOR Loans of the shortest maturity so as to minimize Breakage Costs; provided further, however, that if an Event of Default exists, Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Required Lenders, subject to Section 2.8(2), may determine to be appropriate.

(7)Application of Payments. Subject to the terms hereof, including Section 2.4(6), all payments received by Administrative Agent under the Loan Documents shall be applied: first, to any fees and expenses due to Administrative Agent under the Loan Documents, second, to any fees and expenses due to the Lenders under the Loan Documents, including Breakage Costs; third, to any Default Rate interest or late charges; fourth, to accrued and unpaid interest; and fifth, to the principal sum and other amounts due under the Loan Documents; provided, however, that, if an Event of Default exists, Administrative Agent may apply such payments in any order or manner as Administrative Agent shall determine. For the avoidance of doubt, any applications made by Administrative Agent when an Event of Default exists to Swap Obligations under any Secured Hedge Agreement will be made on a pro rata, pari passu basis with applications to principal on the Loans.

Section 2.5    Extension of Maturity Date. Borrowers may, at their option, extend the term of the Loans beyond the Initial Maturity Date for two (2) successive terms (the “Extension Options”) of one (1) year each (each, an “Extension Period”) to (y) April 25, 2020 if the first Extension Option is exercised and (z) April 25, 2021 if the second Extension Option is exercised (each such date, the “Extended Maturity Date”) upon the satisfaction of the following terms and conditions:

(1)Borrowers shall have notified Administrative Agent in writing (which notice shall be revocable, but Borrowers shall pay Breakage Costs if such notice is revoked) (the “Extension Notice”), of Borrowers’ exercise of such option between one hundred eighty (180) days and one hundred twenty (120) days prior to the then scheduled Maturity Date, provided that if the Appraisal Election was made by the Required Lenders in connection with the first Extension Option, then in connection with the second Extension Option, Borrowers shall provide the Extension Notice between one hundred twenty (120) days and sixty (60) days prior to the then scheduled Maturity Date;

(2)No Potential Default, Event of Default or Financial Covenants Trigger Event shall exist as of the date of the Extension Notice, as of the original Maturity Date or would result from the extension of the maturity of the Loans for the applicable Extension Period;

(3)The Debt Service Coverage Ratio for the trailing twelve (12) month period that ended as of the last day of the calendar quarter ending immediately prior to the then scheduled Maturity Date (or the last day of the prior calendar quarter to the extent required financial information is not yet available to Borrower for the immediately prior ended calendar quarter) shall be equal to or greater than (a) with respect to the first Extension Option, 1.35:1.00, and (b) with respect to the second Extension Option, 1.40:1:00, and Administrative Agent shall, in each case, have received evidence of the same that is reasonably satisfactory to Administrative Agent;

(4)In connection with either the first or the second Extension Option (but not both), if elected by the Required Lenders in the manner set forth below, Administrative Agent shall, upon prior written notice to Borrowers and at Borrowers’ sole cost and expense, order a new Appraisal in form and substance reasonably acceptable solely to Administrative Agent for each Remaining Individual Property to determine the Loan to Value Ratio as of the date of such Appraisals (the “Appraisal Election”) and, if the Appraisal Election is made with respect to such Extension Option, such Loan to Value Ratio shall be no greater than 65%;

(5)On the first (1st) day of the applicable Extension Period then being exercised, Borrowers shall have obtained and delivered or cause to be obtained and delivered to Administrative Agent prior to the first day of the applicable Extension Period (a) one or more replacement Hedge Agreements which meet the requirements contained in the Hedge Agreement Pledge which shall be effective on or before the beginning of the applicable Extension Period and shall have a maturity date not earlier than the end of the applicable Extension Period, and (b) the other deliverables described in Section 9.27;

(6)If any Letters of Credit are in the possession of Administrative Agent, the expiration date of such Letters of Credit shall be extended to a date which is thirty (30) days beyond the end of the Extension Period;

(7)Whether or not the extension becomes effective, Borrower shall have paid all actual and reasonable out‑of‑pocket costs and expenses incurred by Administrative Agent in connection with the proposed extension (pre‑ and post‑closing), including appraisal fees and legal fees; all such actual and reasonable out‑of‑pocket costs and expenses shall be due and payable upon demand, and any failure to pay such amounts shall constitute a default under this Agreement and the Loan Documents;

(8)Not later than the Initial Maturity Date, with respect to the first Extension Option, or the first Extended Maturity Date, with respect to the second Extension Option, the extension shall have been documented to Administrative Agent’s reasonable satisfaction and consented to by Borrowers, Administrative Agent and all the Lenders, including the execution and delivery by each Guarantor of a reaffirmation of its obligations under the Guaranty;

(9)Borrower shall have delivered standard flood hazard determinations for each Individual Property and, if any such determination shows that an Individual Property has special flood or mudslide hazards, the applicable Borrower shall have delivered (a) evidence as to whether the community in which such Individual Property is located is participating in the National Flood Insurance Program, (b) the applicable Borrower's written acknowledgments of receipt of written notification from Administration Agent as to the fact that such Individual Property has special flood or mudslide hazards and as to whether the community in which each such Individual Property is located is participating in the National Flood Insurance Program, and (c) evidence of Flood Insurance meeting the requirements of Section 3.1(1)(g);

(10)Borrower shall have paid to Administrative Agent (for the benefit of the Lenders in accordance with their proportionate shares) the applicable Extension Fee.

With respect to the Appraisal Election, upon Administrative Agent’s receipt of an Extension Notice (other than, if the Appraisal Election was exercised in connection with the first Extension Option, in the case of the second Extension Option), Administrative Agent shall notify each Lender of such Extension Notice and seek such Lender’s response as to whether such Lender wishes to vote in favor of exercising the Appraisal Election. If a Lender shall fail to respond to such notice within ten (10) Business Days following delivery by Administrative Agent of such notice, in determining whether such Appraisal Election has been elected by the Required Lenders, such Lender shall be deemed not to require an Appraisal Election. Administrative Agent shall notify Borrowers of whether the Required Lenders have voted to exercise the Appraisal Election within fifteen (15) Business Days following Administrative Agent’s receipt of such Extension Notice. Failure by Administrative Agent to notify Borrowers within such time period shall be deemed to be a waiver of the Appraisal Election by the Lenders. For the avoidance of doubt, any waiver or deemed waiver of the Appraisal Election with respect to the first Extension Option shall not preclude the right of the Required Lenders to exercise their right to an Appraisal Election with respect to the second Extension Option.

Each extension shall be otherwise subject to all of the other terms and provisions of this Agreement and the other Loan Documents. Borrowers shall have no right to exercise the second Extension Option if the first Extension Option has not been timely exercised by Borrowers hereunder.
Section 2.6    Release.

(1)Release of an Individual Property.

(a)Borrowers may obtain the release (a “Partial Release”) of (A) an Individual Property from the Lien of the Mortgage and the other Security Documents and (B) from and after the date of such release, unless the applicable Borrower shall own any Remaining Individual Properties, the release of the applicable Borrower from the Loan Documents (other than with respect to those obligations that specifically survive repayment of the Debt or any portion thereof) upon the satisfaction of the following conditions (any one or more of which may be waived by Administrative Agent and Arrangers upon consent of the Required Lenders):

i.Borrowers shall have given Administrative Agent at least ten (10) days’ prior notice to the effective date of such Partial Release (the “Partial Release Date”) setting forth the date of the Partial Release and identifying the Individual Property to be released (the “Released Property”) from the Lien of the Mortgage and the other Security Documents and the Borrower that owns such Individual Property, together with drafts of any applicable release documents to release the Release Property and, unless the applicable Borrower shall own any Remaining Individual Properties, the applicable Borrower from the other Loan Documents in favor of Administrative Agent (which release documents shall be subject to Administrative Agent’s reasonable approval);

ii.Borrowers shall have (A) paid all accrued and unpaid interest on the portion of the Loans being prepaid together with any applicable Breakage Costs and (B) made a prepayment of the outstanding principal amount of the Loans in an amount not less than the applicable Partial Release Price, together with the applicable Prepayment Premium (if any);

iii.On the date Borrowers deliver to Administrative Agent notice of the proposed Partial Release and on the Partial Release Date, no Event of Default shall be continuing;

iv.With respect to a Partial Release of (A) a Key Property (other than the Mayfair Retail Component, which may not be released pursuant to this Section 2.6 or otherwise) or (B) an Other Property on or after the date that the aggregate amount of Partial Release Prices paid to Administrative Agent by Borrowers pursuant to Section 2.6(1)(a)(ii) in connection with Other Properties is greater than $300,000,000, the Debt Service Coverage Ratio is, in the case of each, of (A) and (B) equal to or greater than 1.30 to 1.00 after giving effect to such Partial Release, and Administrative Agent shall have received evidence of the same that is reasonably acceptable to Administrative Agent;

v.Both immediately prior to and after giving effect to each Partial Release, the Corporate Revolver Borrower shall be in compliance with the Financial Covenants, and Administrative Agent shall have received evidence of the same that is reasonably acceptable to Administrative Agent;

vi.With respect to a release of the Individual Properties identified as the Mayfair Office Component, the Maryland Office Component or the Southwest Office Component, as applicable, such applicable Individual Properties shall constitute a separate tax lot (or, if not a separate tax lot, the applicable Borrower has taken all action required under applicable law required to be taken in order for such Individual Properties to be designated a separate tax lot other than recordation of the deed to the applicable transferee);

vii.Borrowers shall have paid to Administrative Agent all reasonable out‑of‑pocket costs and expenses (including actual and reasonable attorneys’ fees) incurred by Administrative Agent in connection with the release of the Release Property from the Lien of the Loan Documents;

viii.In the event that the applicable Borrower shall own any of the Remaining Individual Properties, the applicable Borrower shall, simultaneously with the release of the Released Property, transfer title to the Released Property to Person(s) other than a Borrower;

ix.In the event that (a) the Released Property is the Mayfair Office Component, the Maryland Office Component or the Southwest Office Component, (b) prior to the Partial Release Date, the applicable Borrower shall have commenced one or more Alterations to the Mayfair Retail Component, the Maryland Retail Component or the Southwest Retail Component, as the case may be, and (c) as a result of the release of the Mayfair Office Component, the Maryland Office Component or the Southwest Office Component, as the case may be, the applicable Borrower would be required to deliver an Alteration Indemnity or such other collateral pursuant to the terms of Section 9.14(1), then the applicable Borrower shall have delivered to Administrative Agent an Alteration Indemnity or such other collateral as required pursuant to the terms of Section 9.14(1); and

x.Borrowers shall have executed and delivered such documents as Administrative Agent may reasonably request relating to the Partial Release including, if the applicable Borrower will be released, replacement Notes executed by the remaining Borrowers;

Notwithstanding the foregoing, under no circumstances shall (a) any Partial Release occur that would result in the outstanding aggregate principal balance of the Loans being less than $350,000,000 after giving effect to such Partial Release, (b) any Partial Release occur that would result in there being fewer than five (5) Remaining Individual Properties after giving effect to such Partial Release, (c) the Individual Property identified as the Southwest Retail Component be released from the Lien of the Loan Documents unless the Individual Property identified as the Southwest Office Component has been previously, or is simultaneously, released from the Lien of the Security Documents and the applicable Partial Release Price therefor paid to Administrative Agent, (d) the Individual Property identified as the Maryland Retail Component be released from the Lien of the Loan Documents unless the Individual Property identified as the Maryland Office Component has been previously, or is simultaneously, released from the Lien of the Security Documents and the applicable Partial Release Price therefor paid to Administrative Agent or (e) Borrowers fail to own the Mayfair Retail Component and at least one other Key Property.
(2)Release of Release Parcels. The applicable Borrower may obtain a release from the Lien of the Mortgage and the other Loan Documents of one or more parcels or outlots, including Acquired Anchor Parcels, (each a “Release Parcel”) proposed to be transferred to a Person other than a Person owned directly or indirectly by Parent Guarantor or any Borrower upon satisfaction of the following conditions (any one or more of which may be waived by Administrative Agent upon consent of the Required Lenders, provided that in no event shall such consent be predicated upon payment of consideration for such release) by the applicable Borrower:

(a)not less than ten (10) Business Days prior to the date of the release, the applicable Borrower shall have delivered to Administrative Agent a notice setting forth (i) the date of the release, (ii) the name of the proposed transferee, (iii) a metes and bounds description of the Release Parcel, and (iv) unless previously delivered to Administrative Agent, an Acceptable Survey of the Release Parcel;

(b)the applicable Borrower shall have delivered to Administrative Agent evidence which would be reasonably satisfactory to Administrative Agent that the Release Parcel is not necessary for the applicable Borrower’s operation or use of the applicable Individual Property for its then current use and may be readily separated from the applicable Individual Property without a material diminution in the value of the applicable Individual Property (provided, however, that this condition (b) shall not apply to any Acquired Anchor Parcel);

(c)on the date the applicable Borrower shall have delivered to Administrative Agent notice of the proposed release and on the date of the release, no Potential Default which is a monetary default or Event of Default has occurred which is continuing;

(d)the applicable Borrower shall have delivered to Administrative Agent evidence reasonably satisfactory to Administrative Agent and Arrangers, as applicable, that (i) the Release Parcel has been legally subdivided from the remainder of the applicable Individual Property (or, if not legally subdivided, the applicable Borrower has taken all action required under Applicable Law required to be taken in order for the Release Parcel to be legally subdivided other than recordation of the deed to the applicable transferee) (in which subdivision Administrative Agent shall cooperate by executing the customary required consents); (ii) after giving effect to such transfer, each of the Release Parcel and the balance of the applicable Individual Property conforms to and is in compliance in all material respects with applicable Legal Requirements and constitutes a separate tax lot and (iii) the Release Parcel is not necessary for the applicable Individual Property to comply with any zoning, building, land use or parking or other Legal Requirements applicable to the applicable Individual Property or for the then current use of the applicable Individual Property, including for access, driveways, parking, utilities or drainage or, to the extent that the Release Parcel is necessary for any such purpose, a reciprocal easement agreement or other agreement has been executed and recorded that would allow the owner of the applicable Individual Property to continue to use the Release Parcel to the extent necessary for such purpose in which case Administrative Agent shall reasonably cooperate by executing customarily required mortgage consents;

(e)in the event that the release would reasonably be expected to materially adversely affect Administrative Agent’s rights under the Title Insurance Policy as to any portion of the applicable Individual Property other than as to the Release Parcel the applicable Borrower shall have delivered to Administrative Agent an endorsement to the Title Insurance Policy insuring the Mortgage (i) extending the effective date of the policy to the effective date of the release or otherwise providing coverage to Administrative Agent in a manner satisfactory to Administrative Agent; (ii) confirming no change in the priority of the Mortgage on the balance of the applicable Individual Property (exclusive of the Release Parcel) or in the amount of the insurance or the coverage of the applicable Individual Property (exclusive of the Release Parcel) under the policy; and (iii) insuring the rights and benefits under any new or amended reciprocal easement agreement or such other agreement required pursuant to clause (d)(iii) of this Section 2.6(2) that has been executed and recorded, if any;

(f)prior to the date of the release, the applicable Borrower shall have delivered to Administrative Agent approvals to the release executed by any entities other than the Lenders holding Liens encumbering the applicable Individual Property or holding any other interest in the applicable Individual Property that would be affected by the release, if and to the extent such approval is required pursuant to the terms of the loan agreement, deed of trust or other documents evidencing or securing such Lien;

(g)the applicable Borrower shall have complied with any requirements applicable to the release in the Leases, reciprocal easement agreements, operating agreements, parking agreements or other similar agreements affecting the applicable Individual Property and the release shall not violate any of the provisions of such documents in any respect that would result in a termination (or give any other party thereto the right to terminate), extinguishment or other loss of material rights of the applicable Borrower or in a material increase in the applicable Borrower’s obligations under such documents and, to the extent necessary to comply with such documents, the transferee of the Release Parcel shall have assumed the applicable Borrower’s obligations, if any, relating to the Release Parcel under such documents;

(h)the applicable Borrower shall have delivered to Administrative Agent any other information, approvals and documents reasonably required by Administrative Agent or either Arranger relating to the release;

(i)Borrowers shall have paid all of Administrative Agent’s reasonable out‑of‑pocket expenses relating to the release;

(j)the applicable Borrower shall have delivered evidence in the form of an Officer’s Certificate that any such release of a Release Parcel shall not result in an event of default or breach by the applicable Borrower, any right in favor of a third party of offset, abatement or reduction of rent payable to the applicable Borrower, or any right in favor of a third party of termination, cancellation or surrender under any Material Leases, the Reciprocal Easement Agreement or other material agreement by which the applicable Borrower or the applicable Individual Property is bound or encumbered;

(k)ingress to and egress from all portions of the applicable Individual Property remaining after the release (the “Remaining Property”) shall be over (i) physically open and fully dedicated public roads or (ii) vehicle and pedestrian easements which (A) provide vehicular and pedestrian access to a physically open and fully dedicated public road, (B) are recorded in the chain of title to both the property which is encumbered thereby and the Remaining Property, and (C) are irrevocable and non‑terminable without the consent of the owner of the Remaining Property; and provided, further, that, if lawfully obtainable, the applicable Borrower shall have delivered to Administrative Agent an endorsement to the Title Insurance Policy, which endorsement shall insure that (x) the benefit of each such easement inures and runs to the benefit of the owner of the Remaining Property, (y) the lien of the Mortgage is a first‑priority lien on the applicable Borrower’s beneficial interest in such easement, subject to no exceptions other than Permitted Encumbrances and such other Liens approved by Administrative Agent in its reasonable discretion or permitted in accordance with this Agreement and (z) no then‑existing mortgages, Liens, security interests or other encumbrances (other than Permitted Encumbrances and such other Liens approved by Administrative Agent in its reasonable discretion or permitted in accordance with this Agreement) on the Release Parcel burdened by such easement are superior to, or under any circumstances could terminate, impair or limit the terms of such easement;

(l)the Release Parcel shall be vacant and non‑income producing unless otherwise approved by Administrative Agent in instances where the income produced by such Release Parcel immediately prior to the release is less than five percent (5%) of the aggregate income of the applicable Individual Property and Administrative Agent has otherwise determined that the income produced by such Release Parcel is not material; provided, however, that this clause (l) will not apply to a Designated Release Parcel;

(m)the applicable Borrower shall have, simultaneously with the release of the Release Parcel transferred title to the Release Parcel to Person(s) other than a Borrower or any Person owned or controlled by Parent Guarantor or any Borrower;

(n)Borrowers shall have (A) paid all accrued and unpaid interest on the portion of the Loans being prepaid together with any applicable Breakage Costs and (B) made a prepayment of the outstanding principal amount of the Loans in an amount not less than the applicable Partial Release Price, together with the applicable Prepayment Premium (if any);

(o)Administrative Agent shall have consented to the release of the Release Parcel which consent will not be unreasonably withheld; provided, however, that this clause (o) will not apply to a Designated Release Parcel;

(p)if such release involves the release of air rights, the applicable instruments and documents shall be reasonably acceptable to Administrative Agent in all material respects; and

(q)after giving effect to such release, the Loan to Value Ratio shall not exceed 60% (determined on a forecasted basis taking into account the completion and leasing of any associated development contemplated in connection with the release of the Release Parcel; provided, however, that this clause (p) will not apply to a Designated Release Parcel.

(3)Release on Payment in Full. Administrative Agent shall, at the expense of Borrowers, upon payment in full of all principal and interest on the Loans and all other amounts of Debt, release the Lien of the Mortgage and other Loan Documents from the Remaining Individual Properties.

(4)Substitution of Individual Properties.
(a)Subject to the prior written consent of the Supermajority Lenders, Borrowers may, at Borrowers’ sole cost and expense, cause to be obtained from Administrative Agent a release of the Lien of the Mortgage and the other Loan Documents for one or more Individual Properties (each, an “Substitution Released Property”), provided that the conditions set forth in this Section 2.6(4) are satisfied in connection with each Property Substitution. For the purposes of this Agreement, each such release of the Lien of the Mortgage and the other Loan Documents from the Substitution Released Property and the corresponding acquisition and encumbrance of the Substitution Acquired Property and satisfaction of the requirements of this Section 2.6(4) are herein referred to as a “Property Substitution”.

(b)Each Property Substitution shall be subject to the satisfaction of the following conditions (any one or more of which may be waived by Administrative Agent upon consent of the Supermajority Lenders, provided that in no event shall such consent be predicated upon payment of consideration for such release):

i.no Event of Default shall have occurred and be continuing on the date of the proposed Property Substitution (the “Property Substitution Date”);

ii.the Corporate Revolver Borrower shall be in compliance with the Financial Covenants both immediately prior to and immediately after the Property Substitution, and Administrative Agent shall have received from Parent Guarantor an Officer’s Certificate certifying the same to Administrative Agent and Lenders in form and substance reasonably acceptable to Administrative Agent;

iii.Borrowers shall have delivered to Administrative Agent such documentation with respect to the Substitution Released Property and the parcel of real property to be acquired by the applicable Borrower (the “Substitution Acquired Property”) as is reasonably requested by Administrative Agent (including without limitation, a standard flood hazard determination for such Substitution Acquired Property and, if such determination shows that such Substitution Acquired Property has special flood or mudslide hazards, the applicable Borrower shall have delivered (a) evidence as to whether the community in which such Substitution Acquired Property is located is participating in the National Flood Insurance Program, (b) the applicable Borrower's written acknowledgment of receipt of written notification from Administrative Agent as to the fact that such Substitution Acquired Property has special flood or mudslide hazards and as to whether the community in which each such Substitution Acquired Property is located is participating in the National Flood Insurance Program and (c) evidence of Flood Insurance meeting the requirements of Section 3.1(g)); and

iv.the applicable Borrower shall have paid all reasonable out‑of‑pocket costs and expenses incurred by Administrative Agent (including reasonable attorneys’ fees and disbursements) in connection with the Property Substitution, and the applicable Borrower shall have paid all recording charges, filing fees, taxes or other similar expenses (including mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the Property Substitution.

(5)Acquired Anchor Parcels. Notwithstanding anything to the contrary herein contained, from time to time, in the applicable Borrower’s sole discretion and without any obligation to do so, at Borrowers’ sole cost and expense, the applicable Borrower may acquire one or more Anchor Parcels, provided that the applicable Borrower complies with the following terms and conditions (any one or more of which may be waived by Administrative Agent upon consent of the Required Lenders, provided that in no event shall such consent be predicated upon payment of consideration for such release):

(a)Not less than twenty (20) days prior to the date that the Anchor Parcel will become an Acquired Anchor Parcel, the applicable Borrower shall have delivered to Administrative Agent a notice setting forth (i) the date of the proposed acquisition (the “Acquisition Date”), and (ii) a metes and bounds description and Acceptable Survey of the applicable Anchor Parcel;

(b)no Event of Default shall have occurred and be continuing on the Acquisition Date;

(c)on the Acquisition Date, the applicable Borrower shall have acquired fee simple or a leasehold interest to or in the applicable Anchor Parcel;

(d)the applicable Borrower shall have delivered to Administrative Agent an Officer’s Certificate stating that, to such Borrower’s knowledge, the representations and warranties set forth in Section 6.1, the second sentence of Section 7.3(1), Sections 7.4, 7.6, 7.14, 7.16, 7.17, 7.18, 7.19, 7.20, 7.21, 7.22, 7.23, 7.24, 7.25, 7.28, 7.30, 7.31, 7.32, and 7.34 shall be true and correct (except as to title exceptions) as to the applicable Anchor Parcel on the Acquisition Date (and after giving effect to the acquisition) in all material respects;

(e)the applicable Borrower shall have executed and delivered the Substitute Loan Documents;

(f)the applicable Borrower shall have delivered to Administrative Agent evidence reasonably acceptable to Administrative Agent that such Borrower has the organizational authority to undertake and complete the acquisition of the Anchor Parcel and that the Substitute Loan Documents have been duly authorized and validly executed by or on behalf of the applicable Borrower;

(g)the applicable Borrower shall have delivered or caused to have been delivered to Administrative Agent an opinion of counsel reasonably acceptable to Administrative Agent opining as to the enforceability of the Substitute Loan Documents with respect to the applicable Anchor Parcel in substantially the same form and substance as the opinion of counsel in the State concerning enforceability of the Loan Documents originally delivered at the Closing Date;

(h)the applicable Borrower shall have delivered or caused to have been delivered to Administrative Agent a copy of the deed or Ground Lease conveying to the applicable Borrower all right, title and fee or leasehold (as applicable) interest, as applicable, in and to the applicable Anchor Parcel;

(i)the applicable Borrower shall have delivered standard flood hazard determinations for the applicable Anchor Parcel and, if any such determination shows that such Anchor Parcel has special flood or mudslide hazards, the applicable Borrower shall have delivered (a) evidence as to whether the community in which such Anchor Parcel is located is participating in the National Flood Insurance Program, (b) the applicable Borrower's written acknowledgment of receipt of written notification from Administrative Agent as to the fact that such Anchor Parcel has special flood or mudslide hazards and as to whether the community in which such Anchor Parcel is located is participating in the National Flood Insurance Program, and (c) evidence of Flood Insurance meeting the requirements of Section 3.1(1)(g);

(j)unless the Anchor Parcel is covered by the Environmental Report, the applicable Borrower shall have delivered or cause to have been delivered to Administrative Agent (A) a Phase I environmental report reasonably acceptable to Administrative Agent of the applicable Anchor Parcel issued by a recognized environmental consultant reasonably acceptable to Administrative Agent at Borrowers’ expense, and, if recommended under the Phase I environmental report, a Phase II environmental report or (B) an addendum or supplement reasonably acceptable to Administrative Agent to the Environmental Report delivered to Administrative Agent in connection with closing the Loan for the applicable Individual Property related to such Anchor Parcel, which concludes that the applicable Anchor Parcel does not contain any Hazardous Substance, except for nominal amounts of such substances commonly incorporated in or used in the operation of properties similar to the applicable Anchor Parcel (in either case in compliance with all Environmental Laws) and is not subject to any risk of contamination from any off‑site Hazardous Substance.

If any such report discloses the presence of any Hazardous Substance or the risk of contamination from any off‑site Hazardous Substance, such report shall include an estimate of the cost of any related remediation and, if such estimated cost is in excess of $250,000 Borrowers shall have either (A) deposited with Administrative Agent an amount equal to one hundred ten percent (110%) of such portion of the estimated cost that is in excess of $250,000 or (B) caused to have been delivered to Administrative Agent an indemnity agreement substantially similar to the Alterations Indemnity from an Acceptable Indemnitor in the face amount of such excess of the cost of remediation over $250,000, which deposit or indemnity agreement shall constitute additional security for the Loans and shall be released to Borrowers upon the delivery to Administrative Agent of (1) an update reasonably acceptable to Administrative Agent and Arrangers to such report indicating that there is no longer any Hazardous Substance on the applicable Anchor Parcel, except for nominal amounts of such substances commonly incorporated in or used in the operation of properties similar to the applicable Anchor Parcel (in either case in compliance with all Environmental Laws) or any danger of contamination from any off‑site Hazardous Substance that has not been fully remediated and (2) paid receipts indicating that the costs of all such remediation work have been paid;

(k)in the event that the applicable Anchor Parcel is improved (other than by landscaping, surface parking or utility facilities), Administrative Agent shall have received a Physical Conditions Report with respect the applicable Anchor Parcel indicating that the applicable Anchor Parcel is in good condition and repair and free of damage or waste unless the applicable Borrower shall have certified to Administrative Agent that the applicable Borrower intends to demolish such improvements, if any, on the applicable Anchor Parcel, within one (1) year of acquisition in which event the applicable Borrower shall have provided an asbestos survey of the applicable Anchor Parcel and a Physical Conditions Report shall not be required. If a Physical Conditions Report is required and such Physical Conditions Report recommends that any repairs be made with respect to the applicable Anchor Parcel, such Physical Conditions Report shall include an estimate of the cost of such recommended repairs and the applicable Borrower shall covenant to perform such repairs in timely manner (subject to Force Majeure) and if the cost of such repairs is estimated by the Physical Conditions Report to exceed $250,000, Borrowers shall have either (A) deposited with Administrative Agent an amount equal to one hundred ten percent (110%) of such portion of the estimated cost that is in excess of $250,000 or (B) caused to have been delivered to Administrative Agent an indemnity agreement from an Acceptable Indemnitor in the face amount of the estimated cost of such repairs in excess of $250,000, which deposit or indemnity shall constitute additional security for the Loans and shall be released to Borrowers upon the delivery to Administrative Agent of (A) an update to such Physical Conditions Report or a letter reasonably acceptable to Administrative Agent from the engineer that prepared such Physical Conditions Report indicating that the recommended repairs were completed in good manner and (B) paid receipts indicating that the costs of all such repairs have been paid;

(l)Administrative Agent shall have received either a Title Insurance Policy or an Endorsement reasonably acceptable to Administrative Agent (or a marked, signed and redated commitment to issue such endorsement or policy reasonably acceptable to Administrative Agent) insuring the Lien of the Substitute Mortgage as a first‑priority mortgage or deed of trust lien on the applicable Acquired Anchor Parcel, dated as of the Acquisition Date, providing coverage in the amount of the Allocated Loan Amount of the Individual Property to which the Acquired Anchor Parcel relates or the acquisition price of the Acquired Anchor Parcel, as determined by Administrative Agent, free and clear of all exceptions (including past due and unpaid real estate taxes) from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), and containing such legally available endorsements and affirmative coverages as are legally available with respect to the applicable Acquired Anchor Parcel similar to such endorsements and affirmative coverages with respect to the Individual Properties. Administrative Agent also shall have received copies of paid receipts showing that all costs of or premiums for such Endorsements and Title Insurance Policies have been paid in full;

(m)Administrative Agent shall have received evidence reasonably acceptable to Administrative Agent that the applicable Acquired Anchor Parcel constitutes one or more separate tax lots or that the applicable Borrower has taken all action required under applicable law to have the applicable Acquired Anchor Parcel designated as a separate tax lot (or such Acquired Anchor Parcel shall be consolidated with the separate tax lot of the Individual Property to which such Acquired Anchor Parcel is related);

(n)if the Acquired Anchor Parcel is acquired by the applicable Borrower pursuant to a Ground Lease, the Ground Lease shall be reasonably acceptable to Administrative Agent, and the applicable Borrower shall have delivered to Administrative Agent (i) if an to the extent that there is no memorandum of ground lease of record, a memorandum of such Ground Lease in form and substance reasonably acceptable to Administrative Agent, which memorandum shall be recorded in the land records in the county in which the Acquired Anchor Parcel is located immediately prior to the recordation of the Substitute Mortgage, (ii) a true and correct copy of such Ground Lease (including all amendments thereto), and (iii) an estoppel letter from the ground lessor in form and substance reasonably acceptable to Administrative Agent (which shall include any consent required by the terms of the Ground Lease);

(o)the applicable Borrower shall have paid all reasonable out‑of‑pocket costs and expenses incurred by Administrative Agent (including reasonable attorneys’ fees and disbursements) in connection with the acquisition of the applicable Acquired Anchor Parcel, and the applicable Borrower shall have paid all recording charges, filing fees, taxes or other similar expenses (including mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the transaction described in this Section 2.6(5);

(p)the applicable Borrower shall have used reasonable efforts to obtain estoppels in form and substance that are reasonably acceptable to Administrative Agent from each (i) counterparty under a Reciprocal Easement Agreement or TIF Agreement affecting the Acquired Anchor Parcel, and (ii) Board of Directors if a Condominium exists at the Acquired Anchor Parcel;

(q)the Debt Service Coverage Ratio for the applicable Individual Property, calculated using the Net Operating Income (determined on a forecasted basis taking into account the completion and leasing of any associated Improvements) and the Allocated Loan Amount for such Individual Property, following the acquisition of the Acquired Anchor Parcel is equal to or greater than the Debt Service Coverage Ratio for such Individual Property prior to the acquisition of the Acquired Anchor Parcel, and Administrative Agent shall have received evidence of the same reasonably satisfactory to them; and

(r)Administrative Agent shall have consented to the acquisition of such Acquired Anchor Parcel, which consent shall not be unreasonably withheld.

The applicable Borrower may obtain the release of the applicable Acquired Anchor Parcel in accordance with the provisions of Section 2.6(2) applicable thereto.
(6)Substitution of Individual Parcels.

(a)Borrowers may, provided that no Material Adverse Effect would result therefrom, at Borrowers’ sole cost and expense and only in connection with an Alteration or redevelopment of any Individual Property or portion thereof, cause to be obtained from Administrative Agent a release of the Lien of the Mortgage and the other Loan Documents for one or more portions of an Individual Property that are (i) in aggregate, no larger than two (2) acres and (ii) vacant, non-income-producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas (each, an “Substitution Released Parcel”), provided that the conditions set forth in this Section 2.6(6) are satisfied in connection with each Parcel Substitution. For the purposes of this Agreement, each such release of the Lien of the Mortgage and the other Loan Documents from the Substitution Released Parcel and the corresponding acquisition and encumbrance of the Substitution Acquired Parcel and satisfaction of the requirements of this Section 2.6(6) are herein referred to as a “Parcel Substitution”.

(b)Each Parcel Substitution shall be subject to the satisfaction of the following conditions (any one or more of which may be waived by Administrative Agent upon consent of the Required Lenders, provided that in no event shall such consent be predicated upon payment of consideration for such release):

i.Not less than twenty (20) days prior to the date of Parcel Substitution, the applicable Borrower shall have delivered to Administrative Agent a notice setting forth (A) the date of the proposed Parcel Substitution (the “Parcel Substitution Date”), (B) a metes and bounds description and Acceptable Survey of the Substitution Released Parcel and (C) a metes and bounds description and Acceptable Survey of the Substitution Acquired Parcel;

ii.prior to or simultaneously with the Parcel Substitution, the applicable Borrower shall have acquired fee simple or leasehold interest to a parcel of real property (the “Substitution Acquired Parcel”) that Administrative Agent shall have determined, in its reasonable discretion, is reasonably equivalent in use, value (as established by a letter of value (but not an entire Appraisal) provided by the applicable Borrower from the appraiser that prepared the most recent Appraisal of the applicable Individual Property to which the Substitution Released Parcel and the Substitution Acquired Parcel relate, or an appraiser of comparable experience selected by the applicable Borrower and reasonably approved by Administrative Agent), condition and quality to the Substitution Released Parcel;

iii.no Event of Default shall have occurred and be continuing on the Parcel Substitution Date;

iv.[Intentionally Omitted];

v.the applicable Borrower shall have delivered to Administrative Agent an Officer’s Certificate (A) stating that to such Borrower’s knowledge, the representations and warranties set forth in Section 6.1, the second sentence of Section 7.3(1), Sections 7.4, 7.6, 7.14, 7.16, 7.17, 7.18, 7.19, 7.20, 7.22, 7.23, 7.24, 7.25, 7.28, 7.30, 7.31, 7.32, and 7.34 to the extent applicable to the Substitution Released Parcel shall be true and correct (except as to title exceptions) as to the Substitution Acquired Parcel on the Parcel Substitution Date (and after giving effect to the Parcel Substitution) in all material respects, and (B) disclosing any circumstance that such Borrower has knowledge of that could reasonably be expected to cause the forward-looking twelve month Net Operating Income of the applicable Individual Property immediately following the Parcel Substitution (determined on a forecasted basis taking into account the completion and leasing of any associated Improvements contemplated in connection with such Parcel Substitution) to be less than the trailing twelve month Net Operating Income of the applicable Individual Property immediately prior to the Parcel Substitution;

vi.the applicable Borrower shall have executed and delivered the Substitute Loan Documents;

vii.the applicable Borrower shall have delivered to Administrative Agent evidence that the applicable Borrower have the organizational authority to undertake and complete the Parcel Substitution and that the Substitute Loan Documents have been duly authorized and validly executed by or on behalf of the applicable Borrower;

viii.the applicable Borrower shall have delivered or caused to have been delivered to Administrative Agent an opinion of counsel reasonably acceptable to Administrative Agent opining as to the enforceability of the Substitute Loan Documents with respect to the Substitution Acquired Parcel in substantially the same form and substance as the opinion of counsel in the State concerning enforceability of the Loan Documents originally delivered at the Closing Date in connection with the Individual Property to which such Substitution Acquired Parcel relates;

ix.the applicable Borrower shall have delivered or caused to have been delivered to Administrative Agent a copy of the deed or Ground Lease conveying to the applicable Borrower all right, title and fee or leasehold (as applicable) interest, as applicable, in and to the Substitution Acquired Parcel;

x.if the Substitution Acquired Parcel contains any improvements that are located in a Flood Prone Area, the applicable Borrower shall have delivered to Administrative Agent prior to the Parcel Substitution Date evidence of Flood Insurance meeting the requirements of Section 3.1(1)(g);

xi.unless the Substitution Acquired Parcel is covered by the Environmental Report, the applicable Borrower shall have delivered or caused to have been delivered to Administrative Agent (A) a Phase I environmental report issued reasonably acceptable to Administrative Agent by a recognized environmental consultant reasonably acceptable to Administrative Agent at Borrowers’ expense, and, if recommended under the Phase I environmental report, a Phase II environmental report reasonably acceptable to Administrative Agent or (B) an addendum or supplement reasonably acceptable to Administrative Agent to the Environmental Report delivered to Administrative Agent which concludes that the Substitution Acquired Parcel does not contain any Hazardous Substance, except for nominal amounts of such substances commonly incorporated in or used in the operation of properties similar to the Substitution Acquired Parcel (in either case in compliance with all Environmental Laws) and is not subject to any risk of contamination from any off site Hazardous Substance. If any such report discloses the presence of any Hazardous Substance or the risk of contamination from any off site Hazardous Substance, such report shall include an estimate of the cost of any related remediation and, if such estimated cost is in excess of the lesser of (1) the Alteration Threshold and (2) $250,000, Borrowers shall have either (y) deposited with Administrative Agent an amount equal to one hundred ten percent (110%) of such portion of the estimated cost that in excess of the Alteration Threshold or (z) if the cost of remediation is greater than the Alteration Threshold, caused to have been delivered to Administrative Agent an indemnity agreement in form and substance substantially similar to the Alterations Indemnity from an Acceptable Indemnitor in the face amount of such excess of the cost of remediation over the Alteration Threshold, which deposit or indemnity agreement shall constitute additional security for the Loans and shall be released to Borrowers upon the delivery to Administrative Agent of (i) an update to such report reasonably acceptable to Administrative Agent indicating that there is no longer any Hazardous Substance on the Substitution Acquired Parcel, except for nominal amounts of such substances commonly incorporated in or used in the operation of properties similar to the Substitution Acquired Parcel (in either case in compliance with all Environmental Laws) or any danger of contamination from any off site Hazardous Substance that has not been fully remediated and (ii) paid receipts indicating that the costs of all such remediation work have been paid;

xii.Administrative Agent shall have received either an Endorsement reasonably acceptable to Administrative Agent to an existing Title Insurance Policy (or a marked, signed and redated commitment to issue such Endorsement or Title Insurance Policy reasonably acceptable to Administrative Agent) insuring the Lien of the Substitute Mortgage as a first priority mortgage or deed of trust lien on the Substitution Acquired Parcel dated as of the Parcel Substitution Date, free and clear of all exceptions (including past due and unpaid real estate taxes) from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), and containing such endorsements and affirmative coverages as are legally available with respect to the Substitution Acquired Parcel similar to such endorsements and affirmative coverages included in the Title Insurance Policy. Administrative Agent also shall have received copies of paid receipts showing that all costs of or premiums for such Endorsements and Title Insurance Policies have been paid in full;

xiii.the applicable Borrower (A) shall have delivered estoppels and consents in form reasonably satisfactory to the Arrangers from all applicable ground lessors under ground leases to which the applicable Individual Property becomes subject by reason of the Substitution in form reasonably satisfactory to Administrative Agent and (B) shall have used commercially reasonable efforts to deliver estoppels from any parties subject to any Reciprocal Easement Agreements material to the use or operation of the applicable Substitution Acquired Parcel, Condominium Documents and TIF Agreements affecting any Substitution Acquired Parcel in each case, to which the applicable Individual Property becomes subject by reason of the Substitution;

xiv.Administrative Agent and Arrangers shall have received evidence reasonably acceptable to Administrative Agent that the Substitution Released Parcel and the Substitution Acquired Parcel each constitute one or more separate tax lots or that the applicable Borrower has taken all action required under applicable law to have the Substitution Released Parcel and the Substitution Acquired Parcel each designated as one or more separate tax lots;

xv.if the Substitution Acquired Parcel is subject to a Ground Lease, the Ground Lease shall be reasonably acceptable to Administrative Agent and the applicable Borrower shall have delivered to Administrative Agent (A) if and to the extent that there is no memorandum of ground lease of record, a memorandum of such Ground Lease in form and substance reasonably acceptable to Administrative Agent, which memorandum shall be recorded in the land records in the county in which the Substitution Acquired Parcel is located immediately prior to the recordation of the Substitute Mortgage), (B) a certified copy of the Ground Lease (including all amendments thereto) and (C) any consent required by the terms of the Ground Lease;

xvi.the applicable Borrower shall have paid all reasonable out of pocket costs and expenses incurred by Administrative Agent (including reasonable attorneys’ fees and disbursements) in connection with the Parcel Substitution, and the applicable Borrower shall have paid all recording charges, filing fees, taxes or other similar expenses (including mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the Parcel Substitution; and

xvii.the applicable Borrower shall have delivered to Administrative Agent a release of Lien (and related Loan Documents) for the Substitution Released Parcel for execution by Administrative Agent; such release to be in a form appropriate for the jurisdiction in which the Substitution Released Parcel is located and otherwise reasonably acceptable to Administrative Agent.

Section 2.7    Cash Management.

(1)Each Borrower shall cause all Rents from each Individual Property to be deposited into the applicable Lockbox Account pursuant to the applicable Lockbox Agreement and the Cash Management Agreement, and each Borrower shall, and, if there is a Manager, shall cause the Manager, to, (a) deliver written instructions (which instructions may be contained in the applicable Lease and which instructions shall be irrevocable by Borrowers), unless Administrative Agent shall have otherwise agreed, until Borrowers’ obligations with respect to the Loans have been satisfied, to all tenants under Leases (but not including Seasonal Leases) to deliver (or cause to be deposited) all Rents or other revenue payable thereunder or otherwise derived from each Individual Property directly to the applicable Lockbox Account (to the extent that any such tenants have already been directed to so deliver their respective Rents, no further instructions will be required), and (b) deposit all amounts received by any Borrower or by the Manager, if applicable, on the applicable Borrower’s behalf, constituting Rents or other revenue of any kind from the applicable Individual Property into the applicable Lockbox Account within two (2) Business Days after receipt thereof (including Rents under Seasonal Leases). Administrative Agent shall have the sole dominion and control over each Lockbox Account and, subject to Section 2.7(2), no Borrower shall have any right to make any withdrawals therefrom.

(2)Prior to the occurrence of, and after the cure or cessation of, a Trigger Event (of which such occurrence, cure or cessation Administrative Agent shall provide written notice to Lockbox Bank, Cash Management Bank and Borrowers), funds in each Lockbox Account shall be transferred on each Business Day (or with such other frequency as may be selected by Borrowers) to property-level accounts designated, owned and controlled by each respective Borrower, specified by Borrowers to Administrative Agent (each, an “Operating Account”), from which the applicable Borrower will pay all expenses relating to the applicable Individual Property; provided, however, that upon the occurrence and during the continuance of a Trigger Event (of which Administrative Agent shall provide notice in writing to Borrowers), all funds in each Lockbox Account shall, on each Business Day, be transferred to the Cash Management Account and shall be disbursed in accordance with the terms of the Cash Management Agreement.

(3)Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, provided the Loan has not been accelerated, Borrowers’ obligations with respect to the monthly payment of interest and principal (if any) and the deposits to be made into the Security Accounts and any other payment due pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent (i) sufficient amounts are deposited in the Cash Management Account, (ii) such amounts are not required by the Loan Documents to be used or held for any other purpose and (iii) such amounts are unconditionally available to Administrative Agent to satisfy such obligations in accordance with the terms of this Agreement and Section 4.1(d) of the Cash Management Agreement on the date each such payment is required.

(4)The insufficiency of funds on deposit in the Lockbox Accounts or any Security Account (or any sub‑account thereunder) shall not absolve any Borrower of the obligation to make any payments as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

Section 2.8    Payments; Pro Rata Treatment; Etc.

(1)Payments Generally.

a.Payments by Borrowers. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrowers under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by Borrowers under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set‑off or counterclaim, to Administrative Agent at an account designated by Administrative Agent by notice to Borrowers, not later than 11:00 a.m., Chicago time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

b.Application of Payments. Subject to the provisions of Section 2.4(7), Borrowers shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify to Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by Borrowers hereunder or thereunder to which such payment is to be applied (and in the event that Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, Administrative Agent shall apply such payment to the amounts of such obligation owing to Lenders pro rata according to the respective amounts then due and owing to Lenders, subject to Section 2.8(2) and any other agreement among Administrative Agent and the Lenders with respect to such application).

c.Forwarding of Payments by Administrative Agent. Except as otherwise agreed by Administrative Agent and the Lenders, each payment received by Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender’s Lending Installation for the Loans or other obligation in respect of which such payment is made.

d.Extensions to Next Business Day. If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day; provided, however, that if the Maturity Date falls on a day that is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

(2)Pro Rata Treatment. Except to the extent otherwise provided herein (including Section 14.11 in respect of Defaulting Lenders): (a) each advance of a Loan from the Lenders under Section 2.1(1) shall be made from the Lenders, and any termination of the obligation to make an advance of the Loans shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in Section 2.9(4), Loans shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions or Continuations of Loans); (c) except as provided in Section 2.9(4), each payment or prepayment of principal of Loans by Borrowers shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on Loans by Borrowers shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(3)Computations. Interest on all Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

(4)Minimum Amounts. Except for (a) mandatory prepayments made pursuant to Section 2.4(5) and (b) Conversions or prepayments made pursuant to Section 2.9(4), each borrowing, Conversion, Continuation and partial prepayment of principal (collectively, “Loan Transactions”) of Loans shall be in an aggregate amount of no less than $5,000,000 (Loan Transactions of or into Loans of different Types or Interest Periods at the same time hereunder shall be deemed separate Loan Transactions for purposes of the foregoing, one for each Type or Interest Period), provided that if any Loans or borrowings would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period. Notwithstanding the foregoing, the minimum amount of $5,000,000 shall not apply to Conversions of lesser amounts into a tranche of Loans that has (or will have upon such Conversion) an aggregate principal amount exceeding such minimum amount and one Interest Period.

(5)Certain Notices. Notices by Borrowers to Administrative Agent regarding Loan Transactions and the selection of Types of Loans and/or the duration of Interest Periods shall be irrevocable as of, and shall be effective only if received by Administrative Agent not later than, 11:00 a.m., Chicago time, on the number of Business Days prior to the date of the proposed Loan Transaction or the first day of the applicable Interest Period specified below:

Notice:	Number of Business Days Prior:
Optional Prepayment	3
Conversions into, Continuations as, or borrowings in Base Rate Loans	1
Conversions into, Continuations as, or borrowings in, or changes in duration of Interest Periods for, LIBOR Loans (subject to Section 2.4(6)(a))	3

Each such notice of a Loan Transaction shall specify the amount (subject to Section 2.8(4)), Type and Interest Period of such proposed Loan Transaction, and the date (which shall be a Business Day) of such proposed Loan Transaction. Notices for Conversions and Continuations shall be in the form of Exhibit E. Each such notice specifying the duration of an Interest Period shall specify the portion of the Loan to which such Interest Period is to relate. Administrative Agent shall promptly notify the Lenders of the contents of each such notice.
(6)Non Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have been notified by a Lender or Borrowers (in either case, the “Payor”) prior to the date on which the Payor is to make payment to Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of a Borrower) a payment to Administrative Agent for account of any Lender hereunder (in either case, such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; provided, however, that if the Payor is a Lender, Administrative Agent shall provide notice to Borrowers of the advance of the Required Payment on or prior to the Advance Date and Borrowers shall have the right to consent to the same; and, if the Payor has not in fact made the Required Payment to Administrative Agent, the recipient(s) of such payment shall, on demand, repay to Administrative Agent the amount so made available, together with interest thereon in respect of each day during the period commencing on the date (the “Advance Date”) such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to (a) the Federal Funds Rate for such day in the case of payments returned to Administrative Agent by any of the Lenders or (b) the Applicable Interest Rate due hereunder with respect to payments returned by Borrowers to Administrative Agent and, if such recipient(s) shall fail promptly to make such payment, Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if such payment is not made within three (3) Business Days after demand:

a.if the Required Payment shall represent a payment to be made by Borrowers to the Lenders, the recipient Lenders shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate set forth above (without offset due to any interest paid by Borrowers), it being understood that the return by the recipient(s) of the Required Payment to Administrative Agent shall not limit such obligation of Borrowers under Section 2.3 to pay interest at the rate set forth above in respect of the Required Payment until Borrowers make the Required Payment to Administrative Agent, and

b.if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to Borrowers, Borrowers shall be obligated retroactively to the Advance Date to pay interest at the Default Rate in respect of the Required Payment, it being understood that the return by Borrowers of the Required Payment to Administrative Agent shall not limit any claim Borrowers may have against the Payor in respect of such Required Payment.

(7)Sharing of Payments, Etc.

a.Right of Set-off. Borrowers agree that, in addition to (and without limitation of) any right of set‑off, banker’s lien or counterclaim a Lender may otherwise have (subject, as among the Lenders, to Section 12.25), if an Event of Default shall then be continuing, with the prior written consent of Administrative Agent and with the prior approval of the Required Lenders, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other Indebtedness, held by it for the credit or account of any Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender’s Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other Indebtedness is then due to Borrowers).

Any attempt by a Lender to exercise any such rights, whether purportedly under any authority granted pursuant to the Loan Documents or on account of any other legal or equitable right or theory, without first obtaining the prior written consent of Administrative Agent and the prior approval of the Required Lenders shall be void, of no force or effect, and shall not have any effect on (and under no circumstances shall be applied in respect of) any outstanding Obligations hereunder. Administrative Agent agrees promptly to (i) notify Borrowers after any such authorized set-off and application made by a Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application and (ii) all amounts so set off will be paid over immediately to Administrative Agent and, pending such payment, will be segregated by such Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders and (ii) the Lender will provide promptly to Administrative Agent a statement describing in reasonable detail the obligations owing to such Lender as to which it exercised such right of setoff. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set off to which this Section 2.8(7) applies, then such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.8(7) to share in the benefits of any recovery on such secured claim.

b.Sharing. If any Lender shall obtain from Borrowers payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise (subject, as among the Lenders, to Section 12.25) of any right of set off, banker’s lien or counterclaim or similar right or otherwise (other than from Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by Borrowers to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

c.Consent by Borrowers. Borrowers agree that any Lender so purchasing such a participation (or direct interest) may exercise (subject, as among the Lenders, to Section 12.25) all rights of set off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

d.Rights of the Lenders; Bankruptcy. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of Borrowers. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set off to which this Section 2.8(7) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.8(7) to share in the benefits of any recovery on such secured claim.

Section 2.9    Yield Protection; Etc.

(1)Additional Costs.

a.Costs of Making or Maintaining LIBOR Loans. Subject to Section 2.9(8), if on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rules, regulations, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation, promulgation, implementation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof including, notwithstanding the foregoing, all requests, rules, guidelines or directives in connection with Dodd-Frank Wall Street Reform and Consumer Protection Act, regardless of the date enacted, adopted or issued, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

i.without duplication of amounts described by Section 2.9(6)(a), subjects any Lender or applicable Lending Installation to any U.S. Taxes or changes the basis of taxation of payments (other than as provided in Section 2.9(6)(a)) to any Lender in respect of its LIBOR Loans or participations therein,

ii.imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Loans), or

iii.imposes any other condition, the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its LIBOR Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its LIBOR Loans or participations therein, or requires any lender or any applicable Lending Installation to make any payment calculated by reference to the amount of LIBOR Loans or participations therein held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation, as the case may be, of making or maintaining its LIBOR Loans or Commitment or to reduce the return received by such Lender or Lending Installation, as the case may be, in connection with such LIBOR Loans or Commitment or participations therein, then, within thirty (30) days of demand by such Lender, Borrowers shall pay such Lender such additional amount or amounts (“Additional Costs”) as will compensate such Lender for such increased cost or reduced returns as such Lender may determine to be necessary to compensate such Lender for such increased costs or reduced returns, which determination will be made in good faith (and not on any arbitrary or capricious basis) and consistent with similarly situated customers of such Lender. The Lender seeking such amounts shall provide Borrowers a statement of the amount and basis of calculation of any such increased cost or reduction in return.
Subject to Section 2.9(7), if any Lender requests compensation from Borrowers of Additional Costs under this Section 2.9(1)(a), Borrowers may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue LIBOR Loans, or to Convert Loans into LIBOR Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 2.9(4) shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Notwithstanding anything to the contrary contained in this Agreement, the Dodd‑Frank Wall Street Reform and Consumer Protection Act, as amended, and all requests, rules, guidelines or directives thereunder or issued in connection therewith (whether or not having the force of law), regardless of the date enacted, adopted or issued shall be deemed a Regulatory Change for the purposes of this Section 2.9(1)(a).

b.Costs Attributable to Regulatory Change or Risk‑Based Capital Guidelines. If a Lender determines the amount of capital or liquidity required or expected to be maintained by such Lender or any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within thirty (30) days of demand by such Lender, Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or due to such increased liquidity which such Lender determines is attributable to this Agreement, the outstanding principal amount of its Loans at such time or its Commitment to make Loans, as the case may be, hereunder (after taking into account such Lender’s policies as to capital adequacy and liquidity). The Lender seeking such amounts shall provide Borrowers a statement of the amount and basis of calculation of any such increased cost or reduction in return. “Change” means (i) any change after the date of this Agreement in the Risk Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi‑governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof after the date of this Agreement which affects the amount of capital or liquidity required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. Notwithstanding the foregoing, for purposes of this Agreement, all requests, rules guidelines or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change regardless of the date enacted, adopted or issued and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities shall be deemed to be a Change regardless of the date adopted, issued, promulgated or implemented. “Risk‑Based Capital Guidelines” means (A) the risk‑based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (B) the corresponding capital regulations promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

c.Notification and Certification. Each Lender shall notify Borrowers and Administrative Agent of any event occurring after the date hereof entitling such Lender to compensation under Section 2.9(1)(a) or Section 2.9(1)(b) as promptly as practicable, but in any event within sixty (60) days, after such Lender obtains actual knowledge thereof, provided that (i) if any Lender fails to give such notice within sixty (60) days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 2.9(1) in respect of any costs resulting from such event, only be entitled to payment under this Section 2.9(1) for costs incurred from and after the date forty‑five (45) days prior to the date that such Lender does give such notice.

(2)Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Rate for any Interest Period for any LIBOR Loan:

a.In the event that for any reason on the date for determining the LIBOR Rate, Administrative Agent shall determine (which determination shall be conclusive in the absence of manifest error) that, by reason of circumstances affecting the Money Markets, adequate and fair means do not exist for ascertaining the LIBOR Rate, Administrative Agent shall promptly give to Borrowers telephonic notice (promptly confirmed in writing) of the nature and effect of such circumstances. After receipt of such notice and during the existence of such circumstances, the interest rate applicable to the outstanding principal balance shall be determined based upon an alternate index selected by Administrative Agent, in its sole discretion, reasonably comparable to that of LIBOR, intended to generate a return substantially the same as that generated by the LIBOR Rate. The term “Money Markets” means one or more wholesale funding markets available to and selected by Lender, including negotiable certificates of deposit, commercial paper, Eurodollar deposits, bank notes, federal funds, interest rate swaps or others.

b.Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Rate for any Interest Period for any LIBOR Loan, the Required Lenders determine, which determination shall be conclusive in the absence of manifest error, and notify Administrative Agent that the relevant rates of interest referred to in the definition of LIBOR Rate upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining LIBOR Loans for such Interest Period, then Administrative Agent shall give Borrowers and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders, subject to Section 2.9(7), shall be under no obligation to make additional LIBOR Loans, to Continue LIBOR Loans or to Convert Loans of any other Type into LIBOR Loans, and Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such Loans or such Loans shall be automatically Converted into Base Rate Loans.

(3)Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Lending Installation to honor its obligation to make or maintain LIBOR Loans hereunder as a result of a Regulatory Change (and, in the sole opinion of such Lender, the designation of a different Lending Installation would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Borrowers thereof (with a copy to Administrative Agent) and, subject to Section 2.9(7), (i) such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended, until such time as such Lender may again lawfully make and maintain LIBOR Loans (in which case the provisions of Section 2.9(4) shall be applicable), at which time such Lender shall promptly give written notice of such determination to Borrowers and Administrative Agent and Borrowers’ right to request, and such Lender’s obligation, if any, to make or maintain the Loans based in whole or in part on the LIBOR Rate as contemplated by this Agreement shall thereupon be restored.

(4)Treatment of Affected Loans. If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 2.9(2) or 2.9(3), such Lender’s Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Loans (or, in the case of a Conversion resulting from a circumstance described in Section 2.9(3), on such earlier date as such Lender may specify to Borrowers (but not earlier than the date of such notice or the date required by the applicable law giving rise to a circumstance described in Section 2.9(3)) with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 2.9(2) or 2.9(3) that gave rise to such Conversion no longer exist:

a.to the extent that such Lender’s Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

b.all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to Borrowers with a copy to Administrative Agent that the circumstances specified in Section 2.9(2) or 2.9(3) that gave rise to the Conversion of such Lender’s Loans pursuant to this Section 2.9(4) no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically Converted effective as of the date such circumstances cease to exist, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Base Rate Loans and LIBOR Loans are allocated among the Lenders ratably (as to principal amounts and Types and Interest Periods) in accordance with their respective Commitments.

(5)Compensation. If (a) any payment of a LIBOR Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a LIBOR Loan is not made on the date specified by Borrowers for any reason other than default by Lenders, (c) a LIBOR Loan is converted other than on the last day of the Interest Period applicable thereto, (d) Borrowers fail to borrow, convert, continue or prepay any LIBOR Loan on the date specified in any notice delivered pursuant hereto (including, without limitation, if an Extension Notice is withdrawn or revoked), or (e) any LIBOR Loan is assigned other than on the last day of the Interest Period applicable thereto as a result of a request by Borrowers pursuant to Section 2.9(7) or Section 12.2(4), Borrowers will indemnify each Lender for such Lender’s costs, expenses and interest differential (as reasonably determined by such Lender) incurred as a result of such prepayment. The compensation and any payments to Lenders pursuant to this Section 2.9(5) are referred to collectively as “Breakage Costs”. Each Lender will furnish to Borrowers a certificate setting forth the basis and amount of each request for its Breakage Costs under this Section 2.9(5). Such certificate shall be conclusive absent manifest error.

(6)U.S. Taxes.

a.Gross‑up for Deduction or Withholding of U.S. Taxes. Borrowers agree to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

i.to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 12.23(2)) and on the date of any change in the Lending Installation of such Lender, either entitled to submit a Form W‑8BEN or Form W-8BEN-E (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form W‑8ECI (relating to all interest to be received by such Lender hereunder in respect of the Loans);

ii.to any U.S. Taxes imposed solely by reason of the failure by such non U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes; or

iii.in the case of each Lender, any U.S. federal withholding tax imposed pursuant to FATCA.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrowers and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrowers or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or Administrative Agent as may be necessary for Borrowers and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

For the purposes hereof, (A) “U.S. Person” means a citizen, national or resident of the United States of America, a corporation, limited liability company, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) “U.S. Taxes” means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) “Form W‑8BEN” means Form W‑8BEN of the Department of the Treasury of the United States of America, (D) “Form W‑8BEN-E” means Form W‑8BEN-E of the Department of the Treasury of the United States of America and (E) “Form W‑8ECI” means Form W‑8ECI of the Department of the Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.
b.Evidence of Deduction, Etc. Within thirty (30) days after paying any amount to Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within thirty (30) days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Borrowers shall deliver to Administrative Agent for delivery to such non U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

c.For purposes of determining U.S. withholding Taxes imposed under FATCA, from and after the date of this Agreement, Borrowers, the other Loan Parties and Administrative Agent shall treat (and the Lenders hereby authorize Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(7)Replacement of the Lenders. If any Lender becomes subject to a Bail-In Action, any Lender requests compensation pursuant to Section 2.9(1) or 2.9(6), or any Lender’s obligation to Continue Loans of any Type, or to Convert Loans of any Type into the other Type of Loan, shall be suspended pursuant to Section 2.9(2) or 2.9(3) (any such Lender becoming subject to a Bail-In Action, requesting such compensation, or whose obligations are so suspended, being herein called a “Requesting Lender”), Borrowers, upon three (3) Business Days’ notice, may require that such Requesting Lender assign all of its right, title and interest under this Agreement and such Requesting Lender’s Note to any bank or other financial institution (a “Proposed Lender”) identified by Borrowers that is reasonably satisfactory to Administrative Agent and which other bank or financial institution does not suffer from and is not adversely impacted by the issue or event causing the replacement of the Requesting Lender, provided that (i) such Proposed Lender agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender’s Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender’s Loans, together with interest thereon to the date of such purchase (to the extent not paid by Borrowers), and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts accrued and payable hereunder to such Requesting Lender as of the date of such transfer (including any fees accrued hereunder and any Breakage Costs that would be payable under Section 2.9(5) as if all of such Requesting Lender’s Loans were being prepaid in full on such date) and (ii) if such Requesting Lender has requested compensation pursuant to Section 2.9(1) or 2.9(6), such Proposed Lender’s aggregate requested compensation, if any, pursuant to Section 2.9(1) or 2.9(6) with respect to such Requesting Lender’s Loans is lower than that of the Requesting Lender. Subject to the provisions of Section 12.23(2), such Proposed Lender shall be a “Lender” for all purposes hereunder. Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements of Borrowers contained in Sections 2.9(1), 2.9(6), 9.12 and 12.5 (without duplication of any payments made to such Requesting Lender by Borrowers or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this Section 2.9(7) with respect to the time prior to such replacement. A Requesting Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Requesting Lender or otherwise, the circumstances entitling Borrowers to require such assignment cease to apply. Each Requesting Lender required to make an assignment pursuant to this Section 2.9(7) shall promptly execute and deliver an Assignment and Acceptance with the applicable Proposed Lender. If such Replacement Lender does not execute and deliver to Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement within ten (10) Business Days after receipt of such notice, after the later of (A) the date on which the Proposed Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (B) the date on such Requesting Lender receives all payments described in clause (i) above, then such Requesting Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and Borrowers shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Requesting Lender.

(8)Each Lender agrees that, as promptly as practicable after such Lender becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to become a Requesting Lender hereunder, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, designate a different Lending Installation for the Loans of such Lender affected by such event or condition or take such measures as such Lender may deem reasonable to reduce Borrowers’ liability for increased costs, if such designation or other measures will avoid the need for, or reduce the amount of, such compensation or avoid suspension of such Lender’s obligation to Continue Loans of any Type, or to Convert Loans of any Type into the other Type of Loan pursuant to Section 2.9(2) or 2.9(3), and will not, in the sole opinion of such Lender, be materially disadvantageous to such Lender, except that such Lender shall have no obligation to designate a Lending Installation located in the United States of America. Each Lender will furnish to Borrowers a certificate setting forth the amount and basis of calculation of each request by such Lender for compensation under Section 2.9(1)(a) or Section 2.9(1)(b). Determinations and allocations by any Lender or Administrative Agent for purposes of this Section 2.9 of the effect of any Regulatory Change pursuant to Section 2.9(1)(a), or of the effect of any Change pursuant to Section 2.9(1)(b), on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under Section 2.9(1), shall be conclusive absent manifest error.

Section 2.10    Fee. Until payment in full of the Debt, Borrowers shall pay to Administrative Agent, for its sole account, the fees payable to it in accordance with the Fee Letter.

Section 2.11    Offsets, etc. Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Administrative Agent or Lenders or their agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Administrative Agent or Lenders to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which any Borrower is obligated to make under any of the Loan Documents. Any assignee of Administrative Agent’s or any Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which any Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by any Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset.

Section 2.12    [Intentionally Omitted].

Section 2.13    Parallel Note.

(1)Obligations. As of the Closing Date, River Hills Mall, LLC and Sooner Fashion Mall, L.L.C. shall execute and deliver the Parallel Note in favor of Administrative Agent for the benefit of the Lenders with respect to the Mortgage Assignment Properties. The Parallel Note shall evidence a portion (equal to the face amount of the Parallel Note) of the same payment Obligations under the Loan Documents as those evidenced by the Notes and shall be secured by the Parallel Note Mortgages, but in no event shall the Parallel Note be deemed to be additional indebtedness of Borrowers, any Borrower Party or any Guarantor.

(2)Payments on the Parallel Note.

a.Last Repaid. So long as the total outstanding principal amount of the Debt equals or exceeds the then outstanding principal amount of the Parallel Note, the principal amount of the Debt evidenced by the Parallel Note shall at all times equal the principal amount of the Parallel Note.  Subject to Section 2.13(2)(b), the principal amount of the Parallel Note shall be reduced only by the last and final sums that Borrowers pay with respect to the Debt and shall not be reduced by any intervening payments on the Debt.  So long as the aggregate outstanding principal balance of the Parallel Note equals or exceeds the amount secured by the Parallel Note Mortgages, any payments on the Debt shall not be deemed to be applied against, or to reduce, the portion of the Debt secured by the Parallel Note Mortgages.  The amount secured by each Parallel Note Mortgage shall be reduced on a pro rata basis only by the last and final sums that Borrowers pay with respect to the Debt and shall not be reduced by any intervening payments on the Debt.

b.Coordination with Other Notes. For avoidance of doubt, any amounts applied in accordance with Section 2.13(2)(a) above to reduce the portion of the Debt evidenced by the Parallel Note shall correspondingly reduce the Obligations of Borrowers evidenced by the Notes on a dollar-for-dollar basis. At such time as the portion of the Debt evidenced by the Parallel Note reduces pursuant to Section 2.13(2)(a) above, the Parallel Note shall reduce on a dollar for dollar basis as payments are made by Borrowers on the Loans.

c.Repayments and Transfers. In the event of a release or Property Substitution of an entire Mortgage Assignment Property in compliance with Section 2.6(1) or Section 2.6(4) or the repayment in full of the Debt in compliance with Section 2.6(3), then upon the request of Borrowers, Administrative Agent shall cooperate in all reasonable respects with Borrowers to assign the Parallel Note (or the outstanding principal amount thereof secured by the applicable Parallel Note Mortgage (which may be evidenced by a split note)) and the applicable Parallel Note Mortgage, without representation, recourse or warranty (other than a statement addressed to Borrowers as to the principal amount of the Parallel Note then outstanding) to any refinancing lender to be secured by the applicable Mortgage Assignment Property, as requested by Borrowers, at Borrowers’ sole cost and expense. Such assignment shall not require the approval of any Lender or be subject to the satisfaction of any conditions precedent other than the preparation (at Borrowers’ sole cost and expense) of appropriate assignment documentation in customary form and otherwise reasonably satisfactory to Administrative Agent. Notwithstanding anything to the contrary contained in this Section 2.13, any release or substitution of any Mortgage Assignment Property occurring in connection with any such assignment of the Parallel Note Mortgage must comply with the provisions of Section 2.6(1), 2.6(3) or 2.6(4).

d.Costs, Expenses and Indemnification. The provisions regarding costs and expenses and indemnification contained in Sections 9.12 and 12.5 of this Agreement shall apply in all respects to any transactions involving the Parallel Note and any Parallel Note Mortgage and all actions taken by Administrative Agent in connection therewith. Neither Administrative Agent nor any of the Lenders shall be responsible for any losses, costs or expenses incurred by Borrowers or any of their Affiliates in connection with the loss of any recording tax credits pertaining to any Parallel Note Mortgage.

Section 2.14    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to a Bail-In Action and agrees and consents to, and acknowledges and agrees to be bound by:
(1)the application of any Bail-In Action to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(2)the effects of any Bail-in Action on any such liability, including, if applicable:

a.a reduction in full or in part or cancellation of any such liability;

b.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

c.the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 2.15    Reallocation.

Borrowers hereby acknowledge and agree that as of the Closing Date, the amount of each Lender’s Commitment shall be the amount set forth on Schedule 1 attached hereto. If the Commitment of any Existing Lender is greater than its Existing Loans (an “Increasing Lender”) or if there is any Lender that is not an Existing Lender but that is becoming a Lender under this Agreement and delivers its signature page to this Agreement to Administrative Agent (a “New Lender” and, together with the Increasing Lenders, the “Purchasing Lenders”), then each Purchasing Lender shall be deemed to have purchased (at par) assignments pro rata from each Existing Lender whose Commitment is less than its Existing Commitment or who is not becoming a Lender hereunder (each, a “Selling Lender”) in all such Selling Lender’s rights and obligations under this Agreement and the other Loan Documents as a Lender so that, after giving effect to such assignments, each Lender shall hold Loans in an aggregate outstanding principal amount equal to the Commitment of such Lender in respect of the Loans as set forth in Schedule 1 hereto. On the Closing Date, each Purchasing Lender shall advance the applicable funds to Administrative Agent and the funds so advanced shall be distributed among any Selling Lenders to accomplish the required reallocation of the outstanding Loans. Each Lender will receive a Note based on its Commitment as set forth on Schedule 1 hereto, which Note, in the case of each Existing Lender, shall be a replacement for such Existing Lender’s Existing Note and shall not be a novation or satisfaction of the indebtedness evidence by such Existing Lender’s Existing Note.
ARTICLE 3
Insurance, Condemnation
Section 3.1    Insurance.
(1)From and after the date that an Individual Property is encumbered by a Mortgage, until the earlier of (i) payment in full of the Debt or (ii) release of the applicable Individual Property from the lien of the applicable Mortgage, Borrowers shall obtain and maintain, or cause to be maintained Policies providing at least the following coverages (which may be obtained or maintained under blanket insurance policies):

a.comprehensive all risk insurance on the Improvements and the Personal Property at such Individual Property, in each case (i) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement means actual replacement value of the applicable Individual Property (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, (ii) containing an agreed amount endorsement with respect to the Improvements and Personal Property at such Individual Property waiving all coinsurance provisions, (iii) providing for no deductible in excess of the Maximum Deductible, and (iv) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, together with an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of such Individual Property shall at any time constitute legal non‑conforming structures or uses. The Full Replacement Cost of the applicable Individual Property shall be redetermined from time to time but not more frequently than once in any thirty‑six (36) calendar months at the request and at the cost of Administrative Agent (provided that Borrowers shall be responsible for the cost of any Appraisal obtained in connection with an Appraisal Election in accordance with Section 2.5 and any Appraisal obtained by Administrative Agent during the continuance of an Event of Default) by an appraiser or contractor designated by Borrowers and approved by Administrative Agent, or by an engineer or appraiser in the regular employ of the insurer. After the first Appraisal, additional Appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Administrative Agent to request any such ascertainment shall relieve any Borrower of any of its obligations under this Section 3.1(1)(a);

b.commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Individual Property, such insurance (i) to be on the so called “occurrence” form with a combined single limit of not less than $1,000,000 per occurrence and $2,000,000 general aggregate, (ii) to continue at not less than the aforesaid limits until required to be changed by Administrative Agent in writing by reason of changed economic conditions making such protection inadequate in the reasonable opinion of Administrative Agent, and (iii) to cover at least the following hazards: (A) premises and operations; (B) products and completed operations on an “if any” basis; (C) independent contractors; (D) blanket contractual liability for all “insured contracts” as defined in the standard general liability policy; and (E) contractual liability covering the indemnities contained in Sections 11.3 (but excluding the willful acts of Borrowers) and the Environmental Indemnity, to the extent the same is available and falls within the definition of “insured contracts” included with the standard general liability policy;

c.business income/loss of Rents insurance (i) with loss payable to Administrative Agent (for the benefit of the Lenders), (ii) covering all risks required to be covered by the insurance provided for in Section 3.1(1)(a), (iii) in an amount equal to 100% of the projected gross income from the Individual Property (on an actual loss sustained basis) for a period continuing until the Restoration of the Individual Property is completed; the amount of such business income/loss of Rents insurance shall be determined on the applicable insurance renewal date and at least once each year thereafter based on Borrowers’ reasonable estimate of the Operating Revenues from the Individual Property for the succeeding twelve (12) month period and (iv) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the Policy may expire prior to the end of such period. Except as provided in Section 3.2 below, all Insurance Proceeds payable to Administrative Agent (for the benefit of the Lenders) pursuant to this Section 3.1(1)(c) shall be held by Administrative Agent and shall be applied to the Debt from time to time due and payable under the Loan Documents; provided, however, that nothing herein contained shall be deemed to relieve any Borrower or any Guarantor of its obligations to pay any portion of the Debt on the respective dates of payment provided for in the Loan Documents, except to the extent such amounts are actually paid out of the proceeds of such business income/loss of Rents insurance;

d.at all times during which structural construction or Alterations are being made with respect to the Improvements on an applicable Individual Property (i) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance provided for in Section 3.1(1)(b) and (ii) the insurance provided for in Section 3.1(1)(a) shall be written in a so called builder’s risk completed value form or equivalent coverage as part of the “all‑risk” insurance (A) on a non‑reporting basis, (B) against all risks insured against pursuant to Section 3.1(1)(a), (C) shall include permission to occupy such applicable Individual Property, and (D) shall not contain a coinsurance provision;

e.workers’ compensation and employers liability in the amount of $500,000, subject to the statutory limits of the State;

f.comprehensive boiler and machinery insurance, if applicable, in an amount equal to one hundred percent (100%) of the replacement costs of the boiler Equipment and the area surrounding the boiler Equipment on terms consistent with the commercial property insurance policy required under Section 3.1(1)(a);

g.if any portion of the Improvements on an Individual Property is at any time located in an area (a “Flood Prone Area”) designated by the Federal Emergency Management Agency as having special flood or mud slide hazards pursuant to a standard flood hazard determination form ordered and received by Administrative Agent, Borrowers shall provide (i) evidence as to whether the community in which such Individual Property is located is participating in the National Flood Insurance Program, (ii) the applicable Borrower’s written acknowledgment of receipt of written notification from Administrative Agent as to the fact that such Individual Property is located in a Flood Prone Area and as to whether the community in which such Individual Property is located is participating in the National Flood Insurance Program and (iii) copies of the applicable Borrower’s application for a flood insurance policy (the “Flood Insurance”) plus proof of premium payment, a declaration page confirming that Flood Insurance has been issued, or such other evidence of Flood Insurance satisfactory to Administrative Agent and naming Administrative Agent as sole loss payee on behalf of the Lenders. If reasonably required by Administrative Agent and to the extent Commercially Available for any particular Individual Property, additional flood insurance in amounts as reasonably approved by Administrative Agent, provided that the insurance pursuant to this Section 3.1(1)(g) shall be on terms consistent with the all risk insurance policy required under Section 3.1(1)(a) and, to the extent the same is Commercially Available, any deductible with respect to such insurance shall not exceed five percent (5%) of the total insurable value of the applicable Individual Property;

h.if reasonably required by Administrative Agent and to the extent Commercially Available for any particular Individual Property, earthquake insurance in amounts not less than the probable maximum loss (PML) percentage of the total insurable value of the applicable Individual Property, as reasonably approved by Administrative Agent, provided that the insurance pursuant to this Section 3.1(1)(h) shall be on terms consistent with the all risk insurance policy required under Section 3.1(1)(a) and, to the extent the same is Commercially Available, any deductible with respect to such insurance shall not exceed five percent (5%) of the total insurance value of the applicable Individual Property;

i.if reasonably required by Administrative Agent (taking into account a particular Individual Property’s proximity to a coastal wind zone) and to the extent Commercially Available for any particular Individual Property, storm damage or so called wind storm damage insurance in an amount reasonably determined by Administrative Agent, taking into consideration, in all material respects, the probable maximum loss (PML) from windstorm damage for the particular Individual Property as determined by a PML study reasonably approved by Administrative Agent. Such wind storm damage insurance shall have a deductible not to exceed 5% of the total insurable value of the Individual Property;

j.umbrella liability insurance in an amount not less than $100,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under Section 3.1(1)(b); and

k.as to each Individual Property such other insurance and in such amounts as Administrative Agent from time to time may reasonably request, and provided the same is Commercially Available. For the purposes of this Article 3, a particular insurance type or amount shall be deemed “Commercially Available” for an Individual Property if such insurance type or amount is (i) commercially available in the insurance market, and (ii) commonly required by lenders making mortgage loans with respect to property similar to the applicable Individual Property.

(2)All insurance provided for in Section 3.1(1) shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be reasonably satisfactory to Administrative Agent, issued by financially sound and responsible insurance companies permitted to do business in the State in which the applicable Individual Property is located and reasonably approved by Administrative Agent. Borrowers will maintain the insurance coverage described in Sections 3.1(1) with one or more financially sound and responsible insurance companies authorized to do business in the state in which the Individual Property is located and having a claims‑paying‑ability rating by S&P not lower than “A‑” or by A.M. Best not lower than “A- :IX”. If Borrowers’ insurers or reinsurance carriers fail to provide or maintain the ratings set forth in this Section 3.1(2), Borrowers may satisfy the applicable ratings requirement by providing to Lender a “cut‑through or credit wrap” policy or endorsement in form and substance reasonably approved by Administrative Agent issued by an insurer reasonably satisfactory to Administrative Agent or by such other credit enhancement or guaranty by such other Person, in each event reasonably satisfactory to Administrative Agent. To the extent the same is Commercially Available in the insurance market, Terrorism Coverage shall be provided by the policies required by Section 3.1(1) or by a separate policy, either providing terrorism coverage as defined by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) in place through December 31, 2020 or any subsequent act replacing or extending TRIPRA with coverage amounts of not less than an amount equal to the full replacement cost of the Improvements and the Personal Property plus business income/loss of Rents as required in Section 3.1(1)(c) on each Individual Property; provided, however, that in the event that TRIPRA or any successor legislation is no longer in place, no Policy shall contain an exclusion from coverage under such Policy for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, provided that Borrowers may obtain separate Terrorism Insurance (as defined below) coverage subject to and in accordance with the terms of this Section 3.1(2), in which case Borrowers will be required to maintain insurance against terrorism, certified and non‑certified terrorist acts or similar acts of sabotage (“Terrorism Insurance”) with coverage amounts of not less than an amount equal to the full replacement cost of the Improvements and the Personal Property plus business income/loss of Rents as required in Section 3.1(1)(c) on each Individual Property (the “Terrorism Insurance Required Amount”). Notwithstanding the foregoing, in the event that Borrowers are required to obtain separate Terrorism Insurance as set forth herein in the event that TRIPRA or any successor legislation is no longer in place, Borrowers shall only be required to obtain Terrorism Insurance to the extent that such coverage is obtainable for annual premiums not in excess of an amount equal to two (2) times the then‑annual casualty premium required under Section 3.1(1)(a) (without giving effect to the cost of earthquake insurance or Terrorism Insurance components of such policies) (the “Terrorism Cap”) and shall obtain Terrorism Coverage to such extent.

(3)All Policies provided for or contemplated by Section 3.1(1) shall name Borrowers as named insureds and, except for the Policy referenced in Section 3.1(1)(e), shall name Administrative Agent (for the benefit of the Lenders) as additional insureds on liability coverages and loss payee on all property coverages, as their respective interests may appear, and in the case of all property coverages, including but not limited to business income/loss of Rents, windstorm, terrorism, boiler and machinery, earthquake, and flood insurance, shall contain a mortgagee clause in favor of Administrative Agent providing that the loss thereunder shall be payable to Administrative Agent in accordance with the terms of this Agreement and shall otherwise be in form, substance and content reasonably acceptable to Administrative Agent. Administrative Agent acknowledges that, as of the date of this Agreement, Administrative Agent has received certificates evidencing the insurance required by Section 3.1(1) and Borrowers agree not less than ten (10) days prior to the expiration dates of the applicable policies to deliver certificates of insurance or other satisfactory proof of insurance pursuant to industry standards marked “premium paid” or accompanied by evidence reasonably satisfactory to Administrative Agent of payment of the premiums due thereunder (the “Insurance Premiums”). Borrowers shall deliver copies of the policies to Administrative Agent. In addition, at the request of Administrative Agent, Borrowers shall make copies available to Administrative Agent for inspection and review at Parent Guarantor’s office.

(4)All Policies provided for in Section 3.1(1) hereof shall contain clauses or endorsements to the effect that:

a.as set forth in the mortgagee clause in the property policies, no act or negligence of any Borrower or any other named insured under the policy, or foreclosure or similar action, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Administrative Agent is concerned;

b.the Policy shall not be cancelled without at least thirty (30) days’ written notice to Administrative Agent and any other party named therein as an insured, except for non‑payment of any Insurance Premium for which ten (10) days written notice shall be provided;

c.each Policy shall provide that the issuers thereof shall give ten (10) days’ written notice to Administrative Agent if the issuers elect not to renew such Policy prior to its expiration; and

d.Administrative Agent shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(5)If at any time Administrative Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Administrative Agent shall have the right, subject to the expiration of the applicable time periods set forth in Section 3.1(4) and with simultaneous notice to Borrowers to take such action as Administrative Agent deems necessary to protect its interest in each Individual Property, including the obtaining of such insurance coverage as Administrative Agent in its reasonable discretion deems appropriate, and all expenses incurred by Administrative Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrowers to Administrative Agent upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

(6)In the event of a foreclosure of any Mortgage, or other transfer of title to any Property in extinguishment in whole or in part of the Loans, all right, title and interest of Borrowers in and to the Policies then in force and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Administrative Agent for the benefit of the Lenders or other transferee in the event of such other transfer of title.

Section 3.2    Use and Application of Net Proceeds from Casualty and Condemnation. The following provisions shall apply in connection with the Restoration of each applicable Individual Property:

(1)If the Net Proceeds shall be less than the Threshold Amount applicable to such Individual Property and the costs of completing the Restoration shall be less than Threshold Amount applicable to such Individual Property, the Net Proceeds will be directly disbursed to the applicable Borrower (as directed by Administrative Agent) upon receipt, provided that (a) no Event of Default has occurred and is continuing and (b) the applicable Borrower delivers to Administrative Agent a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(2)If the Net Proceeds are equal to or greater than Threshold Amount applicable to such Individual Property or the costs of completing the Restoration is equal to or greater than Threshold Amount applicable to such Individual Property, Administrative Agent shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 3.2. The term “Net Proceeds” means (i) the net amount of all insurance proceeds received by Administrative Agent pursuant to Section 3.1(1)(a), (d), (f), (g) and (h) as a result of a Casualty to any Individual Property, after deduction of its reasonable costs and expenses (including reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

a.Provided that no Event of Default shall have occurred and is continuing, the Net Proceeds shall be made available to the applicable Borrower for Restoration, provided that (A) each of the following conditions are met or (B) the terms of any Material Lease or Reciprocal Easement Agreement requires the applicable Borrower to complete the Restoration:

i.(1) in the event the Net Proceeds are Insurance Proceeds, less than fifty percent (50%) of the total floor area of the Improvements at the applicable Individual Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the applicable Individual Property is taken, and such land is located along the perimeter or periphery of such Individual Property;

ii.the applicable Borrower demonstrates to Administrative Agent that after the Restoration at least sixty percent (60%) of the total rentable space in the applicable Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation (the “Pre‑Casualty or Condemnation Lease”), whichever the case may be, will be leased pursuant to Pre‑Casualty or Condemnation Leases or other substitute lease commitments;

iii.the applicable Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than the later of (a) ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs or (b) fifteen (15) days after Administrative Agent makes the proceeds available to the applicable Borrower) and shall diligently pursue the same to satisfactory completion in compliance with all Applicable Laws, including all applicable Environmental Laws;

iv.Administrative Agent shall be reasonably satisfied that any operating deficits, including all scheduled payments of principal and interest under the Notes and this Agreement, which will be incurred with respect to such Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage described in Section 3.1(1)(c), if applicable, or (3) by other funds of Borrowers;

v.Administrative Agent shall be reasonably satisfied that the Restoration will be substantially completed in accordance with Applicable Laws so that the tenants can legally and physically occupy their space on or before the earliest to occur of (1) the Maturity Date (after giving effect to any Extension Options then exercisable by Borrowers), (2) twelve (12) months after the occurrence of such Casualty or Condemnation, (3) such time as may be required under Applicable Law, in order to repair and restore such Individual Property to the condition it was in immediately prior to such Casualty or Condemnation, or (4) the expiration of the insurance coverage referred to in Section 3.1(1)(c);

vi.such Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all Applicable Laws;

vii.Administrative Agent shall be satisfied that the Debt Service Coverage Ratio after the completion of the Restoration shall be equal to or greater than the lesser of 1.20 to 1.00 or the Debt Service Coverage Ratio immediately prior to the Casualty or Condemnation, as applicable;

viii.such Casualty or Condemnation, as applicable, does not result in the total and permanent (following the Restoration) loss of access to such Individual Property or the related Improvements;

ix.in the event the Net Proceeds for an Individual Property exceed the Threshold Amount, the applicable Borrower shall deliver, or cause to be delivered, to Administrative Agent a signed summary budget approved in writing by the applicable Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Administrative Agent;

x.the Net Proceeds, together with any Net Proceeds Deficiency deposited by Borrowers with Administrative Agent in accordance with Section 3.2(2)(f), are sufficient in Administrative Agent’s reasonable discretion to cover the cost of the Restoration; and

xi.if any Management Agreement is in effect with respect to such Individual Property as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, such Management Agreement shall (1) remain in full force and effect during the Restoration and shall not otherwise terminate as a result of the Casualty or Condemnation or the Restoration or (2) if terminated, have been replaced with a replacement Management Agreement with a Qualified Manager, prior to the opening or reopening of such Individual Property or any portion thereof for business with the public.

b.The Net Proceeds shall be held by Administrative Agent in an interest bearing account (with interest to be available to the applicable Borrower to the same extent as Net Proceeds are made available pursuant to the terms of this Section 3.2) and, until disbursed in accordance with the provisions of this Section 3.2, shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Administrative Agent to, or as directed by, the applicable Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Administrative Agent that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full (less Casualty Retainage), and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the reasonable satisfaction of Administrative Agent and discharged of record or in the alternative fully insured to the reasonable satisfaction of Administrative Agent by the title company issuing the applicable Title Insurance Policy.

c.All plans and specifications required in connection with the Restoration, the cost of which is greater than the Threshold Amount applicable to the Individual Property at which the Restoration is occurring, shall be subject to prior review and acceptance (which shall not be unreasonably withheld) in all material respects by Administrative Agent and by an independent consulting engineer selected by the applicable Borrower and reasonably acceptable to Administrative Agent (the “Casualty Consultant”). Administrative Agent shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration the cost of which is greater than the Threshold Amount applicable to the Individual Property at which the Restoration is occurring, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance (which shall not be unreasonably withheld) by Administrative Agent and the Casualty Consultant. All reasonable and out‑of‑pocket costs and expenses incurred by Administrative Agent in connection with making the Net Proceeds available for the Restoration, including reasonable counsel fees and disbursements and the reasonable fees of the Casualty Consultant, shall be paid by Borrowers.

d.In no event shall Administrative Agent be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” means an amount equal to the greater of (i) ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed or (ii) the amount actually held back by the applicable Borrower from contractors, subcontractors and materialmen engaged in the Restoration (but shall not be duplicative of such amounts actually held back by the applicable Borrower).

The Casualty Retainage shall not be released until the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this Section 3.2 and that all approvals necessary for the re‑occupancy and use of the Individual Property have been obtained from all appropriate Governmental Authorities, and Administrative Agent receives evidence reasonably satisfactory to Administrative Agent that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Administrative Agent will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Administrative Agent that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the Lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Administrative Agent or by the title company issuing the Title Insurance Policy for the applicable Individual Property, and receives an endorsement to such Title Insurance Policy insuring the continued priority of the Lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Administrative Agent, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

e.Administrative Agent shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

f.If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Administrative Agent in consultation with the Casualty Consultant, if any, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrowers shall deposit the deficiency (the “Net Proceeds Deficiency”), either (i) in the form or an Alteration Indemnity from an Acceptable Indemnitor or (ii) in cash or a Letter of Credit, with Administrative Agent before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency, if deposited as cash with Administrative Agent, shall be held by Administrative Agent in an interest‑bearing subaccount established by the applicable Borrower under and in accordance with the Cash Management Agreement and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to Section 3.2 shall constitute additional security for the Debt and other obligations under the Loan Documents. If the Net Proceeds Deficiency, as delivered to Administrative Agent, is in the form of a Letter of Credit, such Letter of Credit shall be held by Administrative Agent until the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with Section 3.2 and the receipt by Administrative Agent of evidence reasonably satisfactory to Administrative Agent that all costs incurred in connection with the Restoration have been paid in full, and thereafter, provided that no Event of Default shall have occurred and be continuing, shall be released to the applicable Borrower.

g.The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Administrative Agent after the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of Section 3.2 and the receipt by Administrative Agent of evidence reasonably satisfactory to Administrative Agent that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Administrative Agent to the applicable Borrower, provided no Event of Default shall have occurred and shall be continuing.

(3)All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to the applicable Borrower as excess Net Proceeds pursuant to Section 3.2(2)(g) may be retained and applied by Administrative Agent toward the payment of the Debt (without any Prepayment Premium) whether or not then due and payable in such order, priority and proportions as Administrative Agent in its sole and absolute discretion shall deem proper. If Administrative Agent shall receive and retain Net Proceeds, the Lien of the Mortgage shall be reduced only by the amount thereof received and retained by Administrative Agent and actually applied by Administrative Agent in reduction of the Loans. If Administrative Agent elects to apply Net Proceeds towards principal the same shall be deemed a mandatory prepayment and subject to the terms of Section 2.4(5).

Section 3.3    Casualty and Condemnation.

(1)If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), the applicable Borrower shall give prompt notice of such damage to Administrative Agent and shall promptly commence and diligently prosecute the completion of the Restoration of such Individual Property as nearly as possible to the condition such Individual Property was in immediately prior to such Casualty, with such Alterations as may be reasonably approved by Administrative Agent and otherwise in accordance with Section 3.2. Borrowers shall pay all costs of such Restoration whether or not such costs are covered by insurance (provided that, if Net Proceeds are required to be made available to the applicable Borrower for Restoration pursuant to the terms of, and subject to compliance with, Section 3.2, they are made available to such Borrower for Restoration). Administrative Agent may, but shall not be obligated to, make proof of loss if not made promptly by the applicable Borrower.

(2)The applicable Borrower shall promptly give Administrative Agent notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any part of any Individual Property and shall deliver to Administrative Agent copies of any and all papers served in connection with such proceedings. Administrative Agent may participate in any such proceedings, and the applicable Borrower shall, from time to time, deliver to Administrative Agent all instruments reasonably requested by it to permit such participation. The applicable Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Administrative Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrowers shall continue to pay the Debt at the time and in the manner provided for its payment in the Notes and in this Agreement and the Debt shall not be reduced until any Net Proceeds shall have been actually received and applied by Administrative Agent to the reduction or discharge of the Debt. Administrative Agent and the Lenders shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the Applicable Interest Rate. If any Individual Property or any portion thereof is taken by a condemning authority, the applicable Borrower shall, promptly commence and diligently prosecute the Restoration of such Individual Property and otherwise comply with the provisions of Section 3.2. If an Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Administrative Agent of the Award, Administrative Agent shall have the right, whether or not a deficiency judgment on the Notes shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt in full.

ARTICLE 4
RESERVES; LETTERS OF CREDIT

Section 4.1    Reserve Funds.

(1)Establishment. Borrowers shall, in accordance with Section 2.1 of the Cash Management Agreement, establish the following accounts into which amounts in the Cash Management Account shall be deposited as set forth in the Cash Management Agreement: (a) an account with the Cash Management Bank into which the Monthly Tax Deposit shall be deposited (the “Tax Account”); (b) an account with the Cash Management Bank into which the Monthly Insurance Premium Deposit shall be deposited (the “Insurance Account”); (c) an account with the Cash Management Bank into which the Monthly Debt Service Deposit shall be deposited (the “Debt Service Account”); (d) an account with the Cash Management Bank into which the Monthly Operating Expense Deposit shall be deposited (the “Operating Expense Account”); (e) an account with the Cash Management Bank into which the Monthly Replacement Reserve Deposit shall be deposited (the “Replacement Reserve Account”); and (f) an account with the Cash Management Bank into which the Rollover Reserve Fund shall be deposited (the “Rollover Account”). The foregoing accounts described in the foregoing (a)-(f) may be ledger or book‑entry sub-accounts (to the extent the Cash Management Bank is able to do so) and need not be actual sub-accounts, shall each be under the sole dominion and control of Administrative Agent and shall be allocated and disbursed pursuant to the terms of this Agreement and the Cash Management Agreement.

(2)Funding of Reserve Funds. Upon an occurrence and during the continuance of a Trigger Event, the Tax Account, the Insurance Account, the Debt Service Account, the Operating Expense Account, the Replacement Reserve Account and the Rollover Account shall be funded in accordance with Section 4.1(d) of the Cash Management Agreement.

(3)Release of Tax Funds. Subject to Section 4.2(3), Administrative Agent will apply the funds in the Tax Account to payments of Taxes required to be made by Borrowers pursuant to Section 9.2. In making any payment of Taxes from the Tax Account, Administrative Agent may do so according to any bill, statement or estimate procured from the appropriate public office, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof, unless given written advance notice by Borrowers of such inaccuracy, invalidity or contest. Any amount remaining in the Tax Account shall be returned to Borrowers (x) immediately after the Debt has been paid in full or (y) promptly upon Borrowers’ request following the Cure Event for the applicable Trigger Event (provided that the Excess Cash Release Conditions are met at such time and no Collateral Pool Trigger then exists). If at any time Administrative Agent reasonably determines that the Tax Account is not or will not be sufficient to accumulate (including payment of subsequent monthly amounts in accordance with the provisions of the Cash Management Agreement) the full amount to pay Taxes by the dates set forth above, Administrative Agent shall notify Borrowers of such determination and the monthly payments in the Tax Account shall be increased by an amount that Administrative Agent estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes.

(4)Release of Insurance Funds. Subject to Section 4.2(3), Administrative Agent will apply the funds in the Insurance Account to payments of Insurance Premiums required to be made by Borrowers pursuant to Section 3.1. In making any payment of Insurance Premiums from the Insurance Account, Administrative Agent may do so according to any bill, statement or estimate procured from the appropriate insurer, without inquiry into the accuracy of such bill, statement or estimate, unless given written advance notice by Borrowers of such inaccuracy, invalidity or other contest. Any amount remaining in the Insurance Account shall be returned to Borrowers (x) immediately after the Debt has been paid in full or (y) promptly upon Borrowers’ request following the Cure Event for the applicable Trigger Event (provided that the Excess Cash Release Conditions are met at such time and no Collateral Pool Trigger then exists). If at any time Administrative Agent reasonably determines that the Insurance Account is not or will not be sufficient to accumulate (including payment of subsequent monthly amounts in accordance with the provisions of the Cash Management Agreement) the full amount to pay the Insurance Premiums by the applicable due dates, Administrative Agent shall notify Borrowers of such determination and the monthly payments in the Insurance Account shall be increased by an amount that Administrative Agent estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

(5)Release of Debt Service Reserve Funds. Subject to Section 4.2(3), Administrative Agent will apply the funds in the Debt Service Account to the extent of available funds therein on each Payment Date to pay the Debt Service due on such Payment Date, together with any fees or expenses of the Lenders and Administrative Agent then due and payable under the Loan Documents. Any amount remaining in the Debt Service Account shall be returned to Borrowers (x) immediately after the Debt has been paid in full or (y) promptly upon Borrowers’ request following the Cure Event for the applicable Trigger Event (provided that the Excess Cash Release Conditions are met at such time and no Collateral Pool Trigger then exists).

(6)Release of Operating Expense Reserve Funds. Subject to Section 4.2(3), Administrative Agent shall disburse the Operating Expense Funds to Borrower to pay Operating Expenses and Capital Expenditures as set forth in the related Approved Annual Budget upon the applicable Borrower’s request (which such request shall be accompanied by an Officer’s Certificate detailing the applicable expenses to which the requested disbursement relates and attesting that such expense shall be paid with the requested disbursement). In no event shall Administrative Agent be obligated to disburse funds from the Operating Expense Account if an Enforcement Action then exists. Any amount remaining in the Operating Expense Account shall be returned to Borrowers (x) immediately after the Debt has been paid in full or (y) promptly upon Borrowers’ request following the Cure Event for the applicable Trigger Event (provided that the Excess Cash Release Conditions are met at such time and no Collateral Pool Trigger then exists).

(7)Release of Replacement Reserve Funds. Subject to Section 4.2(3), Administrative Agent will apply the funds in the Replacement Reserve Account to reimburse the applicable Borrower for Capital Expenditures which are required to be made to the Individual Properties (collectively, the “Replacements”). Amounts deposited into the Replacement Reserve Account shall hereinafter be referred to as the “Replacement Reserve Fund”. Administrative Agent shall, upon written request from the applicable Borrower and satisfaction of the requirements set forth in this Section 4.1(7), disburse to the applicable Borrower amounts from the Replacement Reserve Account necessary to reimburse such Borrower for the actual costs upon completion of such Replacements (or, upon partial completion in the case of Replacements requiring periodic payments pursuant to terms of a written contract as described below). In no event shall Administrative Agent be obligated to disburse funds from the Replacement Reserve Account if an Enforcement Action or a Collateral Pool Trigger then exists. Each request for disbursement from the Replacement Reserve Account shall be in the form of a summary spreadsheet reasonably acceptable to Administrative Agent and shall specify (a) the specific Replacements for which the disbursement is requested and (b) the items and/or services for which the disbursement is being requested and costs thereof. Upon request of the Administrative Agent, the applicable Borrower shall provide copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless, at the request of the applicable Borrower, Administrative Agent has agreed to issue joint checks payable to such Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a particular Replacement, each request shall include evidence reasonably satisfactory to Administrative Agent of payment of all such amounts (or a certificate of a Responsible Officer of such Borrower confirming that all such amounts have been paid or will be paid from the proceeds of the requested disbursement). Except in the case of Replacements requiring periodic payments pursuant to terms of a written contract as described below, each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. The applicable Borrower shall provide Administrative Agent evidence of completion satisfactory to Administrative Agent in its reasonable judgment. With respect to disbursements for Capital Expenditures relating to (x) any single contract requiring payments in excess of $250,000 (whether disbursed in a lump sum or multiple installments) or (y) any group of capital improvements being contemporaneously undertaken with respect to an Individual Property and costing in excess of $2,000,000 in the aggregate or (z) any group of capital improvements being contemporaneously undertaken with respect to the Individual Properties in the aggregate and costing in excess of $5,000,000, as a condition to any disbursement, Administrative Agent may require the applicable Borrower to obtain conditional Lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an aggregate amount equal to or greater than $250,000 for completion of its work or delivery of its materials with respect to such capital improvement. Any Lien waiver delivered hereunder shall conform to the requirements of Applicable Law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request). If the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided that (i) such contract requires payment upon completion of such portion of the work, (ii) all other applicable conditions in this Section 4.1(7) for disbursement have been satisfied, and (iii) funds remaining in the Replacement Reserve Account are, in Administrative Agent’s judgment, sufficient to complete such Replacement and other Replacements when required (taking into account subsequent monthly installments into the Replacement Reserve Account). The applicable Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $25,000. Upon Administrative Agent’s request, the applicable Borrower shall collaterally assign any contract or subcontract providing labor or materials in connection with Replacements costing, in the aggregate, in excess of $2,500,000 to Administrative Agent for the benefit of the Lenders.

The applicable Borrower shall permit Administrative Agent’s agents and representatives (including Administrative Agent’s engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 4.1(7) to enter onto such Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at such Property, and to complete any Replacements made pursuant to this Section 4.1(7). Such Borrower shall cause all contractors and subcontractors to cooperate with Administrative Agent’s representatives or such other Persons described above in connection with inspections described above or the completion of Replacements pursuant to this Section 4.1(7). With respect to disbursements in excess of $500,000 in any month or $1,500,000 in any consecutive three month period, Administrative Agent may require an inspection of such Property at Borrowers’ expense prior to making a monthly disbursement from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought. Administrative Agent may require that such inspection be conducted by an appropriate independent qualified professional selected by Administrative Agent and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Administrative Agent prior to the disbursement of any amounts from the Replacement Reserve Account. Administrative Agent shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Administrative Agent or by an independent qualified professional, provided that during the continuance of any Event of Default, such expense shall be paid by Borrowers. The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialmen’s or other Liens. Before each disbursement from the Replacement Reserve Account in excess of $1,000,000, Administrative Agent may require the applicable Borrower to provide Administrative Agent with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic’s or materialmen’s Liens or other Liens of any nature have been placed against such Property since the date of recordation of the Mortgage and that title to such Property is free and clear of all Liens (other than the Lien of the Mortgage and other Permitted Encumbrances). All Replacements shall comply in all material respects with all Applicable Law and all applicable insurance requirements including applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters. In addition to any insurance required under the Loan Documents, the applicable Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under Applicable Law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Administrative Agent. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Administrative Agent or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Administrative Agent. It shall be an Event of Default if any Borrower fails to comply with any provision of this Section 4.1(7) and such failure is not cured within thirty (30) days after notice from Administrative Agent. Upon an Enforcement Action, Administrative Agent, at the direction of the Required Lenders, may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including completion of the Replacements or for any other repair or replacement to such Property or toward payment of the Debt in such order, proportion and priority as may be determined by Administrative Agent in its sole discretion (subject to Section 14.3). Administrative Agent’s right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Administrative Agent under this Agreement and the other Loan Documents. Nothing in this Agreement shall obligate Administrative Agent to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority. The insufficiency of any balance in the Replacement Reserve Account shall not relieve any Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents. Upon Administrative Agent’s request, the applicable Borrower shall assign any contract or subcontract providing labor or materials in connection with Replacements costing, in the aggregate, in excess of $2,500,000 to Administrative Agent for the benefit of the Lenders. The applicable Borrower shall permit Administrative Agent’s agents and representatives (including Administrative Agent’s engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 4.1(7) to enter onto such Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at such Property, and to complete any Replacements made pursuant to this Section 4.1(7). The applicable Borrower shall cause all contractors and subcontractors to cooperate with Administrative Agent’s representatives or such other Persons described above in connection with inspections described above or the completion of Replacements pursuant to this Section 4.1(7). Administrative Agent may require an inspection of such Property at Borrowers’ expense prior to making a monthly disbursement from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought. Administrative Agent may require that such inspection be conducted by an appropriate independent qualified professional selected by Administrative Agent and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Administrative Agent prior to the disbursement of any amounts from the Replacement Reserve Account. Administrative Agent shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Administrative Agent or by an independent qualified professional, provided that during the continuance of any Event of Default, such expense shall be paid by Borrowers. The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialmen’s or other Liens.

Before each disbursement from the Replacement Reserve Account in excess of $1,000,000, Administrative Agent may require the applicable Borrower to provide Administrative Agent with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic’s or materialmen’s Liens or other Liens of any nature have been placed against such Property since the date of recordation of the Mortgage and that title to such Property is free and clear of all Liens (other than the Lien of the Mortgage and other Permitted Encumbrances). All Replacements shall comply in all material respects with all Applicable Law and all applicable insurance requirements including applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters. In addition to any insurance required under the Loan Documents, the applicable Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under Applicable Law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Administrative Agent. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Administrative Agent or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Administrative Agent. It shall be an Event of Default if any Borrower fails to comply with any provision of this Section 4.1(7) and such failure is not cured within thirty (30) days after notice from Administrative Agent. Upon an Enforcement Action, Administrative Agent, at the direction of the Required Lenders, may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including completion of the Replacements or for any other repair or replacement to such Property or toward payment of the Debt in such order, proportion and priority as may be determined by Administrative Agent in its sole discretion (subject to Section 14.3). Administrative Agent’s right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Administrative Agent under this Agreement and the other Loan Documents. Nothing in this Agreement shall obligate Administrative Agent to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority. The insufficiency of any balance in the Replacement Reserve Account shall not relieve any Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents. Any amount remaining in the Replacement Reserve Account shall be returned to Borrowers (x) immediately after the Debt has been paid in full or (y) promptly upon Borrowers’ request following the Cure Event for the applicable Trigger Event (provided that the Excess Cash Release Conditions are met at such time and no Collateral Pool Trigger then exists).

(8)Release of Rollover Reserve Funds. All funds in the Rollover Account shall be held by Administrative Agent for tenant improvement and leasing commission obligations incurred after the Closing Date. Amounts deposited in the Rollover Account shall hereinafter be referred to as the “Rollover Reserve Fund”. Subject to Section 4.2(3), Administrative Agent shall make disbursements from the Rollover Reserve Fund for tenant improvement and leasing commission obligations incurred by the applicable Borrower in connection with a new Lease (or Lease modification or extension) entered into in accordance with this Agreement. Administrative Agent shall make disbursements as requested by the applicable Borrower (but not more frequently than once each calendar month) in increments of no less than $5,000 upon delivery by the applicable Borrower of a request for disbursement in the form of a summary spreadsheet reasonably acceptable to Administrative Agent accompanied by copies of paid invoices for the amounts requested (or such other evidence reasonably satisfactory to Administrative Agent that such requested amounts have been paid) and, with respect to tenant improvement and leasing commissions relating to any single tenant or any single Lease, as applicable, in excess of $250,000, Administrative Agent may condition disbursement on receipt of conditional Lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment, provided that the applicable Borrower shall not be required to deliver Lien waivers with respect to tenant reimbursement amounts unless and to the extent such tenant is required to provide Lien waivers pursuant to the terms of the applicable Lease; provided, however, that the applicable Borrower shall use commercially reasonable efforts to enforce any such obligation of such tenant. With respect to disbursements in excess of $500,000 in any month or $1,500,000 in any three consecutive months, Administrative Agent may require an inspection of the applicable Property at Borrowers’ expense prior to making a disbursement in order to verify completion of improvements for which reimbursement is sought. All earnings or interest on the Rollover Reserve Fund shall be and become part of such Rollover Reserve Fund and shall be disbursed as provided in this Section 4.1(8). Any amount remaining in the Rollover Reserve Fund shall be returned to Borrowers (x) immediately after the Debt has been paid in full or (y) promptly upon Borrowers’ request following the Cure Event for the applicable Trigger Event (provided that the Excess Cash Release Conditions are met at such time and no Collateral Pool Trigger then exists).

Section 4.2    Reserve Funds and Security Accounts Generally.

(1)Granting of Security Interest. Each Borrower hereby grants a perfected first‑priority security interest in favor of Administrative Agent for the ratable benefit of the Lenders in each Security Account established under the Loan Documents and all financial assets and other property and sums at any time held, deposited or invested therein, and all security entitlements and investment property relating thereto, together with any interest or other earnings thereon, and all proceeds thereof, whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities (collectively, “Reserve Account Collateral”), together with all rights of a secured party with respect thereto (even if no further documentation is requested by Administrative Agent or the Lenders or executed by the applicable Borrower).

(2)Covenants. Each Borrower covenants and agrees:

a.to do all acts that may be reasonably necessary to maintain, preserve and protect Reserve Account Collateral;

b.to pay promptly when due all material taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting any Reserve Account Collateral;

c.to appear in and defend any action or proceeding which may materially and adversely affect any Borrower’s title to or Administrative Agent’s interest in the Reserve Account Collateral;

d.following the creation of each Security Account and the initial funding thereof, other than to Administrative Agent pursuant to this Agreement or the Cash Management Agreement, not to transfer, assign, sell, surrender, encumber, mortgage, hypothecate, or otherwise dispose of any of the Reserve Account Collateral or rights or interests therein, and to keep the Reserve Account Collateral free of all levies and security interests or other Liens or charges, except the security interest in favor of Administrative Agent granted hereunder;

e.to account fully for and promptly deliver to Administrative Agent, in the form received, all documents, chattel paper, instruments and agreements constituting the Reserve Account Collateral hereunder, endorsed to Administrative Agent or in blank, as requested by Administrative Agent, and accompanied by such powers as appropriate and until so delivered all such documents, instruments, agreements and proceeds shall be held by Borrowers in trust for Administrative Agent, separate from all other property of any Borrower; and

f.from time to time upon request by Administrative Agent, to furnish such further assurances of Borrowers’ title with respect to the Reserve Account Collateral, execute such written agreements, or do such other acts, all as may be reasonably necessary to effectuate the purposes of this agreement or as may be required by law, or in order to perfect or continue the first‑priority Lien and security interest of Administrative Agent in the Reserve Account Collateral.

(3)Application of Reserve Account Collateral after Commencement of Enforcement Action. Following the commencement of any Enforcement Action, Administrative Agent, at the direction of the Required Lenders, may withdraw the Reserve Funds and the other funds in the Security Accounts and apply such funds to the items for which the Reserve Funds were established or to payment of the Debt in such order, proportion and priority as Administrative Agent may determine in its sole and absolute discretion (subject to Section 14.3). Administrative Agent’s right to withdraw and apply such funds shall be in addition to all other rights and remedies provided to Administrative Agent on behalf of the Lenders under the Loan Documents, at law or in equity.

(4)Prohibition Against Further Encumbrance. Borrowers shall not, without the prior consent of Administrative Agent, further pledge, assign or grant any security interest in the Reserve Funds or the Security Accounts or permit any Lien to attach thereto, or any levy to be made thereon, or any Uniform Commercial Code financing statements, except those naming Administrative Agent on behalf of the Lenders as the secured party, to be filed with respect thereto.

(5)Release of Reserve Funds. Any amount remaining in the Reserve Funds and the Security Accounts after the Debt has been paid in full shall be promptly returned to Borrowers.

Section 4.3    Letters of Credit. With respect to any Letter of Credit which Borrowers may furnish or cause to be furnished to Administrative Agent in accordance with the terms of this Agreement or any of the other Loan Documents:

(1)Administrative Agent will be entitled, among other things, to make one or more draws by presentment thereof to the issuing bank accompanied only by Administrative Agent’s clean sight‑draft, it being intended that the issuing bank shall have no right or duty to inquire as to Administrative Agent’s right to draw upon such Letter of Credit.

(2)Administrative Agent shall be entitled, among other things, to draw upon each Letter of Credit, in whole, or in part from time to time, upon the occurrence and during the continuance of any Event of Default or under the other circumstances under which a draw shall be permitted under the Loan Documents or the Letter of Credit.

(3)Administrative Agent shall have the right to draw upon any Letter of Credit within thirty (30) days prior to the expiration date of such Letter of Credit and each renewal and extension thereof unless, prior to such expiration date of such Letter of Credit and each renewal and extension thereof, Borrowers shall have furnished a replacement, extension or renewal Letter of Credit, acceptable to Administrative Agent, it being the intent hereof that at no time shall the unexpired term of any Letter of Credit be less than thirty (30) days. If Administrative Agent draws upon a Letter of Credit pursuant to the terms of this Section 4.3(3), then Administrative Agent shall give notice of such draw to Borrowers and Administrative Agent shall hold the proceeds thereof as additional collateral for the Debt, to be applied in accordance with Sections 4.3(4) and (5).

(4)Upon three (3) Business Days’ notice to Borrowers, Administrative Agent shall also be entitled to draw upon a Letter of Credit if Administrative Agent reasonably determines that its rights to draw on such Letter of Credit could be in jeopardy. Without limiting the foregoing, Administrative Agent shall also be entitled to draw on a Letter of Credit if (i) the credit rating or financial condition of the issuing bank no longer meets the minimum rating contained in the definition of Letter of Credit and (ii) within five (5) business days following written notice from Administrative Agent of such failure Borrowers have not provided a replacement Letter of Credit with an issuing bank that meets such minimum rating. Following a draw by Administrative Agent on a Letter of Credit solely because of the deterioration of the creditworthiness of the issuing bank, Administrative Agent will deposit such proceeds in the Cash Collateral Account as security for the purposes for which such Letter of Credit was delivered and Administrative Agent shall be entitled to draw upon such proceeds to the same extent it would have been entitled to make a draw under the applicable Letter of Credit. Administrative Agent shall, or shall direct the Cash Management Bank to, disburse such proceeds to Borrowers, provided that (i) Borrowers deliver to Administrative Agent a replacement Letter of Credit, (ii) there exists no Event of Default, and (iii) Borrowers pay all of Administrative Agent’s fees and expenses in connection with such draw and disbursement.

(5)No draw by Administrative Agent on any Letter of Credit shall cure or be deemed to cure any Event of Default or limit in any respect any of Administrative Agent’s or the Lenders’ remedies under the Loan Documents, it being understood that Administrative Agent’s and the Lenders’ rights and remedies hereunder shall be cumulative and Administrative Agent and the Lenders shall have no obligations to apply the proceeds of any draw to missed installments or other amounts then due and unpaid under the Loans. Proceeds of any draw upon a Letter of Credit (after reimbursement of any actual out‑of‑pocket costs and expenses, including reasonable attorneys’ fees and reimbursements, incurred by Administrative Agent in connection with such draw) may be applied by Administrative Agent to the payment of the Debt in such manner as Administrative Agent determines. No delay or omission of Administrative Agent or the Lenders in exercising any right to draw on a Letter of Credit shall impair any such right, or shall be construed as a waiver of, or acquiescence in, any Event of Default.

(6)Administrative Agent shall, upon request, release its rights in any Letters of Credit and surrender such Letters of Credit to the issuing bank upon the payment in full of all Loans.

ARTICLE 5

[RESERVED]

ARTICLE 6

LEASING MATTERS

Section 6.1    Representations and Warranties on Leases. From and after the date that an Individual Property is encumbered by a Mortgage, each Borrower represents and warrants to Administrative Agent and the Lenders with respect to Leases of the applicable Individual Property as follows:

(1)No Individual Property is subject to any Leases other than the Leases described in the true and correct copy of the rent roll attached hereto as Schedule 6.1 (the “Rent Roll”) and made a part hereof (other than tenants’ subleases, if any, and Seasonal Leases).

(2)No Person has any possessory interest in any Individual Property or right to occupy the same, except under and pursuant to the provisions of the Leases, the Permitted Encumbrances or the provisions of the Reciprocal Easement Agreement.

(3)The Leases described on the Rent Roll are in full force and effect and, except as disclosed in such Rent Roll or in an estoppel delivered to Administrative Agent in connection with the closing of the Loans, to such Borrower’s knowledge, there are no material defaults thereunder by either party to such Lease and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder.

(4)Except as disclosed in the Rent Roll or in any estoppel delivered to Administrative Agent in connection with the closing of the Loans, to such Borrower’s knowledge,(i) no Rent (other than security deposits) has been paid more than one (1) month in advance of its due date, (ii) all work to be performed to date by the applicable Borrower under each Lease has been performed in all material respects as required, and (iii) except as set forth on Schedule 6.1(4), any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the applicable Borrower to any tenant already have been received by such tenant.

(5)There has been no prior sale, transfer or assignment, hypothecation or pledge of any Borrower’s interest in any Lease or of the Rents received therein which is presently outstanding.

(6)Except as expressly described in the Title Insurance Policy or in Schedule 6.1 attached hereto or in an estoppel delivered to Administrative Agent in connection with the closing of the Loans, no tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.

(7)Except as described in the Environmental Report, no Borrower has any knowledge of any tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the unauthorized use, generation, treatment, storage, disposal or transportation of any Hazardous Substances in any manner that will or likely result in a violation of applicable Environmental Laws.

(8)On the Closing Date, there are no material Unfunded Tenant Allowances, except as set forth on Schedule 6.5.

Section 6.2    Approval Rights.

(1)Any Material Leases with respect to any Individual Property executed after the date hereof (other than extensions or renewals of existing Leases pursuant to options provided in such Leases), shall be subject to the prior approval of Administrative Agent and Arrangers, which approval shall not be unreasonably withheld, conditioned or delayed. No Borrower may amend or terminate any Material Lease without the prior approval of Administrative Agent and Arrangers except in a commercially reasonable manner by reason of tenant default beyond all applicable notice and cure rights. For purposes of determining whether a Lease which is a “pad” or “ground lease” is a Material Lease, the gross leasable area of any building to be used by the tenant shall be considered and not the surface land area to be leased pursuant to such Lease.

(2)Administrative Agent’s and each Arranger’s prior approval shall not be required for any new Lease (or modification or extension of such a Lease) that is not a Material Lease executed after the Closing Date, provided that the following conditions are satisfied: (a) there exists no Event of Default for which Administrative Agent shall have accelerated the Loan; (b) the Lease (or modified or extended Lease, as the case may be) (or another instrument executed by the applicable tenant) shall provide that such Lease is subordinate to the Mortgage encumbering the applicable Individual Property and the tenant agrees, subject to appropriate provisions for non‑disturbance to the extent the tenant is not in default thereunder, to attorn to Administrative Agent or any purchaser at a sale by foreclosure or power of sale and the tenant will provide an estoppel certificate at least one (1) time per calendar year; (c) the Lease (or modified or extended Lease, as the case may be) does not materially conflict with any restrictive covenant affecting any Individual Property or any other Lease for space in such Individual Property; (d) the Lease (or modified or extended Lease, as the case may be) complies with the Leasing Guideline Schedule; and (e) the Lease (or modified or extended Lease, as the case may be) is with a bona fide third‑party not an Affiliate of Borrowers (except for any Lease with an Affiliate of Borrowers for (x) a mall management office not to exceed 4,000 square feet at any Individual Property, or (y) the installation and operation of solar panels (the demised space not to include more than 1,000 rentable square feet in the aggregate (it being agreed that roof space shall not count towards such 1,000 square foot limitation) at any Individual Property), provided that any such Lease shall be subordinate by its terms to the Lien of the applicable Mortgage and otherwise substantially in the form of the Lease attached hereto as Exhibit M). In no event shall approval be required for extensions or renewals of existing Leases (including Material Leases) pursuant to options provided for therein.

(3)Notwithstanding anything to the contrary contained in the Loan Documents, the applicable Borrower shall be permitted to terminate any Lease without Administrative Agent’s and each Arranger’s approval, provided (a) there exists no Event of Default for which Administrative Agent shall have accelerated the Loan; and (b) the Lease is not a Material Lease (which may only be terminated in accordance with Section 6.2(1) above).

(4)Notwithstanding anything to the contrary contained in this Section 6.2, whenever Administrative Agent’s and Arrangers’ approval to a Lease or modification of a Lease is required pursuant to the provisions of this Section 6.2, the applicable Borrower may, but is not obligated to, submit to Administrative Agent and Arrangers a Lease Term Sheet for a proposed Lease or modification of a Lease for which Administrative Agent’s and each Arranger’s approval is required hereunder, together with reasonably detailed financial information relating to the actual or proposed tenant under such Lease or Lease modification. The applicable Borrower shall deliver to Administrative Agent and each Arranger the executed Lease or Lease modification and if the Lease Term Sheet delivered to Administrative Agent and Arrangers has been approved by Administrative Agent and Arrangers and such Lease or Lease modification conforms to such approved Lease Term Sheet without material modification from such approved Lease Term Sheet, then such Lease or Lease modification will be deemed approved. The applicable Borrower shall have the right to resubmit to Administrative Agent and Arrangers the Lease Term Sheet for the same tenant if the proposed lease terms have been substantially revised from the Lease Term Sheet which has been approved, deemed approved or rejected by Administrative Agent and Arrangers pursuant to the terms hereof.

(5)With regard to any action described in this Section 6.2 for which Administrative Agent’s and Arrangers’ approval is required, Administrative Agent and Arrangers shall not withhold their approval to any such action for more than ten (10) Business Days after request for approval thereof has been made by any Borrower, accompanied by a detailed description of the request for which approval is sought, provided that such Borrower submits such request for Administrative Agent’s and Arrangers’ approval in an envelope labeled “Priority” and delivered to Administrative Agent by overnight delivery and otherwise in accordance with the provisions of Section 12.1 and which request shall state at the top of the first page in bold lettering in 14 pt. font “ADMINISTRATIVE AGENT’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF AN AMENDED AND RESTATED LOAN AGREEMENT, DATED AS OF APRIL 25, 2016, AMONG COLUMBIANA CENTRE, LLC, FALLEN TIMBERS SHOPS, LLC, GRAND TETON MALL, LLC, MAYFAIR MALL, LLC, MONDAWMIN BUSINESS TRUST, NORTH TOWN MALL, LLC, OAKWOOD HILLS MALL, LLC, OAKWOOD SHOPPING CENTER, LLC, PIONEER PLACE, LLC, PDC-EASTRIDGE MALL L.L.C., PDC-RED CLIFFS MALL L.L.C., RED CLIFFS PLAZA, LLC, RIVER HILLS MALL, LLC, SOONER FASHION MALL, L.L.C., SOUTHWEST DENVER LAND L.L.C., SOUTHWEST PLAZA L.L.C. and BRASS MILL CENTER MALL, LLC, ADMINISTRATIVE AGENT AND THE LENDERS AND OTHER PARTIES FROM TIME TO TIME A PARTY THERETO.” In the event that Administrative Agent or either Arranger fails to either approve such request or disapprove such request (such disapproval stating the reasons for such disapproval) for more than ten (10) Business Days after receipt thereof, the action that was the subject of said request shall be deemed approved.

Section 6.3    Covenants.

(1)Upon request, the applicable Borrower shall furnish Administrative Agent with executed copies of all Leases, Lease modifications or Lease terminations entered into after the date hereof.

(2)Each Borrower (A) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (B) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to materially impair the value of the applicable Individual Property; (C) shall not collect any of the Rents more than one (1) month in advance (other than security deposits or Lease Buyout Payments, which Lease Buyout Payments will be deposited by the applicable Borrower into the applicable Lockbox Account); (D) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (E) shall execute and deliver at the request of Administrative Agent all such further assurances, confirmations and assignments in connection with the Leases as Administrative Agent shall from time to time reasonably require.

(3)At the applicable Borrower’s request, Administrative Agent shall enter into a subordination, non‑disturbance and attornment agreement prepared by such Borrower and delivered to Administrative Agent in a form attached hereto as Schedule 6.3(3) (accompanied by a “blackline” against such form) as to any Material Lease or any Lease entered into in accordance with this Agreement with a national or regional tenant at no cost to such Borrower unless Administrative Agent is required to negotiate the terms of such subordination, non‑disturbance and attornment agreement, in which case such Borrower shall pay for all of Administrative Agent’s reasonable actual out‑of‑pocket costs and expense incurred with respect to such negotiations.

(4)Each Borrower shall hold, in trust, all tenant security deposits in a segregated account, and, to the extent required by Applicable Law, shall not commingle any such funds with any other funds of such Borrower. Within ten (10) days after Administrative Agent’s request (which may not be made more than once in any calendar year except during the continuance of an Event of Default), Borrowers shall furnish to Administrative Agent a statement of all tenant security deposits, and copies of all Leases not previously delivered to Administrative Agent, certified by Borrowers as being true, complete and correct.

Section 6.4    Tenant Estoppels; Subordination and Attornment Agreements.

(1)At Administrative Agent’s request, (a) provided that no Event of Default is then continuing, Administrative Agent will advise Borrowers as to the reason (the “Stated Reason”) that Administrative Agent is then making such request and, provided, further, that in no event shall (i) in the absence of an Event of Default, Administrative Agent require estoppels beyond what is reasonably necessary to address the Stated Reason and (ii) such request be made more than once in any calendar year except during the continuance of an Event of Default, each Borrower shall use reasonable efforts to obtain and furnish to Administrative Agent written estoppels in form and substance satisfactory to Administrative Agent, executed by commercial tenants under Leases in the applicable Individual Property and confirming the term, Rent, and other provisions and matters relating to the Leases and (b) upon request by Administrative Agent with respect to Leases entered into after the Closing Date, Borrowers shall use commercially reasonable efforts to obtain, from a maximum of four (4) tenants per annum, written subordination and attornment agreements in form and substance reasonably satisfactory to Administrative Agent).

Section 6.5    Unfunded Tenant Allowances. Each Borrower shall pay, when required by the applicable Lease, all Unfunded Tenant Allowances due to the applicable tenant.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to Administrative Agent and the Lenders as of the Closing Date that:
Section 7.1    Organization and Power. Each Loan Party is duly organized, validly existing and in good standing under the laws of the state of its formation or existence. Except where the failure to do the same would not reasonably be expected to have a Material Adverse Effect as to the applicable Individual Property, each Borrower is in compliance with Legal Requirements applicable to doing business and is in good standing in the State. Each Borrower has the requisite power and authority to transact the businesses in which it is engaged and to own its applicable Individual Property. No Borrower nor any other Loan Party is a “foreign person” within the meaning of § 1445(f)(3) of the Code.

Section 7.2    Validity of Loan Documents. The execution, delivery and performance by each Loan Party of the Loan Documents: (1) have been duly authorized and do not require the consent or approval of any other party or Governmental Authority which has not been obtained; and (2) will not violate any law or result in the imposition of any Lien upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents have been duly executed and delivered by or on behalf of each Loan Party and constitute the legal, valid and binding obligations of each Loan Party, enforceable in accordance with their respective terms, subject to applicable Bankruptcy Law. The Loan Documents are not subject to any right of rescission, set off, counterclaim or defense by any Loan Party, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and no Loan Party has asserted any right of rescission, set off, counterclaim or defense with respect thereto, except as may be set forth in the legal opinions delivered to Administrative Agent on the Closing Date in connection with the Loans.

Section 7.3    Liabilities; Litigation; Bankruptcy.

(1)The financial statements delivered by each Borrower Party are true and correct in all material respects with no significant change since the date of preparation. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting any Individual Property or any Borrower Party. Except as disclosed in such financial statements or on Schedule 7.3 attached hereto, there is no litigation, administrative proceeding, investigation or other legal action (including any voluntary or involuntary proceeding under any Bankruptcy Law) pending or, to the knowledge of such Borrower, threatened, against any Individual Property or any Loan Party which if adversely determined would reasonably expected to have a Material Adverse Effect as to the Individual Properties taken as a whole.

(2)No Loan Party is contemplating either the filing of a petition by it under any Bankruptcy Law or the liquidation of all or a major portion of its assets or property, and no Loan Party has knowledge of any Person filing or contemplating the filing of any such petition against any Loan Party.

Section 7.4    Assessments. Except as disclosed on the Title Insurance Policies or on Schedule 7.4 attached hereto, there are no pending or, to such Borrower’s best knowledge, proposed, special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated Improvements to any Individual Property that may result in such special or other assessments.

Section 7.5    Other Agreements; Defaults. No Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which would reasonably expected to have a Material Adverse Effect as to the Individual Properties taken as a whole. No Borrower Party is in violation of any agreement which violation would reasonably expected to have a Material Adverse Effect as to the Individual Properties taken as a whole.

Section 7.6    Compliance with Law.

(1)Except as disclosed in the Physical Conditions Report or in the Site Assessment or in “PZR” reports delivered to Administrative Agent in connection with the closing of the Loans, or as set forth on Schedule 7.6(1) attached hereto, to such Borrower’s knowledge, (i) each Borrower Party and each Individual Property are in compliance in all material respects with all applicable Legal Requirements, including building and zoning ordinances and codes and (ii) no Individual Property constitutes, in whole or in part, a non-conforming use under applicable Legal Requirements.

(2)There has not been committed by any Borrower Party or, to such Borrower Party’s knowledge, any other Person in occupancy of or involved with the operation or use of any Individual Property, and such Borrower shall not commit, suffer or permit to occur, any act or omission affording any Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of any Borrower Party’s obligations under any of the Loan Documents.

(3)Except as disclosed on Schedule 7.6(3) attached hereto, no Condemnation or other proceeding has been commenced or, to such Borrower’s knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

(4)Except as disclosed on the applicable Survey, (i) each Individual Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities, (ii) all public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located in the public right‑of‑way abutting such Individual Property, and all such utilities are connected so as to serve such Individual Property without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting such Individual Property, and (iii) all roads necessary for the full utilization of each Individual Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

(5)No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity.

Section 7.7    Location of Borrowers. Each Borrower’s principal place of business and chief executive office is located at 110 North Wacker Drive, Chicago, Illinois 60606.

Section 7.8    ERISA. Except as set forth on Schedule 7.8 attached hereto, no Loan Party has established any retirement plan that is subject to Title IV of ERISA or to the minimum funding standards of Section 302 of ERISA or to Section 404 of the Code. No Loan Party or any ERISA Affiliate is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Loan Party or any ERISA Affiliate constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3‑101. In addition, (a) each Loan Party and each ERISA Affiliate is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with each Loan Party and each ERISA Affiliate are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

Section 7.9    Margin Stock. No part of proceeds of the Loans will be used for purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 7.10    Tax Filings. Each Borrower Party has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Borrower Party.

Section 7.11    Solvency. Giving effect to the Loans, the fair saleable aggregate value of each Borrower Party’s combined assets (based on the appraised value of the applicable Individual Property, in the case of each Borrower) exceeds and will, immediately following the making of the Loans, exceed such Borrower Party’s total combined liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of such Borrower Party’s combined assets (based on the appraised value of the applicable Individual Property, in the case of each Borrower) is and will, immediately following the making of the Loans, be greater than such Borrower Party’s aggregate probable liabilities, including the maximum amount of its or their contingent liabilities on its or their debts as such debts become absolute and matured. Such Borrower Party’s combined assets (based on the appraised value of the applicable Individual Property, in the case of each Borrower) do not and, immediately following the making of the Loans will not, constitute unreasonably small capital to carry out its or their business as conducted or as proposed to be conducted. No Borrower Party intends to, and no Borrower Party believes that it will, incur Obligations (including contingent liabilities and other commitments) beyond its ability to pay such Obligations as they mature (taking into account the timing and amounts of cash to be received by such Borrower Party and the amounts to be payable on or in respect of Obligations of such Borrower Party).

Section 7.12    Full and Accurate Disclosure; Financial Information.

(1)No statement of fact made by or on behalf of any Borrower Party in any Loan Document or in any certificate, statement or questionnaire delivered by any Borrower Party in connection with the Loans contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to any Borrower Party which has not been disclosed to Administrative Agent, nor as far as any Borrower Party can foresee, that would reasonably be expected to have a Material Adverse Effect as to any Individual Property.

(2)All financial statements of each Borrower Party delivered to Administrative Agent are true and correct in all material respects, and no material adverse change in the business, profits, operations, financial condition, prospects, liabilities or capitalization of such Borrower Party has occurred since the preparation thereof.

(3)Borrowers have delivered to Administrative Agent true, correct and complete copies of all Condominium Documents affecting the Individual Properties and all Material Contracts, which copies have been provided by hard copy or in electronic file via email or on one or more disks (other than such documents that are of record in the land records), except where the failure (x) of such documents to be true, correct and complete copies or (y) to provide any such documents, would not in either case reasonably be expected to have a Material Adverse Effect on the applicable Individual Property.

Section 7.13    Single Purpose Entity.

(1)Each Borrower and each General Partner is in compliance with clause (b) of the definition of “SPE Requirements”.

(2)Each Borrower Party hereby represents, warrants and covenants with respect to each Borrower as follows:

a.The purpose for which such Borrower is organized is and shall be limited solely to (i) owning, holding, leasing, transferring, operating and managing the Individual Property (subject to the proviso in clause (b) below in the case of Pioneer Place, LLC) and all business incidental thereto, (ii) refinancing the Individual Property in connection with a permitted repayment of the Loans and (iii) transacting any and all lawful business for which such Borrower may be organized under its constitutive law that is incidental, necessary or appropriate to accomplish the foregoing.

b.Except as may be permitted herein, such Borrower does not own and will not own or acquire any material asset or property other than (i) the applicable Individual Property and (ii) incidental personal property necessary for and used or to be used in connection with the ownership, management or operation of such Individual Property, provided that until the earlier of (A) the date the “office unit” described in the Condominium Documents related to Pioneer Place and the related parking appurtenant to such unit are sold, and (B) December 31, 2016, Pioneer Place, LLC shall be permitted to own such “office unit” and related parking and shall not, solely because of such ownership, be deemed to be in violation of this Section 7.13.

c.Except as may be permitted herein, such Borrower does not and will not engage in any business other than the ownership, management and operation of the applicable Individual Property or business incidental thereto (including as described in clause (a) above and, in the case of Pioneer Place, LLC, subject to the proviso in clause (b) above).

d.Such Borrower is not a party to and will not enter into any contract, agreement or transaction with any Affiliate, except (i) for any Management Agreement entered into in accordance with this Agreement, (ii) for any Lease with an Affiliate of the applicable Borrower for (x) a mall management office not to exceed 4,000 square feet at any Individual Property or (y) solar panels to the extent permitted pursuant to Section 6.2(2), or (iii) upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms‑length basis with third parties not so Affiliated with such Borrower.

e.No Borrower is liable for or will incur any Indebtedness other than (i) the Debt, (ii) unsecured trade and operational debt (collectively, “Trade Debt”) incurred in the ordinary course of business with trade creditors in amounts as are normal and reasonable under the circumstances, provided that such Trade Debt does not exceed the applicable Trade Debt Threshold Amount, is not evidenced by a note and is not in excess of sixty (60) days past due (unless the same is subject to good faith dispute by such Borrower, in appropriate proceedings therefor, and for which adequate reserves have been established in accordance with GAAP), and (iii) Capital Expenditures having a cost in the aggregate not in excess of the Trade Debt Threshold Amount (taking into account all Capital Expenditures which are ongoing or which have not been paid for in full but excluding Trade Debt and the Capital Expenditures for which the applicable Borrower has delivered to Administrative Agent the collateral required by Section 9.14(1)). No Indebtedness, other than the Debt, may be secured (senior, subordinate or pari passu) by any Individual Property (other than such Liens approved by Administrative Agent or permitted pursuant to this Agreement). For the purposes of determining the cost of Capital Expenditures which are ongoing or which have not been paid in full, any Capital Expenditures for which any Borrower has provided the collateral described in Section 9.14 shall be disregarded.

f.Such Borrower has not made and will not make any advance payments other than in the ordinary course of its business or loans to any Person and shall not acquire Obligations or securities of any of its Affiliates.

g.Such Borrower is solvent and will not become insolvent (except to the extent caused by insufficient cash flow), is paying and will pay its Indebtedness and Obligations (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due (unless the same is subject to good faith dispute by such Borrower in appropriate proceedings therefor, and for which adequate reserves have been established in accordance with GAAP).

h.Such Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its separate existence, and will not, nor will it permit any of its Affiliates to, amend, modify or otherwise change any constituent documents of such Borrower (except as permitted in Section 9.7(3)). Notwithstanding the foregoing, such Borrower may convert its organization entity type without prior consent of Administrative Agent, provided that (i) such Borrower at all times complies with the provisions of this Section 7.13; (ii) such Borrower delivers, at Borrower’s cost and expense, to Administrative Agent the constituent documents in form and substance reasonably satisfactory to Administrative Agent evidencing such conversion no later than ten (10) Business Days prior to the effective date of such conversion; (iii) such Borrower delivers, at Borrowers’ cost and expense, such amendments to the Loan Documents and the financing statements filed in connection with the Loan, as may be reasonably requested by Administrative Agent; (iv) such Borrower delivers, at Borrowers’ cost and expense, to Administrative Agent any other document, instrument or certificate that Administrative Agent shall reasonably require; and (v) Borrowers pay for all of Administrative Agent’s reasonable out‑of‑pocket expense, including Administrative Agent’s legal fees incurred in connection with the review of such deliveries.

i.Such Borrower maintains and will maintain all of its books, records, financial statements and bank accounts separate from those of any other Person and, except as required or permitted under GAAP, its assets are not and will not be listed as assets on the financial statement of any other Person. Such Borrower has filed and will file its own tax returns and will not file a consolidated federal income tax return with any other Person (except that such Borrower may file or may be part of a consolidated federal tax return to the extent required or permitted by applicable law); provided, however, that there shall be an appropriate notation indicating the separate existence of such Borrower and its respective assets and liabilities. Such Borrower maintains and shall maintain its books, records, resolutions and agreements as official records.

j.Such Borrower is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any of its respective Affiliates), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name (except for services rendered under a Management Agreement with an Affiliate, so as the manager, or equivalent thereof, under such Management Agreement holds itself out as an agent of such Person, and/or the use and/or reference to any Affiliates of such Borrower for certain trade and promotional purposes in a manner that is not reasonably likely to mislead creditors), does not and shall not identify itself as a division or part of any other Person.

k.Such Borrower intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

l.Neither such Borrower nor any of its Affiliates will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part of such Borrower or the applicable Individual Property, or, except as expressly permitted by the terms of this Agreement, the sale of material assets of such Borrower, as the case may be.

m.Except as contemplated by this Agreement, such Borrower will not commingle its assets with those of any other Person and such Borrower will hold all of its respective assets in its own name. Such Borrower does and will continue to maintain and account for its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

n.Such Borrower (i) does not presently guaranty the Indebtedness of any other Person, except pursuant to the Existing Loan Agreement; (ii) will not guarantee or become obligated for the Indebtedness of any other Person (other than the other Borrowers with respect to the Debt); and (iii) does or will hold itself out as being responsible for the Indebtedness or Obligations of any other Person (other than the other Borrowers with respect to the Debt).

o.Such Borrower is either (i) a single member Delaware limited liability company which shall have two (2) Independent Managers, or (ii) a limited partnership which has as its General Partner a single member Delaware limited liability company which is and shall be a Single Purpose Entity which shall have two (2) Independent Managers or (iii) a statutory trust which has two (2) Independent Trustees.

p.At all times when a General Partner or a member of a Borrower is required to be an Single Purpose Entity, (a) there shall be at least two (2) duly appointed Independent Managers on the board of managers of such General Partner and (b) such member or General Partner shall comply with the SPE Requirements and own at least 0.1% of the equity interests in such Borrower.

q.Such Borrower does and shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, including paying for office space and services performed by any employee of any of its Affiliates.

r.Such Borrower does not, nor shall such Borrower pledge its assets to secure the obligations of any other Person other than with respect to the Debt.

s.Such Borrower will pay the salaries of its own employees from its own funds.

t.Except as may be permitted herein, such Borrower does not hold or own any subsidiary or otherwise own any Equity Interest in any Person nor shall such Borrower form any subsidiary or otherwise own or acquire any Equity Interests in any Person.

Section 7.14    Property Management. Each Management Agreement is in full force and effect and has not been modified, amended or supplemented, and neither any Borrower Party nor, to such Borrower’s knowledge, any other party to any Management Agreement, is in default under any of the material provisions thereof which is reasonably likely to have a Material Adverse Effect on the applicable Individual Property, and to such Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default of any of the material provisions thereof which is reasonably likely to have a Material Adverse Effect on such Individual Property.

Section 7.15    No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by the Loan Parties will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property or assets of any Loan Party pursuant to the terms of any constituent documents of such Loan Party or any indenture, mortgage, deed of trust, loan agreement, operating agreement or other agreement or instrument to which such Loan Party is a party or by which any of such Loan Party’s property or assets is subject, nor will such action result in any violation of the provisions of any Applicable Law of any Governmental Authority having jurisdiction over any Loan Party or any Loan Party’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by any Loan Party of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

Section 7.16    Title. Each Borrower has good, marketable and insurable fee or leasehold title, as the case may be, to the real property comprising the applicable Individual Property, and good title to the balance of Individual Property, free and clear of all Liens whatsoever, except for the Permitted Encumbrances and such other Liens permitted pursuant to the Loan Documents. The Mortgage creates (and upon the recordation thereof and of any related financing statements will be perfected) (1) a valid and enforceable Lien on each Individual Property, subject only to Permitted Encumbrances, and (2) security interests in and to, and collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances and such other Liens permitted pursuant to the Loan Documents. Except to the extent insured over by the Title Insurance Policy, there are no claims against any Borrower’s interest in any Individual Property for payment for work, labor or materials affecting any Individual Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage and the other Loan Documents or have a Material Adverse Effect as to the Individual Properties, taken as a whole.

Section 7.17    Use of Property. Each Individual Property is being used exclusively for retail or general office and other appurtenant and related uses.

Section 7.18    Flood Zone. Except as disclosed on the Survey, no portion of the Improvements comprising an Individual Property is located in a Flood Prone Area.

Section 7.19    Insurance. Borrowers have obtained (or caused to be obtained) and have delivered to Administrative Agent evidence of insurance for each Individual Property reflecting the insurance coverages, amounts and other insurance requirements set forth in this Agreement. No pending claims related to the Individual Properties have been made under any Policy, and no Person, including any Borrower Party, has done, by act or omission, anything which would impair the coverage of any Policy.

Section 7.20    Certificate of Occupancy; Licenses. All Licenses have been obtained and are in full force and effect and the use being made of each Individual Property is in conformity with any applicable certificate of occupancy issued for such Individual Property, in each case except where the failure of which would not reasonably be expected to have a Material Adverse Effect as to any Individual Property.

Section 7.21    Physical Condition. Except as disclosed in the Physical Condition Reports certified to Administrative Agent and delivered in connection with the Closing Date, each Individual Property, including all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. To such Borrower’s knowledge, there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and no Borrower Party has received written notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 7.22    Boundaries. Except as disclosed on the Survey, all of the Improvements lie wholly within the boundaries and building restriction lines of such Individual Property, and no Improvements on adjoining properties encroach upon any Individual Property, and no Improvements encroach upon or violate any easements or other encumbrances upon the any Individual Property, so as to have a Materially Adverse Effect, except those which are insured against by title insurance.

Section 7.23    Separate Lots. Except as disclosed on Schedule 7.23 attached hereto, each Individual Property is comprised of one (1) or more parcels which constitutes one (1) or more separate tax lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

Section 7.24    Survey. The Survey for each Individual Property delivered to Administrative Agent in connection with this Agreement does not fail to reflect any material matter affecting the applicable Individual Property or the title thereto.

Section 7.25    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of each Individual Property to such Borrower or any transfer of a controlling interest in such Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Administrative Agent or any subsequent holder thereof (on behalf of the Lenders), subject to applicable Bankruptcy Law.

Section 7.26    Investment Company Act. Such Borrower is not (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (2) subject to any Applicable Law which purports to restrict or regulate its ability to borrow money.

Section 7.27    Organizational Structure. Borrowers have heretofore delivered to Administrative Agent a true and complete copy of the constituent documents of each Loan Party. Schedule 7.27 contains a true and accurate chart reflecting the ownership of all of the direct and indirect equity interests (other than Public Shareholders) in Borrowers, including the percentage of ownership interest of the Persons shown thereon.

Section 7.28    Reciprocal Easement Agreement. Each Reciprocal Easement Agreement is in full force and effect and has not been modified, amended or supplemented except as set forth on Schedule 7.28 or in an estoppel certificate delivered to Agent in connection with the closing of the Loans, and except as set forth on Schedule 7.28 or in an estoppel certificate delivered to Agent in connection with the closing of the Loans, neither any Borrower nor, to such Borrower’s knowledge, any other party to any Reciprocal Easement Agreement, is in default under any of the material provisions thereof which is reasonably likely to have a Material Adverse Effect on such Individual Property, and to such Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default of any of the material provisions thereof which is reasonably likely to have a Material Adverse Effect on such Individual Property.

Section 7.29    Patriot Act; Anti‑Money Laundering; Sanctions.

(1)No Prohibited Person. No Borrower nor any Affiliate of any Borrower (but excluding any Public Shareholders) owning a direct or indirect interest in any Borrower Party, and to the best of such Borrower’s knowledge, none of its brokers or other agents acting or benefiting in any capacity in connection with the Loans, is a Prohibited Person or, to the best of such Borrower’s knowledge, derives any of its assets or operating income from investments in or transactions with any Prohibited Person.

(2)No Prohibited Transactions. No Borrower nor any Affiliate of any Borrower (but excluding any Public Shareholders) owning a direct or indirect interest in any Borrower Party, and to the best of such Borrower’s knowledge, none of its brokers or other agents acting or benefiting in any capacity in connection with the Loans, to the best of such Borrower’s knowledge, (i) has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) has dealt or will deal in, or otherwise has engaged nor will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

(3)Foreign Asset Control Regulations. Neither the execution and delivery of the Notes and the other Loan Documents by Loan Parties nor the use of the proceeds of the Loans, will violate the Trading with the Enemy Act, as amended, any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), the Anti‑Terrorism Order or any enabling legislation or executive order relating to any of the same, the Patriot Act, Anti-Corruption Laws or applicable Sanctions. Without limiting the generality of the foregoing, no Loan Party or any of its subsidiaries (a) is or will become a “blocked person” described in Section 1 of the Anti‑Terrorism Order or (b) to the best of Borrowers’ knowledge, engages or will engage in any dealings or transactions or be otherwise associated with any such “blocked person”.

(4)Compliance; Evidence of Compliance. Parent Guarantor and its subsidiaries and, to the knowledge of such Borrower, their respective officers, directors, employees and agents, are in compliance with the Patriot Act, Anti-Corruption Laws and applicable Sanctions in all material respects. Parent Guarantor has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by Parent Guarantor, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and Sanctions applicable to any Borrower or its subsidiaries (if any) from time to time. Each Borrower covenants and agrees to deliver to Administrative Agent any certification or other evidence requested from time to time by Administrative Agent in its reasonable discretion, confirming such Borrower’s compliance with this Section 7.29.

Section 7.30    TIF Agreements. Borrowers have delivered to Administrative Agent complete and accurate copies of the TIF Agreements and all amendments and modifications thereto. Each TIF Agreement is in full force and effect. Neither the applicable Borrower party to such TIF Agreement, nor, to such Borrower’s knowledge, any other party to any of the TIF Agreements has breached or is in default under any of the TIF Agreements.

Section 7.31    Ground Leases.

(1)Recording; Modification. Except as set forth on Schedule 7.31, (i) each Ground Lease or a memorandum thereof has been duly recorded, (ii) the Ground Leases permit the interest of the applicable Borrower to be encumbered by a mortgage and (iii) there have not been amendments or modifications to the terms of any Ground Lease since its recordation, with the exception of written instruments which have been recorded. No Borrower shall cancel, terminate, surrender or materially amend, or permit the cancellation, termination, surrender or material amendment of, any Ground Lease without the prior written consent of Administrative Agent.

(2)No Liens. Except for the Permitted Encumbrances or items insured over by the Title Insurance Policy, the applicable Borrower’s interest in each Ground Lease (and specifically excluding the fee interest) is not subject to any Liens or encumbrances superior to, or of equal priority with, the applicable Mortgage.

(3)Ground Lease Assignable. Each Borrower’s interest in any Ground Lease may be encumbered by the Lien of the Mortgage and Administrative Agent on behalf of the Lenders may exercise Administrative Agent’s remedies under the Loan Documents, at law and in equity without the consent of the ground lessor. Except as described on Schedule 7.31, each Borrower’s interest in any Ground Lease is assignable to Administrative Agent upon notice to, but without the consent of, the ground lessor (or, if any such consent is required, it has been obtained prior to the Closing Date and delivered to Administrative Agent in a form and substance reasonably satisfactory to Administrative Agent).

(4)Default. Each of the Ground Leases is in full force and effect and, except as disclosed in the estoppel letters delivered to Administrative Agent, as of the date hereof, no default has occurred under any of the Ground Leases and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of any of the Ground Leases.

(5)Notice. Except as described on Schedule 7.31 and provided the applicable ground lessor is furnished with Administrative Agent’s name and address, the Ground Leases require the ground lessor to give notice of any default by the applicable Borrower to Administrative Agent. The Ground Leases, or estoppel letters received by Administrative Agent from the ground lessor, provide that notice of termination given under any of the Ground Leases is not effective against Administrative Agent unless a copy of the notice has been delivered to Administrative Agent in the manner described in the Ground Leases or such estoppel letter.

(6)Cure. Except as described on Schedule 7.31, Administrative Agent is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of the applicable Borrower under the applicable Ground Lease) to cure any default under any of the Ground Leases, which is curable after the receipt of notice of any of the default before the ground lessor thereunder may terminate the applicable Ground Lease.

(7)Term. Except as described on Schedule 7.31, each Ground Lease has a term (including renewal terms exercisable by the applicable Borrower) which extends not less than twenty (20) years beyond the Maturity Date.

(8)Subleasing. Except as described on Schedule 7.31, no Ground Lease imposes any material restrictions on subleasing.

Section 7.32    Condominium.

(1)Full Force and Effect. Each of the Condominium Documents, to such Borrower’s knowledge, is in full force and effect and none of the Condominium Documents have been modified or amended.

(2)No Defaults. Neither any Borrower Party nor, to such Borrower’s knowledge, any other party to any of the Condominium Documents is in default under any of the material provisions of any of the Condominium Documents, and there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.

(3)Conditions and Approvals. All conditions of the Condominium Documents which were required to be satisfied, and all approvals which were required to be given in connection with the making of the Loan, as of the date hereof, have been satisfied, given or waived.

(4)Copies of Condominium Documents. Borrowers have delivered to Administrative Agent a true, complete and correct copy of each of the Condominium Documents, certified by the applicable Borrowers, together with true, complete and correct copies of all amendments and modifications thereto.

(5)No Delinquent Charges or Fees; Assessments. There are no charges, fees, assessments and reserves under the Condominium Documents (whether annual, monthly, regular, special or otherwise), including common charges, that are delinquent as of the date hereof. There are no pending assessments that have been called for in writing to which any Borrower Party would be subject under the Condominium Documents.

(6)Ownership and Board of Directors. The applicable Borrower owns all of the units of the Condominium and, as of the date hereof, there does not exist a Board of Directors. For the avoidance of doubt, the “office unit” described in the Condominium Documents related to Pioneer Place, which is subject to the office lease dated August 22, 1988 from Pioneer Place, LLC to Pioneer Office LLC, though owned by the Pioneer Place, LLC Borrower, shall not form part of the Individual Property known as Pioneer Place.

Section 7.33    Intellectual Property. To such Borrower’s knowledge without inquiry or due diligence, the use by any Borrower Party of any patents, trademarks, trade names, service marks, copyrights or other intellectual property material to such Borrower Party’s business, and all applications therefor and licenses thereof, does not infringe on the rights and entitlements of any third parties thereto in any manner which would reasonably be expected to have a Material Adverse Effect as to any Individual Property.

Section 7.34    Material Contracts. No default or any event that would constitute an event of default by any Borrower Party or subsidiary thereof but for the requirement that notice be given or time elapse or both currently exists under any Material Contract (other than any Management Agreement (if any), Ground Lease, TIF Agreement, Material Lease or Reciprocal Easement Agreement, which are addressed separately herein) to which any Borrower Party or subsidiary thereof is a party.

ARTICLE 8

FINANCIAL REPORTING

Section 8.1    Financial Statements.

(1)Quarterly Reports. Within forty-five (45) days after the end of each of the first, second and third calendar quarters, Borrowers shall furnish to Administrative Agent (a) an unaudited detailed operating statement with respect to each Individual Property (showing quarterly activity and year‑to‑date) stating Operating Revenues, Operating Expenses in GAAP form, operating income, and Capital Expenditures for the calendar quarter just ended, as well as aggregated income and expense statements for the Properties taken as a whole for the calendar quarter just ended, and (b) an unaudited consolidated balance sheet of Parent Guarantor and its subsidiaries as of the end of such quarter and unaudited consolidated statements of income and expenses (showing quarterly activity and year‑to‑date) of Parent Guarantor and its subsidiaries for the period commencing at the end of the previous calendar quarter and ending with the end of such calendar quarter. Such quarterly statements shall be in scope and detail reasonably satisfactory to Administrative Agent and accompanied by (i) a statement of aggregate sales by tenants under Leases or other occupants of the Individual Property, both on an actual (or to the extent such information is not provided by tenants, Manager’s or Borrowers’ best estimate) and on a comparable store basis for the prior calendar year, in scope and detail reasonably satisfactory to Administrative Agent, (ii) a current Rent Roll for each Individual Property in scope and detail reasonably satisfactory to Administrative Agent, (iii) balance sheets for each Individual Property in scope and detail reasonably satisfactory to Administrative Agent, and (iv) a certificate executed by the chief financial officer of Parent Guarantor (A) that each such quarterly statement and other information being provided to Administrative Agent is true and correct in all material respects and, in the case of the financial statements, presents fairly the financial condition and the results of operations of Parent Guarantor, its subsidiaries and the Properties and, in the case of the financial statements, has been prepared in accordance with Section 8.2, (B) that there exists no Event of Default or Potential Default as of the date of the certificate (or, if a Potential Default has occurred and is continuing, a statement as to the nature thereof and the action that Borrowers have taken and propose to take with respect thereto), and (C) certifying (x) as to whether the Corporate Revolver Borrower is in compliance with the Financial Covenants, together with supporting calculations and (y) the Debt Service Coverage Ratio as of the end of the calendar quarter just ended, together with, in each case, a schedule in form satisfactory to Administrative Agent of the computations used by Parent Guarantor in determining (x) and (y) and reasonably detailed supporting information.

(2)Annual Reports. Within ninety (90) days after the end of each calendar year, Borrowers shall furnish to Administrative Agent, (a) a copy of the annual audit report for such calendar year for Parent Guarantor and its subsidiaries, including therein consolidated balance sheets of Parent Guarantor and its subsidiaries as of the end of such calendar year and consolidated statements of income and a consolidated statement of cash flows of Parent Guarantor and its subsidiaries for such calendar year, in each case accompanied by an unqualified opinion reasonably acceptable to the Required Lenders of one of the so‑called “big four” accounting firms or another independent public accountant of recognized standing reasonably acceptable to the Required Lenders, (b) a statement of aggregate sales by tenants under Leases or other occupants of the Individual Property, both on an actual (or to the extent such information is not provided by tenants, Manager’s or Borrower’s best estimate) and on a comparable store basis for the applicable calendar year, in scope and detail reasonably satisfactory to Administrative Agent, (c) a current Rent Roll for each Individual Property, together with a consolidated Rent Roll for the Properties, in scope and detail reasonably satisfactory to Administrative Agent, (d) a balance sheet and statement of income and expense for each Individual Property in scope and detail reasonably satisfactory to Administrative Agent, (e) aggregated income and expense statements for the Properties taken as a whole for the calendar year just ended in scope and detail reasonably satisfactory to Administrative Agent, and (f) a certificate executed by the chief financial officer of Parent Guarantor (i) that each such statement and other information being provided to Administrative Agent is true and correct in all material respects and, in the case of the financial statements, presents fairly the financial condition and the results of operations of Parent Guarantor, its subsidiaries and the Properties and, in the case of the financial statements, has been prepared in accordance with Section 8.2, (ii) that there exists no Event of Default or Potential Default as of the date of the certificate (or, if a Potential Default has occurred and is continuing, a statement as to the nature thereof and the action that Borrowers have taken and propose to take with respect thereto), and (iii) certifying (x) as to whether the Corporate Revolver Borrower is in compliance with the Financial Covenants and (y) the Debt Service Coverage Ratio as of the end of the calendar year just ended, together with, in each case, a schedule in form satisfactory to Administrative Agent of the computations used by Parent Guarantor in determining (x) and (y) and reasonably detailed supporting information.

(3)Annual Budget and Approval of Annual Budget. Within sixty (60) days after the end of each calendar year of any Borrower’s operation of an Individual Property, Borrowers will cause the Annual Budget for such Individual Property and the Annual Budget for all of the Properties to be furnished to Administrative Agent for information purposes only. During the continuance of a Trigger Event, Borrowers shall submit to Administrative Agent (a) within thirty (30) days after the occurrence of such Trigger Event (provided that such Trigger Event is still in effect as of the end of such thirty (30) day period) and (b) not later than thirty (30) days prior to the commencement of such calendar year occurring during the continuance of any Trigger Event, an Annual Budget in form reasonably satisfactory to Administrative Agent. Each such Annual Budget submitted to Administrative Agent shall be subject to Administrative Agent’s approval, which approval shall not be unreasonably withheld or delayed (each such Annual Budget that is approved by Administrative Agent, an “Approved Annual Budget”). In the event that Administrative Agent reasonably objects to a proposed Annual Budget submitted by Borrowers, Administrative Agent shall advise Borrowers of such objections within fifteen (15) days after receipt thereof (and deliver to Borrowers a reasonably detailed description of such objections) and Borrowers shall promptly revise such Annual Budget and resubmit the same to Administrative Agent for approval. Administrative Agent shall advise Borrowers of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrowers a reasonably detailed description of such objections) and Borrowers shall promptly revise the same in accordance with the process described in this subsection until Administrative Agent approve the Annual Budget, provided that Administrative Agent’s failure to object to any Annual Budget within the applicable time set forth in this Section 8.4 shall be deemed to be approval of same. Until such time that Administrative Agent approves or is deemed to have approved a proposed Annual Budget, the most recently Approved Annual Budget (or if there is no Approved Annual Budget, the Annual Budget then in effect) shall apply, provided that such Approved Annual Budget or Annual Budget, as applicable, shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses.

(4)Securities Reports. Promptly after the sending or filing thereof and to the extent not available on http://www.sec.gov, copies of all proxy statements, financial statements and reports that any Borrower Party or any of their respective subsidiaries sends to the holders of its shares or other equity interests, and copies of all regular, periodic and special reports, and all registration statements, that any Borrower Party or any of their respective subsidiaries files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or with any national securities exchange.

(5)Budget Reconciliation. Commencing with the first calendar quarter ending after the occurrence of a Trigger Event (unless such Trigger Event has been cured and no other Trigger Event then exists), as soon as available and in any event not later than forty-five (45) days after the end of each calendar quarter (or ninety (90) days following the end of the fourth quarter), a budget reconciliation report covering the period commencing with the week in which such Trigger Event occurred and ending on the last day of the calendar quarter immediately preceding delivery of the report, in detail, form and substance satisfactory in all respects to Administrative Agent and the Required Lenders (the “Budget Reconciliation Report”), reconciling all payments and expenditures made by Borrowers with the Approved Annual Budget, including a comparison of (x) amounts disbursed during the applicable quarter (or such shorter period as is covered by the applicable Budget Reconciliation Report) during the continuance of such Trigger Event by Administrative Agent from the Operating Expense Account in accordance with Section 4.1(6) and (y) amounts applied by Borrowers to Operating Expenses and Capital Expenditures during such quarter (or such shorter period, as applicable); the difference between (x) and (y), if positive, being the “Excess Operating Expense Disbursement” with respect to the applicable quarter (or shorter period, if applicable).

Section 8.2    Accounting Principles. Borrower Parties (a)(i) shall make all calculations in connection with the definitions, covenants and other provisions of this Agreement, and prepare all financial statements, in accordance with (a) GAAP, (b) requirements of the Securities and Exchange Commission or (c) sound accounting principles applicable to commercial real estate, consistently applied from year to year, each as and when applicable. If the financial statements are prepared on an accrual basis, such statements shall be accompanied by a reconciliation to cash basis accounting principles. If any Borrower Party shall make any change in its fiscal year from that in effect as of the initial Closing Date, Borrowers shall promptly notify Administrative Agent of such change and shall cooperate with Administrative Agent in all reasonable respects to provide such information as Administrative Agent may reasonably require with respect to the resulting transitional accounting period and related transition.

Section 8.3    Other Information. Borrowers shall deliver or cause to be delivered to Administrative Agent such material additional information regarding each Borrower Party, its respective subsidiaries, its business and any Individual Property within thirty (30) days after Administrative Agent’s request therefor.

Section 8.4    Audits. Borrowers shall permit (and shall cause Parent Guarantor to permit) Administrative Agent and Lenders to examine such records, books and papers of Borrower Parties which reflect upon their and its financial condition and the income and expense relative to the Property. Administrative Agent shall have the right to choose and appoint a certified public accountant to perform financial audits as it deems necessary, at Lenders’ expense, except upon the occurrence and during the continuance of an Event of Default, in which case such financial audits shall be at Borrowers’ expense. Notwithstanding the immediately preceding sentence, the right of Administrative Agent and Lenders shall not be in duplication of any bona fide financial audit performed on the Parent Guarantor, the results of which are provided to Administrative Agent in accordance with clause (a) of Section 8.1(2).

Section 8.5    Delivery of Information. Any reports, statements or other information to be delivered by any Borrower Party pursuant to this Article 8 shall, unless requested by Administrative Agent to be delivered in paper form or on a diskette, shall be delivered by such Borrower Party to Administrative Agent electronically in Adobe Acrobat, Word, Excel or similar, generally available, electronic format. Notwithstanding the foregoing, to the extent any quarterly or annual financial statements to be delivered by any Borrower Party pursuant to this Article 8 are included as part of such Borrower Party’s public securities filings, such reports, statements or other information shall be deemed delivered on the date and time such documents become available on http://www.sec.gov or a website sponsored or hosted by Administrative Agent.

ARTICLE 9

COVENANTS

Each Borrower covenants and agrees with Administrative Agent and the Lenders as follows:
Section 9.1    Due on Sale and Encumbrance; Transfers of Interests.

(1)Except as permitted by the provisions of this Agreement or the other Loan Documents, no Borrower Party will, without the prior consent of the Required Lenders, (a) permit or suffer (by operation of law or otherwise) any sale, assignment, conveyance, transfer or other disposition of any legal or equitable interests in all or any part of its applicable Individual Property (a “Property Transfer”), (b) permit or suffer (by operation of law or otherwise) any mortgage, Lien or other encumbrance of all or any part of the Individual Property other than the Permitted Encumbrances, (c) permit or suffer (by operation of law or otherwise) any sale, assignment, conveyance, transfer or other disposition of any direct or indirect interest in any Borrower (an “Equity Transfer”), (d) permit or suffer (by operation of law or otherwise) any pledge, hypothecation, creation of a security interest in or other encumbrance of any direct or indirect interest in any Borrower Party, (e) file a declaration of condominium with respect to any Individual Property or (f) grant any easement or other agreement granting rights in or restricting the use or development of any Individual Property (each action described in clauses (a), (b), (c), (d), (e), (f) and (g) of this Section 9.1(1) is a “Prohibited Transfer”).

(2)A Property Transfer of any Individual Property subject to the Lien of the Mortgage (but not a mortgage, Lien or other encumbrance on the applicable Individual Property other than the Permitted Encumbrances) is permitted, provided that each of the following conditions are satisfied:

a.no Event of Default shall have occurred and be continuing and such Property Transfer shall not result in an Event of Default;

b.Borrowers shall give or cause to be given written notice to Administrative Agent of the proposed Property Transfer not later than thirty (30) days prior thereto, which notice shall set forth the name of the Transferee and set forth the date the Property Transfer is expected to be effective;

c.the Person (the “Transferee”) to whom the applicable Individual Property is sold or conveyed in the Property Transfer (i) satisfies the requirements of a Single Purpose Entity, (ii) is not, nor any of its constituent equity owners (other than Public Shareholders) are, a Prohibited Person, and (iii) is, and all of its constituent equity owners (other than Public Shareholders) that own more than ten percent (10%) of the outstanding interests in the Transferee are, in good standing in its state or country of organization;

d.after giving effect to such Property Transfer, (i) Parent Guarantor owns 100% of the direct or indirect Equity Interests (other than de minimis preferred shares or limited partnership interests) in the Transferee and (ii) the Transferee is controlled, directly or indirectly, by Parent Guarantor;

e.following such Transfer the applicable Individual Property will be self‑managed by the Transferee or managed by a Qualified Manager;

f.the Transferee shall execute a Borrower Accession Agreement, effective as of the date of the Property Transfer and shall deliver or cause to be delivered a solvency certificate, such legal opinions and title insurance endorsements as may be reasonably requested by Administrative Agent and Borrowers (including the Transferee) shall execute replacement Notes;

g.Borrowers shall have delivered or shall have caused the Transferee to deliver such documentation and other evidence as is reasonably requested by Administrative Agent (for itself or on behalf of any Lender) or any Lender for Administrative Agent or such Lender to carry out and be satisfied that it has complied with all necessary “know your customer” or other similar checks under all Applicable Laws;

h.the proposed Property Transfer will not result in a violation of any of the covenants contained herein relating to compliance with ERISA, the Patriot Act, the Executive Order, Anti-Corruption Laws and applicable Sanctions, and Borrowers shall deliver or cause the proposed Transferee to deliver to Administrative Agent such documentation of compliance as Administrative Agent shall reasonably request.

Upon satisfaction of each of the conditions set forth in this Section 9.1(2), (i) Administrative Agent shall release the applicable Borrower from any liability thereafter arising under the Loan Documents to which the applicable Borrower is a party and (ii) the applicable Borrower shall release Administrative Agent, Arrangers and the Lenders from any claims against Administrative Agent, Arrangers and the Lenders arising in connection with the Loans prior to the date of such Property Transfer, such releases to be self‑operative without the need for any additional release in writing.

(3)An Equity Transfer (but not a pledge, hypothecation, creation of a security interest in or other encumbrance) of any direct or indirect interests in any Borrower is permitted, provided that the following conditions are satisfied:

a.after giving effect to such Equity Transfer, (i) Parent Guarantor owns 100% of the direct or indirect Equity Interests (other than de minimis preferred shares or limited partnership interests) in the applicable Borrower and (ii) the applicable Borrower is controlled, directly or indirectly, by Parent Guarantor;

b.after giving effect to such Equity Transfer, the applicable Individual Property will be self‑managed by the applicable Borrower or managed by a Qualified Manager, Parent Guarantor or an Affiliate of Parent Guarantor;

c.immediately prior to such Equity Transfer, no Event of Default has occurred and is continuing;

d.the proposed Equity Transfer will not result in a violation of any of the covenants contained herein relating to compliance with ERISA, the Patriot Act and the Executive Order, and Borrowers shall deliver or cause the proposed transferee to deliver to Administrative Agent such documentation of compliance as Administrative Agent shall reasonably request;

e.Borrowers shall give or cause to be given written notice to Administrative Agent of the proposed Equity Transfer not later than fifteen (15) days prior thereto; and

f.the proposed transferee (i) is not, nor any of its constituent equity owners (other than Public Shareholders) are, a Prohibited Person and (ii) is, and all any of its constituent equity owners (other than Public Shareholders) that own more than ten (10%) of the outstanding interests in the transferee are, in good standing in its state or country of organization.

(4)Nothing contained in this Agreement or in any other Loan Document shall restrict the right of (a) any shareholder in Parent Guarantor or in any other Person, the shares of whom are traded on the New York Stock Exchange or any other nationally or internationally recognized exchange, to sell, assign, convey, transfer, pledge, hypothecate, create a security interest in or otherwise dispose of such shares or cause its shares to be redeemed, or (b) any limited partner or preferred shareholder of any subsidiary Affiliate of Parent Guarantor to sell, assign, convey, transfer, pledge, hypothecate, create a security interest in or otherwise dispose of its limited partnership interest or preferred shares in such Person or to cause or permit its limited partnership interest or preferred shares in such Person to be redeemed.

(5)Notwithstanding anything to the contrary contained in this Section 9.1, any owner of any direct or indirect ownership interests in any Borrower may sell, assign, convey, transfer, pledge, hypothecate, create a security interest in or otherwise dispose of its interest in the applicable Borrower to or in favor of an Approved Entity in one or a series of transactions, and the holder of such interest may exercise any remedies or rights pursuant to such pledge or security instrument without Administrative Agent’s consent, provided that (a) after giving effect to such sale, assignment, conveyance, transfer, pledge, hypothecation, creation of a security interest in or other disposition of its interest in the applicable Borrower or other disposition, and after the exercise of any remedies or rights pursuant to such pledge or security instrument (assuming the transfer of the pledged interests to the pledgee), 100% of the direct or indirect Equity Interests (other than de minimis preferred shares or limited partnership interests) in the applicable Borrower will be owned directly or indirectly by Parent Guarantor and the applicable Borrower will be controlled, directly or indirectly, by Parent Guarantor, and (b) at all times the applicable Individual Property is managed by a Qualified Manager.

(6)Notwithstanding anything to the contrary contained in this Section 9.1, Parent Guarantor and/or GGP Nimbus or GGPLP (or an entity that owns a direct or indirect interest in GGP Nimbus or GGPLP) may, as security for operating debt incurred or to be incurred by such Person, in one or a series of transactions, pledge, hypothecate, grant of a security interest or other encumbrance to a Qualified Pledgee in such Person’s respective assets (excluding any collateral for the Loans or a direct or indirect interest in any Borrower (other than any direct or indirect interest in GGP Nimbus or GGPLP)) and the holder of such pledge or security interest may exercise any remedies or rights pursuant to such pledge or security instrument without Administrative Agent’s consent, provided that at all times (a) the Property shall be managed by a Qualified Manager, (b) 100% of the direct or indirect Equity Interests (other than de minimis preferred shares or limited partnership interests) in each Borrower will be owned directly or indirectly by Parent Guarantor and (c) each Borrower will be controlled, directly or indirectly, by Parent Guarantor.

(7)Notwithstanding anything herein to the contrary, any Borrower may, without the consent of Administrative Agent (A) record lot line adjustments, (B) subdivide the applicable Individual Property, or (C) enter into any reciprocal easement agreements, utility easements, access easements or other similar agreements (collectively, “Property Documents”) relating to the use or development of the applicable Individual Property or reasonably required in connection with a Partial Release permitted hereunder pursuant to Section 2.6, provided that (i) no such Property Document shall materially impair the utility and operation of the applicable Individual Property or otherwise have a Material Adverse Effect as to any Individual Property and (ii) the applicable Borrower shall deliver to Administrative Agent an executed copy of the applicable Property Document promptly following execution thereof. In connection with any action permitted pursuant to this Section 9.1(6) or for any other lot line adjustments, subdivisions or other Property Documents for which Borrower requests Administrative Agent’s consent thereto, such consent shall not be unreasonably withheld and, upon such consent or otherwise upon request, Administrative Agent shall execute and deliver any instrument reasonably necessary or appropriate in order to subordinate the Lien of the Mortgage and the other Loan Documents to such Property Documents upon receipt by Administrative Agent of:

a.a copy of the applicable Property Document, which Property Document shall be reasonably acceptable to Administrative Agent and shall automatically inure to the benefit of (and burden) successors and assigns of the applicable Borrower; and

b.an Officer’s Certificate stating that such lot line adjustments, subdivisions or Property Documents do not, in any case, materially impair the utility and operation of the applicable Individual Property or have a Material Adverse Effect on such applicable Individual Property’s value.

(8)Administrative Agent shall not be required to demonstrate any actual impairment of its security or any increased risk of default under any Loan Document in order to declare the Debt immediately due and payable upon a Prohibited Transfer which occurs in violation of this Agreement. This provision shall apply to every Prohibited Transfer which occurs in violation of this Agreement regardless of whether voluntary or not, or whether or not the Required Lenders have consented to any previous Prohibited Transfer.

(9)The consent by the Required Lenders to one Prohibited Transfer shall not be deemed to be a waiver of the right of the Required Lenders to require such consent to any future occurrence of same.

(10)Any Prohibited Transfer made in contravention of this Section 9.1 shall be null and void and of no force and effect.

(11)Borrowers agree to bear and shall pay or reimburse Administrative Agent on demand for all actual and reasonable out‑of‑pocket expenses (including reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Administrative Agent and the Lenders in connection with the review, approval and documentation of any transfer.

(12)Intentionally Omitted.

(13)Notwithstanding anything to the contrary contained in this Section 9.1, neither any pledge of an indirect interest in a Borrower pursuant to the Corporate Revolver (or any replacement thereof), nor the exercise of any remedies or rights by any pledgee pursuant to such pledge, shall constitute a Prohibited Transfer, provided that at all times (a) the Property shall be managed by a Qualified Manager, (b) 100% of the direct or indirect Equity Interests (other than de minimis preferred shares or limited partnership interests) in each Borrower will be owned directly or indirectly by Parent Guarantor and (c) each Borrower will be controlled, directly or indirectly, by Parent Guarantor.

(14)Notwithstanding anything to the contrary in this Agreement or any other Loan Document (including, without limitation, (i) any provision of this Section 9.1 and (ii) for the avoidance of doubt, clauses (1), (4) (other than with respect to the trading of shares that are “publicly offered” within the meaning of 29 C.F.R. Section 2510.3-101), (5), (6), (7) and (13) of this Section 9.1), no Property Transfer or Equity Transfer shall be permitted in the event such Property Transfer or Equity Transfer, as applicable, would result in a violation of Section 9.18 of this Agreement.

Section 9.2    Taxes; Other Charges.

(1)Each Borrower shall pay or cause to be paid before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer or permit any such agreement to be entered into, any Taxes or Other Charges imposed against each Individual Property or any part thereof as the same become due and payable, and will promptly furnish Administrative Agent with evidence of such payment. No Borrower shall suffer or permit the joint assessment of any Individual Property with any other real property constituting a separate tax lot or with any other real or Personal Property. Each Borrower shall pay or cause to be paid when due all claims and demands of mechanics, materialmen, laborers and Other Charges and others which, if unpaid, might result in a Lien on any Individual Property.

(2)Notwithstanding the foregoing, after prior written notice to Administrative Agent, any Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and is continuing, (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other material instrument to which such Borrower is subject and shall not constitute a material default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws, (iii) neither the applicable Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (iv) such Borrower shall promptly upon final determination thereof pay or cause to be paid the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith, (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property or such Taxes or Other Charges shall be paid in full in order to prevent the applicable Individual Property or any part thereof or interest therein being in danger of being sold, forfeited, terminated, canceled or lost, and (vi) such Borrower shall furnish such security as may be required in the proceeding, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.

Section 9.3    Control; Management. Except in connection with a Property Transfer or an Equity Transfer as may be permitted by Section 9.1, there shall be no change of control of the day-to-day management of any Borrower without the prior written consent of Administrative Agent. No Borrower shall terminate, replace or appoint any Manager or terminate or amend an existing Management Agreement or enter into a new Management Agreement without Administrative Agent’s prior written approval; provided, however, that (i) any Borrower may replace a Manager with a Qualifying Manager without Administrative Agent’s prior written approval and (ii) any Borrower may terminate without Administrative Agent’s prior written approval its Management Agreement if such Management Agreement is with an Affiliate of such Borrower. In such event, any Management Agreement entered into with such Qualifying Manager shall be subject to Administrative Agent’s prior written approval. Any change in ownership or control of the Manager shall be cause for Administrative Agent to re-approve such Manager and such Management Agreement. If at any time Administrative Agent consents to the appointment of a new Manager, as a condition of Administrative Agent’s consent (a) if such new Manager is a Person described in clause (b) or clause (c) of the definition of “Qualified Manager”, the applicable Borrower and such Manager shall enter into a Management Agreement and such Borrower shall deliver to Administrative Agent a fully executed Subordination of Management Agreement and (b) no Manager may receive as a management fee an amount in excess of three percent (3.0%) of Operating Revenues for the applicable Individual Property. For the avoidance of doubt, if any Borrower enters into a new Management Agreement with a manager described in clause (b) or clause (c) of the definition of “Qualified Manager”, such Borrower shall deliver to Administrative Agent a fully executed Subordination of Management Agreement. Each Manager shall hold and maintain all necessary licenses, certifications and permits required by law in order to properly discharge its obligations with respect to the applicable Property. Each Borrower shall, in all material respects, fully perform all of its covenants, agreements and obligations under any Management Agreement.

Section 9.4    Operation; Maintenance; Inspection; Appraisals. Each Borrower shall, in all material respects, observe and comply and cause observance and compliance with all Legal Requirements applicable to the ownership, use and operation of any Individual Property. Each Borrower shall cause each Individual Property to be maintained in good condition, ordinary wear and tear and casualty and condemnation excepted, and to continue to be used in a manner substantially consistent with Parent Guarantor’s overall property portfolio on the Closing Date. Each Borrower shall permit Administrative Agent and the Lenders and their agents, representatives and employees, upon reasonable prior notice to such Borrower (which may not be less than two (2) Business Days absent an emergency), to inspect each Individual Property (and, unless an Event of Default shall have occurred and then be continuing, Borrowers’ representative shall be permitted to accompany Lender on such inspections), and conduct such environmental and engineering studies as Administrative Agent may require, provided that such inspections and studies do not materially interfere with the use and operation of any Individual Property. Borrowers shall be responsible for Lenders’ and Administrative Agent’s reasonable out‑of‑pocket costs and expenses with respect to all inspections during the continuance of an Event of Default; inspections occurring at any time that an Event of Default is not in existence shall be at Lenders’ expense. Borrowers shall keep and maintain in full force and effect all Licenses necessary for the ownership, use and operation of the Individual Property in the ordinary course. Administrative Agent shall have the right, at Borrowers’ cost and expense, to obtain an Appraisal of each Individual Property once prior to the Initial Maturity Date at any time that a Trigger Event has occurred and is continuing, provided that (other than in connection with an Appraisal Election) Borrowers shall not be required to deliver an Appraisal for any Individual Property with respect to which Administrative Agent has obtained or received an Appraisal for such Individual Property during the immediately preceding twelve (12) month period. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, Administrative Agent may require Appraisals to be obtained at Borrowers’ cost once in any twelve (12) month period; provided that to the extent that Borrowers have paid for an Appraisal of any Individual Property within the 6 month period prior to such Event of Default (including an Appraisal delivered in connection with an Appraisal Election), Borrowers shall not be required to pay for an Appraisal of such Individual Property during the 6 month period immediately following the delivery of such Appraisal. To the extent an Appraisal is required in connection with (i) a release of Release Parcel in accordance with Section 2.6(2), (ii) a proposed Property Substitution in accordance with Section 2.6(4) or (iii) an election of Borrowers to determine if the Strike LTV is satisfied following a Financial Covenants Trigger Event and Borrowers have elected to prepay the Loans as necessary to satisfy the Strike LTV, the cost and expense of such Appraisal, in each case, shall be borne by Borrowers. In the event Administrative Agent endeavors to obtain an Appraisal of any Individual Property at its own cost and expense or otherwise, the applicable Borrower shall reasonably cooperate with Administrative Agent to provide such information with respect of the applicable Individual Property to prepare such Appraisal.

Section 9.5    Taxes on Security. Borrowers shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Notes or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Administrative Agent or any Lender. If there shall be enacted any law (1) deducting the Loans from the value of the Property for the purpose of taxation, (2) affecting any Lien on any Individual Property, or (3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrowers shall promptly pay to Administrative Agent, on demand, all taxes, costs and charges for which Administrative Agent or any Lender is liable as a result thereof; provided, however, that if such payment would be prohibited by law or would render the Loans usurious, then instead of collecting such payment, Administrative Agent may (and, on the request of the Required Lenders, shall) declare all amounts owing under the Loan Documents to be immediately due and payable; provided, however, that no Prepayment Fee shall be due in connection therewith and such payment shall be due on such dates as to avoid or minimize Breakage Costs.

Section 9.6    Legal Existence; Name, Etc. Each Borrower shall preserve and keep, and cause each Guarantor to preserve and keep in full force and effect its existence, entity status, franchises, rights and privileges under the laws of the state of its formation, provided that any Guarantor (other than Parent Guarantor) may be dissolved or merged as long as such dissolution or merger, together with any contemporaneous transaction or transactions effected by Parent Guarantor or any of its Affiliates, shall not result in the structural subordination of the Loan to any other debt facility with respect to which Parent Guarantor or the Corporate Revolver Borrower is an obligor. No Borrower shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or, except as otherwise permitted pursuant to Sections 6.2, 6.3 and 9.1, convey, sell, assign, transfer, Lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person. Each Borrower Party shall conduct business only in its own name and shall not change its name, identity, or organizational structure, or the location of its chief executive office or principal place of business unless Borrowers (a) shall have delivered prior written notice to Administrative Agent of such change, and (b) shall have taken all actions necessary or requested by Administrative Agent to file or amend any Loan Document, financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. No Borrower shall form or acquire any subsidiaries.

Section 9.7    SPE Requirements; Constitutive Documents.

(1)Each Borrower shall (and, if such Borrower is a limited partnership, its General Partner shall cause its general partner to) (i) maintain in its constitutive documents the provisions referred to in clause (b) of the definition of SPE Requirements and (ii) comply with such provisions at all times.

(2)Each Borrower shall comply with the applicable covenants set forth in Section 7.13.

(3)Borrowers shall not, without the approval of Administrative Agent, permit the modification of any constitutive document of any Borrower or any General Partner or Managing Member in any material respect that (A) adversely affects any Borrower’s status as a Single Purpose Entity or (B) (i) modifies the SPE Provisions or (ii) adversely affects Administrative Agent, any Lender or the exercise of any right or remedy of Administrative Agent or any Lender under the Loan Documents.

(4)No Borrower, General Partner or Managing Member shall amend or otherwise modify or permit the amendment or modification of the SPE Provisions or give any consent, waiver, or approval thereunder, waive any default under or breach of the SPE Provisions, agree in any manner to any other amendment, modification or change of any term or condition of the SPE Provisions, agree in any manner to any other amendment, modification or change of any term or condition of the SPE Provisions or take any other action in connection with the SPE Provisions that would impair in any material respect the value of the interest or rights of any Borrower thereunder or that would impair or otherwise adversely affect in any material respect the interest or rights, if any, of Administrative Agent or any Lender.

Section 9.8    Limitation on Other Debt. No Borrower shall, without the prior written consent of Administrative Agent and the Required Lenders, incur any Indebtedness other than (a) the Loans and (b) the Trade Debt permitted pursuant to Section 7.13(2)(e).

Section 9.9    Further Assurances. Each Borrower shall promptly (1) cure any defects in the execution and delivery of the Loan Documents, and (2) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Administrative Agent may reasonably request to further evidence and more fully describe the collateral for the Loans, to correct any omissions in the Loan Documents, to perfect, protect or preserve any Liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

Section 9.10    Estoppel Certificates.

(1)Borrowers, within ten (10) days after request, shall furnish to Administrative Agent a written statement, duly acknowledged, setting forth (a) the amount due on the Loans, (b) the terms of payment of the Loans, (c) the date to which interest has been paid, (d) whether any offsets or defenses exist against the Loans and, if any are alleged to exist, the nature thereof in detail, (e) whether, to Borrowers’ knowledge, any Potential Defaults or Events of Default exist under the Loan Document and, if any are alleged to exist, the nature thereof in detail and the actions being taken by Borrowers to cure the same, and (f) such other matters as Administrative Agent may reasonably request.

(2)Provided no Event of Default shall have occurred and be continuing, Administrative Agent, within ten (10) days after request, shall furnish to Borrowers a written statement, duly acknowledged, setting forth the amount due on the Loans, the terms of payment of the Loans and the date to which interest has been paid.

Section 9.11    Notice of Certain Events. Borrowers shall, within ten (10) days after any Borrower Party has knowledge of the same, notify Administrative Agent of (1) the occurrence of any Event of Default, together with a detailed statement of the steps being taken to cure such Event of Default, (2) the occurrence of any Trigger Event (including a description thereof and, if any Trigger Event is based on a Low DSCR Trigger Event or a failure the Corporate Revolver Borrower to comply with a Financial Covenant, computations relating to the same), provided that for the avoidance of doubt, this provision shall not require Parent Guarantor to compute its compliance with any financial ratios more frequently than otherwise required under any applicable agreement, (3) any notice of default received by any Borrower Party under other material obligations relating to the Property or otherwise material to any Borrower Party’s business, (4) any occurrence or development that is reasonably likely to have a Material Adverse Effect, and (5) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between any Borrower Party and any Governmental Authority, affecting any Borrower Party or any Individual Property.

Section 9.12    Indemnification. Borrowers shall indemnify, defend and hold harmless Administrative Agent, each Arranger, each Lender, each Secured Hedge Bank and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all actual losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of their counsel (including settlement costs (including all expenses of litigation or preparation therefor) whether or not Administrative Agent, either Arranger, any Lender or any Affiliate is a party thereto) (collectively, “Losses”), which may be imposed upon, asserted against or incurred by any of them relating to or arising out of (1) any Individual Property or (2) any of the Loan Documents or the transactions contemplated thereby, including (a) any direct or indirect application of the proceeds of the Loans, (b) any accident, injury to or death of Persons or loss of or damage to property occurring in, on or about any Individual Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (c) any inspection, review or testing of or with respect to any Individual Property, (d) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Administrative Agent, either Arranger or any Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loans) in any way related to the execution, delivery or performance of any Loan Document or to any Individual Property, (e) any proceeding instituted by any Person claiming a Lien, or (f) any brokerage commissions or finder’s fees claimed by any broker or other party in connection with the Loans, any Individual Property, or any of the transactions contemplated in the Loan Documents, or (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower Party or any of its Affiliates, including, in each case, Losses arising from the joint, concurrent, or comparative negligence of Administrative Agent, either Arranger or any Lender, but excluding, in each case, any Losses to the extent determined in a final non‑appealable judgment by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of such Indemnified Party. The obligations of Borrowers under this Section 9.12 shall survive the payment of the Debt in full and the termination of this Agreement.

Section 9.13    Payment for Labor and Materials.

(1)Borrowers will promptly pay or cause to be paid when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with any Individual Property and, except in compliance with the Loan Documents, never permit to exist beyond the due date thereof in respect of such Individual Property or any part thereof any Lien, even though inferior to the Liens of the Loan Documents, and in no event permit to be created or exist in respect of any Individual Property or any part thereof any other or additional Lien other than the Liens or security of the Loan Documents, except for the Permitted Encumbrances.

(2)Notwithstanding the foregoing, after prior written notice to Administrative Agent, the applicable Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Lien in connection with any bills and costs for labor, materials, and specifically fabricated materials incurred in connection with any Individual Property, provided that (i) no Event of Default has occurred and is continuing, (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of each material agreement or instrument to which each Borrower Party is subject and shall not constitute a material default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws, (iii) neither the Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (iv) the applicable Borrower shall promptly upon final determination thereof pay or cause to be paid the amount of any such labor, materials, and specifically fabricated materials, together with any other costs, interest and penalties which may be payable in connection therewith, (v) such proceeding shall suspend the collection of such contested labor, materials, and specifically fabricated materials from the Individual Property, and (vi) the applicable Borrower shall furnish such security as may be required in the proceeding, to insure the payment of any such labor, materials, and specifically fabricated materials, together with all interest and penalties thereon.

Section 9.14    Alterations.

(1)Borrowers shall obtain Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, to any Alterations to any Improvements on any Individual Property the cost of which (exclusive of previously expended soft costs) is in excess of the greater of (x) ten percent (10%) of the appraised value of such Individual Property and (y) $5,000,000, provided that such consent shall be based on information provided by Borrowers with respect to such Alterations consistent in form and detail with the information provided by Borrower in the Pre-Approval Letter with respect to the Alterations described therein. Notwithstanding the foregoing, Administrative Agent’s consent shall not be required in connection with any Alterations in connection with (i) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (ii) tenant improvement work performed pursuant to the terms and provisions of a Lease entered into by any Borrower in accordance with the terms of this Agreement and not materially adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements at any Individual Property, or (iii) Alterations performed in connection with the Restoration of any Individual Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to Alterations to the Improvements at any Individual Property including any Unfunded Tenant Allowances applicable to the Individual Property (other than (x) previously expended soft costs and (y) amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed the Alteration Threshold, Borrowers shall promptly deliver to Administrative Agent as security for the payment of such amounts in excess of the Alteration Threshold and as additional security for Borrower Parties’ obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating reasonably acceptable to Administrative Agent, (D) a completion bond issued by a Person having a rating by S&P of not less than A‑1+ if the term of such bond is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a Person having a rating that is reasonably acceptable to Administrative Agent, (E) a Letter of Credit, which such security shall be in an amount equal to the excess of the total unpaid amounts with respect to such Alterations to the Improvements including any Unfunded Tenant Allowances applicable to the Individual Property on the applicable Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Alteration Threshold and may be reduced from time to time at the request of Borrowers to the cost estimated by Borrowers and reasonably approved by Administrative Agent to complete such Alterations or to terminate any of the Alterations and restore such Individual Property to the extent necessary to prevent a Material Adverse Effect on the applicable Individual Property, or (F) cause an Acceptable Indemnitor to execute and deliver to Administrative an Alteration Indemnity in the form attached hereto as Exhibit G) with respect to such Alterations, such Alteration Indemnity to be in an amount equal to the excess of the total unpaid amounts with respect to such Alterations to the Improvements including any Unfunded Tenant Allowances applicable to the Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Alteration Threshold.

(2)With regard to any action described in this Section 9.14 for which Administrative Agent’s consent is required, Administrative Agent shall not withhold its consent or disapproval to any such action for more than ten (10) Business Days after request for approval thereof has been made by Borrowers, accompanied by a detailed description of the request for which approval is sought, provided that Borrowers submit such request for Administrative Agent’s approval in an envelope labeled “Priority” and delivered to Administrative Agent by overnight delivery and otherwise in accordance with the provisions of Section 12.1 and which request shall state at the top of the first page in bold lettering in 14 pt. font “ADMINISTRATIVE AGENT’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF AN AMENDED AND RESTATED LOAN AGREEMENT, DATED AS OF APRIL 25, 2016, AMONG COLUMBIANA CENTRE, LLC, FALLEN TIMBERS SHOPS, LLC, GRAND TETON MALL, LLC, MAYFAIR MALL, LLC, MONDAWMIN BUSINESS TRUST, NORTH TOWN MALL, LLC, OAKWOOD HILLS MALL, LLC, OAKWOOD SHOPPING CENTER, LLC, PIONEER PLACE, LLC, PDC-EASTRIDGE MALL L.L.C., PDC-RED CLIFFS MALL L.L.C., RED CLIFFS PLAZA, LLC, RIVER HILLS MALL, LLC, SOONER FASHION MALL, L.L.C., SOUTHWEST DENVER LAND L.L.C., SOUTHWEST PLAZA L.L.C. and BRASS MILL CENTER , LLC, ADMINISTRATIVE AGENT AND THE LENDERS AND OTHER PARTIES FROM TIME TO TIME A PARTY THERETO.” In the event that Administrative Agent fails to either approve such request or disapprove such request (any such disapproval to state the reasons for such disapproval) for more than ten (10) Business Days after receipt thereof, the action that was the subject of said request shall be deemed approved.

Section 9.15    TIF Agreements. Each Borrower shall (a) diligently perform and observe all of the terms, covenants and conditions of the TIF Agreements on the part of such Borrower to be performed and observed prior to the expiration of any applicable grace period therein provided and (b) promptly notify Administrative Agent of the giving of any written notice by any other party under the TIF Agreements to such Borrower of any default by such Borrower in the performance or observance of any of the terms, covenants or conditions of the TIF Agreements on the part of such Borrower thereunder to be performed or observed and deliver to Administrative Agent a true copy of each such notice. Except as otherwise provided in this Agreement, no Borrower shall, without the prior consent of Administrative Agent (which consent shall not be unreasonably withheld), terminate or cancel the TIF Agreements or modify, change, supplement, alter or amend the TIF Agreements, either orally or in writing, and each Borrower hereby assigns to Administrative Agent for the benefit of the Lenders, as further security for the payment of the Debt and for the performance and observance of the Obligations of Borrowers under the Loan Documents, all of the rights, privileges and prerogatives of each Borrower to terminate, cancel, modify, change, supplement, alter or amend the TIF Agreements and any such termination, cancellation, modification, change, supplement, alteration or amendment of the TIF Agreements without the prior consent of Administrative Agent (which consent shall not be unreasonably withheld) shall be void and of no force or effect. If any Borrower shall default in the performance or observance of any material term, covenant or condition of the TIF Agreements on the part of such Borrower thereunder to be performed or observed, then, without limiting the generality of the other provisions of the Loan Documents and without waiving or releasing any Borrower from any of its obligations under any of the Loan Documents, Administrative Agent shall have the right, but shall be under no obligation, upon five (5) Business Days written notice to Borrowers (or such shorter period of time as may be necessary to avoid the termination of the TIF Agreements), to pay any sums and to perform any act or take any action as may be appropriate to cause all of the material terms, covenants and conditions of the TIF Agreements on the part of the applicable Borrower to be performed or observed or to be promptly performed or observed on behalf of such Borrower, to the end that the rights of such Borrower in, to and under the TIF Agreements shall be kept unimpaired as a result thereof and free from default, even though the existence of such event of default or the nature thereof be questioned or denied by any Borrower or by any party on behalf of any Borrower.

If Administrative Agent shall make any payment or perform any act or take action in accordance with the preceding sentence, Administrative Agent will promptly notify Borrowers of the making of any such payment, the performance of any such act, or the taking of any such action. Administrative Agent may pay and expend such sums of money as Administrative Agent reasonably, in good faith, deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the other parties under the TIF Agreements. Borrowers hereby agree to pay to Administrative Agent within five (5) Business Days after demand, all such sums so paid and expended by Administrative Agent, together with interest thereon from the day of such payment at the Default Rate. All sums so paid and expended by Administrative Agent and the interest thereon shall be secured by the legal operation and effect of the Mortgage and other Loan Documents. If any party under the TIF Agreements shall deliver to Administrative Agent a copy of any notice of default sent to any Borrower, such notice shall constitute full protection to Administrative Agent for any action taken or omitted to be taken by Administrative Agent, in good faith, in reliance thereon.

Section 9.16    Handicapped Access.

(1)Each Borrower (a) agrees that it shall use commercially reasonable efforts to ensure that each Individual Property shall at all times comply with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all Applicable Laws related to handicapped access and all rules, regulations, and orders issued pursuant thereto, including the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, “Access Laws”) and (b) has no actual knowledge of any Individual Property’s non‑compliance with any Access Laws where the failure to so comply could have a Material Adverse Effect on the applicable Individual Property.

(2)Each Borrower agrees to give prompt notice to Administrative Agent of the commencement of any proceedings or investigations which relate to compliance with any applicable Access Laws.

Section 9.17    Zoning. No Borrower shall, without Administrative Agent’s prior consent (which consent shall not be unreasonably withheld), (i) seek, make, suffer, consent to, permit or acquiesce in any change or variance in any zoning or land use laws or other conditions of use of any Individual Property or any portion thereof or (ii) use or permit the use of any portion of any Individual Property in any manner that in either the case of (i) or (ii) could result in such Individual Property becoming a non‑conforming use under any zoning or land use law or any other Applicable Law. No Borrower shall modify or permit the modification of any agreements relating to zoning or land use matters or relating to the joinder or merger of lots for zoning, land use or other purposes in any manner that would cause any Individual Property to become a non-conforming use under any zoning or land use law or any other Applicable Law, without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the consent of Administrative Agent shall not be unreasonably withheld in connection with any application of the applicable Borrower seeking any zoning reclassification, any variance under any existing zoning ordinance or any special use or permit with regard to any portion of any Individual Property which would otherwise qualify as a Release Parcel, so long such zoning classification, variance or special use or permit does not cause the remainder of the applicable Individual Property to become non‑conforming.

Section 9.18    ERISA. No Borrower shall take any action, or omit to take any action, which would (a) cause such Borrower’s assets to constitute “plan assets” for purposes of ERISA or the Code or (b) cause the transactions under the Loan Documents to be a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that would subject Administrative Agent and/or the Lenders, on account of any Loan or the execution of any of the Loan Documents, to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

Section 9.19    Books and Records; Inspection Rights. Each Borrower will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will permit any representatives designated by Administrative Agent or any Lender, upon reasonable prior notice, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, but not more than once in any twelve (12) month period unless an Event of Default shall exist and be continuing.

Section 9.20    Foreign Assets Control Regulations; Anti-Corruption Laws; Sanctions. No Borrower shall use the proceeds of the Loans in any manner that will violate the Patriot Act, the Trading with the Enemy Act, as amended, any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), the Anti‑Terrorism Order, any Anti-Corruption Laws or applicable Sanctions, or any enabling legislation or executive order relating to any of the same. Without limiting the foregoing, no Borrower will permit itself nor any of its subsidiaries to (a) become a “blocked person” described in Section 1 of the Anti‑Terrorism Order or (b) knowingly engage in any dealings or transactions or be otherwise associated with any Person who is known by such Borrower or who (after such inquiry as may be required by Applicable Law) should be known by such Borrower to be a “blocked person”. Each Borrower will, and will cause its subsidiaries to comply in all material respects with all Legal Requirements to which it may be subject including, without limitation, the Patriot Act, all Anti-Corruption Laws and applicable Sanctions. Borrowers shall cause Parent Guarantor to maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by Parent Guarantor, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and Sanctions applicable to any Borrower or its subsidiaries from time to time. Borrowers shall not request a Loan, shall not use, and shall ensure that their respective subsidiaries (if any) and their respective directors, officers, employees and agents do not use the proceeds of any Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Prohibited Person or (iii) in any manner that would result in the violation of any applicable Sanctions.

Section 9.21    Title to the Property. Each Borrower will warrant and defend the validity and priority of the Liens of the Mortgage and the Assignment of Leases on each Individual Property against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

Section 9.22    Reciprocal Easement Agreement. Each Borrower shall (i) promptly and faithfully observe, perform and comply with all the material terms, covenants and provisions of the Reciprocal Easement Agreements on its part to be observed, performed and complied with, at the times set forth therein and to do all things necessary to preserve unimpaired its rights thereunder, (ii) not do, permit, suffer or refrain from doing anything, a result of which could be a material default under any of the terms thereof beyond the giving of any required notice and the expiration of any applicable cure period or a breach of any of the terms thereof (it being agreed that any default that would permit any party thereto other than any Borrower to terminate its operating covenant shall be deemed to be material), (iii) not cancel, surrender, modify, amend or in any way alter or permit the alteration of any of the material terms thereof (and not release any party thereto other than any Borrower from any material obligation imposed upon it thereby) if any such action would result in a Material Adverse Effect on the applicable Individual Property, and (iv) give Administrative Agent prompt written notice of any material default by anyone thereunder and promptly deliver to Administrative Agent copies of each notice of material default and, after the occurrence and during the continuance of an Event of Default, copies of all other notices, communications, plans, specifications and other similar instruments received or delivered by any Borrower in connection therewith.

Section 9.23    Performance. Each Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by such Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by such Borrower without the prior consent of the Required Lenders.

Section 9.24    Ground Lease Provisions. Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, each Borrower hereby warrants, covenants, represents and agrees as follows as to each of the Ground Leases:
(1)The Ground Lease. The applicable Borrower shall (a) pay all Ground Rent required to be paid by such Borrower, as tenant under and pursuant to the provisions of the Ground Lease as and when such Ground Rent is due and payable, (b) diligently perform and observe (in all material respects) all of the material terms, covenants and conditions of the Ground Lease on the part of such Borrower, as tenant thereunder, to be performed and observed prior to the expiration of any applicable grace period therein provided, and (c) promptly notify Administrative Agent of the giving of any written notice by the ground lessor under the Ground Lease to such Borrower of any default by such Borrower in the performance or observance of any of the material terms, covenants or conditions of the Ground Lease on the part of such Borrower, as tenant thereunder, to be performed or observed and deliver to Administrative Agent a true copy of each such notice. Except as otherwise provided in this Agreement (including Section 9.24(3)), no Borrower shall, without the prior consent of Administrative Agent, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease or modify, change, supplement, alter or amend the Ground Lease, in any material respect, either orally or in writing, and each Borrower hereby assigns to Administrative Agent for the benefit of the Lenders, as further security for the payment of the Debt and for the performance and observance of the Obligations of Borrower Parties under the Loan Documents, all of the rights, privileges and prerogatives of such Borrower, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate, cancel, modify, change, supplement, alter or amend the Ground Lease in any material respect and any such surrender of the leasehold estate created by the Ground Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease in any material respect without the prior consent of Administrative Agent shall be void and of no force or effect. If any Borrower shall default in the performance or observance of any material term, covenant or condition of the Ground Lease on the part of such Borrower, as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of the Loan Documents and without waiving or releasing any Borrower Party from any of its obligations under any Loan Document, Administrative Agent shall have the right, but shall be under no obligation, upon reasonable notice to Borrowers, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the material terms, covenants and conditions of the Ground Lease on the part of such Borrower, as tenant thereunder, to be performed or observed or to be promptly performed or observed on behalf of such Borrower, to the end that the rights of such Borrower in, to and under the Ground Lease shall be kept unimpaired as a result thereof and free from default, even though the existence of such event of default or the nature thereof be questioned or denied by any Borrower or by any party on behalf of any Borrower. If Administrative Agent shall make any payment or perform any act or take action in accordance with the preceding sentence, Administrative Agent will promptly notify Borrowers of the making of any such payment, the performance of any such act, or the taking of any such action. In any such event, subject to the rights of Tenants, subtenants and other occupants under the Leases or of parties to any Reciprocal Easement Agreement or any Permitted Encumbrance, Administrative Agent and any Person designated as Administrative Agent’s agent by Administrative Agent shall have, and are hereby granted, the right to peaceably enter upon the applicable Individual Property at any reasonable time, on reasonable notice and from time to time upon prior reasonable notice for the purpose of taking any such action.

Administrative Agent may pay and expend such sums of money as Administrative Agent reasonably, in good faith, deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the landlord under the Ground Lease. Borrowers hereby agree to pay to Administrative Agent within five (5) Business Days after demand, all reasonable and actual out‑of‑pocket such sums so paid and expended by Administrative Agent, together with interest thereon from the day of such payment at the Default Rate. All sums so paid and expended by Administrative Agent and the interest thereon shall be secured by the legal operation and effect of the Mortgage and the other Loan Documents. If the ground lessor under the Ground Lease shall deliver to Administrative Agent a copy of any notice of default sent by said ground lessor to any Borrower, as tenant under the Ground Lease, such notice shall constitute full protection to Administrative Agent for any action taken or omitted to be taken by Administrative Agent, in good faith, in reliance thereon. Each Borrower shall exercise each individual option, if any, to extend or renew the term of the Ground Lease upon demand by Administrative Agent made at any time within one (1) year of the last day upon which any such option may be exercised, and if any Borrower shall fail to do so, such Borrower hereby expressly authorizes and appoints Administrative Agent its attorney‑in‑fact to exercise any such option in the name of and upon behalf of such Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Except to the extent required by the terms of the Ground Lease, no Borrower will subordinate or consent to the subordination of the Ground Lease to any mortgage, security deed, lease or other interest on or in the landlord’s interest in all or any part of the applicable Individual Property, unless, in each such case, the written consent of Administrative Agent shall have been first had and obtained, which approval shall not unreasonably be withheld, conditioned or delayed.

(2)No Merger of Fee and Leasehold Estates; Releases. So long as any portion of the Debt shall remain unpaid, unless the Required Lenders shall otherwise consent, the fee title to that portion of the applicable Individual Property subject to the Ground Lease and the leasehold estate therein created pursuant to the provisions of the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in any Borrower, Administrative Agent, or in any other Person by purchase, operation of law or otherwise. Administrative Agent reserves the right, at any time, to release portions of the such Individual Property, including the leasehold estate created by the Ground Lease, with or without consideration, at Administrative Agent’s election, without waiving or affecting any of its rights under the Loan Documents and any such release shall not affect Administrative Agent’s rights in connection with the portion of the applicable Individual Property not so released.

(3)Borrower’s Acquisition of Fee Estate. So long as any portion of the Debt remains unpaid, in the event that any Borrower shall be the owner and holder of the fee title to that portion of the applicable Individual Property subject to the Ground Lease, the Lien of the Mortgage shall be spread to cover such Borrower’s fee title to such portion of the Property and said fee title shall be deemed to be included in the Property and no consent of Administrative Agent is required for such Borrower to acquire fee title to that portion of the Property subject to the Ground Lease. Each Borrower Party agrees, at its sole cost and expense, including Administrative Agent’s reasonable attorneys’ fees, to (i) execute and cause the execution of any and all documents or instruments necessary to subject such Borrower’s fee title to such portion of the Property to the lien of the Mortgage and (ii) provide a Title Insurance Policy which shall insure that the Lien of the Mortgage is a first priority mortgage or deed of trust lien (subject to Permitted Encumbrances) on such Borrower’s fee title to such portion of the Property, or such other endorsement or affirmative coverage as is acceptable to Administrative Agent. Notwithstanding the foregoing, if the Ground Lease is for any reason whatsoever terminated prior to the natural expiration of its term, and if, pursuant to any provisions of the Ground Lease or otherwise, Administrative Agent or its designee shall acquire from the landlord thereunder another lease of the Property, no Borrower shall have any right, title or interest in or to such other lease or the leasehold estate created thereby so long as any part of the Debt remains outstanding.

(4)Rejection of the Ground Lease.

a.In the event of the rejection or disaffirmance of the Ground Lease by the landlord thereunder pursuant to any Bankruptcy Law, (i) Borrowers, promptly after obtaining notice thereof, shall give notice thereof to Administrative Agent, (ii) no Borrower Party, without the prior written consent of Administrative Agent, shall elect to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable Bankruptcy Law, and any election by any Borrower Party made without such consent shall be void and (iii) the Mortgage and all the Liens, terms, covenants and conditions of the Mortgage shall extend to and cover the applicable Borrower’s possessory rights under Section 365(h) of the Bankruptcy Code or any comparable Bankruptcy Law and to any claim for damages due to the rejection of the Ground Lease or other termination of the Ground Lease. In addition, each Borrower hereby assigns irrevocably to Administrative Agent, such Borrower’s rights to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable Bankruptcy Law and to offset Ground Rents under the Ground Lease in the event any case, proceeding or other action is commenced by or against the landlord under any Bankruptcy Law, provided that Administrative Agent shall not exercise such rights and shall permit the applicable Borrower to exercise such rights with the prior written consent of Administrative Agent, not to be unreasonably withheld, unless an Event of Default shall have occurred and be continuing.

b.Each Borrower hereby assigns to Administrative Agent, for the benefit of the Lenders, such Borrower’s right to seek an extension of the 60‑day period within which such Borrower must accept or reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable Bankruptcy Law with respect to any case, proceeding or other action commenced by or against such Borrower under the Bankruptcy Code or any comparable Bankruptcy Law, provided that Administrative Agent shall not exercise such right, and shall permit the applicable Borrower to exercise such right with the prior written consent of Administrative Agent, not to be unreasonably withheld, unless an Event of Default shall have occurred and be continuing. Further, if such Borrower shall desire to so reject the Ground Lease, at Administrative Agent’s request, to the extent not prohibited by the terms of the Ground Lease and Applicable Law, such Borrower shall assign its interest in the Ground Lease to Administrative Agent in lieu of rejecting such Ground Lease as described above, upon receipt by Borrowers of written notice from Administrative Agent of such request, together with Administrative Agent’s agreement to cure any existing defaults of such Borrower under the Ground Lease that are susceptible of cure by a third party and to provide adequate assurance of future performance of such Borrower’s obligations thereunder.

c.Each Borrower hereby agrees that if the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the Bankruptcy Code or any other Bankruptcy Law, any property of such Borrower not removed from the applicable Individual Property by such Borrower as permitted or required by the Ground Lease, shall at the option of Administrative Agent be deemed abandoned by such Borrower, provided that Administrative Agent may remove any such property required to be removed by such Borrower pursuant to the Ground Lease and all reasonable out‑of‑pocket costs and expenses associated with such removal shall be paid by Borrowers within five (5) Business Days of receipt by Borrowers of an invoice for such removal costs and expenses.

Section 9.25    Condominium Provisions.

(1)Each Borrower shall diligently and timely pay, perform and observe all of the material terms, covenants and conditions required to be performed by such Borrower under the Condominium Documents to the extent that the same apply to the applicable Individual Property.

(2)Each Borrower shall pay or cause to be paid when due all common charges and other amounts as and when payable by such Borrower under the Condominium Documents.

(3)Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may vote in place of any Borrower and may exercise any and all of such Borrower’s voting rights under the Condominium Documents. Each Borrower hereby irrevocably appoints Administrative Agent as its attorney‑in‑fact, coupled with an interest to vote as such Borrower’s proxy and to act with respect to all of said rights so long as such Event of Default is continuing. Notwithstanding anything contained herein to the contrary, nothing contained herein or otherwise shall render Administrative Agent or any Lender liable for any common charges or other fees.

(4)Each Borrower shall promptly deliver to Administrative Agent a true, complete and correct copy of all notices of default received by such Borrower with respect to any obligation or duty of such Borrower under the Condominium Documents.

(5)Each Borrower will comply with all requirements set forth in the Condominium Documents applicable to transfers of ownership of the applicable Individual Property or obtain a waiver of any such condition(s) prior to the consummation of any transfers of ownership of the Property or any interest therein to the extent required by the Condominium Documents.

(6)No Borrower shall, without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld), (i) terminate or permit the termination of any of the Condominium Documents or (ii) modify, change, supplement, alter or amend any of the Condominium Documents, or permit any of the Condominium Documents to be modified, changed, supplemented, altered or amended, and any such termination, modification, change, supplement, alteration or amendment of any of the Condominium Documents in violation of the foregoing without such consent of Administrative Agent shall be void and of no force or effect.

(7)No Borrower shall, without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld), in the event of damage to or destruction of the applicable Individual Property, vote not to Restore the applicable Individual Property.

(8)In each and every case in which, under the provisions of the Condominium Documents, the consent or any other approval or vote of any Borrower is required with respect to any action that could reasonably be expected to result in a Material Adverse Effect on the applicable Individual Property, the applicable Borrower shall not vote or give such consent or approval without, in each and every case, the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld).

(9)No Borrower shall, while such Borrower and its Affiliates control the Board of Directors, without Administrative Agent’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, permit the Board of Directors to incur any indebtedness, other than as permitted under the Condominium Documents, or to encumber the applicable Individual Property or any interest therein.

(10)If any Borrower shall default in the performance or observance of any material term, covenant or condition of any of the Condominium Documents on the part such Borrower to be performed or observed after the expiration of applicable grace and cure periods, then, without limiting the generality of the other provisions of the Loan Documents and without waiving or releasing any Borrower Party from any of its Obligations under the Loan Documents, Administrative Agent shall have the right (following five (5) Business Days’ notice to Borrowers, or such shorter time as may be required to avoid an event of default under the Condominium Documents), but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the material terms, covenants and conditions of the Condominium Documents on the part of such Borrower to be performed or observed or to be promptly performed or observed on behalf of such Borrower, to the end that the rights of such Borrower in, to and under any of the Condominium Documents shall be kept unimpaired as a result thereof and free from default, even though the existence of such event of default or the nature thereof be questioned or denied by any Borrower or by any party on behalf of any Borrower.

If Administrative Agent shall make any payment or perform any act or take any action in accordance with the preceding sentence, Administrative Agent will notify Borrower of the making of any such payment, the performance of any such act, or the taking of any such action. In any such event, subject to the applicable Condominium Documents, the rights of tenants under Leases and other occupants, the applicable Reciprocal Easement Agreement and Permitted Encumbrances, Administrative Agent and any Person designated by Administrative Agent shall have, and are hereby granted, the right to enter upon the applicable Individual Property or the buildings located thereon at any reasonable time, on reasonable notice and from time to time for the purpose of taking any such action. Administrative Agent may pay and expend such sums of money as Administrative Agent reasonably deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the applicable parties under the Condominium Documents. Borrowers hereby agree to pay Administrative Agent within five (5) days after demand, all such reasonable out‑of‑pocket sums so paid and expended by Administrative Agent, together with interest thereon from the day of such payment at the Default Rate. All sums so paid and expended by Administrative Agent and the interest thereon shall be secured by the legal operation and effect of the Mortgage and the other Loan Documents. Each Borrower hereby absolutely and irrevocably appoints Administrative Agent as its true and lawful attorney, coupled with an interest, in its name and stead to perform any and all actions contemplated by this Section 9.25, each Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, that Administrative Agent shall not perform any such action under such power until three (3) days after notice has been given to Borrower by Administrative Agent of Administrative Agent’s intention to exercise its rights under such power.

(11)No Borrower shall, without the prior written consent of Administrative Agent, form a Board of Directors unless such Borrower shall have delivered to Administrative Agent, written resignations from each proposed director on the Board of Directors which Administrative Agent may submit to the Condominium upon the occurrence and during the continuance of any Event of Default. Such written resignations shall be in form and substance reasonably acceptable to Administrative Agent. Within ten (10) Business Days after the appointment of any new or replacement director on a Board of Directors, the applicable Borrower shall cause such director to deliver to Administrative Agent a written resignation in form and substance reasonably acceptable to Administrative Agent.

Section 9.26    Financial Covenants.

(1)If at any time that a Financial Covenants Trigger Event is continuing it is determined that either (a) the Debt Service Coverage Ratio is then less than 1.25:1.00 for the trailing twelve (12)-month period (the “Strike DSCR”) or (b) the Loan to Value Ratio is then greater than 60% (the “Strike LTV”), Borrowers shall elect, not later than thirty (30) days following notice of such condition from Administrative Agent, to either (i) prepay the Loans in an amount (the “Strike Conditions Cure Amount”) sufficient to produce a Debt Service Coverage Ratio of not less than the Strike DSCR and a Loan to Value Ratio that is not greater than the Strike LTV (the “Strike Conditions”) in accordance with Section 3.3 of the Cash Management Agreement or (ii) pay additional interest on the Loans equal to 1.50% per annum (the “Strike Interest Rate Option”) for so long as the Strike Event Period is continuing, upon which election Borrowers shall perform in accordance with such election.

(2)If, as of the end of any calendar quarter, the Debt Service Coverage Ratio is less than 1.10:1.00 for the trailing twelve (12)-month period (a “Collateral Pool Trigger”), Borrowers shall, not later than thirty (30) days following notice of such Collateral Pool Trigger from Administrative Agent, prepay the Loans in an amount (the “Collateral Pool Trigger Cure Amount”) equal to such amount as would have been necessary to achieve a Debt Service Coverage Ratio of at least 1.15:1.00 as of the end of such calendar quarter, (assuming such prepayment had occurred prior to the end of such calendar quarter) in accordance with Section 3.3 of the Cash Management Agreement. Upon payment of such Collateral Pool Trigger Cure Amount, the applicable Collateral Pool Trigger shall cease to exist.

Section 9.27    Hedge Agreements. Not later than 30 days following the Closing Date, Borrowers shall have entered into a Hedge Agreement with an Acceptable Counterparty pursuant to documentation, reasonably satisfactory to Arrangers, which (a) shall provide for a 30‑day LIBOR strike rate of 3.0%, (b) shall be effective for a minimum of one year and (c) shall be an amount of at least 75% of the outstanding principal amount of the Loans after giving effect to any Advance on the Closing Date; provided, however, that if the Debt Service Coverage Ratio as of the date of purchase of such Hedge Agreement is greater than 1.50:1.00, such Hedge Agreement shall be in an amount of at least 50% of the outstanding principal amount of the Loans after giving effect to any such Advance.

On each anniversary of each Closing Date (but no later than the then‑applicable termination date of the Hedge Agreement), Borrowers shall renew, replace or extend the Hedge Agreement to (i) provide for a LIBOR strike rate that would imply a minimum Debt Service Coverage Ratio of 1.25.1.00, (ii) be effective for at least the succeeding twelve month period and (iii) be in an amount of at least 75% of the then outstanding principal amount of the Loans; provided, however, that if the Debt Service Coverage Ratio as of the date of purchase of such Hedge Agreement is greater than 1.50:1.00, such Hedge Agreement shall be in an amount of at least 50% of the outstanding principal amount of the Loans, and contemporaneously with each such renewal, replacement or extension, Borrowers shall provide to Administrative Agent, (A) a copy of such renewal, replacement or extension, (B) a Hedge Agreement Pledge and an acknowledgement from the counterparty (in form and substance acceptable to Arrangers) relating to the same, and (C) an opinion of counsel from counsel for the counterparty (which may be in-house counsel for the counterparty) in connection with such Hedge Agreement (upon which Administrative Agent, Arrangers and their respective successors and assigns may rely) which shall provide, in relevant part, that: (x) the counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, such Hedge Agreement; (y) the execution and delivery of such Hedge Agreement by such counterparty, and any other agreement which such counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by‑laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property; and (z) all consents, authorizations and approvals required for the execution and delivery by such counterparty of the such Hedge Agreement, and any other agreement which such counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance. Borrowers shall comply with all of their obligations under the terms and provisions of each Hedge Agreement. Borrowers shall take all actions reasonably requested by Administrative Agent to enforce Borrowers’ rights under each Hedge Agreement in the event of a default by the counterparty thereto and shall not waive, amend or otherwise modify any of their rights thereunder. In the event of any downgrade, withdrawal or qualification of the rating of any Third-Party Counterparty such that the Counterparty shall cease to be an Acceptable Counterparty and such event is not cured to the reasonable satisfaction of Administrative Agent, Borrowers shall replace such Hedge Agreement with a replacement Hedge Agreement with an Acceptable Counterparty and on substantially similar terms (a “Replacement Hedge Agreement”) (together with the deliverables set forth above) not later than fifteen (15) Business Days after learning of such downgrade, withdrawal or qualification. If Borrowers fail to purchase and deliver to Administrative Agent any Hedge Agreement or any Replacement Hedge Agreement as and when required hereunder, Administrative Agent may purchase such Hedge Agreement and the cost incurred by Administrative Agent in purchasing such Hedge Agreement shall be paid by Borrowers to Administrative Agent with interest thereon calculated in accordance with the Default Rate from the date such cost was incurred by Administrative Agent until such cost is paid by Borrowers to Administrative Agent. Each Third‑Party Hedge Agreement required hereunder shall contain the following language or its equivalent: “In the event of any downgrade, withdrawal or qualification of the rating of the counterparty such that the counterparty shall no longer be considered an Acceptable Counterparty, the counterparty must, within fifteen (15) Business Days, find a replacement Acceptable Counterparty, at the counterparty’s sole cost and expense, acceptable to Administrative Agent, provided that, notwithstanding such a downgrade, withdrawal or qualification, unless and until the counterparty transfers the Hedge Agreement to a replacement Acceptable Counterparty pursuant to the foregoing clause, such counterparty will continue to perform its obligations under the Hedge Agreement. Failure to satisfy the foregoing shall constitute an Additional Termination Event as defined by Section 5(b)(vi) (2002 ISDA) of the ISDA Master Agreement, with the counterparty as the Affected Party (as defined by the ISDA Master Agreement).” Each Secured Hedge Agreement shall be secured by the collateral for the Loans on a pari passu basis with the Loans.

Section 9.28    Material Contracts. Each Borrower shall perform and observe all material terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect and enforce each such Material Contract in accordance with its terms. No Borrower shall cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that, in each case, could reasonably be expected to have a Material Adverse Effect. For purposes of this Section 9.28, the term “Material Contract” shall not include any Management Agreement, Ground Lease, Material Lease, TIF Agreement or Reciprocal Easement Agreement, which are addressed separately herein.

Section 9.29    Covenant to Guarantee Obligations and Enter into Environmental Indemnities; Release of Guarantors/Indemnitors. Within ten days after the formation or acquisition of any new direct or indirect subsidiary of Parent Guarantor that becomes a Corporate Revolver Borrower or a Corporate Revolver Guarantor and is not at such time a Guarantor under the Loan Documents and an “Indemnitor” under, and as defined in, each Environmental Indemnity, Borrowers shall cause each such subsidiary to duly execute and deliver to Administrative Agent a Guarantor/Indemnitor Accession Agreement with respect to each Guaranty and Environmental Indemnity, or such other reasonably necessary guaranty and environmental indemnity supplements, each in form and substance reasonably satisfactory to the Administrative Agent, to become a Guarantor under each Guaranty and an Indemnitor under each Environmental Indemnity. Upon the request of Borrowers and provided that no Event of Default then exists, in the event that at any time a Guarantor (other than Parent Guarantor) is no longer a Corporate Revolver Borrower or a Corporate Revolver Guarantor, such Guarantor shall be released (other than with respect to those obligations that specifically survive repayment of the Debt or any portion thereof) as a Guarantor under each Guaranty and as an Indemnitor under each Environmental Indemnity, in each case with the consent of each Lender; provided that any Lender that is also a Corporate Revolver Lender that has delivered a consent to release such Guarantor as a Corporate Revolver Borrower or a Corporate Revolver Guarantor, as applicable, with respect to the Corporate Revolver shall be deemed to have delivered a consent to the release of such Guarantor under the Loan Documents.
ARTICLE 10

EVENTS OF DEFAULT

Each of the following events shall constitute an event of default hereunder (each, an “Event of Default”):
Section 10.1    Payments. (a) (i) The failure of Borrowers to pay any Required Amortization Amount or any other principal of any Loan when the same shall become due and payable or (ii) the failure of Borrowers to pay any interest on any Loan, or any Loan Party shall fail to make any other payment under any Loan Document, provided that (A) with respect to any regularly scheduled payment of interest and/or principal (other than the payment due on the Maturity Date), Borrowers shall be entitled to a grace period of three (3) Business Days twice each calendar year and (B) with respect to the failure to pay any amount, make any deposit of cash or deliver a Letter of Credit required under the Loan Documents that, in each case, is not regularly scheduled, the applicable Loan Party shall be entitled to a grace period of five (5) Business Days after notice thereof is provided by Administrative Agent to Borrowers, or (b) the failure of Borrowers to pay the Debt on the Maturity Date, whether by acceleration or otherwise.

Section 10.2    Insurance. The failure of any Borrower to maintain insurance as required under Section 3.1 and such failure continues for more than ten (10) Business Days after notice thereof is provided by Administrative Agent to Borrowers.

Section 10.3    Single Purpose Entity. If any Borrower shall breach, in any material respect, any of the SPE Requirements, and such breach, to the extent curable, shall continue for a period of fifteen (15) days following notice of such breach from the Administrative Agent.

Section 10.4    Taxes. Subject to the rights of Borrower Parties pursuant to Section 9.2 to challenge or protest such Taxes, if any of the Taxes are not paid within ten (10) Business Days of the date that the same are due and payable (unless the Tax Reserve Account contains sufficient funds therein and Administrative Agent fails to apply such funds in accordance with the Loan Documents to such amounts then due and payable).

Section 10.5    Prohibited Transfer; Change of Control. If (a) any breach of Section 9.1 of this Agreement shall occur or (b) a Change of Control occurs.

Section 10.6    Representations and Warranties. Any representation or warranty made by any Loan Party in any Loan Document proves to be untrue in any material respect when made or deemed made; provided, however, that if any representation or warranty made by any Loan Party in any Loan Document shall have been false or misleading as of the date the representation or warranty was made, such breach of the representation or warranty shall not constitute an Event of Default if (A) such breach is unintentional and immaterial and (B) if such breach is curable, the applicable Borrower shall, or shall cause the applicable Loan Party to, promptly cure such breach within thirty (30) days after notice thereof from Administrative Agent.

Section 10.7    Property Documents. Any material default under any material Property Document, subject to any applicable notice and cure periods contained therein.

Section 10.8    Various Covenants. Default by any Borrower under any of its obligations under Article VI (pertaining to Lease approvals), Section 9.3 (management of the Property), Section 9.8 (limitations on debt), Section 9.17 (zoning and use changes) or Section 9.18 (ERISA) and such default continues for twenty (20) Business Days after notice thereof is provided to Borrowers by Administrative Agent.

Section 10.9    Hedge Arrangements. (a) Borrowers default under any of their obligations (beyond notice and cure periods) under any Hedge Agreement or the Hedge Agreement Pledge, or (b) Borrowers fail to comply with any of their obligations in Section 9.27.

Section 10.10    Involuntary Bankruptcy or Other Proceeding. Commencement of an involuntary case or other proceeding against Parent Guarantor, any Borrower, any subsidiary Affiliate of Parent Guarantor having a direct or indirect ownership interest in any Individual Property or any Person (other than Lenders) having a security interest in any Individual Property (each, a “Bankruptcy Party”) which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any Bankruptcy Law or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or an order for relief against a Bankruptcy Party shall be entered in any such case under any Bankruptcy Law.

Section 10.11    Voluntary Petitions, Etc. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any Bankruptcy Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

Section 10.12    Dissolution. Any of the Loan Parties shall be terminated, dissolved or liquidated (as a matter of law or otherwise), except, with respect to the Guarantors, as permitted pursuant to Section 9.6, or proceedings shall be commenced by any Person (including any Loan Party) seeking the termination, dissolution or liquidation of any Borrower Party, which, in the case of actions by Persons other than a Borrower Party or any of their Affiliates, shall continue unstayed and in effect for a period of sixty (60) or more days.

Section 10.13    Judgments. (a) One or more (i) final, non-appealable judgments for the payment of money, where the aggregate amount of such judgments for which any applicable insurer has denied coverage exceeds (x) $250,000,000 shall be rendered against Parent Guarantor or (y) the lesser of (1) $100,000,000 and (2) ten percent (10%) of the then outstanding aggregate principal balance of the Loans shall be rendered against one or more Borrowers or (ii) final, non-appealable judgments for the payment of money which have or would reasonably be expected to have a Material Adverse Effect shall be rendered against Parent Guarantor, and, in either of the foregoing cases, Parent Guarantor or such Borrower or Borrowers shall have failed to pay such amounts as are ordered to be paid pursuant to such judgment, order or appeal, within the applicable time periods proscribed therefor or (b) one or more final, non-appealable non‑monetary judgments, orders or decrees shall be entered against any of Borrower Parties which have or would reasonably be expected to have a Material Adverse Effect.

Section 10.14    Security. Any Lien created by the Security Documents shall at any time not constitute a valid and perfected first priority Lien (subject to the Permitted Encumbrances) on the collateral intended to be covered thereby in favor of Administrative Agent, free and clear of all other Liens (other than the Permitted Encumbrances), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force or effect, or the enforceability thereof shall be contested by any Borrower Party or any of its Affiliates.

Section 10.15    Guaranties. (i) Any Guarantor shall default under the Payment Guaranty or the Recourse Guaranty beyond any applicable notice and grace period or (ii) any Guarantor shall revoke or attempt to revoke, contest or commence any action against its obligations under the Payment Guaranty or the Recourse Guaranty.

Section 10.16    Security Accounts. If any Borrower Party uses, or permits the use of, funds from the Security Accounts for any purpose other than the purpose for which such funds were disbursed from the Security Accounts.

Section 10.17    Ground Leases. If (a) any Borrower shall default under the provisions of Section 9.24, and such default, to the extent curable, shall not be cured within five (5) Business Days after notice thereof from Administrative Agent, or (b) any event occurs under any of the Ground Leases which would (i) constitute a default thereunder, which by its nature is not subject to cure by the Lenders or Administrative Agent and (ii) give the ground lessor thereunder the right to terminate the applicable Ground Lease or directly collect any sublease rents.

Section 10.18    Condominium Documents. If any Borrower shall default under the provisions of Section 9.25 or under the Condominium Documents beyond any applicable notice or cure periods and such default continues for more than five (5) Business Days after notice thereof by Administrative Agent.

Section 10.19    Financial Covenant. If Borrowers default under any of their obligations under Section 9.26, subject to the exercise by Borrowers of the curative actions described in clauses (1) and (2) in Section 9.26 within the time period specified therein.

Section 10.20    Covenants. Any Loan Party’s failure to perform or observe any of the agreements and covenants contained in this Agreement or in any of the other Loan Documents including the Cash Management Agreement, and not specified above, and the continuance of such failure for ten (10) days after notice by Administrative Agent to Borrower; provided, however, that, subject to any shorter period for curing any failure by any Loan Party as specified in any of the other Loan Documents, such Loan Party shall have an additional period of time as is reasonably necessary for such Loan Party in the exercise of due diligence to cure (or cause to be cured) such default, provided that such additional period shall not exceed sixty (60) days, if (1) such failure does not involve the failure to make payments on a monetary obligation; (2) such failure cannot reasonably be cured within ten (10) days; (3) such failure is reasonably susceptible to being cured by Borrowers or the applicable Loan Party within such additional period; (4) Borrowers are or the applicable Loan Party is diligently undertaking to cure such default, and (5) Borrowers have or the applicable Borrower Party has provided Administrative Agent with security reasonably satisfactory to Administrative Agent against any interruption of payment or impairment of collateral as a result of such continuing failure.

Section 10.21    Individual Property Cure. If a non-monetary Event of Default exists as a result of a circumstance, event, act or omission relating solely to one or more Individual Properties or one or more Borrowers and such Event of Default would not exist if such Individual Properties were not Properties hereunder or such Borrowers were not Borrower Parties hereunder (any such Event of Default being a “Property Specific Event of Default”), then so long as (a) Borrowers have notified the Administrative Agent in writing that they are exercising their rights under this Section 10.21 to effect a Partial Release for each such Individual Property in accordance with this Agreement and (b) within ten (10) Business Days after the occurrence of the applicable Property Specific Event of Default Borrowers have effected (or caused to be effected) such Partial Release for each such Individual Property subject to and in accordance with Section 2.6 (other than the absence of an Event of Default), such Property Specific Event of Default shall not result in or constitute an Event of Default hereunder, provided that a Potential Default shall exist until the applicable Partial Releases are effected.

ARTICLE 11

REMEDIES

Section 11.1    Remedies ‑ Insolvency Events. Upon the occurrence of any Event of Default described in Section 10.10 or 10.11, the Commitments of the Lenders shall immediately terminate and the entire amount of the Debt shall immediately become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by each Borrower.

Section 11.2    Remedies ‑ Other Events. Except as set forth in Section 11.1 above, while any Event of Default exists, Administrative Agent may and, upon the request of the Supermajority Lenders, shall (1) subject to Section 12.2(3), by written notice to Borrowers, declare the entire amount of the Debt to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, except to the extent required by Applicable Law, all of which are hereby expressly waived by each Borrower, (2) terminate the Commitments of the Lenders, and (3) exercise all rights and remedies therefor under the Loan Documents, at law and in equity.

Section 11.3    Administrative Agent’s Right to Perform the Obligations; Cure.
(1)If any Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon any Borrower or any Guarantor and without waiving or releasing any other right, remedy or recourse Administrative Agent or any Lender may have because of such Event of Default, Administrative Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrowers, and shall have the right to enter upon any Individual Property for such purpose and to take all such action thereon and with respect to such Individual Property as it may deem necessary or appropriate. If Administrative Agent shall elect to pay any sum due with reference to any Individual Property, Administrative Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Administrative Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, Lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same.

Each Borrower shall indemnify, defend and hold each Indemnified Party harmless from and against any and all Losses incurred or accruing by reason of any acts performed by Administrative Agent or any Lender pursuant to the provisions of this Section 11.3(1), including those arising from the joint, concurrent, or comparative negligence of Administrative Agent and any Lender, except as a result of Administrative Agent’s or any Lender’s gross negligence or willful misconduct. All sums paid by Administrative Agent pursuant to this Section 11.3(1), and all other sums expended by Administrative Agent or any Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Debt, shall be secured by the Loan Documents and shall be paid by Borrowers to Administrative Agent upon demand.

(2)If (a) any Borrower shall cure (or cause to be cured) any Event of Default (without regard to whether this Article 11 provides for a cure action to be taken by any Borrower) and the Required Lenders accept such cure or (b) the Required Lenders, without such cure, unilaterally elect to waive any Event of Default and not cause the enforcement of remedies available to Administrative Agent or the Lenders under the Loan Documents or under Applicable Law, then upon the request of Borrowers, Administrative Agent will deliver to Borrowers written confirmation that (i) as a consequence of such cure or (ii) as a result of such waiver that no Event of Default exists upon which Administrative Agent or Lenders will then enforce their remedies; provided, however, that nothing contained herein or in such acceptance of a cure or waiver of an Event of Default shall be deemed to constitute a waiver by Administrative Agent or the Lenders of any other, or continuing, Event of Default or any right, remedy or recourse which Administrative Agent or any Lender may have as a result of such other, or continuing, Event of Default.

ARTICLE 12

MISCELLANEOUS

Section 12.1    Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, (c) telecopier (with answer back acknowledged), or (d) electronic mail, in each case addressed as specified below the addressee’s name on the signature pages hereof (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, upon ten (10) days’ prior written notice to the other parties hereto delivered in the manner provided for in this Section 12.1), provided that such electronic mail shall in all cases include an attachment (in PDF format or similar format) containing a legible signature of the person providing such notice. A notice shall be deemed to have been given (i) in the case of hand delivery, at the time of delivery, (ii) in the case of registered or certified mail, at the time of delivery, (iii) in the case of expedited prepaid delivery, at the time of delivery, (iv) in the case of telecopy, upon delivery, with telephonic confirmation of receipt thereof on a Business Day and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 12.1 (except that no such second copy shall be required for Notices of Borrowing, notices of Continuation or notices of Conversion), and (v) in the case of electronic mail, as of the date that the sender receives a response from any one required recipient, or from an employee or representative of the Person receiving notice on behalf of such Person, acknowledging receipt (which response may not be an automatic computer‑generated response) and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 12.1 (except that no such second copy shall be required for Notices of Borrowing, notices of Continuation or notices of Conversion). Notwithstanding anything to the contrary in this Agreement, for purposes of any Borrower request for consent or approval which requires the approval of the Arrangers in addition to the Administrative Agent, Borrowers (i) shall be required only to deliver such request to Administrative Agent and Administrative Agent shall be responsible for soliciting such consent or approval from the Arrangers and (ii) shall be entitled to rely upon any consent or approval of Administrative Agent as the approval or consent of the Arrangers. Any notice, consent, approval or request required or permitted to be given (x) by Agent to Borrowers may be effected by delivering such notice, consent, approval or request to Parent Guarantor on behalf of Borrowers in accordance with this Section 12.1 and (y) by Borrowers to Agent may be effected by delivery of such notice, consent, approval or request by Parent Guarantor on behalf of Borrowers to Agent in accordance with this Section 12.1.

Section 12.2    Amendments, Waivers, Etc.

(1)Except to the extent expressly provided in any Loan Document and subject to Section 12.2(2), no amendment or waiver of any provision of any Loan Document (other than any Secured Hedge Agreement), nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Security Documents, consented to) by Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(2)No amendment or waiver of any provision of any Loan Document (other than any Secured Hedge Agreement), shall, without the consent of each Lender: (i) increase the principal amount of the Loans; (ii) add any additional facilities to the Loan Agreement, (iii) reduce, discount or otherwise adjust the principal amount of the Loans, reduce the interest rate thereon, or reduce or waive any payment of principal, interest or fees under any Loan Document; (iv) postpone or extend any stated Payment Date for principal of or interest on the Loans payable to such Lender, (v) postpone or extend the Maturity Date (other than pursuant to Section 2.5), (vi) release or forgive any Borrower Party from any of its Obligations under the Loan Documents (except as provided in Sections 2.6 and 9.29); (vii) release or subordinate in whole or in part any material portion of the collateral given as security for the Loans or agree to the replacement or substitution of collateral (except as provided in Section 2.6), (viii) accept any payment from any Borrower Party under any Loan Document other than in cash in U.S. dollars, (ix) modify Sections 2.8(2) or 2.8(7)(b), (x) accept collateral or guaranties in respect of the Loans other than on a pro rata basis, (xi) approve the incurrence of any Indebtedness secured by any Lien on any Property (except as expressly permitted in this Agreement), (xii) modify any of the provisions of this Section 12.2 or Section 14.8, the definition of “Required Lenders”, the definition of “Supermajority Lenders” or any other provision in the Loan Documents specifying the number or percentage of the Lenders required to waive, amend or modify any rights thereunder or make any agreement, request, direction, instruction or determination or grant any consent thereunder, (xiii) modify Sections 7.8, 9.18, 9.1(14) or the last sentence of Section 12.23(2)(e) or (xiv) modify the definition of “Partial Release Factor” or “Partial Release Price” or the definitions referenced, directly or indirectly, therein or (xv) waive any provision of the Loan Documents requiring delivery of flood hazard determination forms, flood insurance notices or evidence of Flood Insurance. Notwithstanding the foregoing, no amendment or waiver of Section 10.5(b) or of the definition of “Change of Control” shall be effective without the consent of the Supermajority Lenders.

(3)Administrative Agent will not, without the consent of the Supermajority Lenders: (i) declare the entire unpaid principal amount of the Loans to be immediately due and payable pursuant to Section 11.2, or (ii) exercise any rights and remedies under the Loan Documents and at law or in equity, including power of sale or judicial foreclosure against all or any portion of the collateral.

(4)In the event that any Lender (a “Non‑Consenting Lender”) shall refuse to consent to a waiver or amendment to, or a departure from, the provisions of any Loan Document which requires the consent of all Lenders and that has been consented to by Administrative Agent, Arrangers and the Required Lenders, then Borrowers, upon three (3) Business Days’ notice (the “Consent Request Date”), may require that such Non‑Consenting Lender assign all of its right, title and interest under this Agreement and such Non‑Consenting Lender’s Note to a Proposed Lender identified by Borrower that is reasonably satisfactory to Administrative Agent, provided that (i) as of such Consent Request Date, no Event of Default shall have occurred and be continuing, (ii) as of the date of Borrowers’ written demand to replace such Non‑Consenting Lender, no Event of Default shall have occurred and be continuing other than an Event of Default that resulted solely from the subject matter of the waiver or amendment for which such consent was being solicited from Lenders by Administrative Agent, and (iii) such Proposed Lender agrees to assume all of the obligations of such Non‑Consenting Lender hereunder and to purchase all of such Non‑Consenting Lender’s Loans for consideration equal to the aggregate outstanding principal amount of such Non‑Consenting Lender’s Loans, together with interest thereon to the date of such purchase (to the extent not paid by Borrowers), and satisfactory arrangements are made for payment to such Non‑Consenting Lender of all other amounts accrued and payable hereunder to such Non‑Consenting Lender as of the date of such transfer (including any fees accrued hereunder and any Breakage Costs that would be payable under Section 2.9(5) as if all of such Non‑Consenting Lender’s Loans were being prepaid in full on such date). Subject to the provisions of Section 12.23(2), such Proposed Lender shall be a “Lender” for all purposes hereunder.

Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements of Borrowers contained in Sections 2.9(1), 2.9(6), 9.12 and 12.5 shall survive for the benefit of such Non‑Consenting Lender with respect to the time prior to such replacement. A Non‑Consenting Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Non‑Consenting Lender or otherwise, the circumstances entitling Borrowers to require such assignment cease to apply. Each Non‑Consenting Lender required to make an assignment pursuant to this Section 12.2(4) shall promptly execute and deliver an Assignment and Acceptance with the applicable Proposed Lender. If such Non‑Consenting Lender does not execute and deliver to Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by Administrative Agent after the later of (A) the date on which the Proposed Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (B) the date on such Non‑Consenting Lender receives all payments described above, then such Non‑Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and Borrowers shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non‑Consenting Lender.

(5)Notwithstanding anything to contrary contained in this Agreement, (a) any modification or supplement of Article 14, or of any of the rights or duties of Administrative Agent hereunder, shall require the consent of Administrative Agent, and (b) during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders, Supermajority Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definitions of “Required Lenders” and "Supermajority Lenders" will automatically be deemed modified accordingly for the duration of such period, provided that any such amendment or waiver that would (i) increase or extend the term of the Commitment of such Defaulting Lender, (ii) extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, (iii) reduce the principal amount of any obligation owing to such Defaulting Lender, (iv) reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or (v) alter the terms of this proviso, will require the consent of such Defaulting Lender.

(6)The Lenders hereby empower and authorize Administrative Agent to execute and deliver to Borrowers on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Property, Borrowers or any Guarantor which shall be permitted by the terms hereof or of any other Loan Document (including, without limitation, in connection with any asset sale permitted hereunder or in connection with any release of a Guarantor made in accordance with the Loan Documents) or which shall otherwise have been approved by the Required Lenders (or each Lender or the Supermajority Lenders, as required hereunder) in writing. In addition, the Lenders authorize Administrative Agent to release any Guarantor or Borrower from its obligations under the Loan Documents if such Person is no longer required to be a Guarantor or Borrower hereunder or if such Person is sold, transferred or assigned in accordance with and to the extent permitted by the terms of this Agreement. Upon the request of Administrative Agent at any time, the Required Lenders (or each Lender or the Supermajority Lenders, as applicable) will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Loan Documents pursuant to the foregoing. In each case as specified hereto, Administrative Agent (and each Lender hereby authorizes Administrative Agent to), at Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such portion of the Property from the security interest granted under the Loan Documents or to subordinate its interest therein, or to release a Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents.

Section 12.3    Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements among Borrowers, Administrative Agent and the Lenders with respect to the Loans are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Administrative Agent or any Lender or charged by any Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the Maximum Legal Rate. If the Loans would be usurious under Applicable Law (including the laws of any State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (1) the aggregate of all consideration which constitutes interest under Applicable Law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the Maximum Legal Rate, and any excess shall be credited (with Prepayment Premium) on the Notes by the holders thereof (or, if the Notes have been paid in full, refunded to Borrowers); and (2) if maturity is accelerated by reason of an election by Administrative Agent in accordance with the terms hereof, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the Maximum Legal Rate. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by Applicable Law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof and never exceeds the Maximum Legal Rate. If such amortization, proration, allocation and spreading is not permitted under Applicable Law, then such excess interest shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited (without Prepayment Premium) on the Notes (or, if the Notes have been paid in full, refunded to Borrowers). The terms and provisions of this Section 12.3 shall control and supersede every other provision of the Loan Documents. If at any time Applicable Law of the United States of America permit the Lenders to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the Applicable Law of any State (whether such federal laws directly so provide or refer to the law of any State), then such federal laws shall to such extent govern as to the rate of interest which the Lenders may contract for, take, reserve, charge or receive under the Loan Documents.

Section 12.4    Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable, the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom, and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

Section 12.5    Reimbursement of Expenses. Borrowers shall pay or reimburse Administrative Agent, Arrangers and/or the Lenders, as applicable within five (5) days after receipt of an invoice setting forth in reasonable detail: (1) all reasonable and actual out‑of‑pocket costs and expenses incurred by Administrative Agent and Arrangers in connection with the origination of the Loans, including all filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to Administrative Agent and Arrangers incurred from time to time, in connection with the due diligence, preparation, negotiation, execution, delivery, syndication, distribution (including via DebtX and any other internet service selected by Administrative Agent), review, amendment and modification of the Loan Documents, provided that Borrowers shall not be obligated to reimburse Arrangers or Administrative Agent for legal fees of outside counsel incurred by Arrangers and Administrative Agent in connection with the initial closing of the Loans except to the extent provided in the Commitment Letter, (2) except as otherwise provided in this Loan Agreement, all reasonable and actual out‑of‑pocket third‑party expenses of Administrative Agent in connection with the administration of the Loans, including costs of Appraisals, audit costs, reasonable inspection fees, reasonable attorneys’ fees and disbursement, settlement of Awards and Insurance Proceeds, and premiums for title insurance and endorsements thereto, (3) all of Administrative Agent’s and Arrangers’ reasonable and actual out‑of‑pocket costs and expenses incurred in connection with the pre‑closing Syndication of the Loans to the Lenders (including DebtX costs), and (4) Administrative Agent, Arrangers and the Lenders for all amounts expended, advanced or incurred by Administrative Agent, Arrangers and the Lenders upon the occurrence of an Event of Default to collect the Notes, or to enforce the rights or remedies of Administrative Agent, Arrangers and the Lenders under or in connection with the Loan Documents, or to defend or assert the rights and claims of Administrative Agent, Arrangers and the Lenders under the Loan Documents or with respect to any Individual Property (by litigation or other proceedings), which amounts will include all filing and recording costs and fees, costs of any environmental review, consultants’ fees, travel expenses, court costs, reasonable attorneys’ fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by Administrative Agent, Arrangers and the Lenders in connection with any such matters (whether or not litigation is instituted), together with interest at the Applicable Interest Rate, or if applicable, the Default Rate on each such amount from the date of disbursement until the date of reimbursement to Administrative Agent, Arrangers and the Lenders, all of which shall constitute part of the Debt and shall be secured by the Loan Documents.

Section 12.6    Approvals; Third Parties; Conditions. All approval rights retained or exercised by Administrative Agent and the Lenders with respect to Leases, contracts, plans, studies and other matters are solely to facilitate the Lenders’ credit underwriting, and shall not be deemed or construed as a determination that the Lenders have passed on the adequacy thereof for any other purpose and may not be relied upon by any Borrower Party or any other Person. This Agreement is for the sole and exclusive use of Administrative Agent, Arrangers, the Lenders and Borrower Parties and may not be enforced, nor relied upon, by any Person other than Administrative Agent, Arrangers, the Lenders and Borrower Parties. All conditions of the obligations of Administrative Agent and the Lenders hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Administrative Agent and the Lenders, their successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that the Lenders will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Administrative Agent and the Lenders at any time in their sole and absolute discretion.

Section 12.7    Lenders and Administrative Agent Not in Control; No Partnership. None of the covenants or other provisions contained in the Loan Documents shall, or shall be deemed to, give Administrative Agent, either Arranger or any Lender the right or power to exercise control over the affairs or management of any Borrower Party, the power of Administrative Agent, Arrangers and the Lenders being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between each Borrower and each Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Administrative Agent, Arrangers, the Lenders and any Borrower Party or to create an equity in the Property or any Individual Property in Administrative Agent, either Arranger or any Lender. Administrative Agent, Arrangers and the Lenders neither undertake nor assume any responsibility or duty to any Borrower Party or to any other Person with respect to the Property, any Individual Property or the Loans, except as expressly provided in the Loan Documents. Notwithstanding any other provision of the Loan Documents: (1) none of Administrative Agent, either Arranger or any Lender is, nor shall be construed as, a partner, joint venturer, alter ego, manager, controlling Person or other business associate or participant of any kind of any Borrower Party or its stockholders, members, or partners and none of Administrative Agent, either Arranger or any Lender intends to ever assume such status; (2) no Lender, Arranger or Administrative Agent shall in any event be liable for any Indebtedness, expenses or Losses incurred or sustained by any Borrower Party; and (3) no Lender, Arranger or Administrative Agent shall be deemed responsible for, or a participant in, any acts, omissions or decisions of any Borrower Party or its stockholders, members, or partners. Administrative Agent, Arrangers, the Lenders and Borrower Parties disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Administrative Agent, Arrangers, the Lenders and any Borrower Party, or to create an equity in the Property or any Individual Property in Administrative Agent, either Arranger or any Lender, or any sharing of any Losses, costs or expenses.

Section 12.8    Time of the Essence. Time is of the essence with respect to the obligations of Borrower Parties under the Loan Documents.

Section 12.9    Successors and Assigns. Subject to the provisions of Section 12.23, this Agreement shall be binding upon and inure to the benefit of Administrative Agent, the Lenders and each Borrower and their respective successors and permitted assigns.

Section 12.10    Waivers. No course of dealing on the part of Administrative Agent, either Arranger or any Lender, their officers, employees, consultants or agents, nor any failure or delay by Administrative Agent, either Arranger or any Lender with respect to exercising any remedy, right, power or privilege of Administrative Agent, either Arranger or any Lender under any of the Loan Documents, shall operate as a waiver thereof, except as specifically set forth in Section 12.2(1).

Section 12.11    Cumulative Rights. Rights and remedies of Administrative Agent, Arrangers and the Lenders under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 12.12    Singular and Plural. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

Section 12.13    Phrases. When used in this Agreement and the other Loan Documents, the phrase “including” means “including, but not limited to,” the phrases “satisfactory to any Lender” or “satisfactory to Administrative Agent” mean in form and substance satisfactory to such Lender or Administrative Agent, as the case may be, in all respects, the phrases “with Lender’s consent”, “with Lender’s approval”, “with Administrative Agent’s consent” or “with Administrative Agent’s approval” mean such consent or approval at Lender’s or Administrative Agent’s, as the case may be, discretion, the phrases “acceptable to Lender” or “acceptable to Administrative Agent” mean acceptable to Lender or Administrative Agent, as the case may be, at such party’s sole and absolute discretion, and the phrase “unreasonably withheld” mean “unreasonably withheld, conditioned or delayed.”

Section 12.14    Exhibits and Schedules. The exhibits and schedules attached to this Agreement are part of this Agreement for the purposes stated herein.

Section 12.15    Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 12.16    Publicity; Confidential Information. All news releases, publicity or advertising by any Borrower, Arrangers, Administrative Agent, Lenders or any of their respective Affiliates through any media intended to reach the general public which identifies the other party in connection with the Loans (other than disclosures required pursuant to any Legal Requirements applicable to any Borrower, Administrative Agent, either Arranger, any Lender or any of their respective Affiliates) shall be subject to the prior written approval of the other party which approval shall not be unreasonably withheld; provided, however, that the foregoing shall not apply to (x) a Syndication, (y) “pitch books” of Administrative Agent, either Arranger or any Lender or (z) disclosure of information related to the Loans by Administrative Agent, either Arranger, any Lender or any of their respective Affiliates to “Gold Sheets” and other similar trade publications, and to the publication by Administrative Agent, either Arranger, any Lender or any of their respective Affiliates of tombstones and similar advertising materials relating to the Loans, provided that the information disclosed shall consist of general deal terms and other information customarily found in such publications, tombstones, and advertising materials. Administrative Agent, the Arrangers and the Lenders each hereby agree that, without the prior written consent of Borrowers, any written information relating to Borrowers or any Affiliate of Borrowers which is provided to Administrative Agent, Arrangers, or the Lenders in connection with the making of the Loans which is either confidential, proprietary, or otherwise not generally available to the public (but excluding (i) information Administrative Agent, Arrangers or any Lender has obtained independently from third‑party sources without Administrative Agent’s or such Lender’s knowledge that the source has violated any fiduciary or other duty not to disclose such information and (ii) information independently generated by Administrative Agent, Arrangers or any Lender from information not used in violation of this Section 12.16) (the “Confidential Information”), will be kept confidential by Administrative Agent, Arrangers and the Lenders, using the same standard of care in safeguarding the Confidential Information as Administrative Agent, Arrangers and the Lenders employ in protecting their own proprietary information which Administrative Agent, such Arranger or such Lender desires not to disseminate or publish. Notwithstanding the foregoing, Confidential Information may be disseminated (a) pursuant to the requirements of applicable law, (b) pursuant to judicial process, administrative agency process, applicable regulatory authority or order of Governmental Authority (including to any regulatory authority purporting to have jurisdiction over Administrative Agent, Arrangers or any Lender (including any bank examiner or self‑regulatory authority, such as the National Association of Insurance Commissioners)), (c) in connection with litigation, arbitration proceedings or administrative proceedings involving Administrative Agent, either Arranger or any Lender before or by any Governmental Authority or stock exchange, (d) to Administrative Agent’s, either Arranger’s or any Lender’s attorneys, accountants, advisors and actual or prospective financing sources who will be instructed to comply with this Section 12.16, (e) to actual or prospective assignees, pledgees, Participants, (f) to any agents or servicers in a Syndication, provided that such Persons agree to abide by the same standards of confidentiality imposed on Administrative Agent, Arrangers and the Lenders hereunder, (g) in connection with the enforcement of remedies under or in connection with the Loan Documents, (h) to any party to the Loan Documents, (i) on a confidential basis to any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other transaction under which payments are to be made by reference to Borrowers and their Obligations, this Agreement or payments hereunder, (j) pursuant to the requirements or rules of a stock exchange or stock trading system on which the securities of Administrative Agent, either Arranger, any Lender or their respective Affiliates may be listed or traded, (k) subject to an agreement containing provisions substantially the same as those of this Section 12.16, (l) on a confidential basis to (i) any rating agency in connection with rating Borrowers or their Affiliates or the Loans, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans or (iii) any external auditors as may be required by Administrative Agent’s, such Arranger’s or such Lender’s policies or policies of any governmental or quasi-governmental entity affecting Administrative Agent, such Arranger or such Lender, as the case may be, (m) with the consent of Borrowers, (n) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 12.16, or (ii) becomes available to Administrative Agent, either Arranger, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower Party and not in known violation of any confidentiality agreement, and (o) their Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential). In addition, notwithstanding any other provision, any party (and its employee, representative or other agent) may disclose to any and all persons, without limitation of any kind, any information with respect to the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure. For purposes of this Section 12.16, Confidential Information will not be deemed to include the amount of the Loans, the street address and common name, if any, of the Property, the name of any Borrower or Parent Guarantor and photographs or other depictions of the Property.

Section 12.17    Survival. Except to the extent specifically set forth herein or in the other Loan Documents, all of the representations, warranties, covenants, and indemnities of each Borrower Party hereunder (excluding the obligations under Sections 2.9(1), 2.9(5), 2.9(6) and 9.12 and under each indemnification provision of the Loan Documents) shall survive until the repayment in full of the Debt. The obligations under Sections 2.9(1), 2.9(5), 2.9(6) and 9.12 and under each indemnification provision of the Loan Documents shall survive the payment in full of the Debt.

Section 12.18    WAIVER OF JURY TRIAL. EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOANS OR ANY INDIVIDUAL PROPERTY (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT ANY LOAN DOCUMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND EACH LENDER TO ENTER THIS AGREEMENT.

Section 12.19    Remedies of Borrower Parties. It is expressly understood and agreed that, notwithstanding any Applicable Law or any provision of this Agreement or the other Loan Documents to the contrary, the liability of Administrative Agent, each Arranger and each Lender (including their respective successors and assigns) and any recourse of any Borrower Party against Administrative Agent, either Arranger or any Lender shall be limited solely and exclusively to their respective interests in the Loans and/or Commitments or the Properties or any Individual Property at the time that such obligation or liability accrued and no such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Administrative Agent’s, either Arranger’s or any Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. Without limiting the foregoing, in the event that a claim or adjudication is made that Administrative Agent, either Arranger, any Lender, or their agents, acted unreasonably or unreasonably delayed acting in any case where by Applicable Law or under any Loan Document, Administrative Agent, either Arranger, any Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, each Borrower Party agrees that none of Administrative Agent, either Arranger, any Lender or their agents shall be liable for any incidental, indirect, special, punitive, consequential or speculative damages or losses resulting from such failure to act reasonably or promptly in accordance with this Agreement or the other Loan Documents.

Section 12.20    Governing Law.

(1)THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE APPLICABLE STATE, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTES, AND THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(2)ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ADMINISTRATIVE AGENT, ANY LENDER OR ANY BORROWER PARTY ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS MAY AT ADMINISTRATIVE AGENT’S OPTION (WHICH DECISION SHALL BE MADE BY THE REQUIRED LENDERS) BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH BORROWER PARTY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER PARTY DOES HEREBY DESIGNATE AND APPOINT MICHAEL BERMAN, 110 NORTH WACKER, CHICAGO, ILLINOIS 60606 AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO ANY BORROWER PARTY IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER PARTY, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER PARTY (A) SHALL GIVE PROMPT NOTICE TO ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, AND (B) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS). NOTHING IN ANY LOAN DOCUMENT WILL BE DEEMED TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT TO ANY COLLATERAL FOR THE LOANS IN ANY OTHER JURISDICTION.

Section 12.21    Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding among Administrative Agent, the Lenders and Borrower Parties and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties relating to the Loans. If any conflict or inconsistency exists between the Commitment Letter and any Loan Document, the terms of the Loan Document shall control to the extent of any such inconsistency.

Section 12.22    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic mail with a “pdf” or similar attachment shall be effective as delivery of an original executed counterpart of this Agreement.

Section 12.23    Assignments and Participations.

(1)Assignments by Borrower Parties. Except as expressly permitted hereunder, no Borrower may assign any of its rights or obligations hereunder, under the Notes or under any other Loan Document to which it is a party without the prior consent of all of the Lenders and Administrative Agent. Any purported assignment without such consent shall be void.

(2)Assignments by the Lenders. Each Lender may assign any of its Loans, its Note and its Commitment (other than to a natural person or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) (but only, except as specifically set forth below, with (A) the consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, and (B) the consent of Borrowers, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that the consent of Borrowers shall not be required if a Potential Default or an Event of Default shall have occurred and be continuing), provided that:

a.no such consent by Administrative Agent or Borrower shall be required in the case of any assignment by any Lender to another Lender or an Affiliate of such Lender or such other Lender;

b.(i) no Lender that holds $10,000,000 or more of the aggregate principal amount of the Loans at any time shall make any assignment that would result in such Lender holding less than $10,000,000 of the aggregate principal amount of the Loans unless such Lender assigns its entire interest in the Loans and (ii) except to the extent Administrative Agent and Borrowers (such consent of Borrowers shall not be unreasonably withheld and provided that the consent of Borrowers shall not be required if a Potential Default or an Event of Default shall have occurred and be continuing) shall otherwise consent, any partial assignment (other than to another Lender or an Affiliate of a Lender) shall be in an amount at least equal to $5,000,000;

c.each such assignment (including an assignment to another Lender or an Affiliate of a Lender) by a Lender of its Loans or Commitment shall be made in such manner so that the same portion of its Loans and Commitment is assigned to the respective assignee;

d.subject to the applicable Lender’s compliance with the provisions of clauses (b) and (c) above, Administrative Agent’s consent and Borrowers’ consent to an assignment shall not be unreasonably withheld (provided that the consent of Borrowers shall not be required if a Potential Default or an Event of Default shall have occurred and be continuing) if (i) such assignment is made to an Eligible Assignee and provided, further that if an Event of Default shall have occurred and be continuing, such assignment may be made to any Person, and (ii) the provisions of clause (e) have been satisfied;

e.upon execution and delivery by the assignee (even if already a Lender) to Borrowers and Administrative Agent of an Assignment and Acceptance pursuant to which such assignee agrees to become a “Lender” hereunder (if not already a Lender) having the Commitment and Loans specified in such instrument, and upon consent thereto by Administrative Agent and Borrowers to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment (other than an assignment to a Lender or Affiliate of a Lender) the assignor Lender shall pay Administrative Agent a processing and recording fee of $3,500 and the reasonable fees and disbursements of Administrative Agent’s counsel incurred in connection therewith, except that in connection with any assignment pursuant to Section 2.9(7) or Section 12.2(4), Borrowers shall pay such fee. Each Assignment and Acceptance shall contain a representation by the assignee to the effect that either (i) none of the consideration used to make the purchase of the Commitment and Loans under such Assignment and Acceptance constitutes “plan assets” as defined under ERISA and that the rights and interests of such assignee in and under the Loan Documents will not be “plan assets” under ERISA or (ii) such assignee is an “insurance company general account,” as that term is defined in Prohibited Transaction Class Exemption (“PTE”) 95-60 (60 Fed. Reg. 35925 (Jul. 12, 1995)), as to which such assignee meets the conditions for relief in Sections I and IV of PTE 95-60;

f.provided that no Borrower is subject to a proceeding of the type referred to in Section 10.11, no such assignment shall be to an assignee that is a Competitor of Parent Guarantor;

g.no such assignment shall be to a Borrower Party or Affiliate thereof, except with the consent of each Lender as permitted pursuant to Section 12.23(7);

h.no such assignment shall be permitted without the consent of the Arrangers (in their discretion) and Borrowers (which consent shall not be unreasonably withheld, conditioned or delayed) until the Arrangers shall have notified the Lenders that syndication of the Commitments hereunder has been completed; provided, however, that the consent of Borrowers shall not be required if a Potential Default or an Event of Default shall have occurred and be continuing;

i.no such assignment shall be to an assignee who, on the date such assignment becomes effective, is subject to compensation pursuant to clauses (a) or (b) of Section 2.9(1) or the additional compensation described in Section 2.9(6); and

j.where Borrowers’ consent is required to any assignment under this Section 12.23, Administrative Agent may request that Borrowers confirm whether or not they consent to such assignment, which confirmation to any such request shall be made within ten (10) days after request for confirmation has been made by Administrative Agent, accompanied by the identity of the applicable assignee, provided that Administrative Agent submits such request for Borrowers’ confirmation in an envelope labeled “Priority” and delivered to Borrower by overnight delivery and otherwise in accordance with the provisions of Section 12.1 and which request shall state at the top of the first page in bold lettering in 14 pt. font “BORROWERS’ RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF AN AMENDED AND RESTATED LOAN AGREEMENT, DATED AS OF APRIL 25, 2016, AMONG COLUMBIANA CENTRE, LLC, FALLEN TIMBERS SHOPS, LLC, GRAND TETON MALL, LLC, MAYFAIR MALL, LLC, MONDAWMIN BUSINESS TRUST, NORTH TOWN MALL, LLC, OAKWOOD HILLS MALL, LLC, OAKWOOD SHOPPING CENTER, LLC, PIONEER PLACE, LLC, PDC-EASTRIDGE MALL L.L.C., PDC-RED CLIFFS MALL L.L.C., RED CLIFFS PLAZA, LLC, RIVER HILLS MALL, LLC, SOONER FASHION MALL, L.L.C., SOUTHWEST DENVER LAND L.L.C., SOUTHWEST PLAZA L.L.C. and BRASS MILL CENTER MALL, LLC, ADMINISTRATIVE AGENT AND THE LENDERS AND OTHER PARTIES FROM TIME TO TIME A PARTY THERETO.” In the event that Borrowers fail to either approve such assignment or disapprove such assignment (any such disapproval to state the reasons for such disapproval) for more than ten (10) days after receipt of such notice, Borrowers shall be deemed to have consented to such assignment.

On and after the effective date of each assignment permitted hereunder, such assignee shall for all purposes be a Lender party to the Loan Documents executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the assignor Lender shall be released with respect to the Commitment and Loans assigned to such assignee without any further consent or action by any Borrower Party, the Lenders, Arrangers or Administrative Agent. In the case of an assignment covering all of the assignor Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of the Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.23 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.23(3). Upon the consummation of any assignment to an assignee pursuant to this Section 12.23(2), the assignor Lender, Administrative Agent and Borrowers shall, if the assignor Lender or the assignee Lender desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement or amended and restated Notes are issued to such assignor Lender and new Notes or, as appropriate, replacement or amended and restated Notes, are issued to such assignee Lender, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

(3)Participations.

a.Any Lender may at any time sell to one or more other Persons (other than any Borrower Party, an Affiliate thereof or a natural person or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) (each, a “Participant”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents, provided that unless an Event of Default is then continuing, no Participant shall be a Competitor of Parent Guarantor. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, Borrowers and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents and under no circumstances shall the term “Lender” include a Participant.

b.Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents, provided that each such Lender may agree in its participation agreement with its Participant that such Lender will not, without the consent of such Participant, vote to approve any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 12.2(2) or of any other Loan Document.

c.Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 2.8(7) in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 2.8(7) with respect to the amount of participating interests sold to each Participant. Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 2.8(7), agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 2.8(7) as if each Participant were a Lender. Borrowers further agree that each Participant shall be entitled to the benefits of Sections 2.9(1), 2.9(5), 2.9(6), 9.12, 12.5, 12.7, 12.33 and 14.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.23(2), provided that (i) a Participant shall not be entitled to receive any greater payment under Section 2.9(1) than the applicable Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of Borrowers, and (ii) a Participant shall not be entitled to receive any greater payment under Section 2.9(6) than the applicable Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account (A) except to the extent such entitlement to receive a greater payment results from a change in treaty, law or regulation (or any change in the interpretation or administration thereof by any Governmental Authority) that occurs after the Participant acquired the applicable participation and (B) in the case of any Participant that would be a non‑U.S. Person if it were a Lender, such Participant agrees to comply with the provisions of Section 2.9(6) to the same extent as if it were a Lender (it being understood that the documentation required under Section 2.9(6) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Loans, any Note, any Commitment or any other obligations under the Loan Documents (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and/or to establish that any such Participant is not a Competitor of Parent Guarantor.

d.The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(4)Certain Pledges. In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.23 (but without being subject thereto), any Lender may (without notice to Borrowers, Administrative Agent or any other Lender and without payment of any fee) create a security interest in, or pledge, all or any portion of its Loans and its Note, including in favor of any Federal Reserve Bank or any other central bank in accordance with applicable local laws or regulations. No such assignment shall release the assigning Lender from its obligations hereunder.

(5)Register; Provision of Information to Assignees and Participants.

a.Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at one of its offices in the United States of America, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Administrative Agent, Arrangers and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrowers and each Lender at any reasonable time and from time to time upon reasonable prior notice.

b.A Lender may furnish any information concerning Borrowers, any Borrower Party, any of their respective Affiliates, the Property or any Individual Property in the possession of such Lender from time to time to assignees and Participants (including prospective assignees and Participants), subject in all cases to the execution by such potential Lenders of a customary confidentiality agreement and/or acceptance of an appropriate “click through” confidentiality agreement whereby such party agrees to preserve the confidentiality of such information received by it on the same terms as provided in Section 12.16; provided, however, that no Lender may provide any such information to a Participant that is, to such Lender's knowledge, a Competitor of Parent Guarantor so long as no Borrower is subject to a proceeding of the type referred to in Section 10.11.

(6)Pfandbrief Pledges. Each Lender may pledge any or all of their interest in the Loan to the bondholders (as a collective whole), or their nominee, collateral agent or security trustee, under, or the trustee, administrator or receiver (or their respective nominees, collateral agents or collateral trustees) of, a mortgage pool securing covered mortgage bonds issued by a German mortgage bank, or by any other Person meeting the eligibility requirements and permitted to issue covered mortgage bonds, under German Pfandbrief legislation, as such legislation may be amended and in effect from time to time, or any substitute or successor legislation.

(7)No Assignments to Borrowers or Affiliates. Anything in this Section 12.23 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any Borrower or any of their Affiliates without the prior consent of each Lender.

Section 12.24    Brokers. Borrowers hereby represent to Administrative Agent, each Arranger and each Lender that Borrowers have not dealt with any broker, underwriters, placement agent, or finder in connection with the transactions contemplated by this Agreement and the other Loan Documents. Borrowers hereby agree to indemnify and hold Administrative Agent, each Arranger and each Lender harmless from and against any and all Losses relating to or arising from a claim by any Person that such Person acted on behalf of Borrowers in connection with the transactions contemplated herein.

Section 12.25    Right of Set‑off.

(1)Upon the occurrence and during the continuance of any Event of Default, each of the Lenders and its respective Affiliates is, subject (as between the Lenders) to the provisions of Section 12.25(3), hereby authorized at any time and from time to time, without notice to any Borrower (any such notice being expressly waived by each Borrower) and to the fullest extent permitted by law, to set‑off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other Indebtedness at any time owing, by such Lender or Affiliate in any of its offices, in Dollars or in any other currency, to or for the credit or the account of any Borrower against any and all of the respective obligations of any Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender or any other Lender shall have made any demand hereunder and although such obligations may be contingent or unmatured and such deposits or Indebtedness may be unmatured. Each Lender hereby acknowledges that the exercise by any Lender or any of its Affiliates of offset, set‑off, banker’s lien, or similar rights against any deposit or other Indebtedness of any Borrower whether or not located in any other state with certain laws restricting lenders from pursuing multiple collection methods, could result under such laws in significant impairment of the ability of all the Lenders to recover any further amounts in respect of the Loan. Therefore, each Lender agrees that no Lender or any of its respective Affiliates shall exercise any such right of set‑off, banker’s lien, or otherwise, against any assets of any Borrower (including all general or special, time or demand, provisional or other deposits and other Indebtedness owing by such Lender or its Affiliates to or for the credit or the account of any Borrower) without the prior written consent of Administrative Agent and the Required Lenders.

(2)Provided that the prior written consent of Administrative Agent and the Required Lenders is obtained pursuant to Section 12.25(1), each Lender shall promptly notify Borrowers and Administrative Agent after any such set‑off and application, provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of the Lenders under this Section 12.25 are in addition to other rights and remedies (including other rights of set‑off) which the Lenders may have.

(3)If an Event of Default has resulted in the Loans becoming due and payable prior to the stated maturity thereof, each Lender agrees that it shall turn over to Administrative Agent any payment (whether voluntary or involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans held by it in excess of its ratable portion of payments on account of the Loans obtained by all the Lenders.

(4)Notwithstanding the foregoing, if any Defaulting Lender exercises such right of setoff, (i) all amounts so set off will be paid over immediately to Administrative Agent and, pending such payment, will be segregated by such Defaulting Lender form its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders and (ii) the Defaulting Lender will provide promptly to Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 12.26    Cooperation with Syndication. Borrowers acknowledge that Arrangers intend to syndicate a portion of the Commitments to one or more Lenders (the “Syndication”) and in connection therewith, each Borrower Party will take all actions as Arrangers may reasonably request to assist Arrangers in such Syndication effort. Without limiting the generality of the foregoing, each Borrower Party shall, at the request of Arrangers (i) reasonably facilitate the review of the Loan and each Individual Property by any prospective Lender; (ii) assist Arrangers and otherwise cooperate with Arrangers in the preparation of information offering materials (which assistance may include reviewing and commenting on drafts of such information materials and drafting portions thereof); (iii) deliver updated information on such Borrower Party and each Individual Property; (iv) on reasonable prior notice, make representatives of such Borrower Party available to meet with prospective Lenders at tours of each Individual Property and bank meetings; (v) facilitate direct contact between the senior management and advisors of such Borrower Party and any prospective Lender; and (vi) provide Arrangers with all information reasonably deemed necessary by them to complete the Syndication successfully. Each Borrower Party agrees to take such further action, in connection with documents and amendments to the Loan Documents, as may reasonably be required to effect such Syndication.

Section 12.27    Arrangers. Notwithstanding anything to the contrary in any Loan Document, except to the extent set forth elsewhere in this Agreement, no Person identified as an Arranger, Bookrunner, Syndication Agent, Documentation Agent, Senior Managing Agent or any title derivative thereof, in such Person’s capacity as such, shall have any obligations or duties to any Borrower Party, Administrative Agent or any Lender under any of the Loan Documents.

Section 12.28    Patriot Act Notification. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers and each other Loan Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. Each Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by Administrative Agent or any Lender in order to assist Administrative Agent and Lenders in maintaining compliance with the Patriot Act.

Section 12.29    Preferences. Administrative Agent shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by any Borrower Party to any portion of the Obligations of Borrower Parties under and in accordance with the Loan Documents. To the extent any Borrower Party makes a payment or payments to Administrative Agent or any Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, State or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations under the Loan Documents or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Administrative Agent or such Lender.

Section 12.30    Waiver of Marshalling. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of such Borrower, such Borrower’s partners and others with interests in such Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of all or part of the Mortgage, and agrees not to assert any right under any Applicable Law pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Administrative Agent or any Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Administrative Agent or any Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 12.31    Joint and Several. Each Borrower shall be jointly and severally liable for payment and performance of all Obligations of Borrowers (or any of them) under any Loan Document.

Section 12.32    Consequential Loss. To the fullest extent permitted by applicable law, no Borrower Party shall assert, and each Borrower Party hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of any Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

Section 12.33    Electronic Records. Borrowers hereby acknowledge the receipt of a copy of this Agreement and all other Loan Documents. Administrative Agent and each Lender may create a microfilm or optical disk or other electronic image of this Agreement and any or all of the Loan Documents. Administrative Agent and each Lender may store the electronic image of this Agreement and Loan Documents in its electronic form and then destroy the paper original as part of Administrative Agent’s and each Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals. Administrative Agent and each Lender are authorized, when appropriate, to convert any note into a “transferable record” under the Uniform Electronic Transactions Act.

Section 12.34 Contribution with Respect to Obligations. (1) Notwithstanding that Borrowers are jointly and severally liable to the Lenders for payment of the Loan, as among Borrowers, each shall be liable only for such Borrower’s Allocable Amount (as defined below). To the extent that any Borrower shall make a payment under the Loan Documents (a “Borrower Payment”) which, taking into account all other Borrower Payments then previously or concurrently made by any other Borrower, exceeds the amount which otherwise would have been paid by or attributable to such Borrower if each Borrower had paid the aggregate Obligations under the Loan Documents satisfied by such Borrower Payment in the same proportion as such Borrower’s Allocable Amount (defined below) (as determined immediately prior to such Borrower Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Borrower Payment, then, following indefeasible payment in full in cash of the Borrower Payment and the Obligations under the Loan Documents (other than Unliquidated Obligations (defined below)), termination or expiration of all Commitments, termination of this Agreement and the Loan Documents, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Borrower Payment. As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the excess of the value of the property of such Borrower at a fair valuation over the total liabilities of such Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Borrower that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Borrowers as of such date in a manner to maximize the amount of such contributions. Each Borrower’s Allocable Amount shall be proportionately reduced each time a payment of principal of the Loan is made (in excess of the Allocated Loan Amount, in the case of a prepayment made in connection with a release of an Individual Property). For purposes of this Section 12.34, “Unliquidated Obligations” means at any time, any Obligations of Borrowers under the Loan Documents (or portion thereof) that are contingent in nature or unliquidated at such time, including any Obligation of Borrowers under this Agreement or any other Loan Document that is contingent in nature at such time.

(2) This Section 12.34 is intended only to define the relative rights of Borrowers, and nothing set forth in this Section 12.34 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower or Borrowers to which such contribution and indemnification are owing. The rights of the indemnifying Borrowers against other Borrowers under this Section 12.34 shall be exercisable upon the full and indefeasible payment of the Obligations of Borrowers under the Loan Documents in cash (other than Unliquidated Obligations) and the termination or expiry and termination of the Loan Documents.

(3) Each Borrower hereby restates and makes the waivers made by Guarantors in Sections 1.03 and 1.05 of each Guaranty for the benefit of Administrative Agent and the Lenders. Such waivers are hereby incorporated by reference as if fully set forth herein (and as if applicable to each Borrower) and shall be effective for all purposes under the Loan (including, without limitation, in the event that any Borrower is deemed to be a surety or guarantor of the Debt (by virtue of each Borrower being co-obligors and jointly and severally liable hereunder, by virtue of each Borrower encumbering its interest in the applicable Property for the benefit or debts of the other Borrowers in connection herewith or otherwise)).

ARTICLE 13

RECOURSE; EXCULPATION

The Loan shall be fully recourse to Borrowers and their respective assets, provided that (a) the Loan shall not be recourse to nor shall any personal liability be asserted, sought or obtained against any partner, member, shareholder, employee, principal, beneficiary, Affiliate, trustee, agent, director or officer of any Borrower (the “Exculpated Parties”) or any of the assets of any such Exculpated Party and (b) none of the Exculpated Parties shall have any personal liability (whether by suit, deficiency, judgment or otherwise) for the Obligations. Nothing in this Article 13 shall limit or impair the operation of any Guaranty or reduce any liability of any Guarantor pursuant to any Guaranty.
ARTICLE 14
ADMINISTRATIVE AGENT; DEFAULTING LENDERS
Section 14.1    Appointment; Nature of Relationship; Security Documents; Powers and Immunities.

(1)USBNA is hereby appointed by each Lender as its contractual representative (herein referred to as “Administrative Agent”) hereunder and under each other Loan Document, and each Lender and Secured Hedge Bank irrevocably authorizes Administrative Agent to act as the contractual representative of such Lender or such Secured Hedge Bank, as applicable, with the rights and duties expressly set forth herein and in the other Loan Documents. Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article 14. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that Administrative Agent shall not have any fiduciary responsibilities to any Lender or Secured Hedge Bank by reason of this Agreement or any other Loan Document and that Administrative Agent is merely acting as the contractual representative of the Lenders and Secured Hedge Banks with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the contractual representative of each Lender and Secured Hedge Bank, Administrative Agent (a) does not hereby assume any fiduciary duties to any Lender, any Secured Hedge Bank or any Borrower Party, and (b) is a “representative” of each Lender and Secured Hedge Bank within the meaning of the term “secured party” as defined in the Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each Lender and each Secured Hedge Bank hereby agrees to assert no claim against Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender and Secured Hedge Bank hereby waives.

(2)The Lenders and Secured Hedge Banks hereby empower and authorize Administrative Agent to execute and deliver to Borrowers on their behalf the Security Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Documents.

(3)The Lenders and Secured Hedge Banks hereby empower and authorize Administrative Agent to execute and deliver to Borrowers on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 12.2, all of the Lenders) in writing.

(4)No Lender or Secured Hedge Bank shall have any fiduciary duty to any Borrower Party, Administrative Agent, any other Lender or any other Secured Hedge Bank. Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have no implied duties to Lenders or any Secured Hedge Banks, or any obligation to the Lenders or any Secured Hedge Banks to take any action thereunder except any action specifically provided by the Loan Documents to be taken by Administrative Agent.

(5)Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Borrower Party, the Lenders, any Secured Hedge Bank, any Lender or any Secured Hedge Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except to the extent such action or inaction is determined in a final non‑appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

(6)Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any recital, statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including any agreement by an obligor to furnish information directly to each Lender, (c) the satisfaction of any condition precedent to the Advance, (d) the existence or possible existence of any Potential Default or Event of Default, (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security, or (g) the financial condition of any Borrower Party or any Affiliate thereof.

(7)Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or such greater number of Lenders as may be required pursuant to this Agreement, and such instructions and any action taken or failure to act pursuant thereto shall be binding on each Lender and each Secured Hedge Bank. The Lenders and any Secured Hedge Banks hereby acknowledge that Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

(8)Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Loan Document or Applicable Law.

(9)Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys‑in‑fact and shall not be answerable to the Lenders or any Secured Hedge Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys‑in‑fact selected by it with reasonable care. Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between Administrative Agent, on the one hand, and the Lenders and any Secured Hedge Banks, on the other hand, and all matters pertaining to Administrative Agent’s duties hereunder and under any other Loan Document. Each Borrower Party, each Lender and each Secured Hedge Bank agrees that Administrative Agent may delegate any of its duties under the Loan Documents to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with the Loan Documents shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which Administrative Agent is entitled under this Article 14.

(10)Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with Administrative Agent, any such assignment or transfer to be subject to the provisions of Section 12.23. Except to the extent expressly provided in Sections 14.8, the provisions of this Article 14 are solely for the benefit of Administrative Agent, the Lenders and any Secured Hedge Banks, and no Borrower Party shall have any rights as a third‑party beneficiary of any of the provisions hereof and Administrative Agent, the Lenders and any Secured Hedge Banks may modify or waive such provisions of this Article 14 in their sole and absolute discretion.

Section 14.2    Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by Administrative Agent, which counsel may be employees of Administrative Agent or counsel to any Borrower Party. Administrative Agent shall be entitled to rely upon advice and statements of independent accountants and other experts selected by Administrative Agent. For purposes of determining compliance with the conditions precedent to the Advance, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

Section 14.3    Defaults.

(1)Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless Administrative Agent has received written notice from a Lender or any Borrower Party referring to this Agreement describing such Potential Default or Event of Default and stating that such notice is a “notice of default”. In the event that Administrative Agent receives such a notice, Administrative Agent shall give prompt notice thereof to the Lenders, provided that, except as expressly set forth in the Loan Documents, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower Party or any of its Affiliates that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. Within ten (10) days of delivery of such notice of default relating to an Event of Default from Administrative Agent to the Lenders (or such shorter period of time as Administrative Agent determines is necessary), Administrative Agent and the Lenders shall consult with each other to determine a proposed course of action. Administrative Agent shall (subject to Section 14.7) take such action with respect to such Event of Default as shall be directed by the Required Lenders, provided that (a) in the event that the Required Lenders fail to timely provide directions to Administrative Agent with respect to the Event of Default, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, including decisions (i) to make protective advances that Administrative Agent determines are necessary to protect or maintain the Properties or any Individual Property and (ii) to exercise any remedy available under the Loan Documents or applicable law, with respect to such Event of Default as it shall deem advisable in the interest of the Lenders, except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of all of the Lenders or the Required Lenders, as the case may be, and (b) no actions approved by the Required Lenders or by all of the Lenders shall violate the Loan Documents or Applicable Law. Each Lender and Secured Hedge Bank acknowledges and agrees that no individual Lender or Secured Hedge Bank may separately enforce or exercise any of the provisions of any of the Loan Documents (including the Notes) other than through Administrative Agent.

Administrative Agent shall advise the Lenders of all material actions which Administrative Agent takes in accordance with the provisions of this Section 14.3(1) and shall continue to consult with the Lenders with respect to all of such actions. Notwithstanding the foregoing, if the Required Lenders shall at any time direct that a different or additional remedial action be taken from that already undertaken by Administrative Agent, including the commencement of foreclosure proceedings, such different or additional remedial action shall be taken in lieu of or in addition to, the prosecution of such action taken by Administrative Agent, provided that all actions already taken by Administrative Agent pursuant to this Section 14.3(1) shall be valid and binding on each Lender and each Secured Hedge Bank. All money (other than money subject to the provisions of Section 14.7) received from any Enforcement Actions, including the proceeds of a foreclosure sale of the Properties or any Individual Property, shall be applied, first, to the payment or reimbursement of Administrative Agent for expenses incurred in accordance with the provisions of this Article 14 and to the payment of the fees payable under the Fee Letter to the extent not paid by Borrowers pursuant to Section 14.11, second, to the payment or reimbursement of the Lenders for expenses incurred in accordance with the provisions of this Article 14; third, to the payment or reimbursement of the Lenders for any advances made pursuant to Section 14.3(2); and fourth, pari passu to the Lenders (in accordance with their respective proportionate shares) and any Secured Hedge Banks, unless an Unpaid Amount is owed pursuant to Section 14.11, in which event such Unpaid Amount shall be deducted from the portion of such proceeds of the Defaulting Lender and be applied to payment of such Unpaid Amount to the Special Advance Lender.

(2)All losses with respect to interest (including interest at the Default Rate) and other sums payable pursuant to the Notes or incurred in connection with the Loans shall be borne by the Lenders in accordance with their respective proportionate shares of the Loans. All Losses incurred in connection with the Loans, the enforcement thereof or the realization of the security therefor, shall be borne by the Lenders (subject to Section 14.11) and any Secured Hedge Banks in accordance with their respective proportionate shares, and the Lenders and any Secured Hedge Banks shall promptly, upon request, remit to Administrative Agent their respective proportionate shares of (i) any expenses incurred by Administrative Agent in connection with any Potential Default to the extent any expenses have not been paid by Borrowers, (ii) any advances made to pay taxes or insurance or otherwise to preserve the Lien of the Security Documents or to preserve and protect the Properties or any Individual Property, whether or not the amount necessary to be advanced for such purposes exceeds the amount of the Mortgage, (iii) any other expenses incurred in connection with the enforcement of the Mortgage or other Loan Documents, and (iv) any expenses incurred in connection with the consummation of the Loans not paid or provided for by any Borrower Party. To the extent any such advances are recovered in connection with the enforcement of the Mortgage or the other Loan Documents, each Lender and each Secured Hedge Bank shall be paid its proportionate share of such recovery after deduction of the expenses of Administrative Agent, the Lenders and any Secured Hedge Banks.

(3)If, pursuant to the terms of this Article 14, any action(s) is brought to collect on the Notes or enforce the Security Documents or any other Loan Document, such action shall (to the extent permitted under Applicable Law and the decisions of the court in which such action is brought) be an action brought by Administrative Agent, the Lenders and any Secured Hedge Banks, collectively, to collect on all or a portion of the Notes or enforce the Security Documents or any other Loan Document and counsel selected by Administrative Agent shall prosecute any such action on behalf of Administrative Agent, the Lenders and any Secured Hedge Banks, and Administrative Agent, the Lenders and any Secured Hedge Banks shall consult and cooperate with each other in the prosecution thereof. All decisions concerning the appointment of a receiver while such action is pending, the conduct of such receivership, the conduct of such action, the collection of any judgment entered in such action and the settlement of such action shall be made by Administrative Agent. The costs and expenses of any such action shall be borne by the Lenders and any Secured Hedge Banks in accordance with each of their respective proportionate shares.

(4)If, pursuant to the terms of this Article 14, any action(s) is brought to foreclose the Mortgage, such action shall (to the extent permitted under Applicable Law and the decisions of the court in which such action is brought) be an action brought by Administrative Agent, the Lenders and any Secured Hedge Banks, collectively, to foreclose all or a portion of the Mortgage and collect the Debt. Counsel selected by Administrative Agent shall prosecute any such foreclosure on behalf of Administrative Agent, the Lenders and any Secured Hedge Banks, and Administrative Agent, the Lenders and any Secured Hedge Banks shall consult and cooperate with each other in the prosecution thereof. All decisions concerning the appointment of a receiver, the conduct of such foreclosure, the acceptance of a deed in lieu of foreclosure, the bid on behalf of Administrative Agent, the Lenders and any Secured Hedge Banks at the foreclosure sale of the Properties or any Individual Property, the manner of taking and holding title to the Properties or any Individual Property (other than as set forth in Section 14.3(5)), the sale of the Properties or any Individual Property after foreclosure, and the commencement and conduct of any deficiency judgment proceeding shall be made by Administrative Agent (unless, with respect to the commencement of such proceeding, the Required Lenders specifically direct otherwise). The costs and expenses of foreclosure will be borne by the Lenders and any Secured Hedge Banks in accordance with their respective proportionate shares.

(5)If all or any portion of any Individual Property is acquired by Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Debt, the title to any such Individual Property, or any portion thereof, shall be held in the name of a nominee or subsidiary of the Lenders and any Secured Hedge Banks where Administrative Agent is the managing member (or equivalent) and the Lenders and any Secured Hedge Banks are the non‑managing members (or equivalent), in the form of a limited liability company to be formed by Administrative Agent on behalf of the Lenders and any Secured Hedge Banks (which limited liability company shall be referred to as the “Title Nominee”). Each Lender’s and each Secured Hedge Bank’s ownership interest in the Title Nominee shall be equal to such Lender’s or Secured Hedge Bank’s pro rata share of all outstanding Loans as of the date of the acquisition of such Individual Property plus all amounts due and payable by Borrowers or any Affiliate thereof under any Secured Hedge Agreement as of the date of the acquisition of such Individual Property. The organizational documents of the Title Nominee shall be subject to the approval of the Required Lenders, and the consent rights of the Lenders in Section 12.2 shall be included in the organizational documents of the Title Nominee. Administrative Agent shall prepare a recommended course of action for such Individual Property (the “Post‑Foreclosure Plan”), including a budget relating such Individual Property following the implementation of the Post‑Foreclosure Plan, which Post‑Foreclosure Plan shall be subject to the approval of the Required Lenders. Any Post‑Foreclosure Plan shall provide that all income or other money received after so acquiring title to or taking possession of such Individual Property, including income from the operation and management of such Individual Property and the proceeds of a sale of such Individual Property, shall be applied, first, to the payment or reimbursement of Administrative Agent and the expenses incurred in accordance with the provisions of this Article 14; second, to the payment of Operating Expenses with respect to such Individual Property in accordance with such Post‑Foreclosure Plan; third, to the establishment of reasonable reserves for the operation of such Individual Property in accordance with such Post‑Foreclosure Plan; fourth, to the payment or reimbursement of the Lenders and any Secured Hedge Banks for any protective advances made pursuant to the Loan Documents; fifth, to fund any capital improvement, leasing and other reserves in accordance with such Post‑Foreclosure Plan; and sixth, to the Lenders’ and any Secured Hedge Banks’ capital accounts in accordance with their respective ratable shares (with any such amounts being applied first to any accrued and unpaid interest, it being agreed that interest at the Default Rate shall continue to accrue in favor of the Lenders) (unless an Unpaid Amount is owed pursuant to Section 14.11, in which event such Unpaid Amount shall be deducted from the portion of such proceeds of the Defaulting Lender and be applied to payment of such Unpaid Amount to the Special Advance Lender). Administrative Agent shall administer such Individual Property in accordance with the applicable Post‑Foreclosure Plan, and upon demand therefor from time to time, each Lender and each Secured Hedge Bank will, subject to the Post‑Foreclosure Plan, contribute its ratable share of all costs and expenses incurred by Administrative Agent pursuant to such Post‑Foreclosure Plan to the extent that operating income is insufficient to cover the same, including any operating losses and all necessary operating reserves. To the extent there is net operating income from such Individual Property, Administrative Agent shall, in accordance with the applicable Post‑Foreclosure Plan, determine the amount and timing of distributions to the Lenders and any Secured Hedge Banks. All such distributions shall be made to the Lenders and any Secured Hedge Banks in accordance with the waterfall set forth above. In no event shall the provisions of this Section 14.3(5) or the Post‑Foreclosure Plan require Administrative Agent, any Lender or any Secured Hedge Bank to take an action which would cause Administrative Agent, such Lender or such Secured Hedge Bank to be in violation of any Applicable Laws.

Section 14.4    Rights as a Lender. In the event Administrative Agent is a Lender, Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when Administrative Agent is a Lender, unless the context otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower Party or any of its Affiliates in which such Borrower Party or such Affiliate is not restricted hereby from engaging with any other Person.

Section 14.5    Expense Reimbursement; Indemnification. The Lenders agree to reimburse and indemnify Administrative Agent ratably in proportion to their respective pro rata shares based on the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, in accordance with their respective Commitments) (disregarding, for the avoidance of doubt, the exclusion of Defaulting Lenders therein) (a) for any amounts not reimbursed by Borrowers for which Administrative Agent is entitled to reimbursement by Borrowers under the Loan Documents, (b) for any other expenses incurred by Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by Administrative Agent in connection with any dispute between Administrative Agent and any Lender or between two or more of the Lenders) and (c) for any Losses of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against Administrative Agent in connection with any dispute between Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non‑appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Administrative Agent and (ii) any indemnification required by a specific Lender pursuant to the terms of this Agreement shall, notwithstanding the provisions of this Section 14.5, be paid by such Lender in accordance with such specific provisions. The obligations of the Lenders under this Section 14.5 shall survive payment of the Obligations and termination of this Agreement.

Section 14.6    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and Secured Hedge Bank acknowledges that it has, independently and without reliance upon Administrative Agent, either Arranger, any other Lender or any other Secured Hedge Bank and based on the financial statements prepared by Borrower Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender and Secured Hedge Bank also acknowledges that it will, independently and without reliance upon Administrative Agent, either Arranger, any other Lender or any other Secured Hedge Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document or other information expressly required to be furnished to the Lenders by Administrative Agent or either Arranger hereunder, neither Administrative Agent nor either Arranger shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender or Secured Hedge Bank with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of any Borrower Party or any of its Affiliates that may come into the possession of Administrative Agent or such Arranger (whether or not in their respective capacity as Administrative Agent or Arranger) or any of their Affiliates. Each Lender and Secured Hedge Bank further acknowledges that it has had the opportunity to be represented by legal counsel in connection with its execution of this Agreement and the other Loan Documents, that it has made its own evaluation of all applicable laws and regulations relating to the transactions contemplated hereby, and that the counsel to Administrative Agent represents only Administrative Agent and not Lenders or any Secured Hedge Bank in connection with the Loan Documents and the transactions contemplated thereby.

Section 14.7    Failure to Act. Except for action expressly required of Administrative Agent hereunder, and under the other Loan Documents, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 14.5 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

Section 14.8    Resignation and Removal of Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to the Lenders and Borrowers, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, thirty (30) days after the retiring Administrative Agent gives notice of its intention to resign. Administrative Agent may be removed by written notice received by Administrative Agent from the Required Lenders at any time (x) that Administrative Agent constitutes a Defaulting Lender or (y) after any act or omission of Administrative Agent to the extent such act or omission is found in a final non‑appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Administrative Agent, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of Borrowers, the Lenders and any Secured Hedge Banks, a successor Administrative Agent, provided that, except during the continuance of an Event of Default, such appointment shall be subject to the prior consent of Borrowers, such consent not to be unreasonably withheld, conditioned or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders within fifteen (15) days after the resigning Administrative Agent’s giving notice of its intention to resign or removal of Administrative Agent, then the resigning Administrative Agent may appoint, on behalf of Borrowers, the Lenders and any Secured Hedge Banks, a successor Administrative Agent, provided that, except during the continuance of an Event of Default, such appointment shall be subject to the prior consent of Borrowers, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the previous sentence, Administrative Agent may at any time without the consent of Borrowers, any Lender or any Secured Hedge Bank, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder, provided such Affiliate meets the requirements of an Eligible Assignee. If Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of Administrative Agent hereunder and Borrower Parties shall make all payments in respect of the Obligations to the applicable Lender or Secured Hedge Bank and for all other purposes shall deal directly with the Lenders and any Secured Hedge Banks. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article 14 shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to Administrative Agent by merger, or Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 14.8(1), then the term “Prime Rate” as used in this Agreement will mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

Section 14.9    Consents under Loan Documents. Administrative Agent may as expressly provided in the Loan Documents and, if not expressly provided, with the consent of the Required Lenders (a) grant any consent or approval required of it or (b) consent to any modification, supplement or waiver under any of the Loan Documents, provided that the foregoing shall not apply to Section 14.3. If Administrative Agent solicits any consents or approvals from the Lenders under any of the Loan Documents, each Lender shall within ten (10) Business Days of receiving such request, give Administrative Agent written notice of its consent or approval or denial thereof (or such shorter time as may be required under the applicable Loan Document for Administrative Agent to respond, in which case Lenders shall have the same time period minus one (1) Business Day), provided that if any Lender does not respond within such ten (10) Business Days (or such shorter period as provided above), such Lender shall be deemed to have authorized Administrative Agent to vote such Lender’s interest with respect to the matter which was the subject of Administrative Agent’s solicitation as Administrative Agent elects. Any such solicitation by Administrative Agent for a consent or approval shall be in writing and shall include a description of the matter or thing as to which such consent or approval is requested.

Section 14.10    Authorization. Administrative Agent is hereby authorized by the Lenders and any Secured Hedge Banks to execute, deliver and perform in accordance with the terms of each of the Loan Documents to which Administrative Agent is or is intended to be a party and each Lender and each Secured Hedge Bank agrees to be bound by all of the agreements of Administrative Agent contained in such Loan Documents. Each Borrower Party shall be entitled to rely on all written agreements, approvals and consents received from Administrative Agent as being that also of the Lenders and any Secured Hedge Banks, without obtaining separate acknowledgment or proof of authorization of same.

Section 14.11    Defaulting Lenders.

(1)If any Lender shall be a Defaulting Lender, any of the other Lenders may, with the consent of Administrative Agent, but shall not be obligated to, make all or a portion of the Defaulting Lender’s Loan or proportionate share of an advance or disbursement to protect the Property, any Individual Property or the Lien of the Security Documents, provided that such Lender gives the Defaulting Lender, Borrowers and Administrative Agent prior notice of its intention to do so. The right to make such advances in respect of the Defaulting Lender shall be exercisable first by the Lender holding the greatest proportionate share and thereafter to each of the Lenders in descending order of their respective proportionate shares of the Loans or in such other manner as the Required Lenders (excluding the Defaulting Lender) may agree on. Any Lender making all or any portion of the Defaulting Lender’s proportionate share of the applicable Loan or advance in accordance with the foregoing terms and conditions shall be referred to as a “Special Advance Lender”.

(2)In any case where a Lender becomes a Special Advance Lender (i) the Special Advance Lender shall be deemed to have purchased, and the Defaulting Lender shall be deemed to have sold, a senior participation in the Defaulting Lender’s respective Loan to the extent of the amount so advanced or disbursed (the “Advanced Amount”) bearing interest (including interest at the Default Rate, if applicable) and (ii) the Defaulting Lender shall have no voting rights under this Agreement or any other Loan Documents so long as it is a Defaulting Lender. It is expressly understood and agreed that each of the respective obligations under this Agreement and the other Loan Documents, including advancing Loans, Losses incurred in connection with the Loan, including costs and expenses of enforcement, advancing to preserve the Lien of the Mortgage or to preserve and protect the Properties or any Individual Property, shall be without regard to any adjustment in the proportionate shares occasioned by the acts of a Defaulting Lender. The Special Advance Lender shall be entitled to an amount (the “Unpaid Amount”) equal to the applicable Advanced Amount, plus any unpaid interest due and owing with respect thereto, less any repayments thereof made by the Defaulting Lender immediately upon demand. The Defaulting Lender shall have the right to repurchase the senior participation in its Loan from the Special Advance Lender at any time by the payment of the Unpaid Amount.

(3)A Special Advance Lender shall (i) give notice to the Defaulting Lender, Administrative Agent and each of the other Lenders (provided that failure to deliver said notice to any party other than the Defaulting Lender shall not constitute a default under this Agreement) of the Advanced Amount and the percentage of the Special Advance Lender’s senior participation in the Defaulting Lender’s Loan and (ii) in the event of the repayment of any of the Unpaid Amount by the Defaulting Lender, give notice to the Defaulting Lender and Administrative Agent of the fact that the Unpaid Amount has been repaid (in whole or in part), the amount of such repayment and, if applicable, the revised percentage of the Special Advance Lender’s senior participation. Provided that Administrative Agent has received notice of such participation, Administrative Agent shall have the same obligations to distribute interest, principal and other sums received by Administrative Agent with respect to a Special Advance Lender’s senior participation as Administrative Agent has with respect to the distribution of interest, principal and other sums under this Agreement; and at the time of making any distributions to the Lenders, shall make payments to the Special Advance Lender with respect to a Special Advance Lender’s senior participation in the Defaulting Lender’s Loan out of the Defaulting Lender’s share of any such distributions.

(4)A Defaulting Lender shall immediately pay to a Special Advance Lender all sums of any kind paid to or received by the Defaulting Lender from any Borrower, whether pursuant to the terms of this Agreement or the other Loan Documents or in connection with the realization of the security therefor until the Unpaid Amount is fully repaid. Notwithstanding the fact that the Defaulting Lender may temporarily hold such sums, the Defaulting Lender shall be deemed to hold same as a trustee for the benefit of the Special Advance Lender, it being the express intention of the Lenders that the Special Advance Lender shall have an ownership interest in such sums to the extent of the Unpaid Amount.

(5)Each Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all Losses (including reasonable attorneys’ fees and expenses and interest at the Default Rate) which they may sustain or incur by reason of the Defaulting Lender’s failure or refusal to abide by its obligations under this Agreement or the other Loan Documents, except to the extent a Defaulting Lender became a Defaulting Lender due to the gross negligence or willful misconduct of Administrative Agent and/or any Lender. Administrative Agent shall, after payment of any amounts due to any Special Advance Lender pursuant to the terms of Section 14.11(3), set‑off against any payments due to such Defaulting Lender for the claims of Administrative Agent and the other Lenders pursuant to this indemnity.

Section 14.12    Liability of Administrative Agent. Administrative Agent shall not have any liabilities or responsibilities to any Borrower Party on account of the failure of any Lender (other than Administrative Agent in its capacity as a Lender) or Secured Hedge Bank (other than Administrative Agent in its capacity as a Secured Hedge Bank) to perform its obligations under any Loan Document or to any Lender or Secured Hedge Bank on account of the failure of any Borrower Party to perform its obligations under any Loan Document.

Section 14.13    Secured Hedge Agreements. In connection with any Secured Hedge Agreement executed after the date hereof, the applicable Secured Hedge Bank shall provide notice to Administrative Agent of the same, including a fully executed copy of such Secured Hedge Agreement, within ten (10) Business Days after such execution.

Section 14.14    Transfer of Agency Function. Without the consent of Borrowers, any Lender or any Secured Hedge Bank, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrowers and the Lenders thereof.

Section 14.15    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower Party acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by Arrangers, the Lenders and any Secured Hedge Banks are arm’s‑length commercial transactions between such Borrower Party and its Affiliates, on the one hand, and Arrangers, the Lenders and any Secured Hedge Banks, on the other hand, (ii) such Borrower Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) such Borrower Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each of the Lenders, Secured Hedge Banks and Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower Party or any of its Affiliates, or any other Person and (ii) no Lender, Secured Hedge Bank or Arranger has any obligation to such Borrower Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) each Arranger, Secured Hedge Bank and Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower Party and its Affiliates, and no Arranger, Secured Hedge Bank or Lender has any obligation to disclose any of such interests to such Borrower Party or its Affiliates. To the fullest extent permitted by law, such Borrower Party hereby waives and releases any claims that it may have against each Arranger, each Secured Hedge Bank and each Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Signature Pages Follow]

EXECUTED as of the date first written above.
LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Dennis J. Redpath
Name: Dennis J. Redpath
Title: Senior Vice President

Address for Notices:

US Bank National Association
190 South LaSalle Street
11th Floor, MK-IL-SL11
Chicago, Illinois 60603
Attention: Dennis J. Redpath
Telecopier No.: 312-325-8875
Email: dennis.redpath@usbank.com

Lending Office for Base Rate Loans:

US Bank National Association
1420 5th Avenue, 9th Floor
Seattle, Washington 98101
Attention: Patricia Eells
Telecopier No.: 206-587-7022
Email: patricia.eells@usbank.com

Lending Office for LIBOR Loans:

US Bank National Association
1420 5th Avenue, 9th Floor
Seattle, Washington 98101
Attention: Patricia Eells
Telecopier No.: 206-587-7022
Email: patricia.eells@usbank.com

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Scott Solis
Name: Scott Solis
Title: Senior Vice President

Address for Notices:

Wells Fargo Bank, National Association
1 W 4th Street, 3rd Floor
Winston-Salem, NC 27101-3818
Attention: Angela Brown
Telecopier No.: 866-588-0565
Email: angela.r.brown@wellsfargo.com

Lending Office for Base Rate Loans:

Wells Fargo Bank, National Association
10 South Wacker Drive, Suite 3200
Chicago, IL 60136
Attention: Angela Brown
Telecopier No.: 866-588-0565
Email: angela.r.brown@wellsfargo.com

Lending Office for LIBOR Loans:

Wells Fargo Bank, National Association
10 South Wacker Drive, Suite 3200
Chicago, IL 60136
Attention: Angela Brown
Telecopier No.: 866-588-0565
Email: angela.r.brown@wellsfargo.com

LENDER:

TORONTO DOMINION (TEXAS) LLC

By:	/s/ Rayan Karim
Name: Rayan Karim
Title: Authorized Signatory

Address for Notices:

Toronto Dominion (Texas) LLC
77 King St. W., 25th Floor
TD North Tower
Toronto, ON M5K 1A2
Attention: Ravi Hiremath
Telecopier No.: 416-982-8619
Email: ravi.hiremath@tdsecurities.com

Lending Office for Base Rate Loans:

Toronto Dominion (Texas) LLC
31 W 52nd Street
New York, NY 10019
Attention: Ravi Hiremath
Telecopier No.: 416-982-8619
Email: ravi.hiremath@tdsecurities.com

Lending Office for LIBOR Loans:

Toronto Dominion (Texas) LLC
31 W 52nd Street
New York, NY 10019
Attention: Ravi Hiremath
Telecopier No.: 416-982-8619
Email: ravi.hiremath@tdsecurities.com

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Cheryl Sneor
Name: Cheryl Sneor
Title: Vice President

Address for Notices:

Bank of America, N.A.
100 N. Tryon Street
Charlotte, NC 28255
Attention: Priyanka Singh
Telecopier No.: 214-290-9459
Email: priyanka.singh@bankamerica.com

Lending Office for Base Rate Loans:

Bank of America, N.A.
100 N. Tryon Street
Charlotte, NC 28255
Attention: Priyanka Singh
Telecopier No.: 214-290-9459
Email: priyanka.singh@bankamerica.com

Lending Office for LIBOR Loans:

Bank of America, N.A.
100 N. Tryon Street
Charlotte, NC 28255
Attention: Priyanka Singh
Telecopier No.: 214-290-9459
Email: priyanka.singh@bankamerica.com

LENDER:

THE BANK OF NEW YORK MELLON

By:	/s/ Carol Murray
Name: Carol Murray
Title: Managing Director

Address for Notices:

The Bank of New York Mellon
6023 Airport Rd
Oriskany, NY 13424
Attention: Shannon DuChene
Telecopier No.: 315-765-4783
Email: CBLAS@bnymellon.com

Lending Office for Base Rate Loans:

The Bank of New York Mellon
225 Liberty Street
New York, NY 10286
Attention: Shannon DuChene
Telecopier No.: 315-765-4783
Email: CBLAS@bnymellon.com

Lending Office for LIBOR Loans:

The Bank of New York Mellon
225 Liberty Street
New York, NY 10286
Attention: Shannon DuChene
Telecopier No.: 315-765-4783
Email: CBLAS@bnymellon.com

LENDER:

MUFG UNION BANK, N.A.

By:	/s/ Andrew Agins
Name: Andrew Agins
Title: Vice President

Address for Notices:

MUFG Union Bank, N.A.
3151 East Imperial Highway, 1st Floor
Brea, CA 92821
Attention: Amelida Carreno
Telecopier No.: 949-553-7123
Email: amelida.carreno@unionbank.com

Lending Office for Base Rate Loans:

MUFG Union Bank, N.A.
1980 Saturn Street, V01-120
Monterey Park, CA 91755
Attention: Daniel Camacho
Telecopier No.: 323-724-6198 or 800-446-9951
Email: #clo_synd@unionbank.com

Lending Office for LIBOR Loans:

MUFG Union Bank, N.A.
1980 Saturn Street, V01-120
Monterey Park, CA 91755
Attention: Daniel Camacho
Telecopier No.: 323-724-6198 or 800-446-9951
Email: #clo_synd@unionbank.com

LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Joel Dalson
Name: Joel Dalson
Title: Senior Vice President

Address for Notices:

PNC Bank, National Association
500 First Avenue
Pittsburgh, PA 15219
Attention: Charles Cyphert
Telecopier No.: 888-614-9134
Email: charles.cyphert@pnc.com

Lending Office for Base Rate Loans:

PNC Bank, National Association
300 Fifth Avenue
Pittsburgh, PA 15222
Attention: Charles Cyphert
Telecopier No.: 888-614-9134
Email: charles.cyphert@pnc.com

Lending Office for LIBOR Loans:

PNC Bank, National Association
300 Fifth Avenue
Pittsburgh, PA 15222
Attention: Charles Cyphert
Telecopier No.: 888-614-9134
Email: charles.cyphert@pnc.com

LENDER:

AAREAL CAPITAL CORPORATION

By:	/s/ Asish Thallur
Name: Asish Thallur
Title: Director

Address for Notices:

Aareal Bank AG, Paulinenstrasse 1565189
Wiesbaden, German
Attention: Annette Haas
Telecopier No.: +49 611 348 71805
Email: SYS2@Aareal-bank.com

with a copy to:

Aareal Capital Corporation
250 Park Avenue, Suite 820
New York, NY 10177
Attention: Irene Glazer
Telecopier No.: 917-322-0290
Email: IGlazer@aareal-capital.com

Lending Office for Base Rate Loans:

Aareal Capital Corporation
250 Park Avenue, Suite 820
New York, NY 10177
Attention: Annette Haas
Telecopier No.: +49 611 348 71805
Email: SYS2@Aareal-bank.com

Lending Office for LIBOR Loans:

Aareal Capital Corporation
250 Park Avenue, Suite 820
New York, NY 10177
Attention: Annette Haas
Telecopier No.: +49 611 348 71805
Email: SYS2@Aareal-bank.com

LENDER:

GOLDMAN SACHS BANK USA

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

Address for Notices:

Goldman, Sachs & Co.
30 Hudson Street, 4th Floor
Jersey City, NJ 07302
Attention: Operations Contact
Telecopier No.: 917-977-3966
Email: N/A

Lending Office for Base Rate Loans:

Goldman, Sachs & Co.
30 Hudson Street, 4th Floor
Jersey City, NJ 07302
Attention: Thierry C. LeJouan
Telecopier No.: 917-977-3966
Email: gsd.link@gs.com

Lending Office for LIBOR Loans:

Goldman, Sachs & Co.
30 Hudson Street, 4th Floor
Jersey City, NJ 07302
Attention: Thierry C. LeJouan
Telecopier No.: 917-977-3966
Email: gsd.link@gs.com

LENDER:

MORGAN STANLEY BANK, N.A.

By:	/s/ Cynthia Eckes
Name: Cynthia Eckes
Title: Authorized Signatory

Address for Notices:

Morgan Stanley Bank, N.A.
1585 Broadway
New York, NY 10036
Attention: Steve Holmes
Telecopier No.:
Email: Stephen.Holmes@morganstanley.com

Lending Office for Base Rate Loans:

Morgan Stanley Bank, N.A.
1585 Broadway
New York, NY 10036
Attention: Steve Holmes
Telecopier No.:
Email: Stephen.Holmes@morganstanley.com

Lending Office for LIBOR Loans:

Morgan Stanley Bank, N.A.
1585 Broadway
New York, NY 10036
Attention: Steve Holmes
Telecopier No.:
Email: Stephen.Holmes@morganstanley.com

LENDER:

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Steve McGuire
Name: Steve McGuire
Title: Vice President

Address for Notices:

M&T Bank
One Fountain Plaza, 2nd Floor
Buffalo, NY 14203
Attention: Michele Clark
Telecopier No.: 1-888-285-5880
Email: particpations@mtb.com

Lending Office for Base Rate Loans:

M&T Bank
25 S. Charles Street, 17th Floor
Baltimore, MD 21201
Attention: Michele Clark
Telecopier No.: 1-888-285-5880
Email: particpations@mtb.com

Lending Office for LIBOR Loans:

M&T Bank
25 S. Charles Street, 17th Floor
Baltimore, MD 21201
Attention: Michele Clark
Telecopier No.: 1-888-285-5880
Email: particpations@mtb.com

LENDER:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Dominique Fournier
Name: Dominique Fournier
Title: Managing Director

By:	/s/ Adam Jenner
Name: Adam Jenner
Title: Director

Address for Notices:

Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention: Satej Parab
Telecopier No.: 917-849-6335
Email: GELOPUSLoanOps@ca-cib.com

Lending Office for Base Rate Loans:

Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention: Satej Parab
Telecopier No.: 917-849-6335
Email: GELOPUSLoanOps@ca-cib.com

Lending Office for LIBOR Loans:

Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention: Satej Parab
Telecopier No.: 917-849-6335
Email: GELOPUSLoanOps@ca-cib.com

LENDER:

ASSOCIATED BANK, N.A.

By:	/s/ Gregory A. Conner
Name: Gregory A. Conner
Title: Senior Vice President

Address for Notices:

Associated Bank, N.A.
2870 Holmgren Way
Green Bay, WI 54304
Attention: Julie Nelson
Telecopier No.: 920-327-6453
Email: julie.nelson@associatedbank.com

Lending Office for Base Rate Loans:

Associated Bank, N.A.
2870 Holmgren Way
Green Bay, WI 54304
Attention: Julie Nelson
Telecopier No.: 920-327-6453
Email: julie.nelson@associatedbank.com

Lending Office for LIBOR Loans:

Associated Bank, N.A.
2870 Holmgren Way
Green Bay, WI 54304
Attention: Julie Nelson
Telecopier No.: 920-327-6453
Email: julie.nelson@associatedbank.com

LENDER:

CITIZENS BANK, N.A.

By:	/s/ Kerri Colwell
Name: Kerri Colwell
Title: Senior Vice President

Address for Notices:

Citizens Bank, N.A.
20 Cabot Road
Medford, MA 02155
Attention: Dakota Hodgdon
Telecopier No.: 855-457-7554
Email: CLOoperations@citizensbank.com

Lending Office for Base Rate Loans:

Citizens Bank, N.A.
1215 Superior Avenue
Cleveland, OH 44114
Attention: Dakota Hodgdon
Telecopier No.: 855-457-7554
Email: CLOoperations@citizensbank.com

Lending Office for LIBOR Loans:

Citizens Bank, N.A.
1215 Superior Avenue
Cleveland, OH 44114
Attention: Dakota Hodgdon
Telecopier No.: 855-457-7554
Email: CLOoperations@citizensbank.com

LENDER:

CITIBANK, N.A.

By:	/s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

Address for Notices:

Citibank, N.A.
1615 Brett Rd. Bldg.III
New Castle, DE 19720
Attention: Vijay Tamada
Telecopier No.:
Email: GLOriginationOps@citigroup.com

Lending Office for Base Rate Loans:

Citibank, N.A.
1615 Brett Rd. Bldg.III
New Castle, DE 19720
Attention: Vijay Tamada
Telecopier No.:
Email: GLOriginationOps@citigroup.com

Lending Office for LIBOR Loans:

Citibank, N.A.
1615 Brett Rd. Bldg.III
New Castle, DE 19720
Attention: Vijay Tamada
Telecopier No.:
Email: GLOriginationOps@citigroup.com

BORROWERS:

COLUMBIANA CENTRE, LLC
FALLEN TIMBERS SHOPS, LLC
GRAND TETON MALL, LLC
MAYFAIR MALL, LLC
MONDAWMIN BUSINESS TRUST
NORTH TOWN MALL, LLC
OAKWOOD HILLS MALL, LLC
OAKWOOD SHOPPING CENTER, LLC
PIONEER PLACE, LLC
PDC-EASTRIDGE MALL L.L.C.
PDC-RED CLIFFS MALL L.L.C.
RED CLIFFS PLAZA LLC
RIVER HILLS MALL, LLC
SOONER FASHION MALL L.L.C.
SOUTHWEST DENVER LAND L.L.C.
SOUTHWEST PLAZA L.L.C.
BRASS MILL CENTER MALL, LLC

By:	/s/ Marvin J. Levine
Name: Marvin J. Levine
Title: Authorize Signatory,
on behalf of each of the entities listed above

c/o General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois 60606
Attention: Chief Financial Officer
Email: loancompliance@ggp.com
Telecopier No.: (312) 960-5463

With a copy to:

c/o General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois 60606
Attention: Chief Legal Officer
Email: legalfinance@ggp.com
Telecopier No.: (312) 960-5485

ADMINISTRATIVE AGENT:

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Dennis J. Redpath
Name: Dennis J. Redpat
Title: Senior Vice President

Address for Notices:
US Bank National Association
190 South LaSalle Street, 11th Floor
MK-IL-SL11
Chicago, Illinois 60603
Attention: Dennis J. Redpath
Telecopier No.: 312-325-8875
Email: dennis.redpath@usbank.com

and

Shearman & Sterling LLP
559 Lexington Avenue
New York, New York 10022
Attention: Malcolm K. Montgomery
Telecopier No.: (646) 848-7587
Email: mmontgomery@shearman.com

JOINT LEAD ARRANGER
AND BOOKRUNNER:

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Dennis J. Redpath
Name: Dennis J. Redpath
Title: Senior Vice President

Address for Notices:
US Bank National Association
190 South LaSalle Street, 11th Floor
MK-IL-SL11
Chicago, Illinois 60603
Attention: Dennis J. Redpath
Email: dennis.redpath@usbank.com
Telecopier No.: 312-325-8875

JOINT LEAD ARRANGER
AND BOOKRUNNER:

WELLS FARGO SECURITIES, LLC

By:	/s/ Brendan M. Poe
Name: Brendan M. Poe
Title: Director

Address for Notices:
Wells Fargo Securities, LLC
1 W 4th Street, 3rd Floor
Winston-Salem, NC 27101-2818

Attention: Angela Brown
Email: angela.r.brown@wellsfargo.com
Telecopier No.: 866-588-0565